Filed Pursuant to Rule 424(b)(3)

Registration No. 333-175144

PROSPECTUS

$75,000,000

 MINISTRY PARTNERS INVESTMENT COMPANY, LLC

Class A Notes Promissory Notes

We are offering our Class A Notes in three Series: the Fixed Series, the Flex Series and the Variable Series in several Categories, each of which has a minimum required investment. The Class A Notes, which we sometimes refer to as the “Notes”, are our unsecured and unsubordinated obligations and, except as described below, will rank equal in right of payment with our existing and future unsecured creditors. Each Note Series bears interest at a rate equal to the sum of the Spread for the respective Series Category plus the applicable Index rate. The Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months. The Flex Series Notes have a maturity of 84 months. All Variable Series Notes have a maturity of 72 months. Unless otherwise indicated, the words “we”, “us”, “our” or the “Company” refer to Ministry Partners Investment Company, LLC, together with three wholly owned subsidiaries.

We are offering the Notes on a best efforts basis through our Selling Group comprised of Kendrick Pierce & Company Securities, Inc. (the “Managing Broker” or “Kendrick Pierce”), our subsidiary, Ministry Partners Securities, LLC (“MP Securities”) and possibly other selected FINRA member broker-dealers (the “Participating Brokers”).

INVESTING IN THE CLASS A NOTES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 15. THERE WILL BE NO PUBLIC MARKET FOR THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

	Offering Price	Maximum Commissions(1)	Proceeds to the Company(2)(3)
Minimum Purchase	$1,000	$55.00	$945.00
Total	$75,000,000	$4,125,000	$70,875,000

(1)	The gross selling commissions we pay vary from 0.75% to 5.50% depending on the Series and Category of the Note sold. See “Plan of Distribution– Underwriting Compensation We Will Pay”.

(2)	Amount does not include up to estimated $181,708 of additional costs we expect to incur in connection with the Offering (“Organization and Offering Expenses”), which include up to $25,000 accountable due diligence costs reimbursements to the Managing Broker which are contingent upon detailed and itemized invoices (the “Accountable $25,000 Managing Broker Reimbursement”) and our legal and accounting fees, registration, filing and blue sky fees, and printing costs. See “Estimated Use of Proceeds” on page 32.

(3)	Does not include: (i) up to an estimated $495,598 in additional costs which are deemed “underwriting compensation” by the Financial Industry Regulatory Authority (“FINRA”) under the FINRA rules (see “Plan of Distribution– Underwriting Compensation We Will Pay” on page 110); and (ii) up to an estimated $307,792 in additional expenses we will incur which could be deemed issuer organization and offering costs by FINRA under the FINRA rules (see “Estimated Use of Proceeds” on page 32).

We are owned by certain state and federal chartered credit unions. The Notes and other securities we offer are not deposits of, obligations of, or guaranteed by any of these credit unions. They are not insured or guaranteed by the National Credit Union Share Insurance Fund (“NCUSIF”), the Federal Deposit Insurance Corporation (“FDIC”), or any other government agency or private insurer. These products involve investment risk, including possible loss of principal.

The current Rate Schedule and any other supplements to this Prospectus are placed inside this front cover.

The date of this Prospectus is October 15, 2012

KENDRICK PIERCE & COMPANY SECURITIES, INC.

Ministry Partners Securities, LLC

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Regulation	49
Patents, Trademarks and Licensing	51
Certain Legal Aspects of Our Mortgage Loan Investments	52

OUR MORTGAGE LOAN BUSINESS	53
Lending Activities	53
Our Mortgage Loan Investment Standards	55
Our Loan Investment Portfolio	58
Sale of Loan Participation Interests	61
Performance and Monitoring of Our Loan Portfolio	61
Allowance for Loan Losses	64

MANAGERS AND EXECUTIVE OFFICERS	68
Our Board of Managers	71
Our Board Chairman	72
Code of Ethics	72
Audit Committee	72
Audit Committee Financial Expert	72
Board Committees	72
Manager Compensation	72
Indemnification of Our Managers and Officers	72

EXECUTIVE COMPENSATION	73

DESCRIPTION OF OUR MEMBERSHIP INTERESTS AND CHARTER DOCUMENTS	74
Our Authorized Membership Interests	74
Our Class A Units	74
Our Series A Units	74
Our Charter Documents	75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	76

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	78
Safe Harbor Cautionary Statement	78
Overview	79
Significant Accounting Estimates and Critical Accounting Policies	80
Consolidated Results of Operations	82
Three Months Ended June 30, 2012 vs. Three Months Ended June 30, 2011	82
Six Months Ended June 30, 2012 vs. Six Months Ended June 30, 2011	83
The Years Ended December 31, 2011 and December 31, 2010	84
Financial Condition	85
Our Goals to Improve Our Financial Condition	91
Net Interest Income and Net Interest Margin	95
Credit Quality and Allowance for Loan Losses	99
Liquidity and Capital Resources	101
Our Material Debt Covenants	105

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	106
Transactions with ECCU	106
Other Related Party Transactions	107

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	108
Taxation of Interest	108
Disposition, Redemption or Repurchase for Cash	109

LEGAL PROCEEDINGS	109

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PLAN OF DISTRIBUTION	109
General	109
Underwriting Compensation We Will Pay	110
Other Costs We Will Incur in Connection with the Offering	112
Indemnification	112
Conflict of Interest	112
Sales to IRAs	113

HOW TO PURCHASE A NOTE	114

LEGAL MATTERS	114

EXPERTS	115

WHERE YOU CAN FIND MORE INFORMATION	115

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA	F-1

EXHIBIT A - Form of Trust Indenture	A-1

EXHIBIT B - Form of Fixed Series Class A Note	B-1

EXHIBIT C - Form of Flex Series Class A Note	C-1

EXHIBIT D - Form of Variable Series Class A Note	D-1

EXHIBIT E -
Retail Purchase Application	E-1
Commercial Purchase Application	E-2

____________________________________________

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY NOTES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE NOTES.

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INTRODUCTION

We have prepared this prospectus so that you will have the information necessary to make your investment decision. Please read this prospectus carefully. It describes the Notes, the risks involved in investing in the Notes, our company and our business, and our financial condition.

FREQUENTLY ASKED QUESTIONS ABOUT THE NOTES

Q:	Where can I find any definitions of the terms you use in this prospectus?

A:	Unless otherwise defined in this prospectus, or unless the context in which the term is used requires a different meaning, certain terms used in this prospectus, whether capitalized or used in the lower case, have the meanings set forth in the Definitions section of the Indenture, which is included as Exhibit A to this prospectus.

Q:	Who are you?

A:	We are Ministry Partners Investment Company, LLC, a California limited liability company. We were established in 1991 as a credit union service organization to provide funding for secured loans to churches and ministry organizations. Our loans are secured by churches and church and ministry related properties.

Q:	How would my interest rate on an investment in a Fixed Series Note be determined?

A:	Suppose you purchase a Fixed Series, Category Fixed 25 Note with a 24-month maturity when the Swap Index for 24-month obligations was 2.30% and our Fixed Spread for Category Fixed 25 is 2.05%. Then the interest rate payable on your Category Fixed 25, Fixed Series Note would be the stated Index plus the applicable Spread, or 4.35%.

Q:	How would my interest rate on an investment in a Flex Series Note be determined?

A:	Suppose you purchase a Flex Series, Category Flex 25 Note (all Flex Series Notes have an 84-month maturity) when the Swap Index for 48-month obligations was 2.75% and our Flex Spread for Category Flex 25 is 2.30%. Then the interest rate payable on your Category Flex 25, Flex Series Note would be the stated Index plus the Applicable Spread, or 5.05%. You may elect to reset the interest rate on a Flex Series Note, within stated limits, once during each 12-month period following the first anniversary of its issuance date.

Q:	What are the specified limits on interest rate adjustments on a Flex Note?

A:	The adjusted interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

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Q:	What is the Swap Index?

A:	The Swap Index is the then current 7-day average Swap interest rate reported by the Federal Reserve Board for Swaps having the term corresponding to the term of the Fixed or Flex Note you purchase.

Q:	How would my investment in a Variable Series Note work?

A:	If you purchase a Variable Series Note for $78,000, you will receive a Variable 50 Note which will bear interest at a variable rate equal to 0.40% + the Variable Index then in effect. The interest rate on your Variable 50 Note will be adjusted monthly based on the Variable Index in effect on each adjustment date. Your Variable 50 Note will have a maturity of 72 months. However, we will repay all or part of your Variable 50 Note at your request at any time after your Note has been outstanding with an unpaid principal balance of $10,000 or more.

Q:	What is the Variable Index?

A:	The Variable Index is the then current interest rate reported by the Wall Street Journal for 3-month LIBOR rate.

Q:	What is the Fixed Spread?

A:	The difference or “spread” between the applicable Index rate and the interest rate we agree to pay you on the Note you purchase is the fixed spread (the “Fixed Spread”). The applicable Fixed Spread is different for each Series and Category of Note.

Q:	Can you change the Fixed Spread on my Note after I buy it?

A:	No, not without your written consent.

Q:	How often do you pay interest?

A:	Interest is accrued on your Note monthly. You may choose to have interest that accrues on your Note paid monthly, quarterly, semi-annually or annually. You may also choose to elect to have payment of interest on your Note deferred and added to the principal of your Note (the “Interest Deferral Election”). Unless you specify otherwise, we will pay accrued interest on your Note monthly.

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Q:	Can I require you to cash in my Note before it is due?

A:	You can require us to prepay your Variable Series Note, subject to certain restrictions. You cannot require us to pay a Fixed Note before it is due. You can, after you have owned a Flex Note at least 12 months, require us to pay up to 10% of the balance of your Flex Note during any succeeding 12-month period. Also, in the event of an emergency, you can otherwise request early payment of all or a portion of a Fixed Note or Flex Note as explained in the following question and answer.

Q:	What if I have an emergency and I need to cash in my Note?

A:	You can request that we voluntarily prepay your Note in whole or in part. We may in our sole discretion do so, but we are not contractually obligated to grant your request for prepayment. Our current policy is to grant a reasonable request by reason of a bona fide hardship, subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Note, we may deduct from the amount we prepay an administrative charge of an amount equal to 3 months’ interest.

Q:	Do you have the right to prepay my Note?

A:	Yes, we can prepay or redeem any Note by giving you at least 30 days written notice of the redemption date. On the date of redemption, we must pay you accurate principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your note early.

Q:	What is your obligation to pay my Note?

A:	Your Note is equal in right to payment with our other unsecured creditors. Your Note is unsecured and is not guaranteed by any of our Managers, Members or any other person.

Q:	Does any Series or Category of the Notes have priority as to payment over any other Series or Category?

A:	The Class A Notes and our other unsecured debt obligations are equal in right to payment of principal and interest. We sometimes refer to this equal priority as a Note being in “pari passu” with the other Class A Notes. We do plan to issue up to $200 million of our secured notes (which we refer to as the “Secured Notes”) over the following two years. These Secured Notes would be secured by our Mortgage Loans and, to the extent of such collateral, would be superior in right to payment over the Class A Notes and our other unsecured debt.

Q:	Who is responsible for making payments of principal and interest on the Notes?

A:	We act as paying agent for the Notes. We must certify to the Trustee that we are current on all payments then due on each outstanding note.

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Q:	How will you use the cash from my investment in the Notes?

A:	We plan to use the proceeds from your investment to invest in secured loans to churches and ministry organizations. These secured loans, which we refer to as “Mortgage Loans,” may be loans secured by deeds of trusts, Mortgage Loans or mortgage bonds. These Mortgage Loans finance acquisition, development and/or maintenance of churches or ministry related properties. We provide the needed funding to see church projects to completion, whether it’s a new worship center, ministry headquarters or additional classrooms. If we need to, we may also use some of these proceeds to pay our operational expenses, and to pay interest and principal on our outstanding debt.

Q:	How have the recent recession and its lingering effects on the financial and real estate markets affected your business?

A:	Because we do not invest in subprime loans, the collapse of the subprime loan market did not directly affect our business. However, the subsequent crises in the financial and real estate markets and the continuing disruptive conditions that followed affect our business in a number of ways. We are experiencing increased delinquency rates on our Mortgage Loans as these continuing adverse economic conditions adversely impact our church and ministry borrowers, whose financial resources are particularly impacted by unemployment rates among their congregation and members. At June 30, 2012, and at December 31, 2011, our Mortgage Loan Delinquency rates were 2.11% and 7.46%, respectively. During the six months ended June 30, 2012, our Mortgage Loan delinquency rates ranged from 2.11% to 8.74% and during 2011 they ranged from 5.67% to 9.38%. Also, we had to delay indefinitely our planned financing through securitized debt offerings through our subsidiary, Ministry Partners Funding, LLC (“MPF”), because of the collapse of the securitized assets market. Our inability to sell bonds or other mortgage backed securities secured by the mortgages we purchased through our warehouse credit lines has forced us to modify and repay those loans from other sources, primarily by selling loans to financial institutions. We believe we are reacting positively to these challenges and we believe we have adopted strategies which will allow us to continue to successfully meet these challenges. However, there is no assurance that we will continue to be able to do so or that we will not face new or different challenges if these adverse economic conditions continue.

Q:	Why is there an Indenture?

A:	We require you execute the Indenture in order to:

•	establish the common terms and conditions for the Notes and a means by which the holders can act in an organized manner;

•	provide for the appointment of an independent Trustee and allow us to deal with a single representative of the holders with respect to matters addressed in the Indenture, including in the event of our default; and

•	authorize the Trustee to monitor our compliance with the Indenture, to give timely notices to the holders, and to act for the holders in the event of a default and in regard to other matters.

As required by U.S. federal law, the Notes are governed by the Indenture. The Indenture constitutes an “indenture” under the Trust and Indenture Act of 1939. An Indenture is a contract between us, you as holders and the Trustee, who is appointed to serve under and pursuant to the Indenture.

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Q:	Do I have to abide by the terms of the Indenture?

A:	Yes. Your note is issued pursuant to the terms of the Indenture and your note is subject to its terms and conditions.

Q:	What is the Trust and Indenture Act of 1939?

A:	The Trust and Indenture Act of 1939, or as we refer to it, the 1939 Act, provides that unless exempt, Notes sold to the public in a registered offering must be governed by a trust Indenture, as defined, and the Notes must be registered by the issuer under the 1939 Act. The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefiting the debt holders. We have registered the Notes under the 1939 Act.

Q:	Can you modify or amend the Indenture without the consent of the holders?

A:	Yes, but only in limited circumstances. We may amend or modify the Indenture with the Trustee without the consent of the holders to, among other things, add covenants or new events of default for the protection of the holders; evidence the assumption by a successor trustee under the Indenture; cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the holders of any Series of the outstanding Notes; and establish the form and terms of the Notes issued under the Indenture.

Except in these limited circumstances, we and the Trustee must have the consent of the holders of not less than a majority in interest of the Notes of each Series and Category then outstanding and affected by the amendment.

Q:	What promises do you make to the holders under the Indenture?

A:	Under the Indenture, we promise or “covenant” to do, among other things, the following:

•	Make timely interest and principal payments on the Notes;

•	Maintain a specified minimum net worth;

•	Not issue certain kinds of additional debt beyond specified limits;

•	Not to pay certain dividends and other distributions to our Members;

•	Not issue unsecured debt that is senior to the Class A Notes; and

•	Timely make principal and interest payments on the Notes and on our other debt, even if it is junior to the Notes.

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Q:	Who is the Trustee under the Indenture?

A:	The Trustee is US Bank, a federally chartered trust company with fiduciary powers in 50 states. US Bank offers comprehensive financial services, including asset management.

Q:	What does the Trustee do?

A:	The Trustee has two main roles under the Indenture:

•	The Trustee performs certain administrative duties for us and you, such as sending you notices; and

•	The Trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

Q:	Who pays the Trustee?

A:	Under the Indenture, we agree to pay, and the Trustee agrees to look only to us for payment, all of the fees, expenses and expense reimbursements payable to the Trustee under the Indenture.

Q:	What recourse do the holders have in the event of a default?

A:	In the event of a default, a majority in interest of the holders may accelerate the Notes, i.e., declare their unpaid principal of the Notes plus any accrued but unpaid interest thereon immediately due and payable. They can then instruct the Trustee to take action to collect the amount declared payable.

Q:	What is an event of default?

A:	An event of default is an event defined in the Indenture, which if not timely cured, allows you to take action against us for immediate and full payment of your note. Events of default include:

•	Our failure to timely pay interest or principal on your note;

•	Our filing of bankruptcy;

•	Our breach of any of our covenants in the Indenture.

Q:	Does the Trustee have the right to waive any default on behalf of the holders?

A:	Yes, but only with the consent or approval of a majority in interest of each Series and Category of note affected by the default.

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Q:	How can the holders direct the Trustee to act?

A:	The holders of a majority of the outstanding principal amount of the Notes (a majority in interest) can direct the Trustee to act on behalf of the holders.

Q:	What liability does the Trustee have to the holders?

A:	The Trustee is charged to conduct itself in a manner consistent with a reasonably prudent person in taking actions directed by the holders. However, the Trustee disclaims any responsibility with respect to the form of a note or the enforceability of the Notes or the Indenture.

Q:	What reports are you required to provide the Trustee?

A:	The Indenture requires us to provide the Trustee the following reports.

•	We must provide the Trustee a list of the names and addresses of the current owners of record of the Notes quarterly.

•	We must annually provide the Trustee with a certified statement that we have fulfilled all of our obligations under the Indenture with respect to each Series and Category of Notes for the preceding year.

•	We are required to provide the Trustee with a copy of each report we send to the holders.

•	We are required to provide the Trustee with a copy of each current quarterly and annual report we file with the SEC under the 1934 Act.

Q:	For whom might an investment in our Notes be appropriate?

A:	An investment in our Notes may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to receive current income and to diversify your personal portfolio with an investment in a Note. An investment in our Notes has limited liquidity and therefore is not appropriate if you may require liquidity before maturity of your Note.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in our Notes will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”).

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Q:	How can I purchase a Note?

A:	If you choose to purchase a Note in this offering, in addition to reading this prospectus, you will need to complete and sign an applicable Purchase Application in the form attached as Exhibit E to this prospectus, for the Note or Notes and pay for the total Notes purchased at the time you subscribe. After you become an owner of a Class A Note (a “Noteholder”), you may purchase additional Notes by completing and signing an additional Purchase Application.

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SUITABILITY STANDARDS

An investment in our Notes is only suitable for persons who have adequate financial means and desire an investment in unsecured debt obligations for a term of 12 to 84 months, depending on the maturity of the Note they select. In addition, an investment has limited liquidity, which means that it may be difficult for you to sell your Note. Persons who may require liquidity prior to the maturity of their Note or seek a guaranteed stream of income should not invest in our Notes.

In consideration of these factors, we have established minimum suitability standards for purchasers of Notes. These minimum suitability standards require that a purchaser of Notes satisfy the following:

If you are a natural person (an individual):

•	You may invest up to ten percent (10%) of your net worth in the Notes only if you have either (i) a minimum annual gross income of at least $40,000 and a net worth of $40,000; or (ii) a net worth of at least $70,000.

•	You may invest up to twenty percent (20%) of your net worth in the Notes only if you have either (i) a minimum annual gross income of at least $70,000 and a net worth of $70,000; or (ii) a net worth of at least $250,000.

If you are a non-natural person (such as a church, school, parachurch ministry, corporation, or trust):

•	You may invest up to ten percent (10%) of your liquid assets in Notes only if you have liquid assets of at least $50,000; or if you have total gross assets of at least $500,000.

•	You may invest up to twenty percent (20%) of your liquid assets in Notes only if you have liquid assets of at least $100,000; or if you have total gross assets of at least $1,000,000.

In the case of sales to fiduciary accounts, the suitability standards must be met by either the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the Notes, or by the beneficiary of the account.

We and the Managing Broker are responsible for determining if the Note purchasers meet these minimum suitability standards for investing in our Notes. In making this determination, we and the Managing Broker will rely on the Participating Brokers and information provided by prospective Note purchasers. In addition to the minimum suitability standards described above, we and each Participating Broker, authorized representative or any other person selling Notes on our behalf, are required to make every reasonable effort to determine that the purchase of Notes is a suitable and appropriate investment for each Note purchaser.

In making this determination, your Participating Broker, authorized representative or other person selling Notes on our behalf will, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, consider whether you:

•	meet the minimum income and net worth standards established by your state;

•	can reasonably benefit from an investment in our Notes based on your overall investment objectives and portfolio structure;

•	are able to bear economic risk of the investment based on your overall financial situation; and

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•	have an apparent understanding of:

-	the fundamental risks of an investment in the Note you purchase;

-	the risk that you may lose your entire investment in your Note;

-	the lack of liquidity of the Note you purchase;

-	any restrictions on transferability of the Notes; and

-	the tax, including ERISA, consequences of an investment in our Notes.

Such persons must maintain records for at least six years of the information used to determine that an investment in the Notes is suitable and appropriate for each investor.

Restriction Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Notes offered by this prospectus may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 ― Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Expert Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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PROSPECTUS SUMMARY

The following summary highlights selected information we have included in this prospectus. It does not contain all of the information that may be important to you. More detailed information about the Notes, the Indenture, our business, and our operating data is contained elsewhere in this prospectus. See also the “Frequently Asked Questions About The Notes” section immediately preceding this summary. This section does not contain all of the information that is important to your decision whether to invest in the Notes. We encourage you to read this prospectus, including the section entitled “Risk Factors” and the financial statements and Notes to the financial statements starting at page F-1 of this prospectus in their entirety before making an investment decision.

About Our Company

We are a California limited liability company. Our principal executive offices are located at 915 West Imperial Highway, Suite 120, Brea, California, 92821 and our telephone number is 800-753-6742. Our website is located at www.ministrypartners.org. The information on our website is not part of this prospectus.

We are in the business of making and investing in loans made to evangelical Christian churches, ministries and related organizations. Our loan investments are generally secured by a first lien on church properties and/or ministry related properties. We use the proceeds from the sale of the Notes and our other borrowings to fund our Mortgage Loan investments. We may, from time to time, use proceeds from the sale of the Notes to repay outstanding Notes and/or other borrowings. We refer to the Notes and other Notes we sell to investors as our debt securities.

The Offering	This offering (the “Offering”) is for a total of $75,000,000 of our Class A Notes.

The Notes may be purchased in one or more of the following Series:

•	Fixed Series, which pay interest at a fixed rate depending on the Category and maturity of Fixed Series Note purchased.

•	Flex Series, which will pay interest at a fixed rate depending on the Category and maturity of Flex Series Note purchased. As an owner of a Flex Series Note, you have a one-time option to reset the interest rate to the current rate offered during each 12-month period following the first anniversary of the date you purchased the Flex Note.

•	Variable Series, which pay at a variable rate of interest adjusted monthly depending on the Category purchased.

At June 30, 2012, we had cumulatively sold approximately $108.2 million of the $200 million of Class A Notes authorized under the Indenture and $46.2 million of these Notes were outstanding.

The Fixed Series Notes	The Fixed Series Notes are offered in the following six Categories with each requiring the specified minimum purchase. The Fixed Series Notes are offered with a term (or maturity) of 12, 18, 24, 30, 36, 42, 48, 54, or 60 months.

The Fixed Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Fixed Spread for its respective Category as set forth below.

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		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.85%	1.95%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.90%	2.00%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.95%	2.05%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	2.00%	2.10%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.05%	2.15%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.10%	2.20%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Flex Series Notes	The Flex Series Notes are offered in four Categories, each requiring a specified minimum purchase. All Flex Series Notes have a maturity of 84 months. However, upon your request at any time after the first anniversary date of your Note, we will prepay up to 10% of your Note once during any 12-month period. This right is not cumulative.

The Flex Notes pay a fixed rate of interest equal to the sum of the Swap Index plus the amount of the Flex Spread for the respective Category as set forth below.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

Flex Series Notes offer the investor an option to reset the interest rate on the Note upon request once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes, with certain limitations. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% over the term of the Flex Note.

The Variable Series Notes	The Variable Series Notes are offered in five Categories, each requiring a specified minimum purchase. All Variable Series Notes have a maturity of 72 months. However, we will, upon your request, prepay your Note without penalty, in whole or in part, provided your Note has had an unpaid principal balance of at least $10,000 during the preceding 90 days.

The Variable Series Notes pay interest which is adjusted monthly to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category as set forth below.

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Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Indexes	The interest rates we pay in the Fixed Series Notes and the Flex Series Notes are determined in reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. As described under “Description of the Notes – The Indexes,” the Swap Index is determined by the weekly average Swap rate reported by the Federal Reserve Board, who we refer to as the “Fed”. The Variable Index is equal to the 3-month LIBOR rate. The 3-month LIBOR rate is the London Interbank Offered Rate (“LIBOR”) interest rate for three-month obligations.

Note Terms in General	Certain common terms of the Class A Notes are summarized below:

Manner of Interest Payments	Interest is accrued on your Note monthly. You may choose to have interest that accrues on your Note paid monthly, quarterly, semi-annually or annually. You may also make the Interest Deferral Election whereby interest on your Note will be deferred and added to the principal balance of your Note. Unless you specify otherwise, we will pay accrued interest on your Note monthly. The interest rate paid for a partial month is adjusted according to the number of days the Note was outstanding. You may change the way interest is paid on your Note by written notice to us.

Your Interest Compounded Option	At any time, you can direct us to retain all interest payable on your Note and pay you interest on such interest at the same rate payable on the principal of the Note. This allows you to earn interest on your interest (i.e., you earn compound interest).

Rank of the Notes	Our payment of the Class A Notes is not secured or guaranteed. The Notes are generally equal in priority of right to payment with our other existing and future unsecured debt obligations.

You May Request Prepayment	You may, by reason of hardship, request at any time that we prepay all or any portion of your Note prior to its maturity. We may grant the request in our sole discretion. If granted, we will pay the unpaid balance of the Note, less an administrative charge not exceeding 3 months interest payable on the Note.

Our Right to Prepay Notes	We reserve the right to prepay a Note at our election at any time upon not less than 30 days nor more than 60 days’ prior written notice.

Indenture	We issue the Notes under the Trust Indenture between us and U.S. Bank National Association (“US Bank”), whom we refer to as the Trustee. We refer to this agreement as the “Indenture”. The Notes are part of up to $200 million of Class A Notes we may issue pursuant to the Indenture, of which $108.2 million has been issued .

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Protective Promises	Under the Indenture, we agree that we will:

—	maintain a tangible adjusted net worth of at least $4.0 million;
—	not incur additional Indebtedness, as defined, unless our resulting fixed charge coverage ratio remains at least 1.2 to 1.0;
—	limit our other Indebtedness, as defined, to not more than $20.0 million;
—	not enter into certain transactions with our Affiliates;
—	not consummate certain consolidations, mergers or sales of our assets, unless we are the entity surviving the transaction or the entity surviving the transaction assumes our obligations under the Notes; and
—	not make distributions to our Members except under specified conditions.

We are in compliance with each of these promises.

Events of Default	If an event of default occurs, the Trustee, acting on the direction of a majority in interest of the holders, will accelerate payment of the Notes in full. An event of default includes the following:

—	our failure to make a required payment on a Note within 30 days after it is due;
—	our failure to observe or perform any of the covenants or agreements under the Notes or the Indenture, unless cured in a timely manner; or
—	our uncured default under the terms of any of our other indebtedness, which default is caused by our failure to pay principal or interest or results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

Our Other Debt Securities	Since our inception, we have issued various debt securities to investors. At June 30, 2012, we had a total of $59.1 million of investor debt securities outstanding, including $46.2 million of the Class A Notes. All of these debt securities are unsecured and are pari passu with the Class A Notes in right of payment. We intend to issue additional classes of unsecured investor debt obligations over the next 24 months, including up to $200 million of Secured Notes. These secured notes will have a superior right to our unsecured debt obligations, including the Class A Notes, to payment from the collateral we pledge to secure their payment.

Our Secured Credit Facilities	We have two credit facilities. One is an $85.1 million loan originally from Members United Corporate Federal Credit Union (“Members United”) as refinanced with the National Credit Union Administration (“NCUA”) (the “MU Credit Facility”). Our other credit facility is a $22.9 million loan originally from Western Corporate Federal Credit Union (“WesCorp”) as refinanced with the NCUA (the “WesCorp Credit Facility”). Each of these credit facilities are secured by designated Mortgage Loans.

Use of Proceeds	In the event we sell all $75 million of the Notes we are offering, we expect to realize proceeds from the Offering of at least $70,875,000 after payment of total selling commissions. This amount does not include up to $181,708 of other Organization and Offering Expenses which we are obligated to pay from funds other than proceeds we receive from the Offering. The amount also does not include up to $307,792 of additional expense which could be considered issuer organization and offering expenses by FINRA under the FINRA rules, which we expect to incur over the anticipated 24-month term of the Offering. We intend to use the proceeds to purchase additional mortgage investments. If we need to, we may also use some of these proceeds to pay our operational expenses, and to pay interest and principal due on our currently outstanding Notes as payment becomes due. See “Estimated Use of Proceeds.”

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Plan of Distribution	The Selling Group, which includes MP Securities, is offering the Notes on a best efforts basis. There is no minimum offering. Upon our acceptance of your Purchase Agreement, we will place your subscription funds directly into our operating account for use in our business. We will pay the Managing Broker total selling commissions (“Gross Commissions”) of up to 5.50% of the face amount of each Note we sell in the Offering, depending on the Series and Category of the Note sold. The Managing Broker will pay (“reallow”) a portion of the Gross Commissions to the Participating Brokers (the “PB Commissions Share”) and retain the remainder (the “MB Commissions Share”) for serving as Managing Broker. We will also incur up to $307,792 in additional Organization and Offering Expenses, including reimbursements to the Managing Broker for up to $25,000 for certain of its accountable due diligence expenses. See “Plan of Distribution.”

Because MP Securities is our wholly owned subsidiary, it faces certain conflicts of interest between the interests of our Company and those of its customers in connection with the sale of the Notes.

Unless sooner completed or we decide to terminate it sooner, the Offering will terminate on December 31, 2014.

RISK FACTORS

Carefully consider the risks described below before making your investment decision. Refer to the other information in this Prospectus, including our financial statements and the related Notes.

If any of the following risks occur, our business, operations or financial condition could be materially harmed. As a result, our ability to pay interest and principal on your Note could be impaired and you could lose all of your investment. The risks that we have described below are not the only ones that we may face. For example, additional risks presently unknown to us may in the future occur and/or risks we currently consider immaterial could in the future become material.

Risks Related to the Notes

PAYMENT OF THE NOTES IS NOT SECURED OR GUARANTEED BY ANY PERSON. Repayment of the Notes is our exclusive obligation, and the Notes are our sole responsibility and are not the obligation or responsibility of any other person. See “Description of the Notes” below. In general, as a Noteholder, you will have no greater right to payment than that of our other general creditors. At June 30, 2012, we had $167.1 million of total investor debt obligations consisting of $59.1 million owed on our investor debt securities and $108.0 million owed under our institutional credit facilities. Approximately 12.0%, 10.4% and 8.3% of this $167.1 million of debt is payable during the last two calendar quarters of 2012, and in the years ended December 31, 2013 and 2014, respectively.

OUR SECURED DEBT REQUIRES US TO MAINTAIN EXCESS COLLATERAL, WHICH POTENTIALLY DECREASES OUR ASSETS AVAILABLE TO PAY THE NOTES AND OUR OTHER UNSECURED DEBT. Our current Credit Facilities and our proposed Secured Notes each require that we secure their payment with Mortgage Loans having an unpaid balance exceeding the unpaid balance of the loan. This excess collateral may not be available to pay the Notes or our other unsecured creditors. This is because there is no assurance that the then current realizable value of the Mortgage Loans constituting this collateral will not be less than the then unpaid balance. Also, in the event of a default under these secured loans, the respective lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law. Because these laws generally do not require that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its then fair market value, these creditors could seize some or all of the excess collateral we pledged to secure their obligation. Thus, our assets remaining after foreclosure on these credit facilities may not be sufficient to repay debt owed to our other creditors, including the holders.

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RECENT ECONOMIC DEVELOPMENTS MAY ADVERSELY AFFECT OUR ABILITY TO REPAY THE NOTES. The United States is in the midst of a severe economic downturn that has and may continue to affect liquidity in the credit markets and liquidity and prices in the real estate markets. Rising unemployment results in declines in real estate values and affects the ability of many of our mortgage obligors to maintain contributions upon which they depend to make Mortgage Loan payments. If the economic downturn worsens or continues for an extended period of time, delinquency and losses on Mortgage Loans could increase which could result in losses on the Notes.

TO THE EXTENT WE SELL UP TO $12 MILLION OF OUR SECURED NOTES WE ARE OFFERING OVER THE NEXT 12 MONTHS, THE SECURED NOTES WILL BE SENIOR TO THE CLASS A NOTES WITH RESPECT TO THE COLLATERAL WE PLEDGE TO SECURE THEM. Subject to our compliance with federal and applicable state securities laws, we plan to sell up to $12 million of our debt certificates secured by a specified pool of our Mortgage Loan investments (the “Secured Notes”) over the next 12 months at the rate of approximately $1 million per month. These Secured Notes may be secured by our Mortgage Loans having an unpaid principal balance in an amount in excess of the face amount of the Secured Notes sold. As our secured creditors, the holders of our Secured Notes will have prior right to payment over our Class A Notes and other debt securities from the Mortgage Loans we pledge to secure their payment. Accordingly, the amount of our assets available for payment of the Class A Notes and our other unsecured indebtedness will be reduced to the extent we pledge Mortgage Loans to secure payment of the Secured Notes. Also, to the extent the amount of collateral for the Secured Notes exceeds the face amount of the Secured Notes, the amount of our assets available for payment of the Class A Notes and our other unsecured indebtedness will be disproportionately reduced. Other than these Secured Notes, we do not intend to offer, nor do we anticipate that we will issue, any investor debt securities that are senior in rights to payment over the Class A Notes over the next 12 months. We have not in the past, nor do we intend in the future, to restrict the sales of any of our debt securities to affiliates or other related parties. However, we do not anticipate that any affiliates or related parties will make any significant investments in our debt securities over the next 12 months.

THE TRUSTEE MAY RESIGN IN THE EVENT WE ARE IN DEFAULT OF THE NOTES. U.S. Bank National Association serves as trustee under the Indenture for the Class A Notes. In the event we default under the Notes, we will, by definition under the Indenture, be in default of the Notes. In such event, U.S. Bank National Association may resign as Trustee under the Indenture, thereby requiring the appointment of a successor trustee in accordance with the Indenture. In such event, delays may result in the appointment of a successor trustee, which may, in turn, delay the Noteholders’ abilities to pursue one or more remedies as a result of our default.

YOUR RIGHTS AS A HOLDER ARE GOVERNED AND RESTRICTED BY THE INDENTURE. The Notes are subject to the Indenture which restricts and regulates your rights as a Noteholder. For example, in the event of a default or breach by us, under the Indenture you could seek remedies against us only through the Trustee appointed under the Indenture. The Indenture requires holders owning only a majority of the unpaid principal amount of the Notes then outstanding, to take certain acts on behalf of all of the holders. We refer to this vote as a majority vote of the holders. Actions approved or authorized by a majority vote which will bind all holders include the election and removal of the Trustee, adopting certain amendments and supplements to the Indenture and the Notes, and waiving certain defaults, events of default or breaches by us under the Indenture. Moreover, the Indenture contains cross-default provisions whereby our default on one Series of our Note obligations will constitute a default with respect to each other Series of Notes outstanding. Thus, holders suffering an actual default may be more inclined to take action against us than holders who suffer only a technical default on their Notes because of these cross-default provisions. Accordingly, where there is an actual default on one or more Series of Notes constituting less than a majority of the unpaid principal balance of all of our outstanding Notes, such holders may not be able to obtain the required majority vote to appoint a Trustee and proceed under the Indenture. In such event, you may have no practical recourse against us. See the description of the Indenture under “The Indenture” below.

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BY EXECUTING YOUR PURCHASE APPLICATION, YOU AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE INDENTURE. YOU SHOULD CAREFULLY REVIEW THE INDENTURE WHICH IS ATTACHED AS EXHIBIT A TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR NOTE, THE INDENTURE, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

BECAUSE THE SELLING COMMISSIONS WE PAY TO THE SELLING GROUP ARE DIFFERENT FOR EACH SERIES OF NOTES, MEMBERS OF THE SELLING GROUP FACE POTENTIAL CONFLICTS OF INTEREST WITH OUR NOTE INVESTORS. The Selling Group will receive commissions ranging from a maximum of 5.50% for the sale of certain longer term Fixed Series Notes to as little as 0.75% for the sale of Variable Series Notes which remain outstanding for less than one year. Thus, the amount of the PB Commissions Share a Participating Broker will receive, including MP Securities, will differ depending on the Series and category of the Note sold and the amount of the PB Commissions Share will, in general, increase with the length of the term of the Note sold. The Participating Brokers and the Managing Broker, to the extent it places a Note, therefore face potential conflicts of interest between the interests of their customers and their own economic interests, in that they will have a greater financial incentive to sell Notes which result in the highest commissions (generally longer term Notes) while the Note yielding the highest commission (i.e. a longer term Note) may or may not meet the greatest needs of the customer.

NO ASSURANCE OF HARDSHIP PREPAYMENT IF REQUESTED. In general, the Notes are redeemable prior to maturity upon request, but only in our sole discretion. Thus, holders may not be able to redeem their Notes prior to maturity, particularly during times when there are a significant number of early redemption requests.

THERE WILL BE NO MARKET FOR YOUR NOTE AND YOU MUST DEPEND SOLELY ON OUR ABILITY TO REPAY YOUR NOTE FOR LIQUIDITY OF YOUR INVESTMENT. You should be prepared to hold your Note to maturity, subject to any redemption right you may have under your particular Note. You have the right to tender your Note for prepayment at any time, for which we may charge an administrative fee of not more than 3 months interest payable on the principal amount of the Note. However, our prepayment of your Note is voluntary and you should not rely on our willingness or ability to do so.

THE NOTES ARE NOT RATED AND THERE WILL BE NO SINKING FUND FOR REPAYMENT OF THE NOTES. We have not obtained a rating for your Notes from an independent rating agency and we do not intend to request such a rating. Also, there will not be a sinking fund established for the repayment of the Notes and we must rely on our available cash resources to timely repay your Note. There is no assurance that we will have adequate cash resources available at the time the Notes are due.

THE HOLDERS MAY NEED TO APPOINT A SUCCESSOR OR SUBSTITUTE TRUSTEE BEFORE THEY CAN PURSUE THEIR REMEDIES UNDER THE INDENTURE. Under the Indenture, you and the other holders may pursue your remedies in the event of our default or otherwise exercise your rights under the Indenture only through the Trustee. US Bank is the Trustee. In the event the Trustee resigns or should the holders desire to appoint a different Trustee, they may do so only with a majority vote. Also, finding a suitable Trustee and obtaining the majority vote of the holders could be time consuming and completion of this appointment process could significantly delay the holders’ ability to exercise your rights under the Indenture. See “The Indenture” below.

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UNDER CERTAIN CIRCUMSTANCES, A MAJORITY VOTE OF THE HOLDERS MAY AMEND OR SUPPLEMENT YOUR NOTE OR THE INDENTURE WITHOUT YOUR CONSENT. Also, by a majority vote, the holders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Note. Moreover, the Trustee has the power under the Indenture to compromise or settle any claims against us by the holders and, if such compromise or settlement is approved by a majority vote of the holders, the settlement or compromise would be binding on all holders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT PRACTICAL RECOURSE AGAINST US.

WE MAY NOT BE ABLE TO MAINTAIN OUR PROMISED MINIMUM TANGIBLE ADJUSTED NET WORTH OF $4.0 MILLION AS REQUIRED BY THE INDENTURE. In the event we sustain net losses, we may not be able to satisfy this Minimum Adjusted Net Worth requirement unless our Members contribute additional equity capital. Our Members are under no obligation to contribute additional equity capital and they would make any such additional investment solely on a volunteer basis.

WE HAVE THE RIGHT TO REPAY YOUR NOTE. Thus, we have the right to terminate your investment in a Note at a time its yield increases because of drops in prevailing interest rates.

WE HAVE NOT INDEPENDENTLY DETERMINED THE OFFERING PRICE FOR THE NOTES. We are issuing the Notes at their face amount, i.e., at par. We have not determined the price of the Notes based on any single or group of objective factors. No independent appraisal or evaluation company, or other expert or advisor, has been consulted in regard to the pricing of our Notes. Therefore, there is no assurance that the yield you will receive from your Note is not lower than that which could be obtained from similar investments from other issuers.

WE MAY APPLY THE PROCEEDS FROM THIS OFFERING TO REPAY EXISTING INDEBTEDNESS WHICH WILL NOT INCREASE OUR MORTGAGE LOAN INVESTMENT PORTFOLIO. We may from time to time apply all or a substantial amount of the proceeds from the sale of the Notes to the repayment of interest and/or principal on our credit facilities and/or our previously issued debt securities. We will generally choose to use our available cash funds, which may include proceeds from the sale of the Notes, for these purposes, rather than liquidate our short-term investments or Mortgage Loan investments for these purposes.

Risks Related to Our Company and Our Business

OUR PROFITABILITY IS AFFECTED BY A NUMBER OF FACTORS BEYOND OUR CONTROL, CANNOT BE ASSURED, AND WILL LIKELY FLUCTUATE. While we had a net income of $449.0 thousand for the six months ended June 30, 2012, we had net losses of $1.0 million and $1.6 million for the years ended December 31, 2011 and 2010, respectively. As a mortgage financing lender, our profitability may be adversely affected by increasing provisions for losses relating to our loan portfolio. While the United States continues to recover from an economic crisis that has been characterized by high unemployment figures, residential and commercial foreclosures and restricted access to credit, the ability of many of our church borrowers to meet their mortgage loan obligations has been and could continue to be adversely impacted by these factors. Our losses in the calendar years 2011 and 2010 were primarily due to increases in our allowance for loan losses and deleveraging of our balance sheet. We have had fluctuating earnings over the last several years and we can give no assurances that we will be able to achieve and maintain consistent net earnings for the remainder of 2012 or during any future period.

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WE MAY BE UNABLE TO OBTAIN SUFFICIENT CAPITAL TO MEET THE FINANCING REQUIREMENTS OF OUR BUSINESS. Our ability to finance our operations and repay maturing obligations to our investors and credit facility lenders depends, to a substantial degree, on our ability to borrow money and raise capital from the sale of our debt securities. Our ability to borrow money and sell our debt securities is affected by a variety of factors including:

•	quality of the mortgage loan assets we own and the profitability of our operations;
•	limitations imposed under our credit facility arrangements and trust indenture agreements that contain restrictive and negative covenants that may limit our ability to borrow additional sums or sell our investor debt securities;
•	strength of the lenders from whom we borrow; and
•	borrowing limitations imposed under our credit facilities.

During the last three years, the Company’s balance sheet has been reduced as a result of deleveraging our assets and pay-downs and/or pay-offs of institutional credit facilities we have relied upon, in part, to fund our business. An event of default, lack of liquidity or a general deterioration in the economy that affects the availability of credit may increase our cost of funding, make it difficult for us to renew or restructure our credit facilities and obtain new lines of credit. We are also susceptible to withdrawals by investors in our debt securities that can cause unexpected liquidity problems.

We are actively expanding our methods of raising capital, including seeking financing from institutional lenders, offering secured notes to sophisticated investors in private placements and launching a broker-dealer firm to assist us in increasing sales of our debt securities to both institutional and retail investors. If our strategy to raise additional capital through the sale of investor notes, and debt securities is not viable, we will need to find alternative sources of borrowing to finance our operations. To the extent we are unable to raise the capital we need to implement our strategic objectives, we may have to sell assets, further deleverage our balance sheet, and reduce operational expenses, thereby reducing cash available to distribute to our equity and debt securities investors.

OUR ABILITY TO RAISE CAPITAL AND ATTRACT NEW INVESTORS IN OUR DEBT SECURITIES DEPENDS ON OUR ABILITY TO ATTRACT AN EFFECTIVE SALES FORCE IN OUR WHOLLY-OWNED LICENSED BROKER DEALER FIRM. Our wholly-owned subsidiary, MP Securities, has been accepted for membership in FINRA, and recently commenced limited operations in the first quarter of 2012. Our ability to attract new investors in our debt securities and increase the sale of our debt securities will depend, to a substantial degree, on our ability to assemble our sales team and to strategically recruit, retain and compensate the required personnel to assist us in this effort. If we are unable to recruit, retain and successfully motivate a qualified sales force at MP Securities, we may not be able to increase our sales of the Company’s debt securities, strengthen our balance sheet and effectively utilize the investment in our core data processing and information systems we implemented in 2010.

OUR GROWTH IS DEPENDENT ON LEVERAGE, WHICH CREATES OTHER RISKS. Our success is dependent, in part, upon our ability to grow our balance sheet assets through the use of leverage. Our organizational and governing documents do not limit the amount of indebtedness which we may incur. A significant amount of our assets are pledged as collateral for borrowings. Our managers have overall responsibility for our financing strategy. Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in our net worth. We will incur leverage only when we expect that it will enhance our investment returns. To the extent that we fail to meet our debt service obligations, we risk the loss of some or all of assets to satisfy these debt obligations. There can be no assurance that we will be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets, or a financial loss if we are required to liquidate assets at a commercially inopportune time. At June 30, 2012, we had total outstanding debt obligations of $167.1 million, of which approximately 12%, 10.4% and 8.3% total is due and payable during the last two quarters of 2012 and during in the years ended December 31, 2013 and 2014, respectively. If, as of June 30, 2012, we had sold all $75 million of the Notes offered by this prospectus, we would have had total debt obligations outstanding of approximately $242.1 million as of June 30, 2012.

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WE DEPEND ON REPEAT PURCHASES BY A SIGNIFICANT NUMBER OF OUR NOTEHOLDERS TO MAINTAIN OUR ASSET BASE. A significant percentage of our Noteholders purchase new Notes after we repay their Notes. We refer to investors who purchase a new debt security from us subsequent to the maturation of a debt security they previously purchased from us as “Repeat Purchasers” and such purchases by these investors as “Repeat Purchases.” For the six months ended June 30, 2012, 67% of our investors were Repeat Purchasers of our investor debt securities. During the years 2011 and 2010, 73% and 57%, respectively, of our investors were Repeat Purchasers of our investor debt securities. During the years 2009 and 2008, 79% and 76%, respectively, of our investors were Repeat Purchasers of our investor debt securities. There is no assurance that these past rates of Repeat Purchasers will continue in the future. If the rate of Repeat Purchases drops substantially, our ability to maintain or grow our asset base could be impaired.

WE MAY FACE POTENTIAL CLAIMS FROM CERTAIN HOLDERS OF OUR CLASS A NOTES. On May 5, 2011, we filed with the SEC a supplemental prospectus to our Registration Statement pursuant to Rule 424(b)(3). Should that filing be found deficient under federal securities law in a judicial proceeding, certain purchasers of our Class A Notes after May 1, 2011 may have the right to rescind the purchase of their Note and/or have the right to certain damages. Our management has concluded that its potential liability for damages as a result of the foregoing does not materially compromise its ability to timely pay the Class A Notes in accordance with their terms or its continuing business operations.

WE MAY BE REQUIRED TO REPURCHASE LOANS THAT WE HAVE SOLD. If any of the loans we invest in or originate and subsequently sell, transfer or assign an interest in to a third party do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, the terms of our mortgage loan sale agreements or participation interest purchase agreements require us, and the terms of any future agreements will likely require us, to repurchase those loans or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify purchasers for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to carry on our books and our ability to borrow against such assets is limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

OUR RESERVES FOR LOAN LOSSES MAY PROVE INADEQUATE, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON US. The continued effects of the economic recession that began in 2007 and subsequent deterioration in real estate values has adversely impacted the performance of our loan portfolio. Borrowers may be unable to repay their loans according to their terms and the collateral securing the payment of these loans may be insufficient to assure repayment. For the six months ended June 30, 2012 and the year ended December 31, 2011, we recorded a credit to provisions for loan losses of $136.1 thousand and recorded a provision for loan losses of $1.5 million, respectively, compared to $483.3 thousand and $2.4 million provisions recorded for the six months ended June 30, 2011 and the year ended December 31, 2010, respectively. While the delinquency and default rates on our loan portfolio showed a slight decrease in 2011 from the previous year with negligible additions in new defaults or delinquent loans, our senior management has analyzed our loan portfolio for any value-at-risk and recorded loan loss provisions of $1.5 million for 2011. Although we regularly evaluate our financial reserves to protect against future losses based on the probability and severity of the losses, there is no guarantee that our assessment of this risk will be adequate to cover any future potential losses.

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Unanticipated adverse changes in the economy or events adversely affecting specific assets, borrowers, mismanaged construction, loss of a senior pastor, rising interest rates, failure to sell properties or assets, or geographical regions in which our borrowers or their properties are located may negatively impact our assessment of this risk and result in reserves that will be inadequate over time to protect against potential future losses. Maintaining the adequacy of our allowance for loan losses may require that we make significant and unanticipated increases in our provisions for loan losses, which would materially affect our results of operations and capital adequacy. Given the total amount of our allowance for loan losses, an adverse collection experience in a small number of loans could require an increase in our allowance.

THE U.S. FINANCIAL MARKETS THAT HAVE IN THE PAST PROVIDED LIQUIDITY, SECURITIZATION FINANCING, SHORT-TERM CREDIT FACILITIES AND ACCESS TO CAPITAL TO FUND INVESTMENTS IN CHURCH MORTGAGE LOANS HAVE BEEN ADVERSELY IMPACTED BY PAYMENT DEFAULTS OF CHURCHES AND MINISTRIES, INCREASES IN LOAN WORKOUTS AND RESTRUCTURINGS FOR CHURCHES AND MINISTRY RELATED BORROWERS, AND HAS REDUCED THE AVAILABILITY OF SHORT-TERM FINANCING FACILITIES TO FINANCE OUR BUSINESS. Global recessionary economic conditions and adverse developments in the availability of credit to finance the acquisition or origination of church mortgage loans has substantially reduced the financing sources for the ministry related mortgage loans we originate or invest in. This has reduced and made it more difficult for us to secure short-term credit facilities from institutional lenders, reduced the amount of capital we have available to make new investments in mortgage loans and has reduced, and may continue to reduce, revenue and cash flow we receive from our investments. Our continued use of secured institutional bank financing facilities will depend upon our ability to refinance or obtain renewals or extension of our primary credit facilities when they mature in 2018 and obtain new secured bank financing on acceptable terms.

OUR SECURED DEBT FACILITIES REQUIRE US TO MAINTAIN EXCESS COLLATERAL AND IF WE FAIL TO MEET OUR MINIMUM COLLATERALIZATION RATIO REQUIREMENTS, OUR CASH FLOW WOULD BE MATERIALLY REDUCED AND DECREASE THE AMOUNT OF ASSETS WE HAVE AVAILABLE TO MEET OUR DEBT OBLIGATIONS. Our $87.3 million credit facility refinancing transaction entered into with the National Credit Union Administration Board as Liquidating Agent of Members United Corporate Federal Credit Union and $23.5 million credit facility refinancing transaction entered into with the NCUA, each dated November 4, 2011, require that we secure the facility with mortgage loans having an aggregate unpaid balance exceeding the unpaid balance of the credit facility. If at any time we fail to maintain the required minimum collateralization ratio, we will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable us to maintain the minimum collateralization ratio. Under our MU Credit Facility and WesCorp Credit Facility as extended (the “WesCorp Credit Facility Extension”), we are required to maintain a minimum collateralization ratio of at least 128% and 150%, respectively. As of June 30, 2012, we have pledged approximately $108.1 million and $34.5 million of our mortgage loans to secure the MU Credit Facility and the WesCorp Credit Facility Extension to secure loan balances of $85.1 million and $22.9 million, respectively. As a result, the NCUA will retain all excess collateral until these credit facilities are repaid in full and we will not have this excess collateral available to pay our other obligations including our secured notes, Class A Notes and other debt securities until we repay or retire the MU Credit Facility and WesCorp Credit Facility Extension. Under the terms of our agreement with the NCUA, we may request release of excess collateral if the collateralization ratio on either the MU Credit Facility or the WesCorp Credit Facility Extension rises above 150%. However, the release of collateral may not at any point cause the collateralization ratio on either facility to drop below the minimum collateralization ratios described above.

DEFAULT UNDER ONE CREDIT FACILITY WILL RESULT IN A DEFAULT UNDER OUR OTHER CREDIT FACILITIES. Our credit facilities and debt securities generally provide for cross-default provisions whereby a default under one agreement will trigger an event of default under other agreements, giving our lenders the right to declare all amounts outstanding under their particular credit agreement to be immediately due and payable, and enforce their rights by foreclosing on or otherwise liquidating collateral pledged under these agreements. For example, a default under one of our credit facilities would also constitute our default under our other credit facilities. Thus, to maintain these credit facilities, there cannot be a default under either one.

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WE MAY NOT BE ABLE TO FINANCE OUR INVESTMENTS ON A LONG-TERM BASIS WITH AN INSTITUTIONAL LENDER ON ATTRACTIVE TERMS, WHICH MAY REQUIRE US TO SEEK MORE COSTLY FINANCING FOR OUR INVESTMENTS OR TO LIQUIDATE ASSETS. In recent years, we have relied upon short-term credit facilities to finance a substantial portion of our mortgage loan investments. When we acquire mortgage loans that have a maturity term that exceeds the term of our institutional credit facilities, we bear the risk of being unable to refinance, extend or replace our primary credit facilities or otherwise finance them on a long-term basis at attractive terms or in a timely manner, or at all. If it is not possible or economical for us to finance such investments on attractive terms, we may be unable to pay-down our credit facilities or be required to liquidate the assets at a loss in order to do so. Our reliance on financing provided by institutional credit facility lenders may subject us to an obligation to make significant balloon payments upon maturity of our MU Credit Facility and WesCorp Credit Facility on October 31, 2018. If we are unable to roll-over, extend, refinance or replace such credit facilities on attractive terms, we may have to rely upon less efficient forms of financing new investments, which will result in fewer loan acquisitions or originations of profitable mortgages and further deleveraging of our balance sheet and thereby reduce the amount of earnings available for distributions to our equity investors and funds available for operations and to meet our debt service obligations.

OUR FINANCING ARRANGEMENTS CONTAIN COVENANTS THAT RESTRICT OUR OPERATIONS AND ANY DEFAULT UNDER THESE ARRANGEMENTS WOULD INHIBIT OUR ABILITY TO GROW OUR BUSINESS, INCREASE REVENUE AND MAKE DISTRIBUTIONS TO OUR EQUITY INVESTORS. Our financing arrangements contain restrictions, covenants and events of default. Failure to meet or satisfy any of these covenants could result in an event of default under these agreements. Any event of default may materially adversely affect us. In addition, these restrictions may interfere with our ability to obtain financing or to engage in other business activities. Furthermore, our default under any of our financing arrangements could have a material adverse effect on our business, financial condition, liquidity and results of operations and our ability to make distributions to our equity investors.

WE RELY ON THE USE OF BORROWED FUNDS AND SALE OF DEBT SECURITIES TO FINANCE A SUBSTANTIAL PART OF OUR BUSINESS. We have used borrowing facilities obtained from institutional lenders and relied upon offerings of debt securities in SEC registered offerings to fund the origination or acquisition of mortgage loans made to evangelical churches and ministries. Lending borrowed funds subjects us to interest rate risk which is largely determined by the difference, or “spread”, between the interest rates we pay on the borrowed funds and the interest rates our borrowers pay on our mortgage loan investments. Any changes in our borrowing costs could decrease the spread we receive on our mortgage loan investments, which could adversely affect our ability to pay interest and redeem the outstanding debt securities on our balance sheet as they mature.

LOSS OF OUR MANAGEMENT TEAM OR THE ABILITY TO ATTRACT AND RETAIN KEY EMPLOYEES COULD HARM OUR BUSINESS. We are dependent on the knowledge, skills, institutional contacts and experience of our senior management team. We also rely on our management team to manage our mortgage loan investments, evaluate and attract new borrowers, make prudent decisions as they relate to work-outs, modifications and restructurings and develop relationships with institutional investors, lenders, financial institutions, broker dealer firms, ministries and individual investors. We can give no assurances that we will be able to recruit and retain qualified senior managers that will enable us to achieve our core strategic objectives and continue to profitably grow our business.

AS A SMALL FINANCIAL SERVICES COMPANY THAT OPERATES IN A NICHE MARKET, WE ARE SUBJECT TO LIQUIDITY RISK THAT COULD MATERIALLY AFFECT OUR OPERATIONS AND FINANCIAL CONDITION. In recent years, the financial services industry, credit markets and financing sources for ministry loans have been materially and adversely affected by reduced availability of liquidity. Reduced liquidity can particularly affect smaller lenders that have relied on short-term institutional credit facilities to enhance their liquidity needs. While we significantly improved our liquidity position in the fourth quarter of 2011 through the successful refinancing of our MU Credit Facility and WesCorp Credit Facility Extension and sale of two mortgage loan interests, we will need to continue to monitor and successfully manage our liquidity needs as needed when redemption requests for our debt securities are received, or a debt security investment matures and is not re-invested in another debt security we may offer.

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OUR SYSTEMS MAY EXPERIENCE AN INTERRUPTION OR BREACH IN SECURITY WHICH COULD SUBJECT US TO INCREASED OPERATING COSTS AS WELL AS LITIGATION AND OTHER LIABILITIES. We rely heavily on communications and information systems to conduct our business and we converted to an enterprise resources planning system in 2010 that includes a core data processing system that is independent from the operating system of ECCU, our largest equity owner.  Any failure, interruption or breach in security of these systems could result in failures or disruptions in our customer and investor relationship management, general ledger, deposit, loan and other systems.  The secure transmission of confidential information over the Internet and other electronic transmission and communication systems is essential to maintaining customer confidence in certain of our services. Security breaches, computer viruses, acts of vandalism and developments in computer capabilities could result in a breach or breakdown of the technology we use to protect customer information and transaction data. While we have policies and procedures designed to prevent or limit the effect of the possible failure, interruption or security breach of our information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed.  The occurrence of any failure, interruption or security breach of our information systems could damage our reputation, result in a loss of a borrower, investor or customer’s business or expose us to civil litigation and possible financial liability. Our financial, accounting, data processing or other operating systems and facilities may fail to operate properly or become disabled as a result of events that are beyond our control, such as unforeseen catastrophic events, cyber attacks, human error, change in operational practices of our system vendors, or unforeseen problems encountered while implementing major new computer systems or upgrades to existing systems, potentially resulting in data loss and adversely affecting our ability to process these transactions.

Risks Related to the Financial Services Industry and Financial Markets

CONTINUANCE OF CURRENT ECONOMIC CONDITIONS COULD FURTHER HARM OUR FINANCIAL CONDITION, INCOME AND ABILITY TO MAKE DISTRIBUTIONS TO OUR EQUITY HOLDERS. Beginning in mid-2007 and continuing through the date of this Prospectus, the financial system in the United States and in Europe, including credit markets and markets for real estate and real estate-related assets, has been subjected to unprecedented challenges. While there has been some improvement in U.S. real estate markets, the continued effects of this turmoil has resulted in severe limitations on the availability of credit, significant declines in the value of real estate and real estate related assets, impairment of the ability of many borrowers to repay their obligations and illiquidity in the markets for real estate and real estate-related assets. These events have had significant adverse effects on our business including significant increases in our provision for loan losses and the unavailability of financing for the acquisition and warehousing of our mortgage loan investments. Continuation of current economic conditions could further harm our financial condition, income and ability to make distributions to our equity investors.

DETERIORATION OF MARKET CONDITIONS COULD CONTINUE TO NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION, INCLUDING LIQUIDITY. The market in which we operate is affected by a number of factors that are largely beyond our control but can nonetheless have a potentially significant, negative impact on our business. These factors include, among other things:

•	interest rates and credit spreads;

•	the availability of credit, including the price, terms and conditions under which it can be obtained;

•	loan values relative to the value of the underlying real estate assets;

•	default rates on special purpose mortgage loans for churches and ministries and the amount of the related losses;

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—	the actual and perceived state of the real estate markets for church properties and special use facilities; and

—	unemployment rates.

If the challenging conditions worsen, we could experience further tightening of liquidity, additional impairment charges as well as additional challenges in raising capital and obtaining investment or other financing on attractive terms or at all.

DECLINING REAL ESTATE VALUES COULD HARM OUR OPERATIONS. We believe the risks associated with our business are more severe during periods similar to those which we have recently experienced in which an economic slowdown or recession is accompanied by declining real estate values. Declining real estate values generally reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of, or investment in, or renovation of their worship facilities. Borrowers may also be less able to pay principal and interest on our loans, and the loans underlying our securities, if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our investment in such loans. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, liquidity, business prospects and our ability to make distributions to our equity investors.

INTEREST RATE FLUCTUATIONS AND SHIFTS IN THE YIELD CURVE MAY CAUSE LOSSES. Our primary interest rate exposures relate to our mortgage loan investments and floating rate debt obligations. Changes in interest rates, including changes in expected interest rates or "yield curves," affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income we earn on our interest-earning assets and the interest expense we incur in connection with our interest-bearing liabilities and hedges. Changes in the level of interest rates also can affect, among other things, our ability to originate and acquire mortgages and the market value of our mortgage investments.

In the event of a significant rising interest rate environment, default by our mortgage loan obligors could increase our losses and negatively affect our liquidity and operating results. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.

Our ability to execute our business strategy, particularly the growth of our mortgage loan investments portfolio, depends to a significant degree on our ability to obtain additional capital. Our financing strategy is dependent on our ability to obtain debt financing at rates that provide a positive net spread. If spreads for such liabilities widen or if availability of credit facilities ceases to exist, then our ability to execute future financings will be severely restricted.

OUR SUBSIDIARY, MP SECURITIES, IS REQUIRED TO MAINTAIN LICENSES IN THE VARIOUS JURISDICTIONS IN WHICH IT WILL CONDUCT ITS ACTIVITIES AND MAY NOT SELL OUR PUBLICLY OFFERED DEBT SECURITIES WITHOUT FINRA APPROVAL. FINRA has granted our membership application for a license for our broker-dealer subsidiary, MP Securities, which permits it to engage in the securities business. We are also required to maintain licenses with the state securities regulators which have jurisdiction over broker-dealer firms that engage in securities transactions in such states. Failure to maintain such licenses would prevent us from originating securities in such states, supplementing our revenue with underwriting fees or commissions paid to MP Securities by the issuer of those securities or act as a selling agent for the Company’s debt securities.

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OUR REPUTATION, OPERATING BUSINESS AND CORE STRATEGIC OBJECTIVES COULD BE ADVERSELY AFFECTED BY REGULATORY COMPLIANCE FAILURES. We rely on publicly offered debt securities to fund a substantial portion of our operations and, as a result, are subject to U.S. securities laws, rules, and regulations promulgated by the SEC and applicable state securities statutes. Our subsidiary, MP Securities, is subject to SEC and FINRA oversight. To the extent MP Securities engages in securities activities in a particular state, state securities administrators will have jurisdiction over the activities of our broker-dealer affiliated entity. In addition, the real estate brokerage activities of MP Realty and our mortgage lending business are subject to various state regulatory authorities. The failure to comply with obligations imposed by any federal, state or other applicable regulatory authority binding on us or our subsidiaries or to maintain any of the licenses or permits required to be maintained by us could result in investigations, sanctions and reputation damage.

Risks Related to Our Mortgage Loan Investments

INCREASES IN INTEREST RATES DURING THE TERM OF A LOAN MAY ADVERSELY IMPACT A BORROWER'S ABILITY TO REPAY A LOAN AT MATURITY OR TO PREPAY A LOAN. If interest rates increase during the term of our loan, a borrower may not be able to obtain the necessary funds to repay our loan at maturity through refinancing. Increasing interest rates may hinder a borrower's ability to refinance our loan because the underlying property cannot satisfy the debt service coverage requirements necessary to obtain new financing or because the value of the property has decreased. If a borrower is unable to repay our loan at maturity, we could suffer a loss and we will not be able to reinvest proceeds in assets with higher interest rates. As a result, our financial performance and ability to make distributions to our members could be materially adversely affected.

ALTHOUGH WE SEEK TO FAVORABLY MATCH THE INTEREST RATE RETURN ON OUR MORTGAGE LOAN INVESTMENTS WITH OUR DEBT FINANCING COMMITMENTS, WE ARE SUBJECT TO SIGNIFICANT INTEREST RATE RISK. Our investment and business strategy depends on our ability to successfully finance our investments in mortgage loans that provide a positive spread as compared to our cost of borrowing. A substantial portion of our loan investments provide for a fixed interest rate with a typical five year maturity. A significant portion of our borrowing arrangements with our note investors and credit facility lenders, however, provide for variable rates of interest that are indexed to short-term borrowing rates or fixed rates on short-term maturities. To mitigate our interest rate risks, we have entered into, and may enter into in the future, interest rate hedging transactions that include, but are not limited to, interest rate caps and interest rate swaps. The results of using these types of instruments to mitigate interest rate risks are not guaranteed, and as a result, the volatility of interest rates could result in reduced earnings or losses for us and negatively affect our ability to make distributions of earnings to our equity investors.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH LOAN PARTICIPATIONS, SUCH AS LESS THAN FULL CONTROL RIGHTS. Some of our assets are participation interests in loans or co-lender arrangements in which we share the rights, obligations and benefits of the loan with other lenders. We may need the consent of these parties to exercise our rights under such loans, including rights with respect to amendment of loan documentation, enforcement proceedings in the event of default and the institution of, and control over, foreclosure proceedings. Similarly, a majority of the participants may be able to take actions to which we object but to which we will be bound if our participation interest represents a minority interest. We may be adversely affected by this lack of full control. As of June 30, 2012, our loan portfolio included $49.6 million in loan participations, representing 30.57% of the portfolio.

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CHURCH REVENUES FLUCTUATE AND MAY SUBSTANTIALLY DECREASE DURING TIMES OF ECONOMIC HARDSHIP. Generally, to pay their loans, churches depend largely on revenues from church member contributions. Donations typically fluctuate over time for a number of reasons, including, but not limited to, fluctuations in church membership, local economic conditions including unemployment rates and local real estate and market, changes in church leadership, and credit conditions.

THE QUALITY OF OUR MORTGAGE LOANS DEPENDS ON CONSISTENT APPLICATION OF SOUND UNDERWRITING STANDARDS. The quality of the mortgage loans in which we invest depends largely on the adequacy and implementation of sound underwriting standards used to make the loans. Even where the lender has sound underwriting standards, these standards must be properly observed and implemented in order to obtain the target loan risk levels.

BECAUSE TWO OF OUR MANAGERS HOLD EXECUTIVE OR BOARD POSITIONS WITH ECCU, THOSE MANAGERS MAY, FROM TIME TO TIME IN THEIR CAPACITY AS A MANAGER OF THE COMPANY, HAVE A CONFLICT OF INTEREST WITH THE INTERESTS OF ECCU. The Chairman of our Board of Managers is a full time employee of ECCU and another manager is a director of ECCU. Conflicts of interest are inherent in mortgage loan transactions between us, ECCU, and its affiliates. Because of these multiple relationships, these persons will face conflicts of interest in connection with various decisions they will make on our behalf, including, but not limited to:

•	decisions as to which mortgage loans ECCU will make available to us;

•	decisions as to the price and terms of mortgage loans ECCU offers to us;

•	determinations as to the creditworthiness of borrowers of mortgage loans ECCU offers to us;

•	decisions to acquire mortgage loan investments from or through ECCU;

•	decisions regarding our contract with ECCU for our office facilities;

•	decisions regarding collection and enforcement actions taken by ECCU when it acts as primary lender of a loan participation interest or as servicer for one of our mortgage loan investments; and

•	decisions regarding our contracts with ECCU for loan underwriting, processing and servicing services.

We have also implemented a Related Parties Transaction Policy, to which all of our managers and officers must adhere. It provides, among other things, that certain related party transactions be approved by a majority of those managers who are unrelated to the parties in the transaction.

We have further mitigated these conflicts of interest by forming a Credit Review Committee, of which three members consist of our officers who are unrelated to ECCU. This committee makes most of the loan approval decisions under our Church and Ministry Loan Policy. Our Church and Ministry Loan Policy sets forth minimum credit quality standards for the loans we make or purchase, and can only be overridden, depending on the circumstances, by our Investment Committee or by our managers.

BECAUSE WE INVEST ONLY IN SPECIALIZED PURPOSE MORTGAGE LOANS, OUR LOAN PORTFOLIO IS GENERALLY MORE RISKY THAN IF IT WERE DIVERSIFIED. We are among a limited number of non-bank financial institutions specialized in providing loans to evangelical churches and church organizations. Even though the number of institutions making and/or investing in mortgage loans to churches and church related organizations has increased in recent years, these loans are secured by specialized properties and the secondary market for these loans remains regional and limited. Our mortgage loan agreements require the borrower to adequately insure the property securing the loan against liability and casualty loss. However, certain types of losses, generally those of a catastrophic nature such as earthquakes, floods or storms, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If a property was destroyed by an uninsured loss, we could suffer loss of all or a substantial part of our mortgage loan investment. Moreover, a significant portion of our mortgage loan investments involve California borrowers or are secured by properties located in California, a market that has been negatively impacted by the collapse of the residential real estate market and decrease in real estate prices.

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OUR LOAN PORTFOLIO IS CONCENTRATED GEOGRAPHICALLY AND FOCUSED ON LOANS TO CHURCHES AND RELIGIOUS ORGANIZATIONS. We are among a limited number of non-bank financial institutions specialized in providing loans to evangelical churches and church organizations. Moreover, a substantial portion of our mortgage loan investments involve California borrowers or are secured by properties located in California, a market that has been negatively impacted by the collapse of the residential real estate market and decrease in real estate prices. Although there are a number of national and regional institutions making and/or investing in mortgage loans to churches and church related organizations, these loans are secured by special purpose facilities. As a result, if the properties securing such mortgages must be sold, there may be a limited number of buyers available for such properties. Nevertheless, we believe that there is a great deal of diversity in the types of not-for-profit organizations and entities that could be potential acquirers of properties of this nature, including, but not limited to, other churches, schools, clinics, community development agencies, universities and educational institutions, day care, social services, assisted living facilities and relief organizations.

WE MAY NEED, FROM TIME TO TIME, TO SELL OR HYPOTHECATE OUR MORTGAGE LOAN INVESTMENTS. Because the market for our mortgage loans is specialized, the prices at which our portfolio could be liquidated are uncertain. As a result, our mortgage loan investments are relatively illiquid investments and we may have difficulty in disposing of these assets quickly or at all in the event we need additional liquidity. The amount we would realize is dependent on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. Although we have never sold a performing loan we own for less than par, it is possible that we could realize substantially less than the face amount of our mortgage loans, should we be required to sell or hypothecate them. Thus, the amount we could realize for the liquidation of our mortgage loan investments is uncertain and cannot be predicted.

WE MAY NOT HAVE ALL OF THE MATERIAL INFORMATION RELATING TO A POTENTIAL BORROWER AT THE TIME THAT WE MAKE A CREDIT DECISION WITH RESPECT TO THAT POTENTIAL BORROWER OR AT THE TIME WE ADVANCE FUNDS TO THE BORROWER. AS A RESULT, WE MAY SUFFER LOSSES ON LOANS OR MAKE ADVANCES THAT WE WOULD NOT HAVE MADE IF WE HAD ALL OF THE MATERIAL INFORMATION. There is generally no publicly available information about the churches and ministries to which we lend. Therefore, we must rely on our borrowers and the due diligence efforts of our staff to obtain the information that we consider when making our credit decisions. To some extent, our staff depends and relies upon the pastoral staff to provide full and accurate disclosure of material information concerning their operations and financial condition. We may not have access to all of the material information about a particular borrower’s operations, financial condition and prospects, or a borrower’s accounting records may become poorly maintained or organized. The financial condition and prospects of a church may also change rapidly in the current economic environment. In such instances, we may not make a fully informed credit decision which may lead, ultimately, to a failure or inability to recover our loan in its entirety.

WE MAY BE UNABLE TO RECOGNIZE OR ACT UPON AN OPERATIONAL OR FINANCIAL PROBLEM WITH A CHURCH IN A TIMELY FASHION SO AS TO PREVENT A LOSS OF OUR LOAN TO THAT CHURCH. Our borrowers may experience operational or financial problems that, if not timely addressed by us, could result in a substantial impairment or loss of the value of our loan to the church. We may fail to identify problems because our borrowers did not report them in a timely manner or, even if the borrower did report the problem, we may fail to address it quickly enough or at all. Although we attempt to minimize our credit risk through prudent loan approval practices in all categories of our lending, we cannot assure you that such monitoring and approval procedures will reduce these lending risks or that our credit administration personnel, policies and procedures will adequately adapt to changes in economic or any other conditions affecting our borrowers and the quality of our loan portfolio. As a result, we could suffer loan losses which could have a material adverse effect on our revenues, net income and results of operations.

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SOME OF THE LOANS IN OUR INVESTMENT PORTFOLIO ARE IN THE PROCESS OF BEING RESTRUCTURED, HAVE BEEN RESTRUCTURED OR MAY OTHERWISE BE AT RISK, WHICH COULD RESULT IN IMPAIRMENT CHARGES AND LOAN LOSSES. Some loans in our investment portfolio have been restructured or may otherwise be at risk or under credit watch. Over the last three years, the number of churches that have requested or been granted loan modifications has been significantly higher than in our prior historical experience. Under current economic conditions, the credit performance of these modified loans may not conform to either historical experience or our expectations. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. If we determine that it is probable that we will not be able to collect all amounts due to us under the terms of a particular loan agreement, we could be required to recognize an impairment charge or a loss on the loan unless the value of the collateral securing the loan exceeds the carrying value of the loan. If our assumptions regarding, among other things, the present value of expected future cash flows or the value of the collateral securing our loans are incorrect or general economic and financial conditions cause one or more borrowers to become unable to make payments under their loans, we could be required to recognize impairment charges, which could result in a material reduction in earnings in the period in which the loans are determined to be impaired and may adversely affect, perhaps materially, our financial condition, liquidity and the ability to make debt service payments and distributions to our equity owners.

SOME OF OUR MORTGAGE LOAN INVESTMENTS CURRENTLY ARE, AND IN THE FUTURE MAY BE, NON-PERFORMING LOANS WHICH ARE SUBJECT TO INCREASED RISKS RELATIVE TO PERFORMING LOANS. Some of the loans in our mortgage loan portfolio currently are, or in the future may be, a non-performing loan. Such loans may become non-performing if the church falls upon financial distress, the community or congregation the church serves suffers financial hardship or there is significant change in leadership of the church, in each instance, resulting in the borrower being unable to meet its debt service obligations to us. Such non-performing loans may require a substantial amount of workout negotiations and restructuring efforts by our management team. These restructuring efforts may involve modifications to the interest rate, extension or deferral of payments to be made under the loan or other concessions. Even if a restructuring is successfully accomplished, a risk still exists that the borrower may not be able or willing to maintain the restructured payments or refinance the restructured mortgage at maturity.

IN THE EVENT A BORROWER DEFAULTS ON ONE OF OUR MORTGAGE LOAN INVESTMENTS, WE WILL GENERALLY NEED TO RECOVER OUR INVESTMENT THROUGH THE SALE OF THE PROPERTY SECURING THE LOAN. In that event, the value of the real property security may prove insufficient, in which case we would not recover the amount of our investment. Even though an appraisal of the property may be obtained at the time the loan is originated, the property's value could decline as a result of a number of subsequent events, including:

•	uninsured casualty loss (such as an earthquake or flood);

•	a decline in the local real estate market;

•	undiscovered defects on the property;

•	waste or neglect of the property;

•	a downturn in demographic and residential trends;

—	a decline in growth in the area in which the property is located. Also, churches and church-related properties are generally not as marketable as more common commercial, retail or residential properties.

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The occurrence of any of these factors could severely impair the market value of the security for our mortgage loan investments. In the event of a default under a mortgage loan held directly by us, we will bear the risk of loss of principal to the extent in any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Foreclosure of a church mortgage can be an expensive and lengthy process, which could have a significant effect on our anticipated return on the foreclosed mortgage loan. Such delays can cause the value of the mortgaged property to further deteriorate. The properties also incur operating expenses pending their sale, including property insurance, management fees, security, repairs and maintenance. Any additional expenses incurred could adversely affect our ability to recover the full value of our collateral.

THERE IS A POSSIBILITY THAT WE COULD INCUR FORECLOSURES AND LOSSES IN CONNECTION WITH OUR MORTGAGE LOAN INVESTMENTS DURING RECESSIONARY OR DEPRESSED ECONOMIC PERIODS. Recessionary or depressed periods typically occur on a cyclic basis by an unpredictable time and with uncertain lengths. Also, such events can be triggered by terrorist acts, war, large scale economic dislocations, or widespread and large corporate bankruptcies. The effects of these events cannot presently be predicted. We could incur losses as a result of borrower defaults and foreclosures on our mortgage loan investments. Also, during times of recession or depression, the demand for our mortgage loans, even in times of declining interest rates, is likely to decline. In addition, in connection with any sale or hypothecation of a mortgage loan, we would likely have to agree to be responsible in whole or in part for a limited period of time for any delinquencies or default. If we should experience significant delinquency rates, our revenues would materially decrease and, subject to our other available cash resources at the time, our ability to timely pay our debt securities obligations or our other indebtedness may be substantially impaired.

WHEN WE ACQUIRE PROPERTIES THROUGH THE FORECLOSURE ON THE COLLATERAL SECURING OUR MORTGAGE LOAN INVESTMENTS, WE MAY RECOGNIZE A LOSS IF THE FAIR VALUE OF THE COLLATERAL WE DETERMINED UPON OUR ACQUISITION OF THE LOAN IS LESS THAN THE PREVIOUS CARRYING AMOUNT OF THE FORECLOSED LOAN. When we acquire a property through foreclosure, we value the real estate property and its related assets and liabilities. We determine fair value based primarily upon the value as reported on a recent appraisal performed by a third party appraiser, adjusted for estimated costs to sell the property. We may recognize a loss if the fair value of the property internally determined upon acquisition is less than the previous carrying amount of the foreclosed loan. Until 2011, we had never foreclosed on a real estate mortgage we owned.

REAL ESTATE TAXES RESULTING FROM A FORECLOSURE COULD ADVERSELY AFFECT THE VALUE OF OUR COLLATERAL. If we foreclose on a mortgage loan and take legal title to the real property, we become responsible for real estate taxes levied and assessed against the foreclosed upon real property. While churches are normally exempt from real estate assessments on their worship and ministry related properties, once we acquire the real property after a foreclosure, any real estate taxes assessed would be our financial responsibility and could prevent us from recovering the full value of our investment.

COMPETITION MAY LIMIT OUR BUSINESS OPPORTUNITIES AND ABILITY TO OPERATE PROFITABILITY. We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to serve this market sector. Many of these entities have greater marketing resources, more extensive networks of offices and locations, and lower costs in proportion to their size due to economies of scale.

WE ENGAGE IN TRANSACTIONS WITH RELATED PARTIES AND OUR POLICIES AND PROCEDURES REGARDING THESE TRANSACTIONS MAY BE INSUFFICIENT TO ADDRESS ANY CONFLICTS OF INTEREST THAT MAY ARISE. Under our code of business conduct, we have established procedures regarding the review, approval and ratification of transactions which may give rise to a conflict of interest between us and any employee, officer, Trustee, their immediate family members, other businesses under their control and other related persons. In the ordinary course of our business operations, we have ongoing relationships and have engaged in transactions with several related entities. These procedures may not be sufficient to address any conflicts of interest that may arise.

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ANY NEGATIVE CHANGES IN THE FINANCIAL CAPABILITIES OF ONE OR MORE OF OUR MEMBERS COULD ADVERSELY AFFECT OUR ABILITY TO RAISE ADDITIONAL CAPITAL. None of our Members are obligated to make additional contributions or loan us additional funds. However, they may do so on a voluntary basis and we may from time to time, in the future, request our Members to do so. In such event, one or more of our Members may be unwilling or unable to make voluntary additional capital contributions or loans because their financial capabilities are at the time impaired. Also, if a Member’s financial status is in the future deteriorated to the extent that they or their operations are ceased or otherwise come under the control of the AMAC, NCUA or other regulatory agency, it is unclear what rights, if any, that agency will have to exercise that Member’s membership rights in our company or, if it can exercise any such rights, the manner in which it will do so.

WE ARE EXPOSED TO ENVIRONMENTAL LIABILITIES WITH RESPECT TO PROPERTIES TO WHICH WE TAKE TITLE. In the course of our business, we may take title to real estate through foreclosure on one of our Mortgage Loan investments or otherwise. If we do take title to a property, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.

COMPETITION MAY LIMIT OUR BUSINESS OPPORTUNITIES AND ABILITY TO OPERATE PROFITABLY.  We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, certain real estate investment trusts, insurance companies and other financial institutions to serve this market sector. Many of these entities have greater marketing resources, more extensive networks of offices and locations, and lower costs in proportion to their size due to economies of scale.

RISKS OF COST OVERRUNS AND NON-COMPLETION OF THE CONSTRUCTION OR RENOVATION OF THE MORTGAGE PROPERTIES SECURING CONSTRUCTION LOANS WE INVEST IN MAY MATERIALLY ADVERSELY AFFECT OUR INVESTMENT. The renovations, refurbishment or expansion by a borrower of a mortgage property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a mortgage property up to standards established for the market position intended for that property may exceed original estimates, possibly making a project uneconomical. Such delays and cost overruns are often the result of events outside both our and the borrower’s control such as material shortages, labor shortages and strikes and unexpected delays caused by weather and other acts of nature. Also, environmental risks and construction defects may cause cost overruns, and completion delays. If such construction or renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of the borrower’s revenues making it unable to make payments on our loan. At June 30, 2012, we held no construction loans.

IN THE EVENT OF OUR DEFAULT UNDER OUR SECURED CREDIT FACILITIES, WE COULD LOSE ASSETS IN EXCESS OF OUR ASSETS PLEDGED AS COLLATERAL. In the event of a default under our MU Credit Facility and WesCorp Credit Facility Extension, the lender has the right to foreclose on its collateral pursuant to the respective credit facility agreement and applicable commercial law.  These laws do not require, and the permissible foreclosure procedures do not assure, that the collateral securing these loans will be sold or otherwise liquidated for an amount equal to its fair market value. Thus, in the event of foreclosure, there is no assurance the lender will realize proceeds from the collateral sufficient to repay the debt we owe.  Moreover, because these credit facilities are recourse against the borrower, the respective lender generally has the right to pursue the borrower for any deficiency between the amount the borrower owes on the defaulted loan and the value the lender realizes from its liquidation of the collateral for the loan.  Thus, our assets remaining after a foreclosure by a lender under our credit facilities may not be sufficient to repay our other debt, including the Class A Notes.

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THE GEOGRAPHIC CONCENTRATION OF THE COLLATERAL IN CALIFORNIA MAY INCREASE YOUR RISK OF LOSS. Economic conditions in various states will likely affect the rate of delinquency and possible losses on individual mortgages or loans comprising the collateral. Changes or fluctuations in these local economic conditions may affect the ability of a mortgage obligor to make timely payments on its mortgage obligation. These conditions include unemployment; real property values; liquidity of local loan and real property markets; inflation rates; consumer spending and perceptions of existing and future economic conditions; and effects of national catastrophes, such as hurricanes, floods and earthquakes. Real estate prices over the past few years have significantly declined in our market areas, which in turn has affected the ability of some of our borrowers to repay their Mortgage Loans. As prices have declined, the value of the collateral securing many of our Mortgage Loans has declined, which may diminish our ability to recover the full amount of a Mortgage Loan in an event of default.

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ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in the Offering, assuming that we sell the maximum offering of $75,000,000 of the Notes we are offering. Many of the figures set forth below represent our management’s best estimate since they cannot be precisely calculated at this time. Assuming all $75 million of Notes are sold in the Offering, we expect that approximately 93.6% of the money we receive from the Offering will be used to invest in Mortgage Loans, while the remaining approximately 6.4% will be used to pay underwriting compensation and organizational and offering costs.

	MAXIMUM OFFERING
	Amount	Percent
Gross Offering Proceeds	$75,000,000	100%
Less Offering Expenses:
Underwriting Compensation (1)	4,620,598	6.2%
Organization and Offering Expenses(2)(3)	181,708	0.2%
Amount Available for Investment	$70,197,694	93.6%
Investments in Mortgage Loans	70,197,694	93.6%
Amount Invested	$70,197,694	93.6%

(1)	See “Plan of Distribution– Underwriting Compensation We Will Pay.”
Includes maximum Gross Commissions of $4,125,000 and other underwriting compensation of $495,598.

(2)	The Estimated Organization and Offering Expenses we will pay consist of the following:

Securities Registration Fees	$8,708
FINRA Filing Fee	8,000
Legal Fees and Expenses	85,000
Accounting Fees and Expenses	10,000
Printing Costs	10,000
Blue Sky Registration Fees	20,000
Accountable $25,000 Managing Broker Reimbursement	25,000
Miscellaneous Expenses	15,000
Total	$181,708

(3)	Does not include an estimated $307,792 of costs which we will not pay from, or reimburse from, the Offering Proceeds. These costs consist of the following:

	Amount	Percent of Maximum Offering
Salaries and other compensation paid to our employees for their services to us in connection with the preparation and registration of the Offering	$213,191	0.28%
The portion of our administrative and overhead costs allocated to our preparation and registration of the Offering	94,601	0.13%
Total	$307,792	0.41%

These costs represent allocations of the respective costs over the 9 months preceding the commencement of the Offering and the anticipated 24-month Offering period. These costs will be incurred at differing rates over that 33-month period.

These costs would be deemed by FINRA to be “issuer organization and offering costs” under the FINRA rules to the extent they are paid for or reimbursed from the Proceeds of the Offering. However, we will not pay these costs from the Proceeds of the Offering, and no person will be reimbursed for these costs from the Proceeds of the Offering.

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We expect to invest the net proceeds of the Offering in Mortgage Loan investments by purchasing or otherwise acquiring additional Mortgage Loans or participation interests therein. However, we may from time to time use a portion of the Offering proceeds to pay interest and principal due on our existing indebtedness, including our credit facilities and our debt securities. In order to preserve our interests in existing Mortgage Loans, we may also, if required, use some proceeds to pay our operational expenses. We have not identified any specific investments we will make with the Offering proceeds and our management has broad discretion over their use and investment. Pending use of the net proceeds, we intend to invest them in a short-term, interest bearing commercial account with a financial institution, which may be one of our Members.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD-LOOKING STATEMENTS.  THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

DESCRIPTION OF THE NOTES

Following is a summary of the material terms of the Notes and the Indenture. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all of the provisions of the Notes and the Indenture. A copy of the Indenture is set forth in Exhibit A to this prospectus. Copies of the Fixed Series Note, the Flex Series Note, and the Variable Series Note are set forth in Exhibit B, Exhibit C and Exhibit D, respectively, to this prospectus. We urge you to read the forms of the Notes and the Indenture because they, and not this description, define your rights as a Noteholder.

General

The Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

The Notes are issued subject to the Indenture, which is intended to constitute an Indenture agreement as that term is defined under the Trust Indenture Agreement Act of 1939, which we refer to as the 1939 Act. The Notes have been registered under the 1939 Act, and the Indenture contains certain required protective provisions benefiting the holders, as required by the 1939 Act. In addition, the Indenture contains certain financial covenants and restrictions on the payment of distributions to our Members and on our ability to incur other debt.

The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set. Descriptions of the Swap Index and the Variable Index are set forth under “The Indexes” below.

We reserve the right to prospectively adjust the applicable Spread as required to ensure our financial stability and our access to capital at competitive rates. Any change in the applicable Spread will apply only to Notes we sell at least 10 days after we give notice of the change to prospective investors. We will provide notice of any change in a Spread by supplement to this prospectus.

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The Fixed Series Notes

Category and Required Minimum Purchase. The Fixed Series Notes are offered in six Categories, each requiring a stated minimum purchase.

Interest Rate. The Fixed Series Notes pay an interest rate equal to the sum of the Fixed Spread for the respective Fixed Series Note Category shown in the table below plus the Swap Index then in effect.

Maturities. All Fixed Series Notes are offered with maturities of 12, 18, 24, 30, 36, 42, 48, 54 and 60 months.

The Categories, the corresponding required minimum purchase amounts, and the respective Fixed Spreads are set forth below.

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	12 Month	18 Month	24 Month	30 Month	36 Month
Category Fixed 1	$1,000	1.70%	1.80%	1.90%	2.00%	2.05%
Category Fixed 5	$5,000	1.75%	1.85%	1.95%	2.05%	2.10%
Category Fixed 10	$10,000	1.80%	1.90%	2.00%	2.10%	2.15%
Category Fixed 25	$25,000	1.85%	1.95%	2.05%	2.15%	2.20%
Category Fixed 50	$50,000	1.90%	2.00%	2.10%	2.20%	2.25%
Category Fixed 100	$100,000	1.95%	2.05%	2.15%	2.25%	2.30%

		Fixed Spread
Fixed Series Note Category	Required Minimum Purchase	42 Month	48 Month	54 Month	60 Month
Category Fixed 1	$1,000	2.10%	2.15%	2.20%	2.25%
Category Fixed 5	$5,000	2.15%	2.20%	2.25%	2.30%
Category Fixed 10	$10,000	2.20%	2.25%	2.30%	2.35%
Category Fixed 25	$25,000	2.25%	2.30%	2.35%	2.40%
Category Fixed 50	$50,000	2.30%	2.35%	2.40%	2.45%
Category Fixed 100	$100,000	2.35%	2.40%	2.45%	2.50%

The Form of the Fixed Series Notes is included in Exhibit B to this Prospectus.

The Flex Series Notes

Category and Required Minimum Purchase. The Flex Series Notes are offered in four Categories, each requiring a stated minimum purchase.

Interest Rate. The Flex Series Notes pay a fixed rate of interest equal to the sum of the Spread for the respective Flex Series Note Category plus the current Swap Index then in effect. Flex Series Notes offer the investor an option to reset the interest rate on the Note, upon request, once during each 12-month period following the first anniversary of the date of purchase to the currently offered rate on Flex Series Notes. However, the interest rate may not increase by more than 1.0% by any single adjustment or by more than a total of 3.0% by all adjustments over the term of the Flex Note.

Maturities.  All Flex Series Notes have a maturity of 84 months.

Prepayment. Upon your request, we will prepay up to 10% of the outstanding balance of your Note, without penalty, during any 12-month period following the first anniversary of your purchase of your Flex Series Note.

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The Categories, the corresponding minimum purchase amounts, and respective Flex Spreads are set forth in the following table.

Flex Series Note Category	Required Minimum Purchase	Flex Spread
Category Flex 25	$25,000	2.30%
Category Flex 50	$50,000	2.35%
Category Flex 100	$100,000	2.40%
Category Flex 250	$250,000	2.45%

The Form of the Flex Series Notes is included as Exhibit C to this Prospectus.

The Variable Series Notes

Category and Minimum Required Purchase. The Variable Notes are offered in five Categories, each requiring a stated minimum purchase.

Interest Rate. The Variable Series Notes pay a variable rate of interest equal to the sum of the Variable Index plus the Fixed Spread for the respective Category of Variable Series Note. The interest rate on the Variable Series Notes will be adjusted monthly on a specified day each month, commencing the month following the date the Variable Series Note is issued.

Maturities. Variable Series Notes have a maturity of 72 months.

Prepayment. We will prepay your Variable Series Note in whole or in part upon your delivery of your written request, provided your Note had an unpaid principal balance of at least $10,000 during the immediately preceding 90 days.

The Categories, the corresponding required minimum purchase amounts, and respective Variable Series Spreads are set forth in the following table.

Variable Series Note Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	1.50%
Category Variable 25	$25,000	1.55%
Category Variable 50	$50,000	1.60%
Category Variable 100	$100,000	1.70%
Category Variable 250	$250,000	1.80%

The Form of the Variable Series Notes is included as Exhibit D to this Prospectus.

The Indexes

General. The interest rates we pay on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. The interest rate we pay on the Variable Series Notes is determined by reference to the Variable Index in effect on the date the interest rate is set.

The Swap Index. The Swap Index in effect when we issue a Fixed Series Note or Flex Series Note is the weekly average interest rate for Swaps last reported by the Federal Reserve Board. The Fed computes this weekly average of the Swap rate based on the rates reported for seven consecutive calendar days. Currently, the Fed uses Wednesday through Thursday to calculate this average and reports the average on Friday of each week. The Swap rates refer to the International Swaps and Derivatives Association Mid-Market for Swap Rates. These rates are for a fixed rate Payer and are based on rates collected at 11:00 a.m. Eastern Time by Garban International PLC and published on Reuters Page ISDAFIX(R1).

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The Swap Index is not reported for partial year obligations. The Swap Index applied to Notes with partial year terms will be the Swap Index corresponding to the term equal to or not exceeding the term of the Fixed Note, or if there is none, the obligation having the longest term not exceeding the term of the Fixed Note. For example, for an 18-month Fixed Note, the 1-year Swap Index will be used. The currently reported Swap Index is available on the Federal Reserve Board’s website, www.federalreserve.gov/releases/H15/data.htm, on its Federal Interest Rates Release H-15. We also make them available to holders and potential investors upon request.

The Variable Index. The Variable Index in effect when we issue a Variable Series Note is the LIBOR rate for 3-month financial obligations in effect on the date the Variable Note is issued. The Wall Street Journal regularly reports the LIBOR rate. The Wall Street Journal can be accessed on the internet at www.wallstreetjournal.com. In the event reporting of a current 3-month LIBOR rate is suspended or ended, we have the right to substitute the successor index, if any, or if there is none, the regularly reported interest rate we determine, in our sole discretion, to most likely track the 3-month LIBOR rate.

Common Provisions of the Notes

Payment of Interest. Unless you select the Interest Deferral Election option or other payment option, interest is payable on all Notes in arrears, monthly. The interest rates offered on the day of purchase will be confirmed by us upon request. You may change the way interest is paid on your Note by written notice to us. Interest is payable in arrears, on or before the 5th business day of the month next following the month in which payment is due. Interest will be prorated for the first partial payment period. Interest will be computed on the basis of a 365-day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds. You may change from one method of payment to another by giving us written notice by the 21st day of the month in which you want the change to be effective.

To be entitled to receive the interest effective on any day, an investor’s purchase of the Note must be confirmed and accepted by us on that day. An investor may elect to receive interest payable monthly, quarterly, semi-annually or annually or to reinvest interest, as described below.

Interest Deferral Election. Under this election, any Noteholder may choose to have the payment of accrued interest on their Note deferred and added to their Note’s principal balance. From the date this election is made, all interest payments on the Note will be deferred and the interest added to the Note’s principal balance will accrue interest under the terms of the Note. Interest so deferred will not be kept in a separate account, but will be treated by us in the same manner as the unpaid principal amount of the Notes. We will not pay any commissions or other fees with respect to interest deferred under the Interest Deferral Election.

Investors who are subject to taxation who make the Interest Deferral Election option should be aware that they will continue to have tax liability for all accrued interest in the year it is accrued and added to the Note’s principal balance. See “Certain U.S. Federal Income Tax Considerations.”

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Our Right to Prepay the Notes. We may elect at any time to prepay all or a portion of the Notes upon at least thirty (30) days and not more than sixty (60) days’ written notice. The redemption price will be the unpaid principal balance of the Note, plus accrued and unpaid interest thereon, through the redemption date. If less than all of the Notes can be redeemed, we will redeem the Notes on a pro rata basis. We will mail a notice of our election to prepay the Note by first class mail to each holder of the Notes to be redeemed at the most recent address the Noteholder has provided us in writing. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Noteholder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Note of any Noteholder on a voluntary basis, including any prepayment of a Note upon an investor’s request as described below.

Presentment of Notes for Early Payment. A Noteholder may request that we voluntarily prepay his or her Note at any time by delivering a written request for early payment of the Note to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant a reasonable request by reason of a demonstrated bona fide hardship, subject to availability of funds, but there is no assurance we will continue this policy. We must determine whether to purchase a Note so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting Noteholder the purchase price. In the event we agree to prepay the Note as requested, we may deduct an administrative charge equal to up to 3 months’ interest on the amount of the principal prepaid. If the Noteholder holds the Note in an individual retirement account (an “IRA”), the investor may incur additional withdrawal penalties, fees, and/or taxes.

DESCRIPTION OF THE INDENTURE

General

We may issue up to an aggregate of $200 million of the Class A Notes under the Indenture. However, we may not issue any Note if, after giving effect to such issuance, the Class A Notes then outstanding would have an aggregate unpaid balance exceeding $100 million.

As a condition to your purchase of a Note, you agree to adopt and become a party to the Indenture. The Indenture is a contract between the holders of the Class A Notes, ourselves, and the Trustee. As required by U.S. federal law, the Notes are governed by the Indenture, which we intend to constitute an indenture under the 1939 Act. We have therefore registered the Indenture and the Notes under the 1939 Act.

The Trustee

The Indenture appoints US Bank as Trustee. The Trustee has two main roles under the Indenture:

•	The Trustee is empowered, at the direction of the holders, to enforce your rights under the Indenture, including your rights against us in the event we default; and

•	The Trustee may perform certain administrative duties for us such as sending you notices and information regarding your Notes.

Successor Trustee, Trustee Eligibility

The Trustee may not be an affiliate of the Company and must at all times meet the requirements of a Trustee under the 1939 Act. Among other things, the 1939 Act requires a Trustee to have a combined capital and surplus of not less than $150,000.

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Compensation of the Trustee

The Trustee is entitled to base compensation, plus additional compensation for services it may perform at the direction of the holders under the Indenture. Also, the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Indenture, the Trustee agrees to look only to us for payment of its compensation and expenses.

The Trustee’s Rights, Duties and Responsibilities

The Trustee represents the interests of all the holders pursuant to the Indenture. As described in the following sections, the Trustee may not take specified actions without the direction, authorization or approval of a majority vote of the holders. The Indenture requires holders who suffer an actual default on their Notes to obtain the consent of a majority vote of all holders, regardless of Series or maturity or default status, to appoint a Trustee and take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY HOLDERS WITHOUT PRACTICAL RECOURSE.

NO HOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE INDENTURE, THE NOTES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

BY EXECUTING THE APPLICABLE PURCHASE APPLICATION, EACH HOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE INDENTURE SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE INDENTURE (ATTACHED AS EXHIBIT A). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE INDENTURE.

The Indenture requires the Trustee to exercise its rights and powers vested in the Indenture using the same degree of care and skill as a good man would exercise or use under the circumstances in the conduct of his or her own affairs. However, no provision of the Indenture may be construed as to relieve the Trustee from liability for its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

The Trustee will not be liable for exercising its rights and powers under the Indenture in certain circumstances including, but not limited to:

•	Any action or inaction taken in good faith in accordance with the direction of a majority in interest of the holders;

•	Any action or inaction taken in reliance upon its legal counsel, accountants or other experts;

•	Any action or inaction taken in good faith in reliance upon an opinion of the Trustee’s legal counsel;

•	Any error of judgment made in good faith unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

•	Any execution of the Trustee’s powers under the Indenture through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

The Trustee may refuse to take any action if he is required to advance, expend or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its powers under the Indenture. The Trustee shall have no duty to take any action whatsoever if it believes in good faith that taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Notes or the Indenture.

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Under the Indenture, the Trustee does not authenticate the Notes. The Trustee does not collect interest or principal of the Notes on behalf of the holders, except in the event of a default where the Trustee is directed to do so by a majority vote of the holders.

Our Continuing Covenants Under the Indenture

Limits on Our Payment of Distributions

While any Note is outstanding, we may not make, and will not permit any subsidiary to make, a restricted payment unless no default or event of default has occurred and is continuing, or would occur as a consequence of making the restricted payment, and certain other conditions are met. For this purpose, a restricted payment means: (i) a declaration or payment of any distribution to our Members (other than distributions payable in our membership interests to us or to our wholly-owned subsidiary); (ii) any payment for the acquisition, redemption or retirement of our membership interests or that of any wholly-owned subsidiary; or (iii) any voluntarily purchase, redemption or repayment, prior to its scheduled maturity of any of our indebtedness that is subordinated in right of payment to the Notes.

In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

(i)	50% of our net income for the period (taken as one accounting period) commencing on January 1, 2000 and ending on our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit); plus

(ii)	100% of the aggregate net cash proceeds we receive from the issue or sale of our equity membership interests (other than equity membership interests sold to a subsidiary), debt securities or securities convertible into our equity membership interests upon such conversion, or any funds advanced or loaned to us under any subordinated credit facility; plus

(iii)	100% of the cash, if any, contributed for our capital, as additional paid in capital by any of our Members.

However, under the Indenture the following are not defined as restricted payments:

(a)	the payment of any distribution within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(b)	any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our equity membership interests, (y) the purchase, redemption or other acquisition or retirement of our Indebtedness which is subordinated in right of payment to the Class A Notes, prior to any mandatory sinking fund payment or maturity; or (z) the making of any investment in us or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of, the proceeds of the substantially concurrent sale (other than to us) of our equity membership interests.

For the purposes of the Indenture, our “net income” means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

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Limits on Our Ability to Incur Debt

While any Note remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Notes; (ii) was existing at March 31, 2008 as it may be extended or modified; (iii) is incurred in the ordinary course of business for the funding of Mortgage Loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Class A Notes, to exceed $20.0 million immediately after we incur the indebtedness.

Under the Indenture:

•	Our “fixed charge coverage ratio” means the ratio of our cash flow to our fixed charges for the applicable period;

•	Our “cash flow” means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss, plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is expressly subordinated to the Notes, plus the unused amount of our credit facilities and any other financing which is expressly subordinated to the Notes;

•	Our “fixed charges” means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated in right of payment to the Notes; and

•	Our “indebtedness” means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

The Effect of Our Merger, Consolidation or Sale of Assets

While any Note is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting sales of our loans we hold for sale in our normal course of business), in one or a Series of transactions for the same purpose, unless (i) we are the surviving entity of such transaction; or (ii) if we are not the surviving entity, the surviving entity assumes our obligations under the Notes by agreement or operation of law.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth

In the event that our tangible adjusted net worth is less than the minimum tangible adjusted net worth, within 55 days after the end of any fiscal quarter we must notify the holders of the Class A Notes. We must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the amount of our credit facilities to the extent it is subordinated in right for payment on a current basis to the Notes.

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Under the Indenture, our “tangible adjusted net worth” means our adjusted net worth less our intangible assets, if any. Our “adjusted net worth” means the sum of (i) our Members’ consolidated equity and of the equity interests of any consolidated subsidiary, plus (ii) the amount of any credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Class A Notes.

Requirements That We Keep Certain Books and Records

We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Notes and our business and affairs in accordance with accounting principles generally accepted in the United States of America. We must furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in our possession.

Other than the foregoing, there are no covenants or other provisions (except those contained under the California General Corporation Law which apply to corporations generally) restricting our ability to enter into transactions with our Affiliates including, but not limited to, transactions involving the sale, lease, transfer or other disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

Under California law, our independent Managers’ fiduciary obligations require that they act in good faith in a manner which they believe to be in our best interests and those of our Members, which may not, in all circumstances, be the same as those of our holders.

Remedies in the Event of Our Default

Each of the following constitutes an event of default under the Notes:

•	our default for thirty (30) days in the payment when due of interest or penalty on any Note;

•	our default for thirty (30) days in the payment when due of principal of any Note;

•	if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Notes or set forth under the Indenture; or

•	if not cured in a timely manner, our default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a “payment default”) or (b) results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

The Indenture provides that a Default by reason of any of the foregoing Events of Default is a Default with respect to all of the Notes.

In order to cure payment in default, we must mail to the Noteholder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Notes until the date it actually is mailed, deposited or credited.

If any event of default occurs and is continuing, the Noteholders, by a majority vote, may instruct the Trustee to declare all the Notes to be due and payable immediately and take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from our bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the Noteholder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Notes for the amount so due and unpaid pursuant to the terms of the Notes.

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Compromise or Settlement of Claims

The Trustee may not settle or compromise any rights or claims of the holders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a majority vote of the holders. Any settlement or compromise so approved would be binding upon all the holders.

The Trustee may withhold from the holders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest or penalties.

Amendment, Supplement and/or Waiver of the Indenture

The Indenture and/or the Notes may be amended or supplemented by a majority vote of the holders. Also, the holders may, by a majority vote, consent to waive any default, event of default, compliance or noncompliance with any provision of the Notes. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Notes must be ratable and proportionate in effect on all outstanding holders based on the aggregate amount of principal and interest and penalty payments due them.

OUR COMPANY

Our Identity and History

We are a privately owned California limited liability company with 12 equity owners, each of whom is a federal or state chartered credit union (“we”, “us”, “our” or the “Company”). We are a California limited liability company and our principal executive offices are located at 915 West Imperial Highway, Suite 120, Brea, California 92821. Our telephone number is (800) 753-6772 and our website address is www.ministrypartners.org.

We exist to help make evangelical ministries more effective by providing ministries with Biblically-based, value-driven financial services and by providing funding services to the credit unions who serve those ministries. We do this by investing in mortgage loans made to churches and ministries. These loans are typically originated by credit unions and secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church-related organizations such as Christian schools and ministries. Most of the mortgage loans in our loan portfolio have been purchased from our largest equity investor, the Evangelical Christian Credit Union of Brea, California (“ECCU”), and ECCU acts as our primary servicer for most of those loans.

In recent years, we have developed the capability to originate and service loans ourselves and an increasing proportion of our portfolio is now originated and serviced by us. As of June 30, 2012, we owned a total of 125 mortgage loans, with an outstanding principal balance of $157.5 million. At June 30, 2012, the average loan balance for our mortgage loan investments is $1.298 million and our loans have a weighted average life to maturity period of 2.97 years.  Substantially all of our business operations currently are conducted in California and our mortgage loan investments are primarily concentrated in California.

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We were incorporated under California law on October 22, 1991 under the name Ministry Partners Investment Corporation and established as a credit union service organization, or “CUSO,” by ECCU for the purpose of providing mortgage loans to evangelical churches and ministry organizations. Effective as of December 31, 2008, we converted our form of organization from a California corporation to a California limited liability company. This conversion was a statutory conversion authorized under Section 1150 of the California Beverly Killea Limited Liability Company Act. Upon the conversion, we became, by operation of law, a California limited liability company. As a result of the conversion, our name changed to "Ministry Partners Investment Company, LLC.” Since the conversion became effective, we have been managed by a group of managers that carry out their duties similar to the role and function that the board of directors performed under our previous bylaws.  Operating like a board of directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of our affairs.

To finance our mortgage loan investments, we obtain funds from the sale of our debt securities. We also obtain funds from lines of credit provided by various financial institutions and, from time to time, sell participation interests in our mortgage loan investments to generate additional funds. We market our debt securities primarily to investors who are in or associated with the Christian community, including individuals, ministries and other organizations and associations. As a CUSO, we invest in and originate loans made to evangelical churches and ministry organizations.

Our Subsidiaries

MPF

In 2007, we created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), for the purpose of warehousing church and ministry mortgages purchased from ECCU or originated by us for subsequent securitization.  The funds for these acquisitions came primarily from a $150 million line of credit provided by Fairway Finance Company, LLC as lender and BMO Capital Market Corp., as agent (the “BMO Facility”). Because of the collapse of the mortgage-backed securities market and severe credit crisis that adversely impacted global financial markets in the latter part of 2008, we did not securitize any of the mortgage loans that MPF purchased. MPF’s loan purchasing activity continued through early 2009, after which its operations ceased and its assets, including loans, were transferred to us.  All liabilities of MPF have been paid off.  We closed down the active operations of MPF effective December 31, 2009 but we plan to maintain MPF’s existence as a Delaware limited liability company for possible future use as a financing vehicle to effect debt financing transactions.

MP Realty

On November 13, 2009, we formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”).  MP Realty provides loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker.

MP Securities

On April 26, 2010, we formed Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”).  On July 6, 2010, MP Securities became a registered broker dealer firm under Section 15 of the Securities Exchange Act of 1934.  Effective as of March 2, 2011, MP Securities’ application for membership in the Financial Industry Regulatory Authority (“FINRA”) was approved. MP Securities has been formed to provide financing solutions for churches, charitable institutions and faith-based organizations and act as a selling agent for securities offered by such entities. MP Securities has requested that FINRA approve its request to act as a selling agent for the Company’s Class A Notes offering that will be offered under a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). In addition to serving as a selling agent for the Company’s Class A Notes and other debt securities, MP Securities will also provide securities brokerage services to other credit unions and credit union service organizations and the customers and institutions they serve.

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Our Employees

Effective as of January 1, 2011, we renewed our staffing agreement with Administaff Companies, Inc., which now operates under the name Insperity, for personnel and administrative services. As of June 30, 2012, all of our employees, a total of 20 full-time equivalent employees, are under this arrangement. None of our employees are covered by a collective bargaining agreement, and we believe that we have an excellent relationship with our employees and staff.

Our Facilities

Our business offices are located at 915 West Imperial Highway, Suite 120, Brea, California 92821.

We currently rent our offices (approximately 4,970 square feet of rentable space) from ECCU under the terms of an Office Lease dated November 4, 2008. The lease has an initial term of five years and we have an option to renew for two additional periods of five years each. Our base rent is currently $10,189 per month. On March 6, 2012, MP Securities entered into an office lease for approximately 1,358 square feet of office space to open a branch office in Fresno, California. The lease has a term of 36 months and includes an option to extend the lease for an additional two year term. For 2012, the base rent for this branch office will be $1,834 per month.

Our Business

We are a non-bank financial institution that does business on a national basis and we were organized for the specific purpose of assisting evangelical Christian churches and organizations by providing financing through Mortgage Loans for acquisition, development and/or renovation of churches or church-related properties. We originate Mortgage Loans, participate in Mortgage Loans, and also purchase entire Mortgage Loans. These Mortgage Loans fall into four classes: whole secured loans for which we hold the first collateral position, whole loans that are either unsecured or for which we hold a junior collateral position, loan participation interests which are secured by the first collateral position, and loan participations which are secured by a junior collateral position. All of our Mortgage Loan investments consist of loans made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. At June 30, 2012, we owned 125 Mortgage Loan investments. Maturities on these Mortgage Loans extend through 2022. These loans yielded a weighted average of 6.46% as of June 30, 2012, compared to a weighted average yield on our Mortgage Loan investments of 6.40% as of June 30, 2011. For an in depth description of our Mortgage Loan business, see “Our Mortgage Loan Business.”

The market segment for Mortgage Loans has grown dramatically over the years since our inception and both the size of the loans and number of qualified borrowers in this sector has steadily increased. Prior to the 2008 global financial crisis that adversely affected real estate values in certain regions of the United States, the size of the church and ministry mortgage financing market in the United States was estimated to range between $20 billion and $40 billion annually. While post-crisis estimates of the size of this market have been difficult to obtain, we believe that the demand for ministry loans will continue to exceed available lending and financing sources for this sector. We base our belief on our past experience with making loans to this market segment and on information we have obtained through contact with sources in the industry. We believe that the contraction of ministry lenders serving this market presents us with a significant opportunity. Those ministry lenders that are active in the market appear to have tightened their credit standards. Competition for the highest quality borrowers can be intense in certain markets.

Because the financial base and resources of church and ministry organizations have grown larger and these organizations increasingly employ more sophisticated accounting and budgetary practices, more financial institutions are now willing to originate, participate in or purchase loans in this market segment. As a result, a limited but robust secondary market for these loans has developed among financial institutions, especially credit unions and we are an active participant in that market. As commercial lenders, financial institutions and ministry lenders have curtailed their origination of new ministry mortgage loans or, in some instances liquidated their operations or commenced bankruptcy proceedings, we believe there has been a significant contraction in the number of financial institutions and ministry lenders that specialize in and have a proven track record in acquiring, originating and managing a loan portfolio that is focused on church ministry loans.

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Our general practice in recent years has been to fund loan acquisitions with borrowings under our credit facilities. We then repay borrowings on our credit facilities with proceeds from the sale of investor notes, mortgage loan prepayments and repayments and from our operating income. Our ability to access capital to repay borrowings under our credit facilities is subject to variability based upon a number of factors, including volatility in the capital markets, the relative interest rates that we are prepared to pay for our investor debt obligations, the ability of our borrowers to access capital to repay or prepay their obligations to us and our ability to sell our mortgage loan assets. Any occurrence that disrupts our ability to access capital from these sources may have a material adverse effect on our ability to grow our business, meet our commitments and make distributions or payments to our equity owners and debt securities investors.

Although in recent years we have primarily relied on credit facilities made available by institutional lenders to fund our mortgage loan investments, we believe that it will be important for the Company in the next few years to transition to a more diverse mix of financing sources that includes the sale of debt securities to institutional and high net-worth investors collateralized by specific mortgage loans, expanded efforts to generate capital through the sale of loan participation interests to other financial institutions and expanding the sale of our debt securities through the efforts of our recently activated, wholly-owned broker dealer firm, MP Securities.

Our revenue is generated primarily from:

—	interest income from our mortgage loan investments; and

—	fee income generated from originating and servicing of mortgage loans.

In 2011, the United States economy continued to show signs of a limited recovery from the deep recession that commenced in 2008 with the collapse of the country’s financial markets. In particular, our church and ministry borrowers have been impacted by the sharp rise in unemployment that followed the financial collapse of a U.S. economy that has been characterized by uncertainty in business and consumer confidence and substantial declines in property values in many of the markets we serve. As national employment statistics slowly improved, churches and ministries began reporting more stable revenues and improvements in their financial positions. Our mortgage loan portfolio also reflected this trend in 2011 as we began to see an improvement in the performance of our loan portfolio, a decrease in the number of loans being characterized as non-performing and improvements in the performance of borrowers whose loans had been restructured.

During 2011, we successfully (i) improved our liquidity and strengthened our balance sheet through the refinancing and extension of our $87.3 million and $23.5 million credit facilities; (ii) substantially reduced the borrowing rate on our primary credit facilities thereby positioning the Company to benefit from substantial reductions in interest expense on our $87.3 million and $23.5 million credit facilities over the remaining term of such facilities; (iii) obtained regulatory approval from the SEC and FINRA to commence operations of our wholly-owned subsidiary, MP Securities, as a broker dealer firm; (iv) strengthened management over our loan portfolio through the implementation of enhanced collections, appraisal and loan risk rating policies and the expansion of a credit management team that is focused on resolving delinquent and defaulted loans through a combination of workouts, restructurings and, where inevitable, foreclosure actions; and (v) began to implement a strategy designed to diversify our revenue sources and make us less dependent on realizing a favorable net interest rate margin from our mortgage loan investments. Although we reported a net loss of $1.044 million for 2011, caused primarily by taking additional provisions for loan losses of $1.5 million resulting from the decline in collateral value for two of our non-performing loans, we believe we are positioned to take advantage of reduced borrowing costs on our credit facilities, achieve improvements in the quality of loans in our portfolio and pursue opportunities that could result in more diversified sources of revenue for the Company.

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Our Capitalization

Borrowings from Financial Institutions

At June 30, 2012, we had $108.0 million in borrowings from financial institutions compared to $110.3 million at December 31, 2011, a decrease of $2.3 million, or 2.1%, from December 31, 2011. Subsequently, in August 2012, we made principal payments of $854 thousand and $1.6 million on our Members United Credit Facility.

At June 30, 2012, our borrowings from financial institutions consisted of the following credit facilities:

MU Credit Facility . On October 12, 2007, we entered into the MU Credit Facility with Members United, a federally chartered credit union located in Warrenville, Illinois. This facility consisted of two secured notes, for a secured $10 million revolving line of credit and for a secured $50 million revolving line of credit which was later amended to $100 million. Both notes were secured by certain Mortgage Loans under a recourse obligation. On August 27, 2008, we borrowed the entire $10 million available on the $10 million. This $10 million note was converted to a term loan with a maturity date of August 26, 2011.

On September 24, 2010, the NCUA placed Members United into conservatorship. Under this conservatorship, our MU Credit Facility was placed into, and administered by, an Asset Management Estate established by the NCUA. On November 4, 2011, we and the National Credit Union Administration Board (the “NCUA Board”) as liquidating agent of Members United entered into an $87.3 million credit facility refinancing transaction which amended and restated the original $100 million credit line we entered into with Members United on May 7, 2008. Under the terms of the amended loan documents, the principal balance and any interest due on the MU Credit Facility will mature on October 31, 2018. Accrued interest is due and payable monthly in arrears on the MU Credit Facility commencing on December 1, 2011 and on the first day of each succeeding month thereafter at the lesser of the maximum interest rate permitted by applicable law under the loan documents or 2.525%. The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the MU Credit Facility may not be re-borrowed. We repaid the $10 million note in 2011. The weighted average interest rate we paid on the MU Credit Facility was 3.98%.

Under the MU Credit Facility, we agreed to maintain a minimum collateralization ratio of 128%. If at any time we fail to maintain our required minimum collateralization ratio, we will be required to deliver cash or qualifying Mortgage Loans in an amount sufficient to enable us to meet our obligation to maintain a minimum collateralization ratio.

The MU Credit Facility includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the lender with interim or annual financial statements and annual and periodic reports filed with the SEC. Under the terms of the MU Credit Facility, we have established a lockbox maintained for the benefit of the NCUA that will receive all payments made by collateral obligors. Our obligation to repay the outstanding balance on this facility may be accelerated upon the occurrence of an “Event of Default” as defined in the MU Credit Facility. Such events of default include, among others, failure to make timely payments due under the MU Credit Facility, or our breach of any of our covenants.

As of June 30, 2012, the outstanding principal balance due on the MU Credit Facility was $85.1 million. As of June 30, 2012, the collateral securing the MU Credit Facility had an aggregate principal balance of $108.1 million. As this collateral pledge did not satisfy the minimum collateral covenant, we made a principal payment of $854 thousand on August 6, 2012 in order to maintain our compliance with this covenant.

WesCorp Credit Facility . We entered into the WesCorp Credit Facility on November 30, 2009 with WesCorp, a federally chartered credit union located in San Dimas, California. This facility consisted of a secured note which allowed us to borrow up to $28.0 million. The WesCorp Credit Facility had a fixed interest rate of 3.95% and was initially secured by approximately $59.2 million of Mortgage Loans we previously pledged to secure our former BMO Credit Facility. Thus, the loan was initially secured by excess collateral of approximately $30.8 million. We used $24.6 million of the proceeds from the WesCorp Credit Facility to pay-off our former BMO Credit Facility.

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On March 20, 2009, the NCUA assumed control of WesCorp under a conservatorship proceeding initiated by the NCUA under regulations adopted under the Federal Credit Union Act. Effective as of October 1, 2010, WesCorp was placed into liquidation by the NCUA. Pursuant to a letter dated October 25, 2010, we were advised that our WesCorp Credit Facility had been transferred to the Asset Management Assistance Center (“AMAC”), a facility established by the NCUA.

On November 4, 2011, we and the NCUA Board as liquidating agent of Western Corporate Federal Credit Union entered into a $23.5 million credit facility which amended and restated the WesCorp Credit Facility. Under the terms of the amended loan documents evidencing such credit facility, the principal balance and any interest due on the facility will be payable in full on October 31, 2018. Accrued interest on the WesCorp Credit Facility Extension is due monthly in arrears commencing on December 1, 2011 and on the first day of each succeeding month thereafter at the lesser of the maximum rate permitted by applicable law under the loan documents or 2.525%. As a result of this refinancing transaction, our interest rate was reduced from 3.95% to 2.525%. The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the WesCorp Credit Facility Extension may not be re-borrowed.

The WesCorp Credit Facility includes a number of other borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the NCUA with interim or annual financial statements and annual and periodic reports filed with the SEC.

The WesCorp Credit Facility, as extended, requires us to maintain a minimum collateralization ratio of at least 150%. If at any time we fail to maintain our required minimum collateralization ratio, we will be required to deliver cash or qualifying Mortgage Loans in an amount sufficient to enable us to meet our obligation to maintain a minimum collateralization ratio.

During the six months ended June 30, 2012, we made a $685 thousand principal payment on this facility in order to maintain our compliance with our minimum collateral pledge covenant. As of June 30, 2012, $22.9 million was outstanding on the WesCorp Credit Facility Extension. As of June 30, 2012, the collateral securing the WesCorp Credit Facility Extension had an aggregate principal balance of $34.5 million, which satisfies the minimum collateralization ratio for this facility.

The Class A Notes and Other Investor Debt Securities

Our investor debt securities consist of various series of notes sold under several registered public offerings as well as in private offerings. At June 30, 2012, a total of $59.1 million of our investor debt securities were outstanding, including $46.2 million of Class A Notes. This represented an increase of $26 thousand, or less than 1%, over the total of $59.0 million of our investor debt securities outstanding at December 31, 2011. Our Members’ Equity consists of regular and preferred membership interests held by several federal and state chartered credit unions. See “Description Of Our Membership Interests And Charter Documents” and “Security Ownership Of Certain Beneficial Owners And Management.” At June 30, 2012, our investor debt securities consisted, in addition to the Class A Notes, of the following series of notes:

The Alpha Class Notes. The Alpha Class Notes were issued in five Series having maturities up to 120 months. The Alpha Class Notes are our general unsecured and unsubordinated obligations (except as described below). The Notes are issued subject to the Alpha Class Note Loan and Trust Agreement. This Loan Agreement contains certain financial covenants and restrictions on the payment of distributions and other debt. The Alpha Class Notes rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness.

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Special Offering Notes. Unsecured general obligation notes having various terms we have issued over the past several years to ministries, ministry-related organizations, and individuals. Except for a small number of investors (in total not exceeding 35 persons), the holders of these Notes are accredited investors within the meaning of Regulation D under the 1933 Securities Act. We may continue to sell our debt securities to eligible investors on an individual, negotiated basis as we deem appropriate and in compliance with exemptions from registration or qualifications under federal and applicable state securities laws.

At June 30, 2012, our total of $5.91 million of investor debt securities had the following respective outstanding balances (dollars in thousands):

		Weighted Average Interest Rate
Class A Notes	$46,156	4.06%
Alpha Class Notes	3,767	5.61%
Special Offering	8,866	4.53%
Special Subordinated Note	6	5.45%
International Offering	207	4.27%
Secured Notes	55	2.49%
Total	$59,057	4.20%

At June 30, 2012, our investor notes had future maturities during the twelve month period ending June 30 as follows (dollars in thousands):

2013	$27,569
2014	8,585
2015	10,116
2016	6,550
2017	5,140
Thereafter	1,097
$59,057

Members’ Equity

Our members contribute equally capital to our Company through contributions for their membership interests. Total members’ equity was $9.75 million at June 30, 2012. See “Description Of Our Membership Interests And Charter Documents” and “Security Ownership Of Certain Beneficial Owners And Management.”

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Competition

Although the demand for church financing is both broad and fragmented, no one firm has a dominant competitive position in the market. We compete with church bond financing companies, banks, savings and loan associations, denominational loan funds, REITs, insurance companies and other financial institutions to service this market. Many of these entities have greater marketing resources, extensive networks of offices and locations, larger staffs and lower cost of operations due to their size. We believe, however, we have developed an efficient, effective and economical operation that (i) specializes in identifying and creating a diversified portfolio of church mortgage loans that we or ECCU originate and (ii) preserves our capital base and generates consistent income for distribution to our debt securities investors (including the Noteholders) and our equity investors.

We rely upon the extensive experience of our officers, management and managers in working with ministry related financing transactions, loan origination, and investment in churches, schools, ministries and non-profit organizations.

Regulation

General

We are organized as a credit union service organization and, as a result, are subject to the regulations promulgated by the NCUA that apply to CUSOs. As a CUSO, we primarily serve the interests of our credit union equity holders and members of such credit unions. We are also subject to various laws and regulations which govern: (i) credit granting activities; (ii) establishment of maximum interest rates; (iii) disclosures to borrowers and investors in our equity securities; (iv) secured transactions; (v) foreclosure, judicial sale and creditor remedies that are available to a secured lender; and (vi) the licensure requirements of mortgage lenders, finance lenders, brokers and financiers.

As a CUSO, we are limited in the scope of activities we may provide. In addition, our federal credit union equity investors are permitted to invest in or lend to a CUSO only if the CUSO primarily serves credit unions, its membership or the membership of credit unions contracting with the CUSO. While the NCUA lacks direct supervisory authority over our operations, our federal credit union equity owners are subject to regulations which govern the rules and conditions of an investment or loan they make or sell to a CUSO. In addition, state chartered credit unions must follow their respective state’s guidelines which govern investments by a state chartered credit union. Our equity owners that are regulated by the California Department of Financial Institutions (“DFI”), in particular, must comply with DFI regulations that govern their investment in or loans they make to a CUSO.

Tax Status

Effective with our conversion from a corporate form of organization to a limited liability company organized under the laws of the State of California on December 31, 2008, we have chosen to be treated as a partnership rather than a corporation for U.S. tax law purposes. As a result, profits and losses will flow directly to our equity investors under the provisions of our governing documents. If we fail to qualify as a partnership in any taxable year, we will be subject to federal income tax on our net taxable income at regular corporate tax rates. As a limited liability company organized under California law, we are also subject to an annual franchise fee plus a gross receipts tax on our gross revenues from our California based activities if our gross revenues are in excess of $250 thousand per year.

Regulation of Mortgage Lenders

We conduct loan originating activities for churches and related ministry projects. Many states regulate the investment in or origination of mortgage loans. Under the California Finance Lender’s Law, no lender may engage in the business of providing services as a “finance lender” or “broker” without obtaining a license from the California Department of Corporations (“DOC”), unless otherwise exempt under the law. We conduct our commercial lending activities under California Finance Lender License # 603F994.

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As a finance lender, we are licensed with the DOC and file reports from time to time with the DOC. Accordingly, the DOC has enforcement authority over our operations as a finance lender, which includes, among other things, the ability to assess civil monetary penalties, issue cease and desist orders and initiate injunctive actions. We also are subject to licensing requirements in other jurisdictions in connection with our mortgage lending activities. Various laws and judicial and administrative decisions may impose requirements and restrictions that govern secured transactions, require specific disclosure to our borrowers and customers, establish collection, foreclosure, and repossession standards and regulate the use and reporting of certain borrower and customer financial information.

As we expand our loan originations outside of the State of California, we will need to comply with laws and regulations of those states. The statutes which govern mortgage lending and origination activities vary from state to state. Because these laws are constantly changing, due in part, to the challenge facing the real estate industry and financial institutions from residential lending activities, it is difficult to comprehensively identify, accurately interpret and effectively train our staff with respect to all of these laws and regulations. We intend to comply with all applicable laws and regulations wherever we do business and will undertake a best efforts program to do so, including the engagement of professional consultants, legal counsel, and other experts as deemed necessary by our management.

Loan Brokerage Services

In 2009, we created a new subsidiary, MP Realty, which provides loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. The California Department of Real Estate issued MP Realty Services, Inc. a license to operate as a corporate real estate broker on February 23, 2010. As we expand our loan brokerage activities to other states, we may be required to register with these states as a commercial mortgage broker if we are directly or indirectly marketing, negotiating or offering to make or negotiate a mortgage loan. We intend to monitor these regulatory requirements as necessary in the event MP Realty provides services to a borrower, lender, broker or agent outside the State of California.

Environmental Issues Associated with Real Estate Lending

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), a federal statute, generally imposes strict liability on all prior and current “owners and operators” of sites containing hazardous waste. However, Congress acted to protect secured creditors by providing that the term “owner and operator” excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this “secured creditor exemption” has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for clean-up costs on contaminated property that they hold as collateral for a loan. To the extent that legal uncertainty exists in this area, all creditors that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for cleanup costs, which costs often substantially exceed the value of the collateral property. In addition, state and local environmental laws, ordinances and regulations can also impact the properties underlying our mortgage loan investments. An owner or control party of a site may also be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Regulation of Financial Services

The financial services industry in the U.S. is subject to extensive regulation under federal and state laws. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) was enacted on July 21, 2010. The Dodd-Frank Act resulted in sweeping changes in the regulation of financial institutions and created a new Consumer Financial Protection Bureau and Financial Stability Oversight Council with authority to identify institutions and practices that might pose a systemic risk. Because of the nature of our business, we do not expect this legislation to have a significant direct impact on our business. Because many of the implementing regulations have yet to be written by various regulatory agencies, we cannot give any assurances that the Dodd-Frank Act will have no material effect on our business.

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Our wholly-owned broker-dealer firm, Ministry Partners Securities, LLC, commenced limited operations in the first quarter of 2012. As a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, MP Securities is subject to regulation by the U.S. Securities and Exchange Commission and regulation by state securities administrators in the states in which it will conduct its activities. We have registered MP Securities in the states of California, Colorado, Florida, Georgia, Nevada, Ohio, Oregon and Texas.

Much of the regulation of broker-dealers in the U.S. has been delegated to self-regulatory organizations, principally FINRA and the securities exchanges. FINRA adopts and amends rules (which are subject to approval by the SEC) for regulating the industry and conducts periodic examinations of member firms. The SEC, FINRA and state securities administrators may conduct administrative proceedings that can result in censure, fine, suspension or expulsion of a broker-dealer, its officers or employees.

As a broker-dealer firm, MP Securities will be subject to regulation regarding sales methods, use of advertising materials, arrangements with clearing firms or exchanges, record keeping, regulatory reporting, conduct of managers, officers and employees and supervision. To the extent MP Securities will solicit orders from customers, it will be subject to additional rules and regulations governing sales practices and suitability rules imposed on member firms. Because MP Securities intends to act as a selling agent for the Company’s Class A Notes offering that will be sold under a registration statement filed with the SEC, FINRA must approve MP Securities’ participation in this public offering. To that end, MP Securities has requested that FINRA approve its request to act as a selling agent for the Company’s Class A Note offering. We expect, but can give no assurances, that FINRA will approve this request made by MP Securities during the second quarter of 2012.

Our wholly-owned subsidiary, MP Securities, is also required to maintain minimum net capital pursuant to rules imposed by FINRA. In general, net capital is the net worth of the entity (assets minus liabilities) less any other imposed deductions or other charges. If a member firm fails to maintain the required net capital it must cease conducting business and, if it does not do so, it may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by FINRA. Under its Membership Agreement entered into with FINRA, MP Securities is required to maintain minimum net capital of $5,000.

Privacy Standards

The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 (“GLBA”) modernized the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. We are subject to regulations implementing the privacy protection provisions of the GLBA. These regulations require us to disclose our privacy policy, including identifying with whom we share “non-public personal information” to our investors and borrowers at the time of establishing the customer relationship and annually thereafter. The State of California’s Financial Information Privacy Act also regulates consumer’s rights under California law to restrict the sharing of financial data.

Patents, Trademarks and Licensing

We do not rely on any significant patent, trademark, license or franchise to operate our business. We own the rights to the trademarks “Ministry Partners Investment Corporation®”, “Ministry Partners and design®” and have obtained U.S. trademark registrations for these marks with the U.S. Patent and Trademark Office. We also have filed for and expect to receive a U.S. trademark registration for the mark “Ministry Partners Investment Company, LLC Joy in Investing”, “Ministry Partners Securities, LLC”, “Ministry Partners Realty, Inc.” and “Ministry Partners Investment Company and design”.

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Certain Legal Aspects of Our Mortgage Loan Investments

Description of Legal Aspects

The Mortgage Loans are in the form of promissory Notes secured by deeds of trust or mortgages on real property or other assets. In general, these Notes require the borrower to pay principal and interest on specified dates. The deed of trust or mortgage securing the Mortgage Loan generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

Debtor Protection Statutes

In the event the principal and interest is not paid within a specified period, we must first attempt to collect on the Mortgage Loan by foreclosing on the real property or other asset securing the loan. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the Mortgage Loan note. We must foreclose on the property under the deed of trust. Our ability to recover the value of the Mortgage Loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws. Currently, the majority of our Mortgage Loans are secured by property located in the State of California.

California, as most states, imposes statutory prohibitions which limit the remedies of a secured lender. A secured lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured real property. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a “purchase money loan”) or the loan is secured by the borrower’s residence. Where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the Mortgage Loan through a private sale foreclosure.

In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions, including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its Mortgage Loan in the event of a default.

Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing Mortgage Loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of Mortgage Loans, including laws and regulations governing federal and state consumer protection, truth-in-lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations.

As a result of these debtor protection laws, we could sustain a loss as a result of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of Mortgage Loans. Also, these laws and regulations are subject to continual change and evolution and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

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OUR MORTGAGE LOAN BUSINESS

Lending Activities

Loan Origination, Acquisition and Underwriting

We have expanded our in-house staff, improved our operational systems and underwriting resources which has enabled us to expand our ability to originate, underwrite and service our mortgage loan investments. From time to time, we also purchase mortgage loans and loan participation interests from other financial institutions, including ECCU. When we acquire a mortgage loan or loan participation interest, we apply our internally developed underwriting criteria and loan acquisition policies and review the underwriting procedures carried out by the financial institution that is selling the loan or participation interest. When we originate a loan, we rely entirely on our own underwriting capabilities and standards. Typically, we receive an origination fee and loan processing fee at the inception of each loan. In 2010, we purchased $924.5 thousand in mortgage loans from ECCU. While we did not purchase any loans from ECCU during the year ended December 31, 2011, we purchased $2.0 million in mortgage loans from other financial institutions. During the six months ended June 30, 2012, we purchased $4.0 million in mortgage loans from ECCU, all of which were Mortgage Loan Participation investments. During this same period, we purchased $5.1 million of mortgage loans from other financial institutions, all of which were Mortgage Loan Participation investments. As a result of our increased focus on originating our own loans, we originated $7.6 million, $4.7 million and $7.7 million in loans during the six months ended June 30, 2012 and the years ended December 31, 2011, and 2010, respectively.

Servicing

ECCU has been making mortgage loans for ministry related projects for over 40 years and has originated and currently provides loan servicing arrangements for more than $2.1 billion in mortgages held by investors. Based upon ECCU’s successful record in underwriting profitable and performing mortgage loans, we have entered into a servicing agreement with ECCU for certain of our mortgage loan investments. As of June 30, 2012, ECCU was servicing 77 of the total of 125 Mortgage Loans which we own or in which we own an interest. At June 30, 2012, the total outstanding principal balance of these 77 Mortgage Loans was approximately $96.6 million, which represents $51.1 million of our wholly owned Mortgage Loans and $45.5 million of our participation interests in mortgage loans. In addition, American Christian Credit Union (“ACCU”) services four of our loan participation investments, which represent $4.1 million of our loan portfolio.

In 2010, we implemented a new core processing system. This system, as well as an increase in support staff, has allowed us to take on the servicing of 28 loans previously serviced by ECCU, as well as the servicing of three loans originated by us. As of June 30, 2012, we were servicing 44 loans, totaling approximately $61.6 million in loan principal outstanding. During 2012, we estimate that we will refinance around $26.9 million of maturing loans in our loan portfolio for which we will assume the servicing role, thus realizing significant cost savings. Even accounting for the cost of adding new staff and systems to increase our loan servicing capacity, we expect to achieve significant decreases in costs by servicing our loan portfolio over the next several years. Our newly developed servicing capability also represents the operational foundation of our loan participation strategy, which will enable us to produce recurring servicing revenue on an off-balance sheet portfolio of participated loans. The conversion of our technology platform enables us to process, record, transmit and account for all financial and operational data for the benefit of other credit unions, finance lenders, churches, financial institutions and investors. With these additional capabilities, we believe we will be able to expand our loan servicing capabilities.

Types of Loans

We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry related properties. Generally, our loans are secured by first mortgage liens, but we may invest in loans secured by second liens or which are guaranteed junior secured obligations, or in unsecured loans, if such loans meet our loan criteria.

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Permanent Loans

We acquire or originate mortgage loans that may have an adjustable interest rate or fixed rate. The term for a mortgage loan may not exceed 30 years and the maximum loan to value ratio may not exceed 90%. Historically, our standard loan investments have been limited to five year maturities. Recently, however, we have begun making offers of ten year maturities on newly originated loans.

Construction Loans

Construction loans may be made to finance the construction or restoration of facilities for schools, worship facilities or ministry related purposes. These loans normally will have a final maturity that will not exceed five years, with a construction draw period that will not exceed 12 months. In most instances, construction loans are interest-only on the outstanding balance drawn for construction. Under our Church and Ministry Loan Policy, the maximum loan to value ratio for a construction loan is 90%. As of June 30, 2012, we did not have any outstanding construction loan commitments.

Participation Interests

From time to time, we also invest in participation interests in secured mortgage loans, whereby we own a participation interest in a mortgage with a credit union or other lender. By investing in a participation interest, we can participate in a larger loan investment and diversify our mortgage loans investment portfolio while minimizing our exposure to the aggregate amount of the loan. When we invest in a “participation interest”, we purchase an undivided interest in a loan that has been originated by a credit union or other financial institution and we share principal and interest payments received from the borrower in an agreed upon manner. When we purchase a participation interest, the purchase transaction is governed by a participation agreement entered into by the originator and the participant containing guidelines as to ownership, control and servicing rights. In most instances, the originator retains all rights with respect to enforcement, collection and administration of the loan. When we enter into a loan participation agreement to purchase a loan participation interest from a financial institution, we may have more limited access to the borrower and the lead lender is generally entitled to exercise discretionary power in administering performing loans and undertaking collection efforts in connection with any of its non-performing loans. As of June 30, 2012, approximately $49.6 million, or 30.57% of our total loan portfolio, consisted of loan participations we purchased from other financial institutions, including ECCU.

Line of Credit

We may make line of credit arrangements available to borrowers to meet their temporary working capital needs. The term of such arrangements typically will not exceed one year and will provide for minimum interest payments during the term of the loan. For loans made to members of credit unions that are secured by real property, accounts receivable, and/or inventory, the maximum loan to value ratio is 90% based upon the current value of the collateral. As of June 30, 2012, we had $75.0 thousand in unfunded line of credit commitments.

Letters of Credit

Under our Church and Ministry Loan Policy, we are authorized to issue letters of credit granting the person named in the letter the right to demand payment from us for up to a specified amount provided the conditions set out in the letter are met. We require that a letter of credit be fully secured by funds on deposit or restricted funds on a line of credit with a draw period on the line of credit that meets or exceeds the draw period on the letter of credit. As of June 30, 2012, we had no outstanding letter of credit commitments.

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Our Loan Policies

When we launched the Company, we relied upon ECCU to originate a sufficient supply of mortgage loans made to churches, schools, ministries and other non-profit corporations to purchase land, develop facilities, construct or renovate worship facilities or refinance existing indebtedness. Because ECCU has been making mortgage loans for ministry related projects for over 40 years and has a successful record in underwriting profitable and performing mortgage loans, we have contracted with ECCU to service a substantial portion of the loans in our loan portfolio. In recent years we have expanded our operations to include our own independent loan origination and underwriting activities. Our loan underwriting process involves a review and analysis of the church or ministry’s financial operation, the strength of the organization’s leadership team, prior history, financial capability, value of collateral and general creditworthiness.

Our managers establish our loan policies and review them periodically and, from time to time, have authorized designated loan officers and our President to make loans within certain limits established by our managers. Our managers adopted a Church and Ministry Loan Policy to support our expanded levels of acquisition and origination of loans and also appointed a Credit Review Committee to review and carry out our loan policy. The Credit Review Committee may approve loans up to 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less. For loans exceeding the threshold, our managers have established an Investment Committee that reviews our loans and loan requests which exceed certain prescribed limits under our loan policies. Upon approval, we issue a written loan commitment to the applicant that specifies the material terms of the loan.

Our Mortgage Loan Investment Standards

Our policy is to require each of our mortgage loan investments to meet the following criteria:

•	Demonstration of Ability to Pay. The borrower must support its overall ability to timely pay principal and interest by its operational and cash flow history. For these purposes, "cash flow" includes donations and other revenue which the borrower can demonstrate to be continuing. Generally, debt service payments of the mortgage loan may not exceed a reasonable percentage of the borrower's cash flow over the expected term of the loan.

•	Term of Loan. The remaining term of each mortgage loan must be thirty (30) years or less from the date we acquire or originate the loan.

•	Priority of Secured Interest. The mortgage loan must be evidenced by a written obligation and must be secured by a deed of trust on the mortgaged property.

•	Funding Escrow. Mortgage loans must be funded through a formal escrow in a customary manner in order to assure that we receive good title to our security interest in the loan at the time the loan is funded.

•	Value of Security. Each mortgage loan must be secured by real property for which there is available for review a recent independent appraisal or other independent valuation which supports the value of the property.

•	Title Insurance. Each mortgage loan must be covered by a standard lender's title insurance policy.

•	Application of Loan Proceeds. Procedures must be established to assure the loan proceeds will be used for the purposes authorized. Unless we waive the requirement for good cause, loan proceeds must be available only for expenditures on account of the project for which the loan was made.

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•	Inspection. We, the original lender, or the lender's representative must have made a personal on-site inspection of the property securing the loan.

•	Insurance. We require our borrowers to obtain standard insurance protection customary in the industry, including title insurance (to insure against title defects and some forms of documentation), and liability and casualty insurance in customary amounts. We may also require special insurance in connection with particular mortgage loans, including earthquake, flood and environmental hazard insurance.

•	Lines of Credit and Letters of Credit. Our typical mortgage loan investment is a conventional real estate loan. However, from time to time we may make a loan commitment or loan funds pursuant to a line of credit or a letter of credit. These commitments and loans are typically secured by real property or funds pledged by the borrower. We require that our Loan Investment Committee approve the transaction.

•	Credit Union Members. Loans can be only made to credit union members or our investors, unless otherwise permitted by our Church and Ministry Loan Policy.

•	Location of Collateral. Each mortgage loan must be secured by real property located in the United States. Unsecured loans may be made without a geographical limitation provided that all payments are made in U.S. dollars and the financial statements of the borrower are in English.

•	Loan Limits. The aggregate total of all construction loans or loans secured by junior liens on real property may not exceed 200% of our tangible net worth. The maximum aggregate amount of any loan or loans to one borrower (or to related entities) may not exceed 25% of our tangible net worth at the time the loan is funded or acquired. The maximum aggregate amount of unsecured loans to any one borrower may not exceed 10% of our tangible net worth at the time the loan is funded or acquired. For any loan that exceeds 25% of our tangible net worth or 5% of our loan portfolio, whichever is less, the loan must be approved by our managers prior to funding.

Subject to the foregoing discussion, the following tables demonstrate and confirm our compliance with these loan limit policies:

AGGREGATE CONCENTRATION LIMITS (dollars in thousands)
	Policy Limit	Six Months Ended June 30, 2012			Year Ended December 31, 2011
	% of Tangible Net Worth (TNW)	Number of Loans	Unpaid Balance	% of TNW	Number of Loans	Unpaid Balance	% of TNW
Construction Loans	200%	–	$–	–	–	$–	–
Junior Liens	200%	9	10,889	111.65%	13	17,665	186.4%
Unsecured Loans	100%	1	159	1.63%	1	465	4.9%

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SINGLE BORROWER CONCENTRATION LIMITS (dollars in thousands)
	Policy Limit	Six Months Ended June 30, 2012			Year Ended December 31, 2011
	% of Tangible Net Worth (TNW)	Number of Loans Over Limit	Aggregate Unpaid Balance	% of Portfolio	Number of Loans Over Limit	Aggregate Unpaid Balance	% of Portfolio
Unsecured Loans to One Borrower	10%	0	$0	0.0%	–	$465	0.3%
Loans to One Borrower	25%	31	75,830	46.75%	38	87,320	51.1%

LARGEST SINGLE BORROWER EXPOSURES (dollars in thousands)
	Policy Limit	Six Months Ended June 30, 2012		Year Ended December 31, 2011
	% of Tangible Net Worth (TNW)	Aggregate Unpaid Balance	% of TNW	Aggregate Unpaid Balance	% of TNW
Largest Real Estate Secured Loan	25%	$5,037	51.64%	$4,652	49.1%
Largest Unsecured Loan	10%	159	1.63%	465	4.9%
Largest Single Borrower	25%	5,037	51.64%	4,652	49.1%

As of June 30, 2012 and December 31, 2011, respectively, we were in compliance with our policy on aggregate concentration limits for construction loans, junior liens and unsecured loans, as well as our policy limit for unsecured loans to one borrower. At June 30, 2012 and December 31, 2011, our portfolio included 31 and 38 Mortgage Loan investments, respectively, that exceeded our policy limits for loans to one borrower. All of the aforementioned loans exceeding policy limits were originated or purchased in compliance with our policy, which allows our managers or the Company’s Loan Investment Committee to approve certain exceptions.

Of the 31 loans that were out of compliance at June 30, 2012, seven were approved as exceptions by our managers or our Loan Investment Committee, one loan was purchased before the current policy was adopted, and two loans were purchased by MPF under a different policy that existed for MPF at the time and were subsequently transferred to us as part of the BMO Facility liquidation. The remaining 24 loans migrated out of compliance solely due to a decline in our tangible net worth in recent years, which was mainly the result of increased provisions for loan losses. Our Loan Investment Committee has reviewed these remaining 24 loans and has requested that senior management report back to the committee its recommendations as to whether a reduction in exposure to any of these loans would be advisable. If the Company is able to increase its earnings, reduce its allowance for loan losses, reverse its reserves for loan losses and/or raise additional equity capital, we believe that we will be able to significantly reduce the number of loans that exceed our loan limits for any one borrower. If we are unable to achieve a reduction in the numbers of loans that exceed our concentration limits, we could reduce our exposure through the sale of participation interests, or enter into a transfer, exchange or a financing transaction involving such loans. Our senior management team will report its findings and recommendations to the Loan Investment Committee later in 2012.

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All loan applicants must complete an application and provide suitable documentation demonstrating an ability to repay the loan and submit this application to our offices in Brea, California. For new loans greater than $500,000, we or our designated representative will conduct a site visit to inspect the collateral and conduct our due diligence review of the applicant. Each loan must meet our Church Ministry and Loan Policy guidelines.

Based in part on the foregoing criteria, we have adopted a risk rating system for rating the risk of our mortgage loan investments. Our managers and management team monitor portfolio composition regularly and may, from time to time, establish guidelines for management regulating the fraction of the portfolio that may be invested in each risk category. We monitor the risk ratings of our mortgage loan portfolio on a regular basis.

Our Loan Investment Portfolio

We invest primarily in mortgage loans secured by liens on churches, church-related and/or ministry-related properties. Generally, our mortgage loans are secured by first liens, but under limited circumstances, we may invest in loans secured by junior liens. The payment of our mortgage loan investments is not insured and, in general, is not guaranteed by any person or by any government agency or instrumentality. We must, therefore, look to foreclosure on the property securing the loan as the primary source of recovery in the event the loan is not repaid as required. Some of our mortgage loan investments are partial participation ownership in a mortgage loan, whereby we own an undivided interest in the loan investments with other institutions. Generally, the percentage of our ownership interest in our mortgage loans has ranged from 1% to 100%. Joint ownership allows us to participate in larger loans and in a greater number of loans than we would otherwise be able to afford, and therefore allows us to achieve greater diversification for our mortgage loan investment portfolio.

Our respective cash and loan investments for the six months ended June 30, 2012 and the years ended December 31, 2011 and 2010 are set forth below:

	Six Months Ended June 30, (dollars in thousands)	Year Ended December 31, (dollars in thousands)
	2012	2011	2010
Assets
Cash	$16,367	$11,167	$7,078

Loans, net of allowance for loan losses of $4,127 and $3,997 in 2011 and 2010, respectively	157,454	165,355	187,005

Accrued interest receivable	697	725	742

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Set forth below are the amounts we invested in each loan category for the six months ended June 30, 2012:

	Six Months Ended June 30, (dollars in thousands)
	2012
Loan Category	Amount	Percent of Portfolio

Loans to evangelical churches and related organizations (Real estate secured)	$162,060	99.9%

Construction Loans	–	--%

Unsecured	159	0.1%

Total	$162,219	100%

Set forth below are the amounts we invested in each loan category for the years ended December 31, 2011 and 2010, respectively:

	Year Ended December 31, (dollars in thousands)
	2011		2010
Loan Category	Amount	Percent of Portfolio	Amount	Percent of Portfolio

Loans to evangelical churches and related organizations (Real estate secured)	$170,455	99.7%	$190,928	99.6%

Construction Loans	–	–	–	–

Unsecured	465	0.3%	849	0.4%

Total	$170,920	100.0%	$191,777	100.0%

At December 31, 2011, we had no loans that are considered individually material (10% of net assets or greater) to our financial operations.

Our Net Interest Income and Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which are principally mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on our investor notes and lines of credit. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

Please see the discussion under Item 7. “Management Discussion and Analysis of Financial Condition − Results of Operations” for information regarding our historical interest costs, interest income and yields realized on our mortgage loan investments for the six months ended June 30, 2012 and for the years ended December 31, 2011 and 2010.

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Loan Maturities

The following table sets forth the future maturities of our mortgage loan portfolio at June 30, 2012:

	Dollar Amount of Mortgage Loans Maturing During Year (in thousands):
	2012	2013	2014	2015	2016	After 2016	Total
Mortgage Loan Portfolio at:
June 30, 2012	$35,542	$50,220	$7,864	$14,695	$15,668	$38,230	$162,219

Included in the table above are 11 adjustable rate loans. One loan for $2.4 million is due in 2012. The remaining ten loans, totaling approximately $11.4 million, are due in 2021.

Diversification of Our Mortgage Loan Portfolio

The following table sets forth, as of June 30, 2012, and December 31, 2011 and 2010, each state in which: (i) the unpaid balance of our mortgage loans was 10% or more of the total unpaid balance of our loan portfolio; and (ii) the number of our loans was 10% or more of our total loans:

	California (dollars in thousands)
	June 30,	December 31,
	2012	2011	2010

Unpaid Balance of Loans	$54,313	$52,232	$48,986
%	33.48%	31.14%	25.54%

Number of Loans	43	41	35
%	34.40%	32.03%	24.82%

	Texas (dollars in thousands)
	June 30,	December 31,
	2012	2011	2010

Unpaid Balance of Loans	$22,169	$24,421	$23,438
%	13.67%	14.29%	12.22%

Number of Loans	13	14	14
%	10.40%	10.94%	9.93%

Our Loan Renewal Policies

We offer to renew, re-underwrite or otherwise continue (i.e. renew) a maturing loan on a case-by-case basis, based on the terms of the maturing loan, the credit status of the borrower and our liquidity needs at the time. Prior to maturity, each loan is analyzed and re-underwritten to determine if it is a possible rollover candidate. Management then reviews our liquidity needs and conditions in determining whether to recommend to our Credit Review Committee to renew the loan.

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Sale of Loan Participation Interests

From time to time, we enter into loan participation purchase and sale agreements and we believe there is a robust demand for church and ministry loans in the credit union industry. When we sell a participation interest, a certificate is delivered and agreed upon which identifies the name of the borrower, the principal amount due under the loan, purchase price, interest rate, maturity date and participation percentage acquired under the loan. When we sell a loan participation interest, we generally enter into a loan participation interest purchase agreement which includes standard representations and warranties that are typical for a transaction of this nature. In addition, we are obligated to alert purchasers of such interests of certain material events which might affect the financial condition of the borrower and collectability of the loan.

During 2011, we entered into loan participation agreements to sell $5.4 million of loan participations in our Mortgage Loan investments to several credit unions. In each of these agreements, CU Business Group, a credit union service organization located in Portland, Oregon, agreed to perform certain servicing duties for the participants, including accounting, reporting, and processing participation payments.

Performance and Monitoring of Our Loan Portfolio

As of June 30, 2012, 77 of our 125 Mortgage Loan investments are serviced by ECCU and subject to ECCU’s collection policies. Under the terms of our servicing agreement with ECCU, we monitor each mortgage loan or participation interest we acquire to ensure full payments are received as scheduled. We also receive monthly reports from ECCU regarding our mortgage loan investments, including delinquent loan status reports. For the loans that we service, we monitor payment receipts and delinquency. We produce status reports on these loans similar to those which we receive from ECCU. These status reports are included in monthly and quarterly reports management prepares for our managers.

Impaired Loans

An impaired loan is defined as a loan on which, based on current information and events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Impaired loans include delinquent loans, loans on non-accrual status and all restructured loans, regardless of the loan’s interest accrual status. We use the terms “impaired loan” and “non-performing loan” interchangeably in the discussion below.

A "delinquent loan" is a loan which is 90 days or more past due. We treat a delinquent loan as an impaired loan. A "restructured loan" means a delinquent loan or an otherwise troubled loan for which we have given the troubled borrower concessions, generally with respect to payment accruals, interest rate reductions, and/or maturity date extensions, which we would not have given the borrower upon making the loan. A restructured loan may or may not be on non-accrual status. We treat a restructured loan as an impaired loan. While our Credit Review Committee closely monitors our loan portfolio performance, there have been no material changes in our practices, policies and procedures with regard to how we treat our non-performing loans that have been adopted over the past two years.

We “charge off” or “write off” a loan against our allowance or reserve for loan losses when we believe the uncollectability of the loan balance is confirmed. In most cases, this directly correlates to the completion of foreclosure proceedings on the collateral. Prior to June 2011, we have never had a charge-off on our mortgage loan investments. In this instance, we incurred a charge-off immediately prior to the completion of foreclosure proceedings.

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Delinquent Loans

Due to adverse economic conditions in the U.S., many churches have been materially impacted by high unemployment rates, foreclosures on homes owned by their members, collapsing real estate values and diminished net worth of their congregations and members. Contributions to churches and ministries are especially sensitive to these economic trends facing the U.S. In 2009 and 2010, we experienced fluctuating but generally increasing rates in delinquencies on our mortgage loan investments. During 2011, delinquency rates have ranged from approximately 5.67% to 9.38% of the total amount of our mortgage loan investment portfolio.

We report a mortgage loan as delinquent if it is 90 days or more in arrears. At June 30, 2012, 2.11% of our portfolio qualified as delinquent. We have adopted a proactive approach in responding to delinquencies in our loan portfolio. We or our primary servicing agent, ECCU, makes direct contact with the borrower within ten (10) days of an initial late payment. If the situation progresses to 30 days or more, we follow up with an onsite visit to discuss the borrower’s circumstances and how the borrower can bring the loan current.

In the event that an acceptable workout of a delinquent mortgage cannot be reached, we, or ECCU for any loans it services for us, will generally proceed with a foreclosure proceeding on any collateral securing the loan. As of June 30, 2012, ECCU has initiated foreclosure actions on one mortgage loan in which we hold a participation interest, representing $2.7 million in outstanding indebtedness. In addition, we initiated a foreclosure action on one mortgage loan. This one loan represents $813 thousand in outstanding indebtedness at June 30, 2012. Since inception, we have had only two loan losses that have been charged off on our mortgage loan investments. One charge off occurred in June 2011 and the other in February 2012. As of June 30, 2012, we have three real estate owned properties with a value of $2.1 million, and two other loans pending foreclosure. As disclosed in our June 30, 2012 unaudited financial statements, two of the loans that were pending foreclosure were sold to a third party on May 14, 2012 for $2.425 million.

Non-performing Loans

The table below sets forth the amounts and categories of non-performing assets in our portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest becomes doubtful or other factors involving the loan or the borrower warrant placing the loan on non-accrual status. Non-accrual loans represent loans on which interest accruals have been discontinued. Troubled debt restructuring arrangements (or “TDRs”) are loans which include renegotiated loan terms to assist borrowers who are unable to meet the original terms of their loans. Such modifications may include a lower interest rate, an extension of the maturity date or reduction in accrued interest. All TDRs (restructured loans) are initially placed on non-accrual status regardless of whether the loan was performing at the time it was restructured. During the past two years, there have been no material changes in our practices or policies governing how we handle a non-performing loan.

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The following is a summary of our non-performing mortgage loans at June 30, 2012, and at December 31, 2011 and 2010, respectively (dollars in thousands):

	June 30,		December 31,
	2012		2011		2010
Non-accrual loans	$19,514	(1)	$22,942	(2)	$27,007	(3)
Loans 90 days or more past due and still accruing	–		–		–
Restructured loans on accrual status	223		–		–
Total non-performing loans	$19,737		$22,942		$27,007

Total non-performing loans as a percentage of total loans	12.2%		13.4%		14.1%

(1) Includes $16.9 million of restructured loans on a non-accrual status.

(2) Includes $16.4 million of restructured loans on non-accrual status.

(3) Includes $17.0 million of restructured loans on non-accrual status.

For the six months ended June 30, 2012 and for the years ended December 31, 2011 and 2010, gross interest income which would have been recorded had the non-accrual loans been current in accordance with their original terms amounted to $305 thousand, $721 thousand and $973 thousand, respectively. Interest in the amount of $13.0 thousand, $94.6 thousand and $91.4 thousand, respectively, was included in income for those respective periods on such loans through the accretion of loan discount related to the net present value of cash flows. We monitor our non-performing loans on an ongoing basis as part of our loan review and work-out process. The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral for collateral-dependent loans, or the present value of projected future cash flows.

As of June 30, 2012, two of our non-performing loans were the subject of foreclosure proceedings. We have set aside a reserve of $276 thousand for these two loans. We are actively working with ECCU and the borrower in each of these foreclosure actions in an effort to minimize any losses on these loans. Since inception, we have had only two foreclosure sales or judicial sales ordered on loans we have acquired or originated. Our interest in the real estate owned property acquired in foreclosure is carried at a value of $2.1 million at June 30, 2012.

Troubled Debt Restructurings

A troubled debt restructuring is a loan for which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to a borrower that the Company would not otherwise consider. From time to time, we have restructured a mortgage loan in light of the borrower's circumstances and capabilities. We review each of these cases on an individual basis, and approve any restructure based on the guidance stipulated in our collections policy. If we decide to accept a loan restructure, we generally will not forgive or reduce the principal amount owed on the loan; in addition, the typical maturity term for a restructured loan does not exceed five years. We classify a loan as a restructured loan when we make concessions we would not otherwise consider if offering a loan to a borrower. A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, or reduction of accrued interest owed on the loan on a contingent or absolute basis. In limited instances, we may agree to reduce the principal on a loan as part of a restructuring, conditional upon the borrower’s full compliance with the terms of the restructured loan. The occurrence of these instances is dependent on the cost of foreclosure, the underlying value of the collateral, future prospects of the borrower, and the prospect of additional loss in collateral value if the property were vacated.

When we receive a request for a modification or restructure, we evaluate the strength of the borrower’s financial condition, leadership of the pastoral team and board, developments that have impacted the church and its leadership team, local economic conditions, the value of the underlying collateral, the borrower’s commitment to sound budgeting and financial controls, whether there is a denominational guaranty of any portion of the indebtedness, debt service coverage for the borrower, availability of other collateral and any other relevant factors unique to the borrower. While we have no written policy that establishes criteria for when a request for restructuring a loan will be approved, our Credit Review Committee reviews each request, solicits written reports and recommendations from management and summaries of the requests and actions taken by the Credit Review Committee are presented to the Company’s managers for their review at quarterly meetings throughout the year.

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Loans that are renewed at below-market terms are considered to be troubled debt restructurings if the below-market terms represent a concession due to the borrower’s troubled financial condition. Troubled debt restructurings are classified as impaired loans and are measured at the present value of estimated future cash flows using the loan's effective rate at inception of the loan. The change in the present value of cash flows attributable to the passage of time is reported as interest income. If the loan is considered to be collateral dependent, impairment is measured based on the fair value of the collateral.

In the current economic market, loan restructures often produce a better outcome for our loan portfolio than a foreclosure action. Given our specialized knowledge and experience working with churches and ministries, entering into a loan modification often enables the borrower to keep their ministries intact and avoid foreclosure. With a successful loan restructure, we avoid a loan charge-off and protect the interests of the investors and borrowers we serve.

The following table shows the number and balance of restructured loans in our mortgage loan portfolio, as well as the percentage of our total portfolio those loans represented and the amount of allowance for loan losses associated with restructured loans at June 30, 2012, and December 31, 2011 and 2010, respectively (dollars in thousands):

	June 30,	December 31,
	2012	2011	2010
Number of restructured loans	13	11	11
Balance of restructured loans	$16,167	$16,356	$17,557
Percentage of loan portfolio	10.0%	9.57%	9.15%
Allowance for loan losses associated with restructured loans	$2,878	$1,700	$1,335
Discounts associated with restructured loans	$559	$767	$580

In the current economic market, loan restructures often produce a better outcome for our loan portfolio than a foreclosure action. Given our specialized knowledge and experience working with churches and ministries, entering into a loan modification often enables the borrower to keep their ministries intact and avoid foreclosure. With a successful loan restructure, we avoid a loan charge-off and protect the interests of our investors and borrowers we serve.

The delinquency and default rates we are currently experiencing, while higher than historical levels, are within manageable limits, and the delinquency rates on our mortgage portfolio appear to have stabilized. We believe we have established adequate levels of reserves for any foreseeable losses, and we continue to evaluate the adequacy of such reserves in the light of current economic and operational conditions.

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company’s Consolidated Statements of Operations as a provision for loan losses. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

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In evaluating the level of the allowance for loan losses, we consider the type of loan, amount of loans in our portfolio, adverse situations that may affect our borrowers’ ability to pay and estimated value of underlying collateral and credit quality trends (including trends in non-performing loans expected to result from existing conditions). Until 2011, we had never recorded a charge-off on our mortgage loan investments. As a result, we have a limited historical loss experience to assist us in assessing estimated future losses.

The allowance for loan loss is monitored by our senior management on an ongoing basis. The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. In establishing the allowance for loan losses, management considers significant factors that affect the collectability of our loan portfolio. While historical loss experience provides a reasonable starting point for the analysis, such experience by itself does not form a sufficient basis to determine the appropriate level of the allowance for loan losses.

In determining the general component of the allowance, we examine the performance characteristics of our loan portfolio, including charge-offs, delinquency ratios, loan restructurings and modifications and other significant factors that, in management’s judgment, may affect our ability to collect loans in the portfolio as of the evaluation date. In 2009, we also added a factor relating to the portion of our loan portfolio that is held in a loan participation interest. The net effect of adding this factor in our analysis resulted in an increase in the allowance for loan losses that reflects the greater risk of loss associated with holding a loan participation interest in which we do not serve as the lead lender for the loan. While we have not added any new qualitative factors in the analysis of our loan portfolio since 2009, in March 2012 we refined our analysis by segregating our loans into pools based on the position of the underlying collateral and the risk rating of the loan. Risk ratings are determined by grading a borrower on certain metrics, which include financial performance, strength of management, credit history, and condition of the local economy. These ratings are updated on an annual basis. By segregating the portfolio in this manner, the senior management team is better able to assess the potential impact of various risk factors depending on the quality of the loans in a particular pool. The potential impact of factors such as the risk of charge-offs, impairment, delinquency, restructuring, decreases in borrower financial condition, and continued low commercial real estate values throughout the country fluctuates depending on the quality of the loan. As a result, management has increased the weight of these factors for loans with a higher risk rating. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

All loans in the loan portfolio are subject to impairment analysis. The Company reviews its loan portfolio monthly by examining delinquency reports, information related to the financial condition of its borrowers and the collateral value of its loans. Through this process, the Company identifies potential impaired loans. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. A loan is generally deemed to be impaired when it is 90 days or more past due, or earlier when facts and circumstances indicate that it is probable that a borrower will be unable to make payments in accordance with the loan contract.

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Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent. When the Company modifies the terms of a loan for a borrower that is experiencing financial difficulties, a troubled debt restructuring is deemed to have occurred and the loan is classified as impaired. Loans or portions thereof are charged off when they are determined by management to be uncollectible. Uncollectability is evaluated periodically on all loans classified as “Loans of Lesser Quality.” As the Company has an established practice of working to explore every possible means of repayment with its borrowers, it has historically not charged off a loan until foreclosure is completed. Among other variables, management will consider factors such as the financial condition of the borrower, and the value of the underlying collateral in assessing uncollectability.

Our senior executive team also evaluates our allowance for loan losses based upon a review of individual loans in our loan portfolio. This evaluation is inherently subjective as it requires material estimates including the amounts and timing of future cash flows we expect to receive on an impaired loan that may be susceptible to significant change. Once a loan becomes delinquent or non-performing, the borrower reports a material adverse financial condition, or we determine that the value of the collateral underlying an impaired loan has substantially declined, we assess all information available to us to determine the estimated loss for a particular loan. We monitor these individual impaired loans on a regular basis.

If we restructure a loan, we establish an allowance for loan loss for that individual loan based on the difference between the net present value of the future receipt of cash payments from the restructured loan as compared to the net present value of cash flows which we would have received from the original loan, discounted at the original interest rate of the loan. As time passes and the restructured loan performs according to its modified terms, the net present value of future cash flows of the restructured loans changes. The change in the present value of cash flows attributable to the passage of time is reported as interest income.

At June 30, 2012 and December 31, 2011 and 2010, our allowance for loan losses was $3.9, $4.1 and $4.0 million, respectively, or 2.42%, 2.41% and 2.09%, respectively, of our total loan portfolio on that date. Assessing the adequacy of our allowance for loan losses is inherently subjective as it requires us to make material estimates, including the amount and timing of future cash flows we expect to receive on impaired loans that may be susceptible to significant change. In the opinion of management, the allowance, when taken as a whole, reflects all known and inherent credit losses in our mortgage loan portfolio as of June 30, 2012.

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The following represents a breakdown of the components of our allowance for loan loss at June 30, 2012 and December 31, 2011 and 2010 (in thousands):

	June 30,	December 31,
	2012	2011	2010
Specific allowance related to loans in foreclosure	$275	$461	$1,966
Specific allowance related to other impaired loans	2,182	1,918	799
Allowance based on net present value differences of restructured loans	438	732	567
General allowance	1,026	1,016	665
Total Allowance	$3,921	$4,127	$3,997

In addition, we segregate the loan portfolio into classes for purposes of evaluating the allowance for loan losses. A portfolio class is defined as the level at which we develop and document a systematic method for determining its allowance for loan losses. The portfolio classes are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

Our loan portfolio consists of one segment, church loans, and is segregated into the following classes:

Wholly-owned First Collateral Position. This portfolio class consists of the wholly-owned loans for which we possess a senior lien on the collateral underlying the loan.

Wholly-owned Junior Collateral Position. This portfolio class consists of the wholly-owned loans for which we possess a lien on the underlying collateral that is superseded by another lien on the same collateral. This class also contains any loans that are not secured by any collateral. These loans present greater credit risk than loans for which we possess a senior lien due to the increased risk of loss should the loan enter foreclosure.

Participations First Collateral Position. This portfolio class consists of the participated loans for which we possess a senior lien on the collateral underlying the loan. Loan participations have more credit risk than wholly-owned loans because we do not maintain full control over the disposition and direction of actions regarding the management and collection of the loans. The lead lender directs most servicing and collection activities and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with ours.

Participations Junior Collateral Position. This portfolio class consists of the participated loans for which we possess a lien on the underlying collateral that is superseded by another lien on the same collateral. Loan participations in the junior collateral position loans have greater credit risk than wholly owned loans and participated loans where we hold a senior lien on the collateral. The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Classification of Loans. Our policies provide for the classification of loans that are considered to be of lesser quality as watch, substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, based on currently existing facts, conditions and values. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose us to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are designated as watch.

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MANAGERS AND EXECUTIVE OFFICERS

Set forth below are the members of our Board of Managers and executive officers:

Name	Age	Managers/Executive Officers
Mark G. Holbrook	62	Chairman of the Board, Manager
Billy M. Dodson	52	President and Chief Executive Officer
Van C. Elliott	75	Secretary, Manager
Susan B. Reilly	55	Senior Vice President and Chief Financial Officer
Robert Schepman	73	Vice President, Ministry Development
Harold D. Woodall	66	Senior Vice President and Chief Credit Officer
Arthur G. Black	73	Manager
Juli Anne S. Callis	59	Manager
Jerrod L. Foresman	44	Manager
Jeffrey T. Lauridsen	62	Manager
R. Michael Lee	53	Manager
Randolph P. Shepard	56	Manager

The following is a summary of the business experience of our executive officers and managers. With our conversion from a corporation to a limited liability company on December 31, 2008, we are governed by a board of managers that supervises our affairs (hereinafter referred to as the “Board”).

MARK G. HOLBROOK has served as Chairman of our Board since inception. Until February 17, 2011, Mr. Holbrook served as our Chief Executive Officer. Mr. Holbrook also serves as President and Chief Executive Officer of ECCU. He began his career with ECCU in 1975 and has served as its President since 1984. ECCU currently has assets under management of over $2.5 billion and more than 10,000 members in 50 states and 100 foreign countries. Mr. Holbrook has served as Chairman of the Board of Christian Management Association. He received his Bachelor of Arts degree from Biola University in 1973 and has completed post-graduate studies at Chapman College. Mr. Holbrook brings to our Board extensive experience in the credit union industry, a deep understanding of our business and our investments, and relationships with the credit unions which comprise our equity members.

BILLY (BILL) M. DODSON became our President on May 8, 2006, was appointed our Assistant Secretary in October 2007, and was appointed our Chief Executive Officer on May 12, 2011. Before joining us, he served as Vice President of Sales for California Plan of Church Finance, Inc., a registered broker-dealer firm during the period August, 2000 to May, 2006. While at that company, he managed all aspects of a brokerage operation, which annually distributed to investors between $125 and $175 million of church mortgage bonds. Prior to joining California Plan of Church Finance, Inc., Mr. Dodson served as Pastor for the West Valley Church in Sherwood, Oregon. Mr. Dodson received his Bachelor of Journalism degree from the University of Texas and a Master of Divinity degree from Southwestern Baptist Theological Seminary. Mr. Dodson holds a Series 7, 24, 63 and 79 securities license. He is a graduate of the Securities Industry Institute at the Wharton School, University of Pennsylvania.

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VAN C. ELLIOTT has served as a member of our Board since 1991. He has served as a director for ECCU from April 1991 until the present (except for the periods from March 1997 to March 1998 and March 2004 to March 2005). Mr. Elliott served as associate director of the Conservative Baptist Association of Southern California from 1980 to 1994, where he was responsible for the general administrative oversight of the association’s activities. Since that time, he has been self-employed as a consultant providing financial and fund raising consultation services to church and church-related organizations. He received his Bachelor’s and Master’s degrees in mathematics and speech from Purdue University and spent seven years in the computer industry. Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration. He has completed post-graduate instruction at the College for Financial Planning. Mr. Elliott is a member of the Financial Planning Association and holds the professional designation of Certified Financial Planner.® Mr. Elliott brings to our Board his extensive experience as a credit union board member, and intimate knowledge of church and ministry financial operations. He serves on our Executive Committee and on our Audit Committee.

SUSAN B. REILLY was appointed as our Vice President of Finance and Principal Accounting Officer in December 2007 and was appointed to serve as our Senior Vice President and Chief Financial Officer on August 18, 2011. Prior to joining us, Ms. Reilly served as Controller for Pacific Rim Capital, a private equity investment firm. Before joining that firm in 2007, she was Senior Vice President and Treasurer for East West Bank. Prior to joining East West Bank in 2004, Ms. Reilly served as Treasurer for Catalina Restaurant Group. Before joining that company in 2003, she worked for Parson Consulting Group. Ms. Reilly holds a Bachelor of Science Degree from the University of California Riverside. She completed post-graduate work at California State Fullerton and attended the University of Southern California - Marshall School of Business - East West Bank Leadership Program. Ms. Reilly holds her series 27 securities license.

ROBERT SCHEPMAN has served as our Vice President for Ministry Development since August of 2010. Mr. Schepman has originated church mortgages for twenty years, beginning with Christian Mutual Life in 1987 and served as a Ministry Development Officer for ECCU for 17 years until his retirement in 2009. From 1981 to 1987, Mr. Schepman originated commercial loans and commercial real estate syndications as a partner in Commercial Capital Resources. Prior to that time, Mr. Schepman owned and operated a commercial metal fabrications business for nine years and enjoyed earlier successes as a securities salesperson and in various other product sales capacities. Mr. Schepman earned his Bachelor of Business Administration degree from Woodbury University, Los Angeles, in 1960. He has held the California Real Estate Broker license since 1990.

HAROLD D. WOODALL has served as our Vice President for Lending since May 2007 and was appointed Senior Vice President and Chief Credit Officer on August 18, 2011. His responsibilities include the general management of development, underwriting and processing of loan origination and mortgage investment. Mr. Woodall previously served as Vice President for Lending Services at the California Baptist Foundation from 1996 to 2006, where he was responsible for general management of a $130 million loan fund, including origination of over $500 million in church and ministry loans during that period. His previous experience also includes commercial lending, medical equipment manufacturing, real estate sales, oil and gas production and agribusiness consulting. Mr. Woodall is a graduate of Oklahoma State University in Stillwater Oklahoma with a B.S. in Agricultural Economics.

ARTHUR G. BLACK has served as a member of our Board since 1997. He also currently serves as Chairman of the Board of Directors for Haven Ministries. Mr. Black previously served as Director of Ministry Support for Ambassador Advertising Agency from 1998 to 2007. Prior to joining that firm, he had served as a ministry development officer at ECCU. Mr. Black served as Executive Vice President of Truth For Life from 1994 to 1996. Truth For Life is a nationally-syndicated radio Bible teaching ministry. He held similar positions with the Biola Hour from 1981 to 1991 and Solid Rock Radio from 1991 to 1993 and he served as director of U.S. broadcasting for Insight For Living from 1993 to 1994. Mr. Black has been in Christian ministry management since 1974. Prior to that, he served in various corporate sales and marketing management positions and was for six years owner/President of two consumer product/service companies. He is a General Partner for Rancho Sierra Acres, Christian Investors, P/L Properties and Ocean View Investors. Mr. Black has completed the equivalent to two years of business courses towards a degree in business at UCLA. Mr. Black’s long history of working for and with evangelical ministries provides us with keen insights into the needs and operations of the ministries who are our borrowers and investors. Mr. Black serves as Chairman of our Investment Committee.

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JULI ANNE S. CALLIS has served as a member of our Board since 2007. She is currently President and Chief Executive Officer of the National Institute of Health Federal Credit Union. Prior to her current engagement, she was Executive Vice President and Chief Operating Officer of KeyPoint Credit Union and the President of its subsidiary, KeyPoint Financial Services. Before joining KeyPoint Credit Union, Ms. Callis served as Vice President for Business Development, Marketing and Legislative Affairs from 1988-1995 at Langley Federal Credit Union. Prior to joining the credit union industry, Ms. Callis served as the Director of Sales for the US Navy Mid Atlantic Region, which included the direct responsibility for public relations and sales for all Navy Exchange and Commissary Operations in the Mid-Atlantic States, Europe, Iceland and Bermuda. Ms. Callis received her Bachelor of Science degree in Community Health and Education from East Carolina University and received a Master’s degree in Organizational Development from the University of San Francisco, where she is pursuing a Ph.D. She also serves as Chair for the Executive Committee of the Open Solutions, Inc. Client Association and as a Trustee of the International Mission board of the Southern Baptist Convention. Mrs. Callis provides our Board with the benefit of her extensive experience in financial institution operations and technology and especially, her asset-liability management expertise. Mrs. Callis serves as our Vice Chair of our Board, Chair of the Asset-Liability Management Committee and is also a member of our Executive Committee.

JERROD L. FORESMAN has served as a member of our Board since May 10, 2012. He is the President, Chief Compliance Officer and Financial Operations Principal of Bankers and Investors Company, Inc., a registered broker dealer and investment advisor headquartered in Kansas City, Kansas. Mr. Foresman has served as a financial advisor in Missouri and Kansas since 1989 and has managed and owned financial advisory and marketing firms specializing in working with credit unions and community banks over the course of the last seventeen years.

JEFFREY T. LAURIDSEN has served as a member of our Board since October 2007. He is an attorney in private practice with the Law Offices of Anh Quoc Duy Nguyen in Garden Grove, California. Before establishing his current practice, Mr. Lauridsen served with several other law firms in the Orange County area, as partner and senior associate. Mr. Lauridsen’s 17 years of law practice have focused on corporate law and encompassed both trial and appellate work in diverse areas of law, including business litigation, construction defect, general liability, premises liability, products, medical malpractice, ERISA, insurance coverage, automobile liability, insurance bad faith, employment and labor law, sexual harassment, sexual molestation and others. Prior to entering into the practice of law, Mr. Lauridsen worked as a claim representative in the insurance industry for 19 years. Mr. Lauridsen received his Associate of Arts degree in Political Science from Fullerton College. He received his Bachelor of Science in Law and Juris Doctorate degrees from California Southern Law School. He has served as Elder at Grace Church in Orange, California for 18 years. Mr. Lauridsen brings to our Board the perspective of an experienced attorney, as well as intimate knowledge of ministry governance. Mr. Lauridsen serves on our Investment Committee and Audit Committee.

R. MICHAEL LEE has served as a member of our Board since January 2009. Mr. Lee currently serves as Vice President Member Relations, Midwest Region, of Alloya Corporate Federal Credit Union. Previously Mr. Lee served as President of Midwest Region for Members United Federal Credit Union, Chief Membership Officer for Mid-States Corporate Federal Credit Union and has been a Senior Vice President with US Central Federal Credit Union, Corporate Network eCom and Corporate One Federal Credit Union. Prior to this, he spent 15 years in the insurance industry as a senior officer managing a national sales force that served the needs of business owners. Mr. Lee currently serves on a number of boards in the credit union industry and attended Southern Illinois University; CUNA’s Financial Management School and completed numerous industries training sessions throughout his career. Mr. Lee adds special expertise to our Board with his years of experience as an executive of a number of large financial institutions and with his deep knowledge of marketing and sales. Mr. Lee serves as a member of our Governance Committee, Asset-Liability Management Committee and serves as the Chairman of the Board for Ministry Partners Securities, LLC.

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RANDOLPH (RANDY) P. SHEPARD has served as a member of our Board since January 2009. Mr. Shepard is currently the Senior Vice President/Investments and Subsidiary Companies of Western Federal Credit Union. Prior to assuming this position in 2003, Mr. Shepard was the Vice President and Chief Financial Officer of Western Federal Credit Union. He attended the University of Redlands and has a certificate of Executive Management from Claremont Graduate School. Mr. Shepard brings to our Board his long experience as both a Chief Financial Officer and a Chief Investment Officer of a large financial institution, providing deep knowledge of accounting, finance and credit subjects. Mr. Shepard serves as the Chairman of our Audit Committee and qualifies as a financial expert as defined in Item 401(e) of Regulation S-K.

Our Board of Managers

Under our Operating Agreement, our Board and officers are charged with governing and conducting our business and affairs. The Operating Agreement charges our Board with essentially the same duties, obligations and responsibilities as a board of directors of a corporation. The Board establishes our policies and reviews them periodically and has authorized designated officers and our President the authority to carry out those policies.

The Board has elected Mr. Holbrook as our chairman every year since our inception in 1991. When initially formed, we were a wholly-owned subsidiary of ECCU. At that time, the board consisted of ECCU executives and a number of independent directors. As of the date of this Prospectus, our Board consists of seven managers, a majority of which are independent managers.

The Board has established the following committees to help oversee various aspects of our business:

•	Our Executive Committee is charged with responsibility for determining the President’s compensation and undertaking other matters of an executive nature;

•	Our Audit Committee is chartered to oversee the annual audit of our financial reports, oversee the establishment and maintenance of internal controls, and oversee compliance with our Ethics Policy;

•	Our Investment Committee is authorized to oversee compliance with our Loan Policy and to review the performance and management of our loan portfolio;

•	Our Credit Review Committee reviews and implements our Loan Policy and reviews most of the loan applications we receive;

•	Our Asset Liability Committee is chartered to oversee the maintenance of our asset liability strategy and process, as well as our asset liability, liquidity, and other policies relating to the mitigation of risks to our earnings and capital; and

•	Our Governance Committee is charged with responsibility for the board governance policies, including our Related Parties Transaction Policy, and with the periodic task of nominating persons for election to the board.

The Board is actively involved in and regularly meets with members of our senior management to discuss capital adequacy, use of leverage, and liquidity issues we face. Our Asset Liability Committee regularly meets with the objective of performing oversight of interest rate risk, future net interest income and expense, capital and liquidity forecasts and review of trends impacting our balance sheet. For 2012, the Board has committed to monitoring and further improving a system which was implemented in 2010 for measuring, monitoring, managing and reporting the portfolio risks we face in our balance sheet.

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Our Board Chairman

Until February 17, 2011, Mr. Holbrook served both as our Chairman and our Chief Executive Officer. In his role as our Board Chairman and Chief Executive Officer, Mr. Holbrook has provided high level strategic leadership to our Company. He brings to his role a deep knowledge of ministry lending, financial institution management, and the credit union regulatory environment.

On February 17, 2011, at a regularly called meeting of the Board, Mr. Holbrook tendered his resignation from his position as Chief Executive Officer, effective immediately. In tendering his resignation, Mr. Holbrook cited two factors: first, the increasing demands on his time and attention that have resulted from the growing complexity of operations at Evangelical Christian Credit Union, where he serves as President and Chief Executive Officer; and, second, his increased confidence in the competence and readiness of our President, Bill Dodson, to assume a greater scope of responsibility. On May 12, 2011, Mr. Dodson was appointed to serve as our Chief Executive Officer. Mr. Holbrook remains Chairman of the Board.

Code of Ethics

On November 6, 2009, our Board adopted a Code of Ethics for our principal officers and members of the Board.

Audit Committee

In May 2005, our Board established a standing audit committee. For the year ended December 31, 2011, the Audit Committee was comprised of three members, including Randolph P. Shepard, Van Elliott and Jeffrey T. Lauridsen. Mr. Randolph P. Shepard serves as Chairman of the Committee and is an independent manager as defined in our Related Party Transaction Policy.

Our Board has adopted a formal charter for our Audit Committee. Under this charter, the Audit Committee oversees our accounting policies and practices, financial reporting procedures and audits of our financial statements.

Audit Committee Financial Expert

The Board has determined that Mr. Shepard is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K.

Board Committees

Our board has established committees of our Managers, including the Board Governance, Audit, Investment, Asset/Liability Management and Credit Review committees. Our investments, including loan purchases and dispositions, are reviewed by our investment committee appointed by the board. Each committee may consist of at least three persons. Currently, Messrs. Holbrook, Elliott, Lauridsen, and Black serve on our investment committee. Mr. Dodson serves ex-officio.

Manager Compensation

None of our Managers currently receives compensation for services rendered as a Manager. Each, however, is entitled to be reimbursed for expenses incurred in performing duties on our behalf.

Indemnification of Our Managers and Officers

We may indemnify any of our Managers, officers, Members, employees or agents, provided the agent seeking indemnification acted in good faith and in a manner that the person reasonably believed to be in our best interests and provided that the acts do not constitute gross negligence, intentional misconduct or a knowing violation of law. To the extent we are successful on the merits in defense of our agent’s actions, the agent will be indemnified for all reasonable expenses incurred. In all other instances, a majority of the Members must approve indemnification.

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We can advance our agent’s defense costs if approved by Managers who are not seeking indemnification or, if there are none, by a majority of our Members.

Our Managers who are not otherwise involved in the action can approve the advancement of our agent’s defense costs if they receive an undertaking from the person to repay such amount in the event that it is ultimately determined that the person is not entitled to indemnification.

EXECUTIVE COMPENSATION

None of our Board members currently receives compensation for services rendered. Each, however, is entitled to be reimbursed for expenses incurred in performing duties on our behalf.

The following table sets forth certain information regarding compensation we paid for services rendered to us during the years ended December 31, 2011 and 2010 by our senior executive officers. Mr. Dodson was appointed President by the Board effective May 8, 2006.

Summary Compensation Table

Annual Compensation

Name and Principal Position	Year Ended	Salary	Bonus	Non-Equity Incentive Plan Compensation	All Other Compensation
Mark G. Holbrook, Chairman (1)	2011	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-
Billy M. Dodson, President, CEO	2011	191,315	-0- (2)	-0-	$26,723 (4)
	2010	191,315	20,000 (2)	-0-	24,650 (3)
Susan B. Reilly, CFO, Senior Vice President	2011	137,700	-0-	-0-	17,568 (4)
	2010	137,700	24,786	-0-	17,532 (3)
Harold Woodall, CCO, Senior Vice President	2011	127,500	-0-	-0-	18,563 (4)
	2010	127,500	16,776	-0-	18,533 (3)

(1) Mr. Holbrook is a full-time employee of ECCU. During his tenure on the Board, Mr. Holbrook has expended, on the average, approximately 2% of his time as an officer or member of our Board. We reimburse ECCU for that portion of Mr. Holbrook's time devoted to service to us as an officer (but not as a Board member). During 2010, Mr. Holbrook devoted less than 1% of his time serving the Company as an officer. Effective as of February 17, 2011, Mr. Holbrook resigned his position as our Chief Executive Officer.

(2) An aggregate bonus amount of $20,000 was accrued for Mr. Dodson for the fiscal year 2010. No bonus was accrued or paid for the fiscal year 2011.

(3) We contributed an aggregate amount of $24,650 for Mr. Dodson's 401(k) retirement plan, medical benefits and life and disability insurance for 2010. We also contributed an aggregate amount of $17,532 for Ms. Reilly's 401(k) retirement plan, medical benefits and life and disability insurance for 2010. We contributed an aggregate amount of $18,533 for Mr. Woodall's 401(k) retirement plan, medical benefits and life and disability insurance for 2010.

(4) We contributed an aggregate amount of $26,723 for Mr. Dodson's 401(k) retirement plan, medical benefits and life and disability insurance for 2011. We also contributed an aggregate amount of $17,568 for Ms. Reilly's 401(k) retirement plan, medical benefits and life and disability insurance for 2011. We contributed an aggregate amount of $18,563 for Mr. Woodall's 401(k) retirement plan, medical benefits and life and disability insurance for 2011.

No options, warrants or other rights to purchase our equity securities have been issued to our officers.

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DESCRIPTION OF OUR MEMBERSHIP INTERESTS

AND CHARTER DOCUMENTS

Our Authorized Membership Interests

Authorized Capital

Our operating agreement creates two classes of membership interests, common membership interests and deferred membership interests. Our Managers are authorized to issue two classes of common membership interests, the Class A Units and the Class B Units. The Class B Units are identical to the Class A Units, except the Class B Units are non-voting, except to the extent required by the LLC Act. The Class A Units have the same rights, preferences and privileges as our previous common stock.

The operating agreement establishes one class of preferred membership interests, the Series A Units. The Series A Units have the identical, rights, preferences and privileges as our previous Class I Preferred Stock and our Class II Preferred Stock, except the Series A Units are entitled to receive distributions at the same rate as our previous Class I Preferred Stock, which is a higher rate than was payable on the Class II Preferred Stock.

Our Class A Units

We currently have 146,522 Class A Units outstanding. Our Class A Units are entitled to one vote per Unit on all matters to be voted upon by the Class A Units. Approval of proposals submitted to Members at a duly held meeting, other than the election of Managers, requires a vote of a majority of the Class A Units eligible to vote in person or by proxy. Our Class A Members have the right to cumulate their votes in the election of Managers.

Among the matters on which the Class A Units may vote are the following: (1) the election or removal of Managers; (2) an increase or decrease in the number of Managers; and (3) amendments to our operating agreement. A majority vote of the Class A Units voting on a matter at a meeting at which a quorum is present will constitute the approval of the Class A Units unless a greater number of votes is specifically required by statute or by our operating agreement.

Our operating agreement may be amended by the vote of a majority of the Class A Units, except that the amendment of the provisions regarding the removal and liability of Managers, the meetings of Members and any provision requiring a greater than majority vote must be approved by each class of membership interests as is required to approve any amendments which would change any rights of that class by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by our board and/or Members of a new class or Series of preferred membership interests would not constitute such an amendment.

The rights of our Members will be subject to, and may be adversely affected by, the rights of holders of any preferred membership interests we may issue in the future. In addition, the issuance of preferred membership interests could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Members are entitled to receive distributions when and if declared by the board out of funds legally available therefor, and in the event of liquidation, dissolution or winding up of the company to share ratably in all assets remaining after payment of liabilities. Our Members have no preemptive, conversion, subscription or cumulative voting rights.

Our Series A Units

We currently have 119,000 Series A Units outstanding. Following is a summary of the rights, preferences and privileges of our Series A Units.

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Rank

The Series A Units rank prior to our Class A Units as to distributions of assets. The board may increase the amount of the Series A Units or designate one or more Series of preferred membership interests which ranks junior to the Series A Units without the approval of the Series A Units. However, the board may not designate a Series of preferred membership interests ranking senior to the Series A Units without the approval of the holders of at least two-thirds (2/3rds) of the Series A Units.

Distributions

Holders of the Series A Units are entitled to receive distributions payable quarterly at the rate of 190 basis points over the one year LIBOR rate in effect on the last banking day of the calendar month in which the distribution is declared. Distributions are payable when declared payable by our board. Our board intends to declare and pay distributions quarterly. However, our payment of distributions is subject to certain LLC Act restrictions. Distributions are cumulative. That is, any distribution which is declared but not paid will cumulate and be payable as soon as practicable.

Liquidation Preference

$100.00 per Unit, plus an amount equal to any declared and unpaid distributions.

Redemption

We may call the Series A Units for redemption at the liquidation preference of $100.00 per unit, in whole or in part, upon 90 days’ prior written notice on December 31, 2008 or on each December 31 thereafter.

Rights Upon Liquidation

Upon a change in control, liquidation, dissolution or winding up of our affairs, the Series A Units will be entitled to receive the liquidation preference per unit of $100.00 plus the amount of any declared but unpaid distributions before any distributions with respect to our Class A Units or other junior membership interests.

Rights in the Event We Fail to Pay Distributions

In the event we fail to pay four (4) consecutive quarterly distributions, the Series A Units will have the right to elect two (2) Members to our board, who will serve until distributions on the Series A Units are brought current.

Voting Rights

Except as stated above, the Series A Units have the right to vote only on matters on which preferred membership interests are entitled to vote under the LLC Act, including the right to vote as a class on certain amendments to our charter documents, and certain mergers and reorganizations.

Our Charter Documents

As an LLC, we are governed by our charter documents which are comprised of our articles of organization and our operating agreement, which replace our former corporate articles of incorporation and bylaws. A copy of our articles of organization, the plan, and the operating agreement were filed as exhibits to our current report on Form 8-K filed with the Securities and Exchange Commission (SEC) on December 22, 2008.

As an LLC, our business and affairs are under the direction of our Managers and officers. Our Managers and officers are the same persons who served as our directors and officers prior to the conversion. Each serves in a comparable, if not exact, capacity after the conversion as they did prior to the conversion. Thus, there is no change in the persons responsible for our management and operations or their duties with respect to such capacities.

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Our operating agreement provides for not less than six nor more than eleven Managers and sets the number at ten. Our Managers are elected by our Class A Unit holders at an annual meeting, subject to certain limited voting rights of our Series A Unit holders.

Our Members have no liability for our LLC level liabilities or debts. Their liability is limited to their investment in their membership interest. No further capital contributions are required, with limited exceptions for wrongful distributions.

Our operating agreement authorizes the offices of President, Secretary and Treasurer and other officers as they deem appropriate, including a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents. Our officers serve at the pleasure of our Managers.

Our Managers can amend the operating agreement to create one or more classes of preferred units and establish the rights, privileges and preferences of such units. Other changes, including an increase in the authorized number of membership units must be approved by a majority of our Class A Units. Our articles of organization may not be amended without the approval of a majority of our member interests.

Our Board determines when and if distributions are paid to our Members, subject to certain restrictions under the LLC Act.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information available to us, as of May 15, 2012, with respect to our Class A Units owned by each of our executive officers and our managers, and by our managers and executive officers as a group, and by each person who is known to us to be the beneficial owner of more than 5.0% of our Class A Units.

Name	Class A Units Beneficially Owned	Percentage of Total Class A Units Owned(1)

Billy M. Dodson 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

Mark G. Holbrook 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

Van C. Elliott 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

Susan B. Reilly 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

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Robert Schepman 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	–%

Harold D. Woodall 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

Arthur G. Black 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

Juli Anne S. Callis 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

Jerrod L. Foresman 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

Jeffrey T. Lauridsen 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

R. Michael Lee 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

Randolph P. Shepard 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	–	–%

All Managers and officers as a group	–	–%
Other 5% or greater beneficial owners (seven): Evangelical Christian Credit Union	62,000	42.31%
Financial Partners Credit Union	12,000	8.19%
Navy Federal Credit Union	11,905	8.13%
Western Federal Credit Union	11,905	8.13%
Wescom Credit Union	11,905	8.13%
Credit Union of Southern California	11,900	8.12%
Keypoint Credit Union	8,000	5.46%

Notes to Table

(1)   Based on 146,522 Class A Units outstanding.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion regarding our financial statements should be read in conjunction with the financial statements and notes thereto included in this prospectus beginning at page F-1.

Safe Harbor Cautionary Statement

This prospectus contains forward-looking statements regarding Ministry Partners Investment Company, LLC and our wholly-owned subsidiaries, Ministry Partners Funding, LLC, MP Realty, and MP Securities, LLC, including, without limitation, statements regarding our expectations with respect to revenue, credit losses, levels of non-performing assets, expenses, earnings and other measures of financial performance. Statements that are not statements of historical facts may be deemed to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “should,” “seek,” “will,” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management.

These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based upon various factors (many of which are beyond our control). Such risks, uncertainties and other factors that could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as the following:

•	We are a highly leveraged company and our indebtedness could adversely affect our financial condition and business;

•	we depend on the sale of our debt securities to finance our business and have relied on Repeat Purchases of our debt securities to help fund our business;

•	our ability to maintain liquidity or access to other sources of funding;

•	changes in the cost and availability of funding facilities;

•	the allowance for loan losses that we have set aside may prove to be insufficient to cover actual losses on our loan portfolio;

•	we rely upon our largest equity holder to originate profitable church and ministry related mortgage loans;

•	because we rely on credit facilities to finance our investments in church mortgage loans, disruptions in the credit markets, financial markets and economic conditions that adversely impact the value of church mortgage loans can negatively affect our financial condition and performance;

•	we are required to comply with certain covenants and restrictions in our primary credit facilities that, if not met, could trigger repayment obligations of the outstanding principal balance on short notice; and

•	we have entered into several loan modification agreements and arrangements to restructure certain mortgage loans that we hold of borrowers that have been negatively impacted by adverse economic conditions in the U.S.

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Overview

We are a Brea, California-based business that was incorporated in 1991 as a credit union service organization whose mission is to make evangelical ministries more effective by providing ministries with Biblically-based, value-driven financial services and by providing funding services to the credit unions who serve these ministries. We do this by originating and investing in mortgage loans made to churches, most of which are secured by church and church-related real property owned by and/or maintained for the benefit of evangelical churches or church organizations, including Christian schools, ministries and related organizations.

We are seeking to position the Company for future growth in the areas where we have historically been successful through our investments in church and ministry mortgage loans, while diversifying the sources of revenue generated by our business. In order to take advantage of our market opportunities and maximize the value of our equity holders’ investment, we will continue to focus on:

—	improving our liquidity and strengthening our balance sheet;

—	reducing our leverage while developing new financing sources;

—	increasing our revenue generating capabilities through expanding of our loan originating and servicing capabilities, providing broker-dealer related services and selling loan participation interests;

—	managing and strengthening our loan portfolio through aggressive and proactive efforts to resolve problems in our non-performing assets, increasing cash flows from our borrowers and ultimately realizing the benefit of our investments;

—	developing capital funding sources that are not dependent on the sale of mortgage-backed securities or institutional credit facilities; and

—	managing the size and cost structure of our business to match our operating environment and capital funding efforts.

We obtain funds for our mortgage loan investments from the sale of our debt securities, which are sold primarily to investors who are in or associated with the Christian community, including individuals, ministries and organizations associated with evangelical churches and their governing associations. We also have relied upon credit facilities with institutional lenders to increase the size of our balance sheet, improve our earnings and purchase mortgage loan assets. After entering into the $150 million line of credit with Fairway Finance, LLC., a bank facility affiliated with the Bank of Montreal, a $10 million revolving line of credit and a $100 million credit facility, each entered into with Members United Corporate Federal Credit Union, a federally chartered credit union (“Members United”) in 2007, our total assets grew from $67.7 million at December 31, 2006 to $275.1 million at December 31, 2008.

During 2009, we deleveraged our balance sheet by making several principal paydowns on our BMO Facility and paid off the facility on November 30, 2009. We made several smaller paydowns on our Members United credit facilities during 2010 and 2011. Our total assets as of June 30, 2012 decreased to $177.3 million as compared to $179.3 million at December 31, 2011 and $195.6 million at December 31, 2010. Our total liabilities were $167.5 million at June 30, 2012 as compared to $169.8 million at December 31, 2011 and $184.8 million at December 31, 2010.

During 2011, we successfully improved our liquidity through the sale of two of our non-performing mortgage loan investments in exchange for a cash payment of $4.5 million, strengthened our balance sheet through the successful amendment and extension of our $87.3 million and $23.5 million credit facilities, negotiated a reduction in the interest rate on these facilities in November 2011 which will reduce the interest rate on such facilities from 3.94% to 2.53%, expanded our revenue generating capabilities through improvements and enhancements in our loan origination and servicing capabilities, and received approval to launch our broker-dealer firm. Although we have reported a net loss of $1.044 million for 2011, we believe that we have positioned the Company to take advantage of reductions in borrowing costs on our primary credit facilities, improve the quality of our loan portfolio, diversify our revenue generating capabilities and reduce our dependence on a favorable net interest margin from our investments.

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For the six months ended June 30, 2012, we generated net income of $449 thousand. The primary items affecting our operating performance for the quarter were the following:

—	significant savings on interest expense related to borrowings from financial institutions as a result of the refinancing transaction with the NCUA at the end of 2011;

—	slightly decreased interest income on loans as a result of deleveraging our balance sheet;

—	a small increase in other income related to servicing loan participations for others; and

—	an increase in salaries and benefits expenses as a result of hiring individuals to assist in servicing and managing our loan portfolio as well as our debt securities.

For the year ended December 31, 2011, we generated a net loss of $1.044 million. The primary items affecting our operating performance were the following:

—	provisions for loan losses of $1.5 million, related primarily to the degradation of collateral value for two of our non-performing loans, one of which we foreclosed on in June 2011;

—	decreased interest income as a result of further deleveraging of our balance sheet;

—	reduced interest income received from borrowers on our non-performing loans;

—	an increase in salaries and benefits expenses as we hired individuals to assist in servicing, managing and expanding our loan portfolio, as well as in marketing our debt securities; and

—	increased expenses related to depreciation and maintenance of the new core operating, financial reporting, accounting and customer service systems implemented in late 2010.

We expect to see improvements in our operating results for 2012 as we implement the core strategic objectives set forth above. We have also seen further improvements in the performance and stability of our church and ministry borrowers.

Significant Accounting Estimates and Critical Accounting Policies

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures. On an on-going basis, we evaluate these estimates, including those related to the allowance for loan losses, and estimates are based on historical experience, information received from third parties and on various other assumptions that are believed to be reasonable under the circumstances, which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under conditions different from our assumptions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

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Accounting for Derivative Financial Investments and Hedging Activities

We use derivatives to hedge, fix and cap interest rate risk. We carry derivative instruments at fair value on our balance sheet. Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. We document all relationships between hedging instruments and hedged items, as well as our risk-management objective and strategy for undertaking each hedge transaction.

We use interest rate swap agreements to hedge our exposure to interest rate risks on our balance sheet. Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period. Interest rate caps are option contracts that protect the Company from increases in short-term interest rates by entitling the Company to receive a payment when an underlying interest rate exceeds a specified strike rate. Derivative instruments that convert a portion of our variable rate debt or variable rate preferred units to a fixed rate are commonly referred to as cash flow hedges and when we convert a portion of our fixed rate loans to a variable rate, we refer to that as a fair value hedge.

When a cash flow hedge is considered to be effective, we record the fair value of the derivative instrument on our balance sheet as either an asset or liability, with a corresponding amount recorded as a component of other comprehensive income. Amounts are reclassified from other comprehensive income to the income statements in the period or periods that the hedged transaction affects earnings.

Under a cash flow hedge, derivative gains and losses that do not offset changes in the value of hedged asset or liability are recognized immediately in non-interest income. For hedges that offset changes in the net value of the hedged liabilities, we defer the net settlement amount and amortize this amount into net interest income over the life of the hedged debt. At December 31, 2011 and June 30, 2012, we did not have any outstanding interest rate swaps or caps.

Valuation of Loans

All of our loans are held for investment and are carried at their outstanding principal balance, less an allowance for loan losses and loan discount, and adjusted for deferred loan fees and costs. We defer loan origination fees and costs and recognize those amounts as an adjustment to the related loan yield on the asset using the straight line method, which results in an amortization that is materially the same as the interest method. Loan discounts reflect an offset against accrued interest that has been added to a loan balance under a restructuring arrangement. Loan discounts are accreted to interest income as a yield adjustment using the straight-line method.

Recent Accounting Pronouncements

In December 2011, the FASB issued new guidance ASU No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This new guidance requires expanded information about financial instruments or derivatives that are either presented on a net basis in the balance sheet or subject to an enforceable master netting arrangement or similar arrangement. The new guidance does not change existing offsetting criteria in U.S. GAAP or the permitted balance sheet presentation for items meeting the criteria. The new disclosure requirements in the ASU are intended to enhance comparability between financial statements prepared using U.S. GAAP and those prepared using IFRS. The Company does not expect this guidance to have a material impact on its consolidated financial statements.

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Consolidated Results of Operations

Three Months Ended June 30, 2012 vs. Three Months Ended June 30, 2011

During the three months ended June 30, 2012, we reported net income of $362 thousand as compared to a net loss of $249 thousand for the three months ended June 30, 2011. Our continued profitability in the second quarter of 2012 is primarily attributable to reduced borrowing rates on our borrowings from financial institutions from a weighted average of 4.05% during the three months ended June 30, 2011 as compared to 2.53% for the three months ended June 30, 2012. This reduction in financing costs for our primary credit facilities occurred after we completed a refinancing transaction with the NCUA in November 2011 that lowered the interest rates on $110 million of borrowings on our two credit facilities. This refinancing transaction, as well as paydowns of $5.3 million on our borrowings since June 2011, decreased interest expense on borrowings from financial institutions by $494 thousand. During the second quarter we also recorded a $265 thousand reversal of previously recorded provisions for loan losses when we sold two impaired loans at a price greater than our estimated fair value. These gains were partially offset by a $308 thousand decrease in interest income we received on our mortgage loans, as well as an $86 thousand increase in salary and benefits expense.

Total interest income decreased by $296 thousand, or 10%, during the quarter ended June 30, 2012 as compared to the quarter ended June 30, 2011. Despite a decrease in the balance of non-interest-earning assets, a $17.3 million decrease on the balance of our gross loans receivable has led to a $308 thousand, or 11%, decrease in interest income on our mortgage loan investments. This was partially offset by an increase of $12 thousand in interest income on interest-earning accounts from other financial institutions.

Total interest expense decreased from $1.8 million for the three months ended June 30, 2011 to $1.3 million for the three months ended June 30, 2012. This decrease is related partially to a $43 thousand decrease in interest expense on notes payable, as our average notes payable balance has declined by $2.6 million from June 2011 to June 2012. The decrease in interest expense is primarily due, however, to a savings of $494 thousand, or 42%, in interest expense on borrowings from financial institutions related to the refinancing transaction we completed with the NCUA in late 2011. This transaction lowered our average interest rates on borrowings from financial institutions to 2.53% from 4.14%. Lower interest rates on our borrowings led to an increase in net interest income for the quarter ended June 30, 2012 to $1.2 million as compared to $1.0 million for the previous year’s quarter. This difference of $241 thousand in higher net interest income represents a 24% increase from the second quarter of 2011. Net interest income increased from $995 thousand for the three months ended June 30, 2011 to $1.2 million for the three months ended June 30, 2012, an increase of $241 thousand, or 24%. Despite the decrease in interest income on loans, the large decrease in interest expense on borrowings from financial institutions led to higher net interest income.

Net interest income after provision for loan losses increased to $1.5 million for the quarter ended June 30, 2012, an increase of $864 thousand, or 141%, from $612 thousand for the three months ended June 30, 2011. In addition to the decreased interest expense on borrowings from financial institutions, we also had a net reversal of $240 thousand in provisions for loan losses in the second quarter of 2012, as compared to provisions of $383 thousand taken during the three months ended June 30, 2011, a decrease of $623 thousand. $265 thousand of this difference was related to the sale of two impaired loans to a third party in May 2012. Both loans were collateral dependent and were sold at a price greater than our estimate of the collateral value less selling costs, resulting in a reversal of a significant portion of the specific reserves previously recorded on these loans. Conversely, in June of the prior year, there were $233 thousand of specific reserves recorded on an impaired loan, which, along with additional general reserves, resulted in provisions of $383 thousand.

We also had other income of $25 thousand in the second quarter of 2012 primarily due to rental income on our REO property and servicing fee income we earned on two loans participations we sold but on which we retained servicing rights. This is a decrease of $111 thousand from $136 thousand in other income for the quarter ended June 30, 2011. A significant portion of the decrease is due to a gain on sale of $127 thousand related to a loan participation sold in June of the prior year.

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Our non-interest operating expenses for the three months ended June 30, 2012 increased to $1.1 million from $993 thousand for the same period ended June 30, 2011, an increase of 14%. This increase is due mainly to an $86 thousand, or 23%, increase in salaries and benefits expense. Since the end of June 2011, we have hired three additional employees to assist in the growth of our finance, lending and note sales departments, increasing our total employees from 16 to 19, an increase of 19%. We incurred $36 thousand in additional office operations expenses during the second quarter of 2012 compared to 2011 mainly due to an increase in human resources expenses related to additional employees and the timing of payroll processing fees charged to us by our service provider. We also incurred a $13 thousand increase in legal and accounting expenses in connection with the launch of our broker dealer subsidiary, MP Securities, and request for approval from FINRA to permit MP Securities to act as a selling agent for our Class A Notes.

Six Months Ended June 30, 2012 vs. Six Months Ended June 30, 2011

During the six months ended June 30, 2012, we reported net income of $449 thousand as compared to a net loss of $450 thousand for the six months ended June 30, 2011. As noted above, our year to date profits in 2012 are primarily attributable to reduced borrowing rates on our borrowings from financial institutions from a weighted average of 4.14% during the six months ended June 30, 2011 as compared to 2.53% for the six months ended June 30, 2012. This decrease occurred when we completed a refinancing transaction with the NCUA for our primary credit facilities in November 2011 that lowered the interest rates on $110 million of borrowings in our two credit facilities. This refinancing transaction, as well as paydowns of $5.3 million since June 2011, decreased interest expense on borrowings from financial institutions by $1.1 million. We also recorded a non-recurring $265 thousand reversal of previously recorded provisions for loan losses when we sold two impaired loans at a price greater than our estimated fair value. These gains were partially offset by a $588 thousand decrease in interest income we received on our mortgage loans as well as a $177 thousand increase in salary and benefits expense.

Total interest income decreased by $561 thousand, or 10%, for the year to date ended June 30, 2012 as compared to the year to date ended June 30, 2011. The $17.3 million decrease on the balance of our gross loans receivable since June 2011 has been the primary driver of a $588 thousand, or 10%, decrease in interest income on our mortgage loan investments. In addition, we have recognized $56 thousand fewer in loan fees, as several participation sales in the first six months of 2011 led to increased income from the amortization of loan fees. We have not sold any loan participations during the first six months of 2012.

Total interest expense decreased from $3.8 million for the six months ended June 30, 2011 to $2.6 million for the six months ended June 30, 2012. This decrease is related partially to a $79 thousand decrease in interest expense on notes payable, as our notes payable balance has declined by $1.7 million from June 2011 to June 2012. However, the decrease in interest expense is primarily due to a savings of $1.1 million, or 44%, in interest expense on borrowings from financial institutions related to the refinancing transaction we completed with the NCUA in late 2011. This transaction led to an increase in net interest income for the first half of 2012 to $2.5 million as compared to $1.9 million for the first half of the previous year. This difference of $595 thousand in higher net interest income represents a 32% increase in net interest income from the net interest income we earned in the first six months of 2011. Net interest income increased from $1.9 million for the six months ended June 30, 2011 to $2.5 million for the six months ended June 30, 2012, an increase of $595 thousand, or 32%. Despite the decrease in interest income on loans, the large decrease in interest expense on borrowings from financial institutions led to higher net interest income.

Net interest income after provision (credit) for loan losses increased to $2.6 million for the quarter ended June 30, 2012, an increase of $1.2 million, or 87%, from $1.4 million for the six months ended June 30, 2011. In addition to the decreased interest expense on borrowings from financial institutions, we also had a net reversal of $136 thousand in provisions for loan losses in the first half of 2012, as compared to provisions of $483 thousand taken during the six months ended June 30, 2011, a difference of $619 thousand. $265 thousand of this difference was related to the sale of two impaired loans to a third party in May 2012. The loans were collateral dependent and were sold at a price greater than our estimate of the collateral value, resulting in a reversal of a portion of the specific reserves previously recorded on these loans. This reversal offset small increases in general reserves and other specific reserves taken during the first half of 2012.

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We also had other income of $60 thousand in the first six months of 2012 primarily due to rental income on our REO property and servicing fee income we earned on two loans participations we sold but on which we retained servicing rights. This is a decrease of $78 thousand from $138 thousand in other income for the six months ended June 30, 2011. This decrease is due to a gain on sale of $127 thousand related to a loan participation sold in June 2011. There have been no loan participation sales during the first half of 2012.

Our non-interest operating expenses for the six months ended June 30, 2012 increased to $2.2 million from $2.0 million for the same period ended June 30, 2011, an increase of 12%. This increase is due mainly to a $177 thousand, or 24%, increase in salaries and benefits expense. Since the end of June 2011, we have hired three additional employees to assist in the growth of our finance, lending and note sales departments, increasing our total employees from 16 to 19, an increase of 19%. We incurred $48 thousand in additional office operations expenses during the first half of 2012 compared to 2011 mainly due to an increase in human resources expenses related to additional employees and the timing of payroll processing fees charged to us by our service provider. Increases in marketing and promotion expenses and legal and accounting fees were minimal.

The Years Ended December 31, 2011 and December 31, 2010

We experienced many of the same challenges in 2011 as we did in 2010. Although we recorded significant provisions for loan losses on several loans in 2011, we were able to relieve $914 thousand in our allowance for loan losses when we sold two impaired loans at par in December 2011 that carried significant specific reserves for losses. Despite the decrease in provision for loan losses as compared to 2010, we incurred a loss of $1.044 million in 2011. As further described below, the most significant factors influencing our consolidated results of operations for the year ended December 31, 2011, as compared to 2010 were:

—	a decrease in provision for loan losses of $890 thousand, from $2.4 million in 2010 to $1.5 million in 2011, due mainly to the sale of two impaired loans at par that carried total specific reserves of $914 thousand;

—	a decrease in interest income received as a result of decrease in our loan portfolio from $191.8 million at December 31, 2010 to $170.9 million at December 31, 2011;

—	a decrease in interest expense related to the decrease in notes payable from $62.3 million to $59.0 million;

—	a decrease in interest expense related to the repricing of interest rates on three tranches of our Members United credit facility totaling $75.4 million from 4.39% to 3.96%;

—	a decrease in interest expense related to the refinancing of our primary credit facilities in November, which lowered our interest rate on $110.8 million of debt from 3.94% to 2.53%;

—	an increase in salary and benefits costs of $192 thousand as we hired staff in order to facilitate future note sales, loan originations, and in-house loan servicing;

—	an increase in marketing and promotions expense of $75 thousand as we began campaigns to increase note sales;

—	an increase in office operation expense of $195 thousand as we experienced an entire year of monthly maintenance charges and depreciation expense related to the new core system implemented in 2010; and

—	an increase in legal and professional fees of $104 thousand we incurred in the process of opening our broker-dealer and preparing to commence its operations.

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Interest income on loans decreased from $11.9 million to $11.0 million for the year ended December 31, 2011, a decrease of 8%. This corresponds to the 7% decrease in the average balance of our loan portfolio from $196.1 million for the year ended December 31, 2010 to $181.9 million for the year ended December 31, 2011. While the number and amount of non-accrual loans stayed relatively stable throughout the year, we recorded $275 thousand of interest payments against the principal balance of several impaired loans, which also decreased interest income. Thus, if these loans were performing loans we would have realized an additional $275 thousand in interest income.

Interest expense on our borrowings decreased from $5.4 million in 2010 to $4.6 million in 2011 due to the partial pay-down of our primary credit facilities, as well as repricing of the interest rates on three tranches of our Members United credit facility in March, and then again when we refinanced both of our primary credit facilities in November. Interest expense to our note investors decreased from $2.8 million to $2.6 million for the year ended December 31, 2011, mainly due to a decrease in the average amount of notes outstanding during 2011 as compared to 2010. Net interest income increased to $3.9 million in 2011 from $3.8 million in 2010, mainly as a result of the decrease in our interest expense paid on our credit facilities.

Our provision for loan losses decreased to $1.5 million for the year ended December 31, 2011 as compared to $2.4 million for the year ended December 31, 2010. During both 2010 and 2011, we provided significant reserves on impaired collateral-dependent loans as a result of decreases in value of the collateral securing such loans. In December 2011, we sold two of our impaired loans to ECCU at par. In doing so, we relieved $914 thousand in our provision for loan losses related to these two loans, which accounts for the decrease in provision expense. Net interest income after provision for loan losses increased to $2.4 million for the year ended December 31, 2011, an increase of $981 thousand, or 67%, from $1.5 million for the year ended December 31, 2010. This increase is primarily attributable to the decrease in provision for loan losses as well as the decrease in interest rates paid on our credit facility borrowings.

We also received other income of $199 thousand in the year ended December 31, 2011 which is an increase of $137 thousand from $62 thousand for the year ended December 31, 2010. This increase is primarily related to $132 thousand of gain related to the sale of participations in two loans to financial institutions during 2011.

Our non-interest operating expenses for the year ended December 31, 2011 increased to $3.7 million from $3.1 million for the same period in 2010, which represents an increase of 16%. Salaries and benefits expenses increased by $192 thousand as we hired five new employees to facilitate the expansion of our loan servicing capabilities, and better equip us to manage and grow our loan portfolio. Marketing expenses increased by $75 thousand as we engaged in new marketing efforts to sell our debt securities. Office operation expenses increased by $195 thousand primarily due to $182 thousand of additional costs related to the implementation of our new enterprise resources planning system. Finally, legal and consulting related costs increased by $104 thousand due to additional legal and consulting services related to the refinancing of our bank borrowings and the launch of MP Securities. While we have incurred additional consulting and legal fees related to refinancing and restructuring of our balance sheet, we believe that these expenses are non-recurring in nature.

Financial Condition

Comparison of Financial Condition at June 30, 2012 and December 31, 2011

Total assets decreased by $2.0 million, or 1%, between December 31, 2011 and June 30, 2012. This decrease was due to the payoff and sale of several loans, as well as large principal paydowns made by borrowers on other loans we held. Some of these proceeds were retained as cash, while some were used to purchase additional loans. A portion of these proceeds were used to pay down our borrowings from financial institutions. Our loans receivable, net of allowance for loan losses, decreased by $7.9 million, or 5%, over this period. $2.5 million of this decrease was due to decreases in impaired loan balances. Our borrowings from financial institutions decreased by $2.3 million, or 2%.

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During the six month period ended June 30, 2012, gross loans receivable decreased by $8.7 million, or 5%, to $162.2 million from $170.9 million at December 31, 2011. This decrease is due to the net paydown of $5.0 million of loan principal on our mortgage loan investments, which is a result of $21.7 million of loan principal paydowns offset by $9.1 million of loan purchases and $7.6 million of loan originations. Additionally, we recorded a $12 thousand partial loan charge-off, transferred $717 thousand to foreclosed assets, and sold two impaired loans for $2.4 million.

Our portfolio consists entirely of loans made to evangelical churches and ministries. 99.8% of these loans are secured by real estate, while two loans that represent less than 0.1% of our portfolio are unsecured. Our performing portfolio yielded a weighted average interest rate of 6.46% at June 30, 2012, as compared to 6.43% at December 31, 2011.

Comparison of Financial Condition at December 31, 2011 and 2010

The following table sets selected measures of our financial performance for the years ended December 31, 2011 and 2010, respectively (dollars in thousands):

	2011	2010

Total income	$11,276	$12,097
Provision for loan losses	1,487	2,377
Net loss	(1,044)	(1,616)
Total assets	179,281	195,618
Borrowings from financial institutions	110,279	121,809
Investor notes	59,030	62,103
Total equity	9,478	10,862

Our total assets decreased by $16.3 million, or 8%, between December 31, 2010 and December 31, 2011. This decrease was due to the payoff and sale of several loans. Our loans receivable, net of allowance for loan losses, decreased by $21.7 million, or 12%, over this period. Some of the proceeds of these loan sales and payoffs were used to pay down our borrowings from financial institutions and redeem certain debt securities that matured during this period. $4.1 million of the proceeds we received from the sale of loans were retained as cash to improve our liquidity.

During the year ended December 31, 2011, gross loans receivable decreased by $20.9 million, or 11%, to $170.9 million from $191.8 million at December 31, 2010. This decrease is due to the payoff of fourteen loans, the sale of four of our mortgage loan investments, and one loan that was partially charged-off, with the balance of $1.4 million transferred to foreclosed assets. Two of the loan sales were entered into pursuant to a Loan Repurchase Agreement we entered into with ECCU. We sold these two loans, both of which were impaired and carried significant allowances, for $4.5 million in cash, the receipt of a remaining interest in a loan participation we already carried, and a full interest in another loan. We originated one large loan for $4.2 million in 2011 and subsequently sold $3.8 million of that loan as a participation interest. In March 2011, we sold $1.6 million of participations in a wholly-owned loan already in our portfolio. We are not holding any of the loans currently in our portfolio for sale.

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Our mortgage loan portfolio consists entirely of loans made to evangelical churches and ministries. 99.7% of these loans are secured by real estate, while one loan that represents 0.3% of our portfolio is unsecured. Our portfolio carried a weighted average interest rate of 6.43% at December 31, 2011, as compared to 6.39% at December 31, 2010.

Non-performing Assets

Non-performing assets consist of non-accrual loans, troubled debt restructurings, and three foreclosed assets, which are real estate properties. Non-accrual loans include any loan that becomes 90 days or more past due and any other loan where management assesses full collectability of principal and interest to be in question. Once a loan is put on non-accrual status, the balance of any accrued interest is immediately reversed. Loans past due 90 days or more will not return to accrual status until they become current. Troubled debt restructurings will not return to accrual status until they perform according to their modified payment terms without exception for at least six months.

Some non-accrual loans are considered collateral dependent. These are defined as loans where there is a significant possibility that repayment of principal will involve the sale or operation of collateral securing the loan. For collateral dependent loans, any payment of interest we receive is recorded against principal. As a result, interest income is not recognized until the loan is no longer considered impaired. On non-accrual loans that are not considered collateral dependent, we do not accrue interest income, but we recognize income on a cash basis. We had twelve nonaccrual loans as of June 30, 2012 and fifteen at December 31, 2011. In June 2011, the Company completed foreclosure proceedings on a loan participation interest it acquired from ECCU. Prior to this foreclosure sale, we had never foreclosed on or taken a charge-off on a mortgage loan investment we acquired. Since that time, we have completed one additional foreclosure proceeding in February 2012.

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The following table presents our non-performing assets:

	Non-performing Assets
	($ in thousands)

	June 30, 2012	December 31, 2011

Non-Performing Loans:[1]

Collateral Dependent:

Delinquencies over 90-Days	$2,612	$6,586
Troubled Debt Restructurings[2]	8,699	8,873

Total Collateral Dependent Loans	11,311	15,459

Non-Collateral Dependent:

Delinquencies over 90-Days	–	–
Other Impaired loans	959	–
Troubled Debt Restructurings	7,467	7,483

Total Non-Collateral Dependent Loans	8,426	7,483

Loans 90 Days past due and still accruing	–	–

Total Non-Performing Loans	19,737	22,942
Foreclosed Assets	2,091	1,374

Total Non-performing Assets	$21,828	$24,316

1 These loans are presented at the balance of unpaid principal less interest payments recorded against principal.

2 Includes $814 thousand and $6.2 million of restructured loans that were over 90 days delinquent as of June 30, 2012 and December 31, 2011, respectively.

At June 30, 2012, we had ten restructured loans that were on non-accrual status. One of these loans was over 90 days delinquent. In addition, we had one non-restructured loan that was over 90 days past due. We had one loan determined by management to be impaired despite not being over 90 days delinquent. We also had one restructured loan that has performed according to terms for twelve months and has been put on accrual status; however, it is still considered non-performing. As discussed in Note 3 of the financial statements, in May 2012 we sold two non-performing loans to a third party for $2.4 million. Both loans were considered collateral dependent. As of June 30, 2012, we had two foreclosed assets in the amount of $2.1 million total.

At December 31, 2011, we had eleven restructured loans that were on non-accrual status. Five of these loans were over 90 days delinquent. We had four non-restructured loans that were over 90 days past due. One of these loans was acquired in the transaction we entered into with ECCU in December, 2011 in which ECCU repurchased two impaired loans from us in exchange for a cash purchase price of $4.5 million and two non-performing loans. One of the acquired non-performing loans was written off during the second quarter of 2012, however, as it was carried on our financial statements at a net investment of zero, the write-off had no impact on our net loans receivable balance. As of December 31, 2011, we held one foreclosed asset in the amount of $1.4 million.

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Allowance for Loan Losses

We maintain an allowance for loan losses that we consider adequate to cover both the inherent risk of loss associated with the loan portfolio as well as the risk associated with specific loans that we have identified as having a significant chance of resulting in loss.

Allowances taken to address the inherent risk of loss in the loan portfolio are considered general reserves. We include various factors in our analysis. These are weighted based on the level of risk represented and for the potential impact on our portfolio. These factors include:

-	Changes in lending policies and procedures, including changes in underwriting standards and collection;
-	Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;
-	Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified loans;
-	Changes in the value of underlying collateral for collateral-dependent loans;
-	The effect of credit concentrations; and
-	The rate of defaults on loans modified as troubled debt restructurings within the previous twelve months.

In addition, we include additional general reserves for our loans that are collateralized by a junior lien or that are unsecured. In order to more accurately determine the potential impact these factors have on our portfolio, we segregate our loans into pools based on risk rating when we perform our analysis. Risk factors are weighted differently depending upon the quality of the loans in the pool. In general, risk factors are given a higher weighting for lower quality loans, which results in greater general reserves related to these loans. We evaluate these factors on a quarterly basis to ensure that we have adequately addressed the risk inherent in our loan portfolio.

We also examine our entire loan portfolio regularly to identify individual loans which we believe have a greater risk of loss than is addressed by the general reserves. These are identified by examining delinquency reports, both current and historic, monitoring collateral value, and performing a periodic review of borrower financial statements. For loans that are collateral dependent, management first determines the value at risk on the investment, defined as the unpaid principal balance less the collateral value net of estimated costs associated with selling a foreclosed property. This entire value at risk is reserved. For impaired loans that are not collateral dependent, management will record an impairment based on the present value of expected future cash flows. Loans that carry a specific reserve are formally reviewed quarterly, although reserves will be adjusted more frequently if additional information regarding the loan’s status or its underlying collateral is received.

Finally, our allowance for loan losses includes reserves related to troubled debt restructurings. These reserves are calculated as the difference in the net present value of payment streams between a troubled debt restructuring at its modified terms as compared to its original terms, discounted at the original interest rate on the loan. These reserves are recorded at the time of the restructuring. The change in the present value of cash flows attributable to the passage of time is reported as interest income.

The process of providing adequate allowance for loan losses involves discretion on the part of management, and as such, losses may differ from current estimates. We have attempted to maintain the allowance at a level which compensates for losses that may arise from unknown conditions. At June 30, 2012 and December 31, 2011, the allowance for loan losses was $3.9 million and $4.1 million, respectively. This represented 2.4% of our gross loans receivable at both of those respective dates.

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	Allowance for Loan Losses as of and for the
	Six Months Ended			Year Ended
	June 30,			December 31,
	2012		2011	2011
Balances:	($ in thousands)
Average total loans outstanding during period	$166,949		$184,750	$181,855
Total loans outstanding at end of the period	$162,219		$179,568	$170,920
Allowance for loan losses:
Balance at the beginning of period	$4,127		$3,997	$3,997
Provision charged to expense	(136)		483	1,487
Charge-offs
Wholly-Owned First	35		–	–
Wholly-Owned Junior	–		–	–
Participation First	12		1,279	1,279
Participation Junior	–		–	–
Total	47		1,279	1,279
Recoveries
Wholly-Owned First	–		–	–
Wholly-Owned Junior	–		–	–
Participation First	–		–	–
Participation Junior	–		–	–
Total	–		–	–
Net loan charge-offs
(recoveries)	47		1,279	1,279
Accretion of allowance related to restructured loans	23		48	78

Balance	$3,921		$3,153	$4,127

Ratios:
Net loan charge-offs to average total loans	0.03%		0.69%	0.70%
Provision for loan losses to average total loans[1]	(0.08%	)	0.26%	0.82%
Allowance for loan losses to total loans at the end of the period	2.42%		1.76%	2.41%
Allowance for loan losses to non-performing loans	19.87%		12.96%	18.00%
Net loan charge-offs to allowance for loan losses at the end of the period	1.20%		40.56%	30.99%
Net loan charge-offs to Provision for loan losses[1]	(34.56%	)	264.80%	86.01%

1 Provisions for loan losses were negative during the first half of 2012 due to a $265 thousand reversal of specific reserves related to the sale of two non-performing loans.

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Our Goals to Improve Our Financial Condition

Improved Liquidity; Stronger Balance Sheet

On November 4, 2011, we entered into an $87.3 million credit facility refinancing transaction with the National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union, which amended and restated the facility and extended the term of such facility. The MU Credit Facility amended, restated and replaced our original $100 million CUSO Line of Credit Facility Note and Security Agreement entered into with Members United on May 7, 2008. Under the terms of the MU Credit Facility loan documents, the MU Credit Facility will mature on October 31, 2018 and we will pay an interest rate of 2.525% on the facility.

On November 4, 2011, we also entered into a $23.5 million credit facility refinancing transaction with the NCUA which amends, restates and replaces the original Loan and Security Agreement entered into by us and Western Corporate Federal Credit Union (“WesCorp”) on November 30, 2009. Under the terms of this credit facility, the note is payable in full on October 31, 2018 and we will pay an interest rate of 2.525% on the facility. Both the MU Credit Facility and WesCorp Credit Facility Extension are secured by certain of the Company’s mortgage loans previously held as collateral under the Members United and WesCorp Credit Facility agreements.

Further, on December 28, 2011, we entered into a Loan Purchase Agreement with ECCU, pursuant to which ECCU agreed to purchase two of our mortgage loan interests in exchange for a cash purchase price of $4.5 million. This agreement significantly enhanced our liquidity position while reducing our exposure to additional credit losses on the repurchased loans. By refinancing the Members United and WesCorp credit facilities pursuant to an amendment and restatement of these facilities under agreements entered into with the NCUA, we were able to extend the maturity date of these facilities until October 31, 2018 and significantly reduce our borrowing rate on these facilities. As a result of these refinancing transactions and sale of two of our mortgage loan interests, we were able to strengthen our balance sheet and improve our liquidity for the year ended December 31, 2011.

Enhancing our Capital Funding Source

Since 2008, we have primarily relied upon institutional credit facilities to generate the capital sources needed to fund our mortgage loan investments. Our Members United and BMO Facility financing arrangements enabled us to rapidly increase our mortgage loan investments and benefit from favorable net interest rate margins on our mortgage loan investments. With the advent of the global credit crisis that commenced in 2008, our major institutional credit facility lenders sought to reduce their exposure on these facilities, thereby requiring us to undertake efforts to deleverage our balance sheet. While the refinancing transactions we entered into on November 4, 2011 with the NCUA to amend and restate our Members United and WesCorp credit facilities have significantly improved our prospects for profitability, these facilities are not sources of new funding and do not provide the resources we need to grow our business.

During 2011, we have taken steps to develop capital funding sources that are not dependent on the sale of mortgage-backed securities or institutional credit facilities. With the registration of our wholly-owned subsidiary, MP Securities, under the Securities Exchange Act of 1934 and its approval for membership in FINRA, we expect to increase our ability to sell debt securities issued by the Company and reduce our reliance on institutional credit facility lenders. We launched our broker-dealer operations in the first quarter of 2012 and are undertaking efforts to develop a sales force of registered representatives dedicated to the distribution of our debt securities. In addition, we will seek to enter into distribution and selling agreements with other broker dealer firms who demonstrate a compatible company culture and share our desire to provide funding for church and ministry lenders. By increasing funding through securities distribution, we expect to reduce our dependency on large credit facilities provided by institutional lenders, enhance our liquidity and funding capabilities and gain greater control over our asset / liability management process.

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Strengthen the Quality of our Loan Portfolio

In 2011, churches and ministries generally appear to have experienced a slight increase in contributions compared to previous years. Our portfolio performance reflected this trend as delinquency and default rates in our loan portfolio decreased slightly from the previous year and new additions to the delinquent and defaulted loan pool were negligible. We took numerous steps to improve the quality of our loan portfolio in 2011 by adopting enhanced collection, appraisal and loan risk rating policies. Further, our credit management team added a Manager of Credit Analysis and a Credit Analyst. Each of these actions will enable us to focus greater energies on resolving delinquent and defaulted loans through a combination of workouts, restructurings, and, where inevitable, through foreclosure actions. We also took steps to improve the management of our loan portfolio by hiring a Loan Servicing Manager with over 20 years of loan servicing and collection experience. By focusing on reducing delinquencies and resolving defaults, we believe that we can restore interest income received on our loan portfolio to more favorable levels. In addition, we have provided for an additional $1.5 million in allowances for loan losses in 2011, which brought our total allowance for loan losses to $4.1 million at December 31, 2011. Largely due to the sale of two impaired loans, we have recorded a credit to our provisions for loan losses of $136 thousand during the six months ended June 30, 2012, which brings our total allowance for loan losses to $3.9 million. We believe this figure is sufficient to absorb foreseeable losses in our portfolio.

On December 28, 2011, we entered into a Loan Purchase Agreement with ECCU, a California state chartered credit union and our largest equity owner (see Certain Relationships and Related Transactions and Director Independence), pursuant to which ECCU agreed to purchase two of our mortgage loan interests in exchange for a cash purchase price of $4.5 million (the “Loan Repurchase Agreement”). Both of the loans transferred to ECCU were originated and underwritten by ECCU, but were impaired loans held in our mortgage loan portfolio.

In exchange for ECCU’s delivery of the $4.5 million cash payment and transfer of a 1% loan participation interest in another impaired loan held by ECCU and a second deed of trust in a subordinated loan (both of which related to the same borrower and collateral), we agreed to grant a release, waiver and discharge of certain claims for an alleged breach of certain representations and warranties arising in connection with the origination, sale, delivery, documentation, servicing and actions taken by ECCU in its capacity as the underwriter, originator and lead lender for three (3) loans we had previously acquired from ECCU. We also agreed to grant a complete release and discharge for any claims arising out of the purchase of an additional nine (9) loans we had previously acquired from ECCU which no cause for claims had been identified, or which were reasonably expected to be, subject to any claims arising in connection with the purchase of such loans. While no independent valuation was made in determining the value of the claims we released in favor of ECCU, we believe that litigation risks and uncertainties in pursuing such claims resulted in an arms-length purchase price mutually agreed upon with ECCU in exchange for granting a release of such claims.

By entering into this Loan Repurchase Agreement with ECCU, we significantly improved our liquidity through the receipt of a $4.5 million cash payment, reversed an aggregate of $914 thousand in allowance for loan loss expense and avoided taking further losses on the impaired loans we transferred to ECCU by removing them from our mortgage loan portfolio. By relieving the specific allowance for loan loss expense previously reserved on the two mortgage loans we transferred to ECCU, we were able to utilize the $914 thousand of specific reserves for other impaired loans in our mortgage loan portfolio.

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The following table summarizes the financial results of transferring these two loans to ECCU pursuant to the terms of the Loan Repurchase Agreement:

Loans Transferred to ECCU (dollars in thousands)
Recorded investment in such loans	$4,149
Estimated fair market value of loans transferred to ECCU	3,235
Specific reserves allocated to loans	914
Change in net loans on balance sheet	(3,235)
Amount reversed against provision for loan loss expense	914
Interest income (amounts previously recorded against principal)	224
Reimbursement of operating expense (foreclosure, title, appraisal and professional fees)	127

In addition to receiving a $4.5 million cash payment pursuant to the Loan Repurchase Agreement, ECCU also transferred a 1% loan participation interest and second deed of trust in another impaired loan to us which resulted in our holding an undivided, 100% interest in such loan. While the 1% loan participation interest in the loan had a principal balance of $25 thousand and the second deed of trust had a principal balance of $500 thousand, we received no value for these loan interests since the outstanding principal due on this loan as of the date of the Loan Repurchase Agreement was $2.5 million and the estimated fair market value of the collateral, taking into consideration estimated selling costs, was $1.3 million. Because the value of the collateral underlying the two loans, first deed and second deed of trust, was less than our investment in the loans, we recorded discounts on our financial statements for the full amount of the 1% loan participation interest and the second deed of trust we received from ECCU, which resulted in a 100% offset of these loan interests.

On April 1, 2012, we entered into a loan modification agreement with the borrower under the loans we acquired in the Loan Repurchase Agreement pursuant to which it was agreed that (i) the total principal amount of the loan was reduced to $2.5 million; (ii) a principal payment of $50 thousand would be paid by the borrower; (iii) interest-only payments would be made for two years to be followed thereafter by payments of principal and interest on negotiated terms with a loan maturity date of ten years after the date of the loan modification was entered into; (iv) principal reductions of $40 thousand will be made annually over the ten year term of the note provided that the borrower fully complies with the terms and conditions of the loan modification agreement; and (v) the principal amount of the $500 thousand second trust deed we received in the Loan Repurchase Agreement will be forgiven if the borrower strictly complies with terms and conditions of the loan modification agreement. As of the date of this Prospectus, the borrower has fully complied with the terms and conditions of this agreement.

Diversifying Our Revenue Sources

Since inception, our primary source of revenue has come from the net interest margin we earn on our mortgage loan investments. After the financial crisis of 2008 and a resulting lack of liquidity in the credit markets, we deleveraged our balance sheet, which reduced the net interest income we received on our investments. In response to these developments, in 2011 we expanded the scope of the revenue generating services we provide in an effort to make us less dependent on a favorable net interest rate margin from our mortgage loan investments. Because we possess the capability to service our own loans, we have begun to increase the portion of our wholly-owned loan portfolio that we service ourselves, progressively eliminating the cost of a third party servicer and increasing net interest earned on those loans. We have also begun servicing loans for other credit unions through the sale of loan participations. Our loan participation activity resulted in increased revenue from loan servicing of $25 thousand and generated $132.2 thousand from gains on sales. We also continue to develop relationships with several credit unions and CUSOs to enhance our capacity to sell additional loan participations into the market place.

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In the first half of 2012, we intend to launch an internet investor portal that will enable us to efficiently disseminate loan information to potential buyers and existing participants. This enhancement to our technology suite will enable us to attract additional buyers for our loan participations as well as provide world class service to our existing participants. We believe these commitments and investments that we have made over the last few years in full service loan origination and loan servicing capabilities will enable us to build valuable business relationships with credit unions while enhancing our services to churches, ministries, and ministry-minded investors.

Demand for quality business loans, which includes church and ministry loans, remains robust in the credit union industry, and we are developing working relationships with credit unions and CUSOs that have expressed an interest in investing in ministry and church mortgage loans. According to data published by the NCUA, it appears that federally insured credit unions have more room on their balance sheets for business loan investments than at any time in recent years. In 2011 the industry-wide loan to share (deposit) ratio declined again to 69.07% from 71.82% in 2010. In 2006 this ratio was 82.43%. In addition, yields on loans held by credit unions have declined from 6.47% in 2006 to 6.06% in 2010, and further declined to 5.76% in 2011. Meanwhile, the appetite for business loans, which typically yield higher rates than residential mortgages or other investments, has continued to grow. Total business loan balances in credit union portfolios have increased annually in recent years, growing from $22.8 billion in 2006 to $37.1 billion in 2010, and growing further to $39.08 billion in 2011. We plan to originate more loans and sell more loan participations into this attractive market, with the objective of generating increased fee income and recurring loan servicing revenue.

Sales of Investor Notes

On December 29, 2009, we filed a registration statement with the SEC to offer $100 million of our Class A Notes (File No. 333-163970). The offering was declared effective on June 3, 2010. The Class A Notes are sold in three categories, including a fixed interest rate note, a variable interest note and a flex note that provides for the opportunity to reset the rate once during each twelve month period following the issuance date of such note. At June 30, 2012, $46.2 million of Class A Notes were outstanding.

In 2012, we commenced offering our 2012 Secured Investment Certificates in a limited offering to qualified investors that meet the requirements of Rule 506 of Regulation D, promulgated by the SEC. Certificates will be sold for such period as authorized by any state or jurisdictions where such offering is qualified and/or exempt. Further, Wilmington Savings Fund Society, FSB, will serve as trustee for the secured investment certificates. We believe that these certificates will offer a diversified investment opportunity for qualified investors and enable us to access additional funding sources for our church and ministry loans.

With the launch of MP Securities in the first quarter of 2012, we expect to commit additional resources, employ a team of sales representatives, and enter into selling agreements with other broker dealer firms as part of an effort to increase our sale of debt securities to fund our business. Recently, we added a Director of Institutional Relations and an additional Investor Services Representative to our team, bringing the sales team to four persons. We opened an MP Securities branch office in the Fresno, California area during the first quarter of 2012. At June 30, 2012, our outstanding investor notes totaled $59.6 million.

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We have also entered into a selling agreement with our wholly-owned subsidiary, MP Securities, pursuant to which MP Securities will assist us in distributing our 2012 Secured Investment Certificates, which are notes we sell under a private placement memorandum and which are secured by loans or cash. The selling commissions and cost reimbursements paid to any broker-dealer firms that are engaged to assist in the distribution of such certificates will not exceed 3% of the amount of certificates sold. MP Securities will also act as a selling agent for our Class A Notes offering pursuant to a Registration Statement filed with the SEC on July 3, 2012. At the time the registration statement is deemed effective, we anticipate that our affiliate, MP Securities, will sell most of the Class A Notes being registered. Each participating broker in the Class A Notes offering, including MP Securities, will be entitled to receive selling commissions ranging from .5%, plus an amount equal to .25% per annum on the average note balance for a Variable Series Note to 5% for a Flex Series or 60 month Fixed Series Note depending on whether it sells a Fixed Series, Variable Series or Flex Series note and the term of the respective note sold (12 months to 84 months).

From time to time, our Board and members of our executive management team have purchased investor notes from us. One of our Board members, Mr. Art Black, is the beneficial owner of a living trust that holds $224,276 of our Class A Notes.  On May 19, 2009, we sold $19.3 million of loans to Western Federal Credit Union, which is an equity holder of our Class A Units. The loans were sold to Western at par.  Proceeds from the sale were used to pay down the BMO Facility.

To assist in evaluating any related transactions we may enter into with a related party, our Board has adopted a Related Party Transaction Policy. Under this policy, a majority of the members of our Board and majority of our independent Board members must approve a material transaction that we enter into with a related party.  As a result, we anticipate that all future transactions that we undertake with an affiliate or related party will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of our independent Board members.

Net Interest Income and Net Interest Margin

Our earnings depend largely upon the difference between the income we receive from interest-earning assets, which consist principally of mortgage loan investments and interest-earning accounts with other financial institutions, and the interest paid on our debt securities and credit facility borrowings. This difference is net interest income. Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

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The following table provides information, for the periods indicated, on the average amounts outstanding for the major categories of interest-earning assets and interest-bearing liabilities, the amount of interest earned or paid, the yields and rates on major categories of interest-earning assets and interest-bearing liabilities, and the net interest margin:

	Average Balances and Rates/Yields
	For the Three Months Ended June 30,
	(Dollars in Thousands)

	2012			2011
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate

Assets:
Interest-earning accounts with other financial institutions	$15,244	$39	1.04%	$8,828	$27	1.21%
Interest-earning loans [1]	152,842	2,498	6.57%	168,239	2,806	6.69%
Total interest-earning assets	168,086	2,537	6.07%	177,067	2,833	6.42%

Non-interest-earning assets	10,162	–	–	13,084	–	–
Total Assets	178,248	2,537	5.72%	190,151	2,833	5.97%

Liabilities:
Public offering notes – Class A	47,412	472	4.00%	46,763	477	4.09%
Public offering notes – Alpha Class	3,843	54	5.65%	5,142	74	5.77%
Special offering notes	8,025	90	4.49%	9,839	104	4.22%
International notes	206	2	4.30%	166	2	4.18%
Subordinated notes	6	–	5.45%	239	4	6.96%
Secured notes	12	–	2.77%	–	–	–
Borrowings from financial institutions	108,519	683	2.53%	116,617	1,177	4.05%

Total interest-bearing liabilities	$168,023	$1,301	3.11%	$178,766	$1,838	4.12%

Net interest income		$1,236			$995
Net interest margin [2]			2.79%			2.10%

[1] Loans are net of deferred fees but gross of the allowance for loan losses

[2] Net interest margin is equal to net interest income as a percentage of average total assets.

Average interest-earning assets decreased to $168.1 million during the three months ended June 30, 2012, from $177.1 million during the same period in 2011, a decrease of $9.0 million or 5%. The average yield on these assets decreased to 6.07% for the three months ended June 30, 2012 from 6.42% for the three months ended June 30, 2011. This average yield decrease is related to the higher average balance in interest-earning accounts with other financial institutions earning only 1%. They increased to $15.2 million at June 30, 2012 as compared to $8.8 million at June 30, 2011, an increase of 73%. The yield on interest-earning loans for the three months ended June 30, 2012 decreased to 6.57% from 6.69%. This is the result of additional deferred loan fee amortization included in interest income in the second quarter of 2011 related to loan participation sales. Because the balance of interest earning accounts with other financial institutions makes up a greater portion of our assets, and because there was no accelerated deferred fee amortization, the average yield on total assets decreased to 5.72% from 5.97%. Average interest-bearing liabilities, consisting of notes payable and borrowings from financial institutions, decreased to $168.0 million during the three months ended June 30, 2012, from $178.8 million during the same period in 2011. The average rate paid on these liabilities decreased to 3.11% for the three months ended June 30, 2012, from 4.12% for the same period in 2011. This decrease is due primarily to the refinancing transaction completed with the NCUA in November 2011, which lowered the interest rates on our two credit facilities to 2.53% from 4.05%.

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Net interest income for the three months ended June 30, 2012, was $1.2 million, which was an increase of $241 thousand, or 24% for the same period in 2011. Net interest margin increased 69 basis points to 2.79% for the quarter ended June 30, 2012, compared to 2.10% for the quarter ended June 30, 2011.

	Average Balances and Rates/Yields
	For the Six Months Ended June 30,
	(Dollars in Thousands)

	2012			2011
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate

Assets:
Interest-earning accounts with other financial institutions	$14,069	$74	1.06%	$8,160	$47	1.15%
Interest-earning loans [1]	154,608	5,013	6.52%	170,367	5,601	6.63%
Total interest-earning assets	168,677	5,087	6.06%	178,527	5,648	6.38%

Non-interest-earning assets	9,918	–	–	11,624	–	–
Total Assets	178,595	5,087	5.73%	190,151	5,648	5.99%

Liabilities:
Public offering notes – Class A	44,091	946	4.31%	46,334	945	4.08%
Public offering notes – Alpha Class	4,083	115	5.66%	5,240	149	5.70%
Special offering notes	7,873	177	4.51%	9,729	191	3.92%
International notes	198	4	4.43%	184	4	4.32%
Subordinated notes	6	–	5.45%	943	32	6.82%
Secured notes	7	–	2.78%	–	–	–
Borrowings from financial institutions	109,165	1,374	2.53%	118,305	2,451	4.14%

Total interest-bearing liabilities	$165,423	$2,616	3.18%	$180,735	3,772	4.17%

Net interest income		$2,471			$1,876
Net interest margin [2]			2.78%			1.99%

[1] Loans are net of deferred fees but gross of the allowance for loan losses

[2] Net interest margin is equal to net interest income as a percentage of average total assets.

Average interest-earning assets decreased to $168.7 million during the six months ended June 30, 2012, from $178.5 million during the same period in 2011, a decrease of $9.9 million or 6%. The average yield on these assets decreased to 6.06% for the six months ended June 30, 2012 from 6.38% for the six months ended June 30, 2011. This average yield decrease is related to the higher average balance in interest-earning accounts with other financial institutions earning only 1%. They increased to $14.1 million at June 30, 2012 as compared to $8.2 million at June 30, 2011, an increase of 72%. The yield on interest-earning loans for the six months ended June 30, 2012 decreased to 6.52% from 6.63%. This is the result of additional deferred loan fee amortization included in interest income in the second quarter of 2011 related to loan participation sales. Because the balance of interest earning accounts with other financial institutions makes up a greater portion of our assets, and because there was no accelerated deferred fee amortization, the average yield on total assets decreased to 5.73% from 5.99%. Average interest-bearing liabilities, consisting of notes payable and borrowings from financial institutions, decreased to $165.4 million during the six months ended June 30, 2012, from $180.7 million during the same period in 2011. The average rate paid on these liabilities decreased to 3.18% for the six months ended June 30, 2012, from 4.17% for the same period in 2011. This decrease is due primarily to the refinancing transaction completed with the NCUA in November 2011, which lowered the interest rates on our two credit facilities to 2.53% from 4.14%.

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Net interest income for the six months ended June 30, 2012, was $2.5 million, which was an increase of $595 thousand, or 32% for the same period in 2011. Net interest margin increased 79 basis points to 2.78% for the first half of 2012, compared to 1.99% for the first half of 2011.

The following table sets forth, for the periods indicated, the dollar amount of changes in interest earned and paid for our interest-earning assets and interest-bearing liabilities, the amount of change attributable to changes in average daily balances (volume), and changes in interest rates (rate).

 Rate/Volume Analysis of Net Interest Income

	Three Months Ended June 30, 2012 vs. 2011
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$17	$(5)	$12
Total loans	(281)	(27)	(308)
	(264)	(32)	(296)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	7	(12)	(5)
Public offering notes – Alpha Class	(18)	(2)	(20)
Special offering notes	(20)	6	(14)
International notes	–	–	–
Subordinated notes	(3)	(1)	(4)
Secured notes	–	–	–
Other	(77)	(417)	(494)
	(111)	(426)	(537)
Change in net interest income	$(153)	$394	$241

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Rate/Volume Analysis of Net Interest Income

	Six months Ended June 30, 2012 vs. 2011
	Increase (Decrease) Due to Change in
	Volume	Rate	Total
	(Dollars in Thousands)

Increase (Decrease) in Interest Income:
Interest-earning account with other financial institutions	$32	$(4)	$28
Total loans	(533)	(56)	(589)
	(501)	(60)	(561)

Increase (Decrease) in Interest Expense:
Public offering notes – Class A	(47)	48	1
Public offering notes – Alpha Class	(33)	(1)	(34)
Special offering notes	(39)	25	(14)
International notes	–	–	–
Subordinated notes	(27)	(5)	(32)
Secured notes	–	–	–
Other	(177)	(900)	(1,077)
	(323)	(833)	(1,156)
Change in net interest income	$(178)	$773	$595

Credit Quality and Allowance for Loan Losses

We maintain an allowance for loan losses, through charges to earnings, at a level reflecting estimated credit losses on our loan portfolio. In evaluating the level of the allowance for loan losses, we consider the type of loan, amount of loans in our portfolio, adverse situations that may affect our borrowers’ ability to pay and estimated value of underlying collateral and credit quality trends (including trends in non-performing loans expected to result from existing conditions).

While our delinquency rate and amount of impaired loans did not increase in 2011, we increased our provision expense for loan losses due to collateral degradation on two of our non-performing loans. We also recorded additional general reserves in response to the increased risk inherent in our loan portfolio. Over the past several years, we have experienced an increase in impaired loans, delinquencies, and restructurings, as well as a charge-off. We have also seen a decline in national commercial real estate values, as well as the deterioration in the financial condition of some of our borrowers. As a result, management determined that it was necessary to increase the risk weighting related to these factors as it impacts our general reserves. This led us to increase general reserves by $351 thousand during the year ended December 31, 2011. For 2011, our provision for loan losses was $1.5 million or 0.87% of our total loan portfolio.

During the six months ended June 30, 2012, we revised our general reserves calculation methodology. Our new methodology is primarily driven by a stratification of our loan portfolio according to the risk rating assigned to each loan and also the collateral lien priority for each loan, and the application of a historically derived loss projection to each risk stratum. We believe this kind of analysis provides a more objective view of the aggregate risks associated with our loan portfolio and enables us to better apply the qualitative risk factors that drive our general reserves. While this analysis led to a slight decrease in general reserves, additional information regarding the value of collateral on one of our impaired loans led us to record $104 thousand in provisions for loan losses during the first quarter. We sold two impaired loans during the second quarter of 2012, leading us to decrease our allowance for loan losses from $4.1 million at March 31, 2012 to $3.9 million at June 30, 2012.

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The activity in the allowance for loan losses for the periods ended June 30, 2012 and December 31, 2011 and 2010, respectively, was as follows:

	(dollars in thousands)
	Six Months Ended June 30	Year Ended December 31	Year Ended December 31
	2012	2011	2010

Balance, beginning of year	$4,127	$3,997	$1,701
Provisions for loan losses	(136)	1,487	2,377
Accretion of allowance related to restructured loans	(23)	(78)	(81)
Charge-offs	(47)	(1,279)	–

Balance, end of year	$3,921	$4,127	$3,997

Impaired Loans

As of June 30, 2012 and December 31, 2011 and 2010, respectively, the principal balances of impaired loans were as follows:

	(dollars in thousands)
	June 30	December 31	December 31
	2012	2011	2010

Impaired loans with an allowance for loan losses	$12,632	$18,168	$22,563
Impaired loans for which there is no related allowance for loan losses	7,105	4,774	4,444

Total impaired loans	$19,737	$22,942	$27,007

Allowance for loan losses related to impaired loans	$2,895	$3,064	$3,274

Total non-accrual loans	$19,514	$22,942	$27,007
Total loans past due 90 days or more and still accruing	$–	$–	$–

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Information about impaired loans for the periods ended June 30, 2012 and December 31, 2011 and 2010, respectively, is as follows:

	(dollars in thousands)
	June 30	December 31	December 31
	2012	2011	2010

Average investment in impaired loans	$19,633	$22,085	$26,346

Interest income recognized on impaired loans	$227	$498	$1,000
Interest income recognized on impaired loans attributable to their change in present value	23	77	64
Total interest income recognized on impaired loans	$250	$575	$1,064

No additional funds were committed to be advanced in connection with impaired loans as of June 30, 2012.

Liquidity and Capital Resources

General

We rely on cash generated from our operations, cash reserves, and proceeds from the sale of investor notes to meet our obligations as they arise. From time to time, we also generate funds from the sale of mortgage loans and loan participations and raise additional capital through the sale of debt and equity securities. We require cash to originate and acquire new mortgage loans, repay indebtedness, make interest payments to our note investors and pay expenses related to our general business operations. We intend to continue our current liquidity plan which relies primarily on cash generated by operations, cash reserves, and proceeds from the sale of debt securities.

Our management regularly prepares liquidity forecasts which we rely upon to ensure that we have adequate liquidity to conduct our business. While we believe that these expected cash inflows and outflows are reasonable, we cannot assure you that our forecasts or assumptions will prove to be accurate, particularly in this volatile credit and financial environment. While our liquidity sources that include cash, reserves and net cash from operations are generally available on an immediate basis, our ability to sell mortgage loan assets, and raise additional debt or equity capital is less certain and less immediate.

We are also susceptible to withdrawal requests made by large note investors that can adversely affect our liquidity. We believe that our available cash, cash flow from operations, net interest and other fee income will be sufficient to fund our liquidity requirements for the next 12 months. Should our liquidity needs exceed our available sources of liquidity, we believe we could sell assets to raise additional cash. We may not be able to obtain desired financing on terms and conditions acceptable to us. If we are unable to obtain additional capital funding, our ability to grow our business and meet our strategic objectives will be constrained.

For the six months ended June 30, 2012, 67% of the investors in our debt securities were Repeat Purchasers. During the years 2011, 2010, 2009 and 2008, 73%, 57%, 79% and 76%, respectively, of the purchasers of our debt securities were Repeat Purchasers. Should these sources of capital from sales of our debt securities prove insufficient to fund our operations and obligations, we also have an existing portfolio of performing mortgage loans and believe that we can generate additional liquidity through the sale of participation interests and mortgage loan assets to make payments on our credit facilities, pay interest to our debt security investors and pay operating expenses.

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We base this belief on the size and quality of our mortgage loan investments and management’s experience in finding purchasers of those loans on a timely basis. However, any sales transactions are dependent on and subject to market and economic conditions and our ability to consummate an acceptable purchase commitment. In addition, sales transactions could only be consummated if our loan balance after the transaction would continue to meet the minimum collateralization requirements of our credit facilities held with the NCUA. We are seeking to increase the sale of secured and unsecured debt securities and partner with other credit unions that may have an interest in originating or investing in new business loans that are made to churches and ministries that meet our underwriting guidelines. By developing new financing resources such as loan participations and joint venture financial arrangements, we believe that we can attract new capital while generating profitable returns.

June 30, 2012 vs. June 30, 2011

Maintenance of adequate liquidity requires that sufficient resources be available at all times to meet cash flow requirements of the Company. Desired liquidity may be achieved from both assets and liabilities. Cash, investments in interest-bearing time deposits in other financial institutions, maturing loans, payments of principal and interest on loans, and potential loan sales are sources of asset liquidity. Sales of investor notes, and access to credit lines are sources of liability liquidity. The Company reviews its liquidity position on a regular basis based upon its current position and expected trends of loans and investor notes. Management believes that the Company maintains adequate sources of liquidity to meet its liquidity needs.

Historically, we have relied on the sale of our debt securities to finance our mortgage loan investments. We have increased our marketing efforts related to the sale of privately placed special offering notes and our 2012 Secured Investment Certificates pursuant to a Rule 506 offering, and we believe that the sale of these notes will enable the Company to meet its liquidity needs for the near future. The Company has filed a new Registration Statement with the SEC to register $75 million of its Class A Notes. Once this Registration is deemed effective, the Company will resume the sale of its Class A Notes through the assistance of its wholly-owned subsidiary, MP Securities. By offering the Class A Notes and privately placed Secured Investment Certificates under the Company’s Rule 506 offering, the Company expects to increase its investment in mortgage loans and thereby generate increased interest income. However, we also plan on selling participations in a portion of those mortgage loan investments. The cash gained from these sales will be used to originate additional loan investments or to fund operating activities.

We have been successful in generating Repeat Purchases by our debt security investors. During the six months ended June 30, 2012, our investors made Repeat Purchases at a 67% rate. This rate was 80% during the first quarter of 2012, and has decreased primarily because the Company temporarily suspended the sale of its Class A Notes on May 15, 2012. During the six months ended June 30, 2011, 75% of our investors renewed their investments or reinvested in new debt securities that have been offered by us.

The net increase in cash during the six months ended June 30, 2012 was $5.2 million, as compared to a net decrease of $420 thousand for the six months ended June 30, 2011, a decrease of $5.6 million. Net cash provided by operating activities totaled $296 thousand for the six months ended June 30, 2012, as compared to net cash used by operating activities of $203 thousand for the same period in 2011. This increase in net cash provided by operating activities is attributable primarily to the increase in net income over the same period in 2011.

Net cash provided by investing activities totaled $7.4 million during the six months ended June 30, 2012, as compared to $9.8 million provided during the six months ended June 30, 2011, a decrease in cash of $2.4 million. This decrease is primarily related to the sale of $5.4 million of loan participations during the six months ended June 30, 2011. Two loans were sold for $2.4 million during the six months ended June 30, 2012, a difference in loan sales of $3.0 million.

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Net cash used by financing activities totaled $2.5 million for the six month period ended June 30, 2012, a decrease in cash used of $7.6 million from $10.1 million used in financing activities during the six months ended June 30, 2011. This difference is attributable to the decrease in the amount of paydowns on our borrowings from financial institutions as well as an increase in notes payable during the period.

At June 30, 2012, our cash, which includes cash reserves and cash available for investment in mortgage loans, was $16.4 million, an increase of $5.2 million from $11.2 million, at December 31, 2011.

The Years Ended December 31, 2011 vs. December 31, 2010

We experienced an increase in our cash during the twelve months ended December 31, 2011 in the amount of $4.1 million, as compared to a net decrease of $2.9 million for the twelve months ended December 31, 2010. This increase is related to an increase in loan sales from the prior year.

Net cash provided by operating activities totaled $67 thousand for the twelve months ended December 31, 2011, a decrease of $1.4 million from $1.4 million provided by operating activities during the twelve months ended December 31, 2010. This is related primarily to the fact that a smaller portion of our net loss for the current year was related to provision for loan losses as compared to 2010.

Net cash provided by investing activities totaled $19.2 million during the twelve months ended December 31, 2011, compared to $7.4 million provided during the twelve months ended December 31, 2010, an increase in cash provided of $11.8 million. This difference is attributable to an increase in loan sales during the year ended December 31, 2011.

Net cash used in financing activities totaled $15.1 million for the twelve-month period in 2011, a decrease of $3.3 million from $11.8 million used in financing activities during the twelve months ended December 31, 2010. This difference is primarily attributable to the paydown of the MU Credit Facility in 2011.

Sources of Liquidity

Borrowings from Financial Institutions . At June 30, 2012, we had $108.0 million in borrowings from financial institutions. This is a decrease of $2.3 million, or 2%, from December 31, 2011. This decrease is the result of regular monthly payments made on both the MU Credit Facility and the extension of the WesCorp Credit Facility and the $685 thousand additional principal paydown we made on our MU Credit Facility. Also, not reflected at June 30, 2012 are two additional principal paydowns of $854 thousand and $1.6 million on August 6, 2012. We made these additional principal payments in order to remain in compliance with the minimum collateralization ratio on the MU Credit Facility.

At December 31, 2011, we had $110.3 million in borrowings from financial institutions. This is a decrease of $11.5 million, or 9%, from December 31, 2010. This decrease is the result of pay-downs on both of the Members United credit facilities as well as regular monthly payments of $116.7 thousand on the WesCorp credit facility. On August 26, 2011, we fully paid down the remaining balance on the $10 million line of credit we had with Members United. On November 4, 2011, we entered into an agreement with the NCUA to refinance the remaining principal balance on the Members United $100 million credit facility and the WesCorp credit facility. The remaining balance on these facilities, $87.3 million and $23.5 million, were refinanced as term facilities that bear interest at a rate of 2.525% pursuant to agreements entered into with the NCUA on November 4, 2011. The maturity date for both facilities is October 31, 2018.

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The ongoing credit and liquidity crisis has adversely affected our ability to finance the origination of new church mortgages and acquisition of other profitable church mortgage loans. When we formed MPF and entered into the $150 million BMO Facility in October 2007, we anticipated that any mortgage investments made by our wholly-owned subsidiary, MPF, would be warehoused for future securitization in a mortgage-backed securities financing transaction. Credit market developments prevented us from pursuing this strategy and we subsequently retired the facility on November 30, 2009. Effective December 31, 2009, MPF held no assets or liabilities and has been an inactive entity.

Notes Payable . Our notes payable consist of debt securities sold under several registered national offerings as well as notes sold to accredited investors. These notes had a balance of $59.1 million at June 30, 2012, which was an increase of $27 thousand, or less than 1%, from $59.0 million at December 31, 2011. While we discontinued the sale of our Class A Notes on May 15, 2012 and deregistered the securities remaining unsold under the Company’s Registration Statement which was declared effective on June 3, 2010, we have increased the sale of privately placed special offering notes and our Secured Investment Certificates under a Rule 506 offering in order to maintain our mortgage loan investments and provide liquidity to fund our general operations. On July 3, 2012, the Company filed a new Registration Statement with the SEC seeking to register $75 million of its Class A Notes. Once this Registration Statement is deemed effective, the Company intends to resume the sale of its Class A Notes.

Investor Debt Securities . We rely on our sales of debt securities to investors to make investments in mortgage loan assets and fund our general operations. As of June 30, 2012, we had an aggregate of $59.1 million of debt securities outstanding, including our Class A Notes and our Alpha Class Notes which were sold in offerings registered under the 1933 Act. For further information on our investor debt securities, see Note 10, Notes Payable in our accompanying unaudited financial statements for the six months ended June 30, 2012 and our audited consolidated financial statements for the year ended December 31, 2011. We have also sold debt securities in private placement offerings which were exempt from registration under the 1933 Act. Our Alpha Class Notes were initially registered with the SEC in July 2001 and an additional $75.0 million of new Alpha Notes were registered with the SEC in May 2007. Sale of our Alpha Class Notes was discontinued in April 2008.

In addition to our Alpha Class Notes, in April 2008, we registered with the SEC $80.0 million of new Class A Notes that consists of three series of notes, including a fixed series, flex series and variable series. An additional $100.0 million in Class A Notes were registered with the SEC in June, 2010. On June 24, 2011, we filed a Registration Statement with the SEC seeking to register an additional $75 million of our Class A Notes. All of our Class A Notes are unsecured. The interest rates we pay on the fixed series notes and the flex series notes are determined by reference to the “swap index”, an index that is based upon a weekly average swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the flex series notes, on the date the interest rate is reset. These notes bear interest at the swap index plus a rate spread of 1.70% to 2.50% and have maturities ranging from 12 to 84 months. The interest rates we pay on the variable series notes are determined by reference to the variable index in effect on the date the interest rate is set and bear interest at a rate of the swap index plus a rate spread of 1.50% to 1.80%. Effective as of January 5, 2009, the variable index is defined under the Class A Notes as the three month LIBOR rate.

The Class A Notes were issued under a Trust Indenture we entered into with U.S. Bank National Association. The notes are part of up to $200 million of Class A Notes we may issue pursuant to the US Bank Indenture. The Trust Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness. At June 30, 2012, $46.2 million of these Class A Notes were outstanding.

Of the $59.6 million total of our investor debt securities outstanding at June 30, 2012, $17.9 million will mature during the last two calendar quarters of 2012. Historically, we have been successful in generating Repeat Purchases of our debt securities. In 2010 and 2009, 57% and 79%, respectively, of the investors in our debt securities were Repeat Purchasers. For the six months ended June 30, 2012 and the year ended December 31, 2011, 67% and 73%, respectively, of our debt securities investors were Repeat Purchasers. While no assurances can be given that we will be able to continue this trend, we believe our historical record of significant Repeat Purchases supports our confidence in the future viability of our investor note program.

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Also, we anticipate an increase in sales of our investor debt securities now that MP Securities is able to market and sell the Notes, as this has removed many of the restrictions on our ability to market the Notes. Note sales will allow us to finance additional mortgage loan investments. Some of these will be retained to generate interest income. However, we also plan on selling participations in a portion of those investments. The cash gained from these sales will be used to originate additional loan investments or to fund operating activities.

Members’ Equity . Total members’ equity was $9.8 million at June 30, 2012, which represents and increase of $275 thousand from $9.5 million at December 31, 2011. Our $449 thousand in net income during the first six months of the year is offset partially by $173 thousand of expenses related to our Series A Preferred Units, which require quarterly dividend payments. We did not repurchase or sell any ownership units during the six months ended June 30, 2012.

Our Material Debt Covenants

Our investor notes require that we comply with certain financial covenants including, without limitation, minimum net worth, interest coverage, restrictions on the distribution of earnings to our equity investors and incurring other indebtedness that is not permitted under the provisions of our loan and trust indenture. If an event of default occurs under our investor notes, the trustee may declare the principal and accrued interest on all notes to be due and payable and may exercise other available remedies to collect payment on such notes. We are in compliance with our debt covenants under the investor notes.

The MU Credit Facility and WesCorp Credit Facility Extension agreements contain a number of standard borrowing covenants, including affirmative covenants to maintain good and indefeasible title to the pledged collateral free and clear of all liens, to maintain a lockbox for the benefit of the lender to collect payments from borrowers on the collateral notes and comply with customary covenants for a transaction of this nature. In addition, unless otherwise waived by the NCUA, we may not renew or extend an underlying mortgage loan unless a recent appraisal is completed for such mortgaged property, the loan continues to be amortized over the same period as the prior note and requires the borrower to submit quarterly financial statements in the event the borrower has negative annual net income or a debt service coverage ratio of less than 1.0 to 1.0. We are in compliance with these covenants as of June 30, 2012.

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CERTAIN RELATIONSHIPS AND RELATED

TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with ECCU

We maintain most of our cash funds at ECCU, our largest equity investor. Total funds held with ECCU were $16.0 million and $10.9 million at June 30, 2012 and December 31, 2011, respectively. Interest earned on funds held with ECCU totaled $74.4 thousand and $46.1 thousand for the six months ended June 30, 2012 and 2011, respectively.

We lease physical facilities and purchase other services from ECCU pursuant to a written lease and services agreement. Charges of $57.8 thousand and $56.4 thousand for the six months ended June 30, 2012 and 2011, respectively, were incurred for these services and are included in office operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided. We believe that this method is reasonable.

From time to time, we purchase mortgage loans, including loan participation interests from ECCU, our largest equity owner. During the six month period ended June 30, 2012, we purchased $4.0 million of loans from ECCU. We did not purchase any loans from ECCU during the six months ended June 30, 2011. With regards to all loans purchased from ECCU, we recognized $2.8 million and $4.0 million of interest income during the six months ended June 30, 2012 and 2011, respectively. ECCU currently acts as the servicer for 77 of the 125 loans in the Company’s loan portfolio. Per the loan servicing agreement with ECCU, a servicing fee of 50 to 65 basis points is deducted from the interest payments the Company receives on the wholly-owned loans ECCU services for the Company. In lieu of a servicing fee, loan participations the Company purchases from ECCU generally have pass-through rates which are 50 to 75 basis points lower than the loan’s contractual rate. On a limited number of loan participation interests purchased from ECCU, representing $8.1 million of loans at June 30, 2012, the pass-through rate is between 88 and 225 basis points lower than the contractual rate. The Company negotiates the pass-through interest rates with ECCU on a loan by loan basis. At June 30, 2012, the Company’s investment in wholly-owned loans serviced by ECCU totaled $51.1 million, while the Company’s investment in loan participations serviced by ECCU totaled $45.5 million. From time to time, the Company pays fees for additional services ECCU provides for servicing these loans. We paid less than one thousand dollars of these fees during the six months ended June 30, 2012 and we did not pay any of these fees during the six months ended June 30, 2011.

ECCU has also repurchased mortgage loans from us as part of our liquidity management practices. In addition, ECCU has from time to time repurchased from the Company fractional participations in the loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with National Credit Union Association (“NCUA”) rules when participations in those loans were sold to federal credit unions. Each sale or purchase of a mortgage loan investment or participation interest with ECCU was consummated under a Related Party Transaction Policy adopted by the Company’s Board. No gain or loss was incurred on these sales. No whole loans or loan participations were sold to ECCU during the six months ended June 30, 2012 and 2011, respectively.

On December 28, 2011, we entered into a Loan Purchase Agreement with ECCU, pursuant to which ECCU agreed to repurchase two of our impaired mortgage loan interests in exchange for a cash purchase price of $4.5 million. In addition to the delivery of the cash purchase price, ECCU also transferred to us a 1% participation interest and second deed of trust in a loan which resulted in us holding a 100% interest in such loan. While the 1% loan participation interest and second deed of trust we acquired had a principal balance of $25 thousand and $500 thousand, respectively, we received no value for these loan interests since the acquired loans were in default and the value of the real property was estimated to be approximately $1.3 million less than the outstanding principal balance of the mortgage loan interest we owned prior to entering into the Loan Purchase Agreement.

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Prior to entering into negotiations with ECCU, we notified ECCU that we believed that ECCU had breached certain representations and warranties set forth in mortgage loan purchase agreements we had entered into with ECCU to purchase three (3) mortgage loan interests for an aggregate sum of $6.6 million. In exchange for the delivery of the $4.5 million purchase price and mortgage loan interests acquired from ECCU, we agreed to grant a release, waiver and discharge of certain claims we had made for an alleged breach of representations and warranties made by ECCU in connection with three (3) loans we had acquired from ECCU. We also agreed to grant a complete release and discharge for any claims arising out of the purchase, servicing and any actions undertaken by ECCU as the lead lender for an additional nine (9) loans we previously acquired from ECCU which no cause for claims had been identified, or which were reasonably expected to be, subject to any claims arising in connection with the purchase of such loans. This loan sale enabled us to recover $914 thousand of allowance for loan losses that had been previously recorded on two of the loans we sold to ECCU.

While no independent valuation was made in determining the value of the claims we released in favor of ECCU, we believe that litigation risks and uncertainties in pursuing such claims resulted in an arms-length purchase price mutually agreed upon with ECCU in exchange for granting a release of such claims. Prior to entering into the Loan Purchase Agreement, we requested and received independent market valuations for the impaired loan interests that were transferred to and received from ECCU pursuant to the terms of the Loan Purchase Agreement. In addition, we relied upon the advice of independent legal counsel in evaluating litigation risks we faced in pursuing an action against ECCU arising from our purchase of these mortgage loan interests. None of our managers that serve as an officer, director or employee of ECCU participated in any of the discussions, review and approval of the Loan Purchase Agreement. As a result, the terms, conditions and provisions of the Loan Purchase Agreement were negotiated and approved by our independent managers in accordance with our Related Party Transaction Policy.

Pursuant to an administrative services agreement, we purchase certain professional services from ECCU and we rent our administrative offices from ECCU pursuant to an office lease entered into on November 4, 2008. We paid ECCU $57.8 thousand, $116.0 thousand and $216.1 thousand for the six months ended June 30, 2012, and the years ended December 31, 2011 and 2010, respectively, for these services and facilities. We negotiated these charges and terms of the office lease with ECCU based upon the fair market value of such services and rental rates for comparable office space in Brea, California.

Other Related Party Transactions.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director. Mr. Lee serves as Vice President Member Relations, Midwest Region, of Alloya Corporate Federal Credit Union (“Alloya”), formerly Members United Corporate Federal Credit Union (“Members United”). See Note 6 for information regarding the Company’s borrowings from Members United. The Company has $92.0 thousand on deposit with Alloya as of June 30, 2012.

From time to time, our Board and members of our executive management team have purchased investor notes from us. One of our Board members, Mr. Art Black, is the beneficial owner of a living trust that holds $224,276 of our Class A Notes.  On May 19, 2009, we sold $19.3 million of loans to Western Federal Credit Union, which is an equity holder of our Class A Units. The loans were sold to Western at par.  Proceeds from the sale were used to pay down the BMO Facility.

We have also entered into a selling agreement with our wholly-owned subsidiary, MP Securities, pursuant to which MP Securities will assist us in distributing our 2012 Secured Investment Certificates, which are notes we sell under a private placement memorandum and which are secured by loans or cash. The selling commissions and cost reimbursements paid to any broker-dealer firms that are engaged to assist in the distribution of such certificates will not exceed 3% of the amount of certificates sold. MP Securities will also act as a selling agent for our Class A Notes offering pursuant to a Registration Statement filed with the SEC on July 3, 2012. At the time the registration statement is deemed effective, we anticipate that our affiliate, MP Securities, will sell most of the Class A Notes being registered. Each participating broker in the Class A Notes offering, including MP Securities, will be entitled to receive selling commissions ranging from .5%, plus an amount equal to .25% per annum on the average note balance for a Variable Series Note to 5% for a Flex Series or 60 month Fixed Series Note depending on whether it sells a Fixed Series, Variable Series or Flex Series note and the term of the respective note sold (12 months to 84 months).

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To assist in evaluating any related transactions we may enter into with a related party, our Board has adopted a Related Party Transaction Policy. Under this policy, a majority of the members of our Board and majority of our independent Board members must approve a material transaction that we enter into with a related party.  As a result, we anticipate that all future transactions that we undertake with an affiliate or related party will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of our independent Board members.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership and disposition of the Notes. This summary is generally limited to U.S. holders who will hold the Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the Code, and who acquire the Notes in this Offering at their “issue price.” This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark to market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Notes in connection with a “straddle,” “hedging,” “conversion” or other risk reduction transaction.

This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder by the Internal Revenue Service, to whom we refer to as the “IRS”, court decisions, and rulings now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

A “U.S. holder” is a beneficial owner of the Notes, who is (1) a citizen or resident of the U.S., (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Interest

It is expected that the Notes will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Notes, in accordance with their regular method of tax accounting.  If, however, the principal amount of the Notes exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

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Disposition, Redemption or Repurchase for Cash

U.S. holders generally will recognize capital gain or loss upon the sale, redemption (including any repurchase or prepayment by us for cash) or other taxable disposition of the Notes in an amount equal to the difference between:

•	the U.S. holder’s adjusted tax basis in the Notes (as the case may be); and

•	the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Notes, which will be treated as interest for federal income tax purposes).

A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder. Gain or loss from the taxable disposition of the Notes generally will be long-term capital gain or loss if the note was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

We or our designated paying agent will, where required, report to U.S. holders of Notes or our membership interests and the IRS the amount of any interest paid on the Notes (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Notes may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is currently 28 percent, with respect to dividends or other distributions, or interest paid on or the proceeds of a sale, exchange or redemption of, the Notes, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

LEGAL PROCEEDINGS

Given the nature of our investments made in mortgage loans, we may from time to time have an interest in, or be involved in, litigation arising out of our loan portfolio. We consider litigation related to our loan portfolio to be routine to the conduct of our business. In our opinion, we are not involved in any litigation matters that could have a material adverse effect on our financial position, results of operations or cash flows.

PLAN OF DISTRIBUTION

General

We are offering the Notes on a “best efforts” basis through the Selling Group pursuant to the Managing Placement Agent Agreement by and between ourselves and the Managing Broker, Kendrick Pierce, and selected Participating Brokers, including our wholly-owned broker dealer subsidiary, MP Securities. In general, the term “best efforts” means that neither the Managing Broker nor any Participating Brokers will guarantee that any of the Notes will be sold, but that they will use their best efforts to sell the Notes as described in this Prospectus.

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As Managing Broker, Kendrick Pierce will have exclusive authority to manage and administer the Offering on behalf of the Selling Group. Kendrick Pierce is responsible for the due diligence examination of the Company and the Offering on behalf of the Selling Group. Its duties as Managing Broker also include keeping records of Note sales in the Offering, receiving and maintaining investors’ Purchase Applications, and coordinating the preparation and use of supplemental sales materials, including advertising in the Offering.

At the time the registration statement is declared effective, we anticipate that our affiliate, MP Securities, will be marketing and selling most of the Class A Notes being registered. There is no assurance that additional Participating Brokers will participate in the Offering. We organized MP Securities in 2011 and commenced its business operations in March, 2012 for the purpose of participating and facilitating the distribution of our sale of our debt securities. Because MP Securities is our affiliate, it is not in a position to make an independent review of our Company or this Offering. Accordingly, you will have to rely on non-affiliated Participating Brokers and the Managing Broker to make an independent review of the terms and conditions of this Offering.

Because FINRA views the Notes as interests in a direct participation program, an offer or sale of the Notes under the registration statement of which this prospectus forms a part will be made in compliance with FINRA Rule 2310.

Underwriting Compensation We Will Pay

Maximum Commissions

We will pay the following commissions as a percentage of the Notes sold. In each case, the gross selling commissions, MB Commissions Share, and PB Commissions Share are identified:

	Maximum Commissions For Fixed Series Notes
Category:	12 Mo	18 Mo	24 Mo	30 Mo	36 Mo	42 Mo	48 Mo	54 Mo	60 Mo
Gross Commissions:	1.75%	2.5%	3.25%	4.0%	4.75%	5.50%	5.50%	5.50%	5.50%
PB Commissions Share:	1.25%	2.0%	2.75%	3.5%	4.25%	5.0%	5.0%	5.0%	5.0%
MB Commissions Share:	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%

Maximum Commissions For Variable Series Notes
Gross Commissions:	An amount equal to (i) 0.50% of the amount of Notes sold; plus (ii) an amount equal to 0.25% per annum on the average Note balance payable quarterly.
MB Commissions Share:	0.50% of the amount of the Notes sold.
PB Commissions Share:	An amount equal to 0.25% per annum on the average Note balance payable quarterly.

Maximum Commissions For Flex Series Notes
Gross Commissions:	An amount equal to 5.50% of the amount of Notes sold.
MB Commissions Share:	An amount equal to 0.50% of the amount of Notes sold.
PB Commissions Share:	An amount equal to 5.0% of the Notes sold.

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We will not pay commissions or other compensation to any Selling Group member in connection with the accrued interest deferred and added to a Note’s principal balance pursuant to the Interest Deferral Election. We will not pay referral or similar fees to any accountants, attorneys, or other persons in connection with the distribution of the Notes.

We will not pay the Participating Brokers any training or education expenses or reimbursements.

MP Securities may provide wholesaling services in connection with the Offering, but neither the Company nor Kendrick Pierce will compensate it or any of its members or associated persons for such wholesaling services. Otherwise, MP Securities and other Participating Brokers will engage only in retail sales activities in the Offering, for which they will be compensated solely by Kendrick Pierce’s reallowance of the PB Commissions Share. The PB Commissions Share is the only compensation the Participating Brokers will receive for their placement of the Notes. Kendrick Pierce may also participate in sales of the Notes on the same basis as the Participating Brokers.

Commissions for Notes Sold to Repeat Purchasers

The foregoing notwithstanding, both the Gross Commission and the MB Commissions Share will be reduced by 0.25% of the total amount of each Note sold in the Offering to a Repeat Purchaser who is then, or has been within the immediately preceding thirty (30) days, a Noteholder.

Credits against Our Payment of MB Commissions Share

To reimburse us for our payment of the financial advisory fee, the Managing Broker has granted us a credit of $50,000 to be applied against our payment of the MB Commissions Share. This credit is applied at the rate of $1.00 credit per $2.00 of MB Commissions Share payable.

Total Underwriting Compensation

The following table summarizes all underwriting compensation we expect to pay in the Offering. The amounts shown in the table assume that we sell all of the $75 million of Notes we are offering by this prospectus and that we incur the highest possible selling commissions in connection with the sale of the Notes.

Item of Expense	Estimated Amount	Percent of Maximum Offering of $75 Million

Maximum Commissions(1)	$4,125,000	5.50%
Salaries, wholesaling expenses and expense reimbursements(2)	495,598	0.66%
Total underwriting compensation	$4,620,598	6.16%

(1)	Based on all Notes sold are either Flex Series Notes or Fixed Series, Category 42 month, 48 month, 54 month and/or 60 month Notes.

(2)	Represents an estimated $495,598 of salaries and other non-transaction based compensation we and MP Securities will pay to certain of our respective employees and agents who provide services to MP Securities in connection with the Offering. These payments represent the maximum allocation of the salaries of the respective employees and agents over the anticipated 24-month term of the Offering. We do not expect to incur any wholesaling expenses. These costs are deemed “underwriting compensation” by FINRA under the FINRA rules. We do not expect to reimburse any of our employees or agents, or any other person, for any costs or expenses in connection with the Offering other than the Accountable $25,000 Managing Broker Reimbursement. (See “Estimated Use of Proceeds”.)

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The total amount of underwriting compensation, including selling commissions and other expenses paid or reimbursed by us, our affiliate or any other source in connection with the Offering including the estimated $495,598 of salaries and other non-transaction based compensation described below, will not exceed 10% of the gross proceeds of the maximum Offering of $75 million.

Other Costs We Will Incur in Connection with the Offering

Organization and Offering Expenses

In addition to the underwriting compensation we will pay in the Offering, we will incur Organization and Offering Expenses of $181,708. These include:

•	The Accountable $25,000 Managing Broker Reimbursement, pursuant to which we will pay up to $25,000 to the Managing Broker to reimburse it for certain of its out-of-pocket costs and expenses in conducting an independent due diligence review of our Company and this Offering. Our reimbursement of the Managing Broker’s due diligence costs and expenses is contingent upon its submission of detailed and itemized invoices documenting each item of expense;

•	A financial advisory fee to the Managing Broker of $50,000. The Managing Broker has agreed to repay the entire advisory fee to us in the event the Offering is terminated before any Notes are sold. Pursuant to the credit against our payment of the MB Commissions Share described above, this fee will be fully repaid during the Offering.

The foregoing do not include up to an additional estimated $307,792 in payments we may make to certain of our employees and agents and for a portion of our administrative and overhead expenses which FINRA would consider issuer organization and offering costs under the FINRA rules to the extent they are paid or reimbursed from the Proceeds of the Offering. See “Estimated Use of Proceeds.”

Indemnification

Under the Managing Broker Agreement, we have agreed to indemnify the Managing Broker and each of the Participating Brokers, including our affiliate, MP Securities, against certain liabilities arising under federal and state securities laws. In doing so, we understand that the U.S. Securities and Exchange Commission takes the position that indemnification against liabilities arising under the federal securities laws is against public policy and is unenforceable.

Conflict of Interest

Because we own all of the equity securities of MP Securities, MP Securities will face a conflict of interest in its placement of the Notes between our interests and the interests of its customers. To ameliorate this conflict of interest, we have engaged Kendrick Pierce & Company Securities, Inc. to serve as our Managing Broker in the Offering and Participating Brokers may depend on its due diligence review of our Company and the Offering. Thus, if you purchase a Note through MP Securities, you will not have the benefit of an independent review of the terms and conditions of this Offering by your Participating Broker.

We will reimburse the Managing Broker for up to $25,000 of its accountable due diligence costs pursuant to the Accountable $25,000 Managing Broker Reimbursement. However, our reimbursement of the Managing Broker’s costs in this regard may create conflicts of interest.

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We will pay the Managing Broker and the Participating Brokers commissions ranging from a maximum of 5.50% for the sale of certain categories of Fixed Series Notes to as little as 0.75% for the sale of Variable Series Notes which remain outstanding for less than one year. Also, the amount of the commission the Managing Broker will reallow to a Participating Broker, including MP Securities, will likewise differ depending on the Series of Notes the broker places. The Managing Broker and Participating Brokers therefore face potential conflicts of interest between the interests of their customers and their own economic interests, in that they will have a greater financial incentive to sell those Series of Notes which result in the highest commission (generally Notes with the longest terms) while the Note paying the highest commission may or may not meet the greatest needs of the customer.

Sales to IRAs

We may sell Notes under agreements with individual retirement accounts specifically permitting investment in the Notes. The minimum purchase for an IRA is $1,000 for a Fixed Series Note of 12 months or longer. Interest will be accumulated in the IRA purchaser’s account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA, Notes may be redeemed upon 30 days’ advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default, providing payment can be made within a period not to exceed 30 days from date of request.

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HOW TO PURCHASE A NOTE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” of this prospectus and suitability standards determined by such person’s Participating Broker or financial advisor, may purchase our Notes. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase a Note, you must proceed as follows:

1.	If you are an individual purchasing a Note for your own account, your retirement account, or for a minor, complete and execute a copy of the Retail Purchase Application (Exhibit E-1 in the prospectus). If the purchaser is a corporation, partnership or other legal entity, complete and execute a copy of the Commercial Purchase Application (Exhibit E-2 in the prospectus).

2.	You should pay for your Notes by delivering a check in the amount of the Notes you are purchasing (“Total Notes Purchased”), payable to Ministry Partners Investment Company, LLC, provided such payment is accompanied by a completed and executed applicable Purchase Application. Certain Participating Brokers who have “net capital” as defined in the applicable securities regulations, of $250,000 or more, may instruct their customers to make their checks payable directly to them. In such case, the Participating Broker will issue its check payable to us for the purchase of your Note(s).

3.	By executing your completed Purchase Application and paying the full purchase price of the Note or Notes you desire to purchase, you will attest that you meet the minimum suitability standards as provided in the “Suitability Standards” section of this prospectus and as stated in your Purchase Application.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans or other tax-deferred plans.

Your Purchase Application will be effective only upon our acceptance, and we reserve the right to reject any Purchase Application in whole or in part. We may not accept a Purchase Application for Notes until at least five (5) business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the 1934 Act, our Managing Broker and/or the Participating Broker through whom you are purchasing your Notes will promptly submit your check on the business day following receipt of your Purchase Application and check. In certain circumstances where the suitability review procedures are more lengthy than customary, or your Purchase Application and check are not in good order, our bank will hold your check in accordance with applicable legal requirements pending our acceptance of your subscription.

We accept or reject Purchase Applications and checks within three (3) business days after we receive them. If your Purchase Application is rejected, your funds, without interest or reduction, will be returned to you within ten (10) business days after the date of such rejection. If your Purchase Application is accepted, we will send you confirmation of your purchase of your Note as of the date of acceptance.

LEGAL MATTERS

Rushall & McGeever, of Carlsbad, California is acting as our counsel in connection with the Registration of the Notes under the 1933 Act and as such, has passed on certain legal matters in connection with the Notes. Igler & Dougherty, P.A. of Tallahassee, Florida is acting as legal counsel for the Managing Broker in the Offering and as such, has passed on certain legal matters on behalf of the Managing Broker.

114

EXPERTS

The consolidated balance sheets as of December 31, 2011 and December 31, 2010 and the related consolidated statements of operations, equity, and cash flows for the fiscal years then ended have been included in this prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Notes being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes our prospectus filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s internet website at http://www.sec.gov.

We are also subject to the information and periodic reporting requirements of the 1934 Act, and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC.

_________________

115

F-1

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CONSOLIDATED BALANCE SHEETS

June 30, 2012 AND DECEMBER 31, 2011

 (Dollars in Thousands Except Unit Data)

	2012 (Unaudited)	2011 (Audited)
Assets:
Cash	$16,367	$11,167
Loans receivable, net of allowance for loan losses of $3,921 and $4,127 as of June 30, 2012 and December 31, 2011, respectively	157,454	165,355
Accrued interest receivable	697	725
Property and equipment, net	268	303
Debt issuance costs	41	104
Foreclosed assets	2,091	1,374
Other assets	356	253
Total assets	$177,274	$179,281
Liabilities and members’ equity
Liabilities:
Borrowings from financial institutions	$107,977	$110,280
Notes payable	59,057	59,030
Accrued interest payable	15	15
Other liabilities	472	478
Total liabilities	167,521	169,803
Members' Equity:
Series A preferred units, 1,000,000 units authorized, 117,100 units issued and outstanding at June 30, 2012 and December 31, 2011 (liquidation preference of $100 per unit)	11,715	11,715
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at June 30, 2012 and December 31, 2011	1,509	1,509
Accumulated deficit	(3,471)	(3,746)
Total members' equity	9,753	9,478
Total liabilities and members' equity	$177,274	$179,281

The accompanying notes are an integral part of these consolidated financial statements.

F-2

 MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in Thousands)

	Three months ended June 30,		Six months ended June 30,
	2012	2011	2012	2011
Interest income:
Interest on loans	$2,498	$2,806	$5,013	$5,601
Interest on interest-bearing accounts	39	27	74	47
Total interest income	2,537	2,833	5,087	5,648
Interest expense:
Borrowings from financial institutions	683	1,177	1,374	2,451
Notes payable	618	661	1,242	1,321
Total interest expense	1,301	1,838	2,616	3,772
Net interest income	1,236	995	2,471	1,876
Provision (credit) for loan losses	(240)	383	(136)	483
Net interest income after provision (credit) for loan losses	1,476	612	2,607	1,393
Non-interest income	25	136	60	138
Non-interest expenses:
Salaries and benefits	456	370	914	737
Marketing and promotion	33	26	69	61
Office operations	426	390	798	750
Legal and accounting	220	207	429	425
Total non-interest expenses	1,135	993	2,210	1,973
Income (loss) before provision for income taxes	366	(245)	457	(442)
Provision for income taxes	4	4	8	8
Net income (loss)	$362	$(249)	$449	$(450)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2012 AND 2011

(Dollars in Thousands)

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$449	$(450)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation	63	60
Amortization of deferred loan fees	(64)	(120)
Amortization of debt issuance costs	91	97
Provision (credit) for loan losses	(136)	483
Accretion of allowance for loan losses on restructured loans	(23)	(48)
Accretion of loan discount	(3)	(9)
Changes in:
Accrued interest receivable	28	(16)
Other assets	(103)	(196)
Other liabilities and accrued interest payable	(6)	(4)
Net cash provided (used) by operating activities	296	(203)
CASH FLOWS FROM INVESTING ACTIVITIES:
Loan purchases	(9,069)	--
Loan originations	(7,639)	(4,305)
Loan sales	2,425	5,390
Loan principal collections, net	21,693	8,766
Purchase of property and equipment	(28)	(4)
Net cash provided by investing activities	7,382	9,847
CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in borrowings from financial institutions	(2,303)	(8,494)
Net changes in notes payable	27	(1,302)
Debt issuance costs	(28)	(66)
Purchase of preferred units	--	(45)
Dividends paid on preferred units	(174)	(157)
Net cash used by financing activities	(2,478)	(10,064)
Net increase (decrease) in cash	$5,200	$(420)
Cash at beginning of period	11,167	7,078
Cash at end of period	$16,367	$6,658
Supplemental disclosures of cash flow information
Interest paid	$2,616	$3,831
Income taxes paid	$14	$14
Transfer of loans to foreclosed assets	$717	$1,374

The accompanying notes are an integral part of these consolidated financial statements.

F-4

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The accounting and financial reporting policies of MINISTRY PARTNERS INVESTMENT COMPANY, LLC (the “Company”, “we”, or “our”) and our wholly-owned subsidiaries, Ministry Partners Funding, LLC, MP Realty Services, Inc., and Ministry Partners Securities, LLC, conform to accounting principles generally accepted in the United States and general financial industry practices.  The accompanying interim consolidated financial statements have not been audited.  A more detailed description of our accounting policies is included in our 2011 annual report filed on Form 10-K.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2012 and for the three and six months ended June 30, 2012 and 2011 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The results of operations for the periods ended June 30, 2012 and 2011 are not necessarily indicative of the results for the full year.

1.  Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC (the “Company”) was incorporated in California in 1991 as a C corporation and converted to a limited liability company on December 31, 2008.  The Company is owned by a group of 12 federal and state chartered credit unions, none of which owns a majority of the voting equity units of the Company.  One credit union owns only preferred units while the others own both common and preferred units.  Offices of the Company are located in Brea, California.  The Company provides funds for real property secured loans for the benefit of evangelical churches and church organizations.  The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings.  Most of the Company’s loans are purchased from its largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. The Company also originates church and ministry loans independently. Nearly all of the Company’s business and operations currently are conducted in California and its mortgage loan investments cover approximately 33 states, with the largest number of loans made to California borrowers.

In 2007 the Company created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), for the purpose of warehousing church and ministry mortgages purchased from ECCU or originated by the Company for later securitization.  MPF’s loan purchasing activity continued through early 2010, after which its operations ceased and its assets, including loans, were transferred to the Company.  MPF has no liabilities and is currently inactive. The Company closed down active operations of MPF effective as of December 31, 2009 but intends to maintain MPF’s existence as a Delaware limited liability company for possible future use as a financing vehicle to effect debt financing transactions.  MPF did not securitize any of its loans.

On November 13, 2009, the Company formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”).  MP Realty provides loan brokerage and other real estate services to credit unions, financial institutions, churches and ministries in connection with the Company’s mortgage financing activities and services it provides to federal and state chartered credit unions. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker.

On April 26, 2010, we formed Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”).  On July 6, 2010, MP Securities became a registered broker dealer firm under Section 15 of the Securities Exchange Act of 1934.  Effective as of March 2, 2011, MP Securities’ application for membership in the Financial Industry Regulatory Authority (“FINRA”) was approved.  MP Securities has been formed to provide financing solutions for churches, charitable institutions and faith-based organizations and act as a selling agent for securities offered by such entities. MP Securities has requested that FINRA approve its request to act as a selling agent for the Company’s Class A Notes offering that will be offered under a registration statement filed with the U.S. Securities and Exchange Commission (“SEC”).  In addition to serving as a selling agent for the Company’s Class A Notes and other debt securities, MP Securities will distribute debt securities issued by religious organizations, as well as by business members of credit unions it serves and act as a selling agent in placing mortgage backed business loans made by credit unions to institutional investors.

F-5

Conversion to LLC

Effective December 31, 2008, the Company converted its form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

By operation of law, the converted entity continued with all of the rights, privileges and powers of the corporate entity and is managed by a group of managers that previously served as the Board of Directors.  The executive officers and key management team remained intact.  The converted entity by operation of law possessed all of the properties and assets of the converted corporation and remains responsible for all of the notes, debts, contract claims and obligations of the converted corporation.

Since the conversion became effective, the Company is managed by a group of managers that provides oversight of the affairs and carries out their duties similar to the role and function that the Board of Directors performed under the previous bylaws.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of Company affairs.  Instead of Articles of Incorporation and Bylaws, management structure and governance procedures are now governed by the provisions of an Operating Agreement that has been entered into by and between the Company’s managers and members.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiaries, MPF, MP Realty and MP Securities.  All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to, but are not limited to, the determination of the allowance for loan losses and the valuation of foreclosed real estate.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs, and loan discounts. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method.  Loan discounts represent an offset against interest accrued and unpaid which has been added to loans that have been restructured.  Loan discounts are accreted to interest income over the term of the loan using the interest method once the loan is no longer considered impaired and is no longer in its restructure period.  Loan discounts may also represent the difference between the purchase price of a loan and the outstanding principal balance of the loan.  These discounts are accreted to interest income over the term of the loan using the interest method.

The accrual of interest is discontinued at the time the loan is 90 days past due.  Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

F-6

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company’s Consolidated Statements of Operations as a provision for loan losses.  Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

In evaluating the level of the allowance for loan losses, we consider the type of loan, amount of loans in our portfolio, adverse situations that may affect our borrowers’ ability to pay and estimated value of underlying collateral and credit quality trends (including trends in non-performing loans expected to result from existing conditions).  Until 2011, we had never recorded a charge-off on our mortgage loan investments.  As a result, we have a limited historical loss experience to assist us in assessing estimated future losses.

The allowance for loan loss is monitored by our senior management on an ongoing basis.  The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  In establishing the allowance for loan losses, management considers significant factors that affect the collectability of our loan portfolio. While historical loss experience provides a reasonable starting point for the analysis, such experience by itself does not form a sufficient basis to determine the appropriate level of the allowance for loan losses.

In determining the general component of the allowance, we examine the performance characteristics of our loan portfolio, including charge-offs, delinquency ratios, loan restructurings and modifications and other significant factors that, in management’s judgment, may affect our ability to collect loans in the portfolio as of the evaluation date.  In 2009, we also added a factor relating to the portion of our loan portfolio that is held in a loan participation interest.  The net effect of adding this factor in our analysis resulted in an increase in the allowance for loan losses that reflects the greater risk of loss associated with holding a loan participation interest in which we do not serve as the lead lender for the loan.

While we have not added any new qualitative factors in the analysis of our loan portfolio since 2009, in March 2012 we refined our analysis by segregating our loans into pools based on the position of the underlying collateral and the risk rating of the loan.  Risk ratings are determined by grading a borrower on certain metrics, which include financial performance, strength of management, credit history, and condition of the local economy.  These ratings are updated on an annual basis, or more frequently as necessary.  By segregating the portfolio in this manner, our senior management team is better able to assess the potential impact of various risk factors depending on the quality of the loans in a particular pool. The potential impact of factors such as the risk of charge-offs, impairment, delinquency, restructuring, decreases in borrower financial condition, and continued low commercial real estate values throughout the country fluctuates depending on the quality of the loan.  As a result, management has increased the weight of these factors for loans with a higher risk rating.   This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

All loans in the loan portfolio are subject to impairment analysis.  The Company reviews its loan portfolio monthly by examining delinquency reports, information related to the financial condition of its borrowers and the collateral value of its loans.  Through this process, the Company identifies potential impaired loans.  A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due.  Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired.  Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.  A loan is generally deemed to be impaired when it is 90 days or more past due, or earlier when facts and circumstances indicate that it is probable that a borrower will be unable to make payments in accordance with the loan contract.

Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's original effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent.    Loans or portions thereof are charged off when they are determined by management to be uncollectible.  Uncollectability is evaluated periodically on all loans classified as “Loans of Lesser Quality.”  As the Company has an established practice of working to explore every possible means of repayment with its borrowers, it has historically not charged off a loan until foreclosure is completed.  Among other variables, management will consider factors such as the financial condition of the borrower, and the value of the underlying collateral in assessing uncollectability.

F-7

Troubled Debt Restructurings

A troubled debt restructuring is a loan for which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to a borrower that the Company would not otherwise consider. From time to time, we have restructured a mortgage loan in light of the borrower's circumstances and capabilities. We review each of these cases on an individual basis, and approve any restructure based on the guidance stipulated in our collections policy. If we decide to accept a loan restructure, we generally will not forgive or reduce the principal amount owed on the loan; in addition, the typical maturity term for a restructured loan does not exceed five years.  A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, or reduction of accrued interest owed on the loan on a contingent or absolute basis.

When we receive a request for a modification or restructure, we evaluate the strength of the borrower’s financial condition, leadership of the pastoral team and board, developments that have impacted the church and its leadership team, local economic conditions, the value of the underlying collateral, the borrower’s commitment to sound budgeting and financial controls, whether there is a denominational guaranty of any portion of the indebtedness, debt service coverage for the borrower, availability of other collateral and any other relevant factors unique to the borrower.  While we have no written policy that establishes criteria for when a request for restructuring a loan will be approved, our Credit Review Committee reviews each request, solicits written reports and recommendations from management, and summaries of the requests and actions taken by the Credit Review Committee are presented to the Company’s managers for their review at quarterly meetings throughout the year.

Loans that are renewed at below-market terms are considered to be troubled debt restructurings if the below-market terms represent a concession due to the borrower’s troubled financial condition. Troubled debt restructurings are classified as impaired loans and are measured at the present value of estimated future cash flows using the loan's effective rate at inception of the loan. The change in the present value of cash flows attributable to the passage of time is reported as interest income.  If the loan is considered to be collateral dependent, impairment is measured based on the fair value of the collateral.

In the current economic market, loan restructures often produce a better outcome for our loan portfolio than a foreclosure action. Given our specialized knowledge and experience working with churches and ministries, entering into a loan modification often enables our borrowers to keep their ministries intact and avoid foreclosure.  With a successful loan restructure, we avoid a loan charge-off and protect the interests of the investors and borrowers we serve.

Loan Portfolio Segments and Classes

Management segregates the loan portfolio into portfolio segments for purposes of evaluating the allowance for loan losses. A portfolio segment is defined as the level at which the Company develops and documents a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

The Company’s loan portfolio consists of one segment – church loans. The loan portfolio is segregated into the following portfolio classes:

Wholly-Owned First Collateral Position. This portfolio class consists of the wholly-owned loans for which the Company possesses a senior lien on the collateral underlying the loan.

Wholly-Owned Junior Collateral Position. This portfolio class consists of the wholly-owned loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  This class also contains any loans that are not secured. These loans present higher credit risk than loans for which the Company possesses a senior lien due to the increased risk of loss should the loan default.

Participations First Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a senior lien on the collateral underlying the loan. Loan participations present higher credit risk than wholly-owned loans because the Company does not maintain full control over the disposition and direction of actions regarding the management and collection of the loans.  The lead lender directs most servicing and collection activities, and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with those of the Company.

F-8

Participations Junior Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  Loan participations in the junior collateral position loans have higher credit risk than wholly-owned loans and participated loans where the Company possesses a senior lien on the collateral.  The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Credit Quality Indicators

The Company’s policies provide for the classification of loans that are considered to be of lesser quality as watch, substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, based on currently existing facts, conditions and values. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose the Company to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are designated as watch.

Foreclosed Assets

Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost.  After foreclosure, valuations are periodically performed by management, and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal.  Any write-down to fair value at the time of foreclosure is charged to the allowance for loan losses.  If the fair value, less costs to sell, of the foreclosed property decreases during the holding period, a valuation allowance is established with a charge to operating expenses taken.  The Company’s real estate assets acquired through foreclosure or other proceedings are evaluated regularly to ensure that the recorded amount is supported by its current fair value and that valuation allowances to reduce the varying amount to fair value less estimated costs of disposal are recorded as necessary.  Revenue and expense from the operation of the Company’s foreclosed assets and changes in the valuation allowance are included in net expenses from foreclosed assets.  When the foreclosed property is sold, a gain or loss is recognized on the sale for the difference between the sales proceeds and the carrying amount of the property.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to have been surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

The Company, from time to time, sells participation interests in mortgage loans it has originated or acquired. In order to recognize the transfer of a portion of a financial asset as a sale, the transferred portion and any portion that continues to be held by the transferor must represent a participating interest, and the transfer of the participating interest must meet the conditions for surrender of control. To qualify as a participating interest (i) each portion of a financial asset must represent a proportionate ownership interest in an entire financial asset, (ii) from the date of transfer, all cash flows received from the entire financial asset must be divided proportionately among the participating interest holders in an amount equal to their share of ownership, (iii) the transfer must be made on a non-recourse basis (other than standard representations and warranties made under the loan participation sale agreement) to, or subordination by, any participating interest holder, and (iv) no party has the right to pledge or exchange the entire financial asset. If the participating interest or surrender of control criteria is not met, the transaction is accounted for as a secured borrowing arrangement.

F-9

Under some circumstances, when the Company sells participations in a wholly-owned loan receivable that it services, it retains a servicing asset that is initially measured at fair value.  As quoted market prices are generally not available for these assets, the Company estimates fair value based on the present value of future expected cash flows associated with the loan receivable.  The Company amortizes servicing assets over the life of the associated receivable using the interest method.  Any gain or loss recognized on the sale of loans receivable depends in part on both the previous carrying amount of the financial assets involved in the sale, allocated between the assets sold and the interests that continue to be held by the Company based on their relative fair value at the date of transfer, and the proceeds received.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to seven years.

Debt Issuance Costs

Debt issuance costs are related to borrowings from financial institutions as well as offerings of debt securities, and are amortized into interest expense over the contractual terms of the debt.

Income Taxes

Effective December 31, 2008, the Company converted from a C corporation to a California limited liability company (LLC). As a result, the stockholders of the Company became members of the LLC on the conversion date. The LLC is treated as a partnership for income tax purposes; therefore, the Company is no longer a tax-paying entity for federal or state income tax purposes, and no federal or state income tax will be recorded in its financial statements after the date of conversion. Income and losses of the Company are passed through to the members of the LLC for tax reporting purposes. The Company is subject to a California gross receipts fee of approximately $12,000 per year for years ending on and after December 31, 2009.  The Company’s subsidiaries are LLCs except for MP Realty, which was organized as a California corporation.  MP Realty incurred a tax loss for the year ended December 31, 2011 and recorded a provision of $800 for the state minimum franchise tax.

Although the Company is not a federal or state income tax-paying entity, it is nonetheless subject to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) for Income Taxes, for all “open” tax periods for which the statute of limitations has not yet run.  The Company uses a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

In December 2011, the FASB issued new guidance ASU No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This new guidance requires expanded information about financial instruments or derivatives that are either presented on a net basis in the balance sheet or subject to an enforceable master netting arrangement or similar arrangement. The new guidance does not change existing offsetting criteria in U.S. GAAP or the permitted balance sheet presentation for items meeting the criteria. The new disclosure requirements in the ASU are intended to enhance comparability between financial statements prepared using U.S. GAAP and those prepared using IFRS. The Company does not expect this guidance to have a material impact on its consolidated financial statements.

F-10

2.  Related Party Transactions

We maintain most of our cash funds at ECCU, our largest equity investor. Total funds held with ECCU were $16.0 million and $10.9 million at June 30, 2012 and December 31, 2011, respectively. Interest earned on funds held with ECCU totaled $74.4 thousand and $46.1 thousand for the six months ended June 30, 2012 and 2011, respectively.

We lease physical facilities and purchase other services from ECCU pursuant to a written lease and services agreement. Charges of $57.8 thousand and $56.4 thousand for the six months ended June 30, 2012 and 2011, respectively, were incurred for these services and are included in office operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided.  We believe that this method is reasonable.

From time to time, we purchase mortgage loans, including loan participation interests from ECCU, our largest equity owner.  During the six month period ended June 30, 2012, we purchased $4.0 million of loans from ECCU.  We did not purchase any loans from ECCU during the six months ended June 30, 2011.  With regards to all loans purchased from ECCU, we recognized $2.8 million and $4.0 million of interest income during the six months ended June 30, 2012 and 2011, respectively.  ECCU currently acts as the servicer for 77 of the 125 loans in the Company’s loan portfolio.  Per the loan servicing agreement with ECCU, a servicing fee of 50 to 65 basis points is deducted from the interest payments the Company receives on the wholly-owned loans ECCU services for the Company.  In lieu of a servicing fee, loan participations the Company purchases from ECCU generally have pass-through rates which are 50 to 75 basis points lower than the loan’s contractual rate.  On a limited number of loan participation interests purchased from ECCU, representing $8.1 million of loans at June 30, 2012, the pass-through rate is between 88 and 225 basis points lower than the contractual rate.  The Company negotiates the pass-through interest rates with ECCU on a loan by loan basis.  At June 30, 2012, the Company’s investment in wholly-owned loans serviced by ECCU totaled $51.1 million, while the Company’s investment in loan participations serviced by ECCU totaled $45.5 million.  From time to time, the Company pays fees for additional services ECCU provides for servicing these loans.  We paid less than one thousand dollars of these fees during the six months ended June 30, 2012 and we did not pay any of these fees during the six months ended June 30, 2011.

ECCU has also repurchased mortgage loans from us as part of our liquidity management practices.  In addition, ECCU has from time to time repurchased from the Company fractional participations in the loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with National Credit Union Association (“NCUA”) rules when participations in those loans were sold to federal credit unions.  Each sale or purchase of a mortgage loan investment or participation interest with ECCU was consummated under a Related Party Transaction Policy adopted by the Company’s Board.  No gain or loss was incurred on these sales.  No whole loans or loan participations were sold to ECCU during the six months ended June 30, 2012 and 2011, respectively.

Other Related Party Transactions

On December 28, 2011, we entered into a Loan Purchase Agreement with ECCU, pursuant to which ECCU agreed to repurchase two of our impaired mortgage loan interests in exchange for a cash purchase price of $4.5 million. In addition to the delivery of the cash purchase price, ECCU also transferred to us a 1% participation interest and second deed of trust in a loan which resulted in us holding a 100% interest in such loan. While the 1% loan participation interest and second deed of trust we acquired had a principal balance of $25 thousand and $500 thousand, respectively, we received no value for these loan interests since the acquired loans were in default and the value of the real property was estimated to be approximately $1.2 million less than the outstanding principal balance of the mortgage loan interest we owned prior to entering into the Loan Purchase Agreement.

Prior to entering into negotiations with ECCU, we notified ECCU that we believed that ECCU had breached certain representations and warranties set forth in mortgage loan purchase agreements we had entered into with ECCU to purchase three (3) mortgage loan interests for an aggregate sum of $6.6 million. In exchange for the delivery of the $4.5 million purchase price and mortgage loan interests acquired from ECCU, we agreed to grant a release, waiver and discharge of certain claims we had made for an alleged breach of representations and warranties made by ECCU in connection with three (3) loans we had acquired from ECCU. We also agreed to grant a complete release and discharge for any claims arising out of the purchase, servicing and any actions undertaken by ECCU as the lead lender for an additional nine (9) loans we previously acquired from ECCU which no cause for claims had been identified, or which were reasonably expected to be, subject to any claims arising in connection with the purchase of such loans.  This loan sale enabled us to recover $914 thousand of allowance for loan losses that had been previously recorded on two of the loans we sold to ECCU.

F-11

While no independent valuation was made in determining the value of the claims we released in favor of ECCU, we believe that litigation risks and uncertainties in pursuing such claims resulted in an arms-length purchase price mutually agreed upon with ECCU in exchange for granting a release of such claims. Prior to entering into the Loan Purchase Agreement, we requested and received independent market valuations for the impaired loan interests that were transferred to and received from ECCU pursuant to the terms of the Loan Purchase Agreement. In addition, we relied upon the advice of independent legal counsel in evaluating litigation risks we faced in pursuing an action against ECCU arising from our purchase of these mortgage loan interests. None of our managers that serve as an officer, director or employee of ECCU participated in any of the discussions, review and approval of the Loan Purchase Agreement. As a result, the terms, conditions and provisions of the Loan Purchase Agreement were negotiated and approved by our independent managers in accordance with our Related Party Transaction Policy.

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director.  Mr. Lee serves as Vice President Member Relations, Midwest Region, of Alloya Corporate Federal Credit Union (“Alloya”), formerly Members United Corporate Federal Credit Union (“Members United”).  See Note 6 for information regarding the Company’s borrowings from Members United.  The Company has $92.0 thousand on deposit with Alloya as of June 30, 2012.

From time to time, our Board and members of our executive management team have purchased investor notes from us. One of our Board members, Mr. Art Black, is the beneficial owner of a living trust that holds $224,276 of our Class A Notes.  On May 19, 2009, we sold $19.3 million of loans to Western Federal Credit Union, which is an equity holder of our Class A Units. The loans were sold to Western at par.  Proceeds from the sale were used to pay down the BMO Facility.

We have also entered into a selling agreement with our wholly-owned subsidiary, MP Securities, pursuant to which MP Securities will assist us in distributing our 2012 Secured Investment Certificates, which are notes we sell under a private placement memorandum and which are secured by loans or cash. The sales commissions and cost reimbursements paid to any broker-dealer firms that are engaged to assist in the distribution of such certificates will not exceed 3% of the amount of certificates sold.  MP Securities will also act as a selling agent for our Class A Notes offering pursuant to a Registration Statement filed with the SEC on July 3, 2012.  At the time the registration statement is deemed effective, we anticipate that our affiliate, MP Securities, will sell most of the Class A Notes being registered.  Each participating broker in the Class A Notes offering, including MP Securities, will be entitled to receive commissions ranging from .5%, plus an amount equal to .25% per annum on the average note balance for a Variable Series Note to 5% for a Flex Series or 60 month Fixed Series Note depending on whether it sells a Fixed Series, Variable Series or Flex Series note and the term of the respective note sold (12 months to 84 months).

To assist in evaluating any related transactions we may enter into with a related party, our Board has adopted a Related Party Transaction Policy. Under this policy, a majority of the members of our Board and majority of our independent Board members must approve a material transaction that we enter into with a related party.  As a result, we anticipate that all future transactions that we undertake with an affiliate or related party will be on terms believed by our management to be no less favorable than are available from unaffiliated third parties and will be approved by a majority of our independent Board members.

3.  Loans Receivable and Allowance for Loan Losses

We originate church mortgage loans, participate in church mortgage loans, and also purchase entire church mortgage loans.  The loans fall into four classes:  whole loans for which the Company possesses the first collateral position, whole loans that are either unsecured or for which the Company possesses a junior collateral position, participated loans for which the Company possesses the first collateral position, and participated loans for which the Company possesses a junior collateral position.  All of the loans are made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. Loan maturities extend through 2022. Loans yielded a weighted average of 6.46% as of June 30, 2012, compared to a weighted average yield of 6.40% as of June 30, 2011.

On May 15, 2012, the Company entered into a Loan Purchase Agreement with Trinity Pacific Investments and Trinity Pacific OC involving two mortgage loan interests it had acquired from ECCU, which were the subject of foreclosure proceedings.  In exchange for transferring all rights, title and interest in these two mortgage loan interests, the Company received $2.425 million in cash and was relieved of any further obligations regarding the mortgage loan interests sold. Both loans were considered impaired.  The recorded investment in these loans was $2.460 million after discounts.  The loans also carried a total of $300 thousand in specific reserves that had been recorded in prior periods.  $35 thousand of these specific reserves were charged off against our allowance for loan losses.  The Company reversed the remaining $265 thousand of specific reserves related to these two loans, reducing the Company’s provision and allowance for loan losses and improving the Company’s balance sheets and statement of operations as of and for the six months ended June 30, 2012.

F-12

Allowance for Loan Losses

An allowance for loan losses of $3.9 million as of June 30, 2012 and $4.1 million as of December 31, 2011 has been established for loans receivable. For the six month period ended June 30, 2012, we reported total charge-offs of $47 thousand on three of our mortgage loan investments. Pursuant to a Loan Purchase Agreement we entered into on May 15, 2012, we also reversed $265 thousand of provisions for loan losses related to two impaired loans that we sold.  Management believes that the allowance for loan losses as of June 30, 2012 and December 31, 2011 is appropriate. Changes in the allowance for loan losses for the three and six months ended June 30, 2012 and the year ended December 31, 2011 are as follows:

	Three Months	Six Months	Year Ended
	Ended June 30, 2012	Ended June 30, 2012	December 31, 2011

Balance, beginning of period	$4,206	$4,127	$3,997
Provisions for loan loss	(240)	(136)	1,487
Chargeoffs	(35)	(47)	(1,279)
Accretion of allowance related to
restructured loans	$(10)	(23)	(78)

Balance, end of period	$3,921	$3,921	$4,127

 Non-Performing Loans

Non-performing loans include non-accrual loans, loans 90 days or more past due and still accruing, restructured loans, and other impaired loans where the net present value of estimated future cash flows is lower than the outstanding principal balance.  Non-accrual loans represent loans on which interest accruals have been discontinued.  Restructured loans are loans in which the borrower has been granted a concession on the interest rate or the original repayment terms due to financial distress. Non-performing loans are closely monitored on an ongoing basis as part of our loan review and work-out process.  The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.  The following is a summary of our nonperforming loans:

	June 30	December 31	June 30
	2012	2011	2011

Impaired loans with an allowance for loan loss	$12,632	$18,168	$19,925
Impaired loans without an allowance for loan loss	7,105	4,774	4,398
Total impaired loans	$19,737	$22,942	$24,323

Allowance for loan losses related to impaired loans	$2,895	$3,064	$2,186

Total non-accrual loans	$19,514	$22,942	$24,323

Total loans past due 90 days or more and still accruing	--	--	--

We had twelve nonaccrual loans as of June 30, 2012 and fifteen at December 31, 2011.  As of June 30, 2012, we have completed foreclosure proceedings on two loan participation interests we acquired from ECCU.  In addition, we have two loans totaling $3.4 million that are in foreclosure proceedings.  There is a reserve of $275.6 thousand on these loans.  In April 2012 we completely wrote off one nonaccrual loan as uncollectible.  However, as this loan carried a discount for the entire principal balance, our recorded investment in the loan was zero, and the write-off had no impact on our net loans receivable balance.

F-13

The Company’s loan portfolio is comprised of one segment – church loans. The loans fall into four classes: whole loans for which the Company possesses the first collateral position, whole loans that are either unsecured or for which the Company possesses a junior collateral position, participated loans for which the Company possesses the first collateral position, and participated loans for which the Company possesses a junior collateral position.

Loans by portfolio segment (church loans) and the related allowance for loan losses are presented below. Loans and the allowance for loan losses are further segregated by impairment methodology (dollars in thousands).

Loans and Allowance for Loan Losses (by segment)
As of

	June 30, 2012	December 31, 2011

Loans:

Balance	$162,219	$170,920

Individually evaluated
for impairment	$19,737	$22,942

Collectively
evaluated for impairment	$142,482	$147,978

Allowance for loan losses:

Balance	$3,921	$4,127

Individually evaluated
for impairment	$2,895	$3,064

Collectively
evaluated for impairment	$1,026	$1,063

The Company has established a standard loan grading system to assist management and review personnel in their analysis and supervision of the loan portfolio.  The loan grading system is as follows:

Pass: The borrower generates sufficient cash flow to fund its debt service obligations.  The borrower may be able to obtain similar financing from other lenders with comparable terms.  The risk of default is considered low.

Watch: These loans exhibit potential or developing weaknesses that deserve extra attention from credit management personnel. If the developing weakness is not corrected or mitigated, there may be deterioration in the ability of the borrower to repay the debt in the future.  Loans graded Watch must be reported to executive management and the Board of Managers.  Potential for loss under adverse circumstances is elevated, but not foreseeable.

Substandard: Loans and other credit extensions bearing this grade are considered to be inadequately protected by the current sound worth and debt service capacity of the borrower or of any pledged collateral. These obligations, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, ministry, or environmental conditions which have clearly jeopardized repayment of principal and interest as originally intended. Furthermore, there is the possibility that some future loss will be sustained if such weaknesses are not corrected.

Doubtful: This classification consists of loans that display the properties of substandard loans with the added characteristic that the severity of the weaknesses makes collection or liquidation in full highly questionable or improbable based upon currently existing facts, conditions, and values. The probability of some loss is very high, but because of certain important and reasonably specific factors, the amount of loss cannot be exactly determined. Such pending factors could include merger or liquidation, additional capital injection, refinancing plans, or perfection of liens on additional collateral.

F-14

Loss: Loans in this classification are considered uncollectible and cannot be justified as a viable asset. This classification does not mean the loan has absolutely no recovery value, but that it is neither practical nor desirable to defer writing off this loan even though partial recovery may be obtained in the future.

The following table is a summary of the loan portfolio credit quality indicators by loan class at June 30, 2012 and 2011, which is the date on which the information was updated for each credit quality indicator (dollars in thousands):

Credit Quality Indicators (by class)
As of June 30, 2012

	Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$87,669	$2,357	$36,991	$1,006	$128,023
Watch	5,802	3,798	8,747	-	18,347
Substandard	4,078	3,886	-	-	7,964
Doubtful	5,038	-	2,847	-	7,885
Loss	-	-	-	-	-
Total	$102,587	$10,041	$48,585	$1,006	$162,219

Credit Quality Indicators (by class)
As of June 30, 2011

	Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$95,705	$11,978	$41,634	$-	$149,317
Watch	4,865	3,180	4,922	1,006	13,973
Substandard	8,345	1,387	-	-	9,732
Doubtful	-	-	6,546	-	6,546
Loss	-	-	-	-	-
Total	$108,915	$16,545	$53,102	$1,006	$179,568

F-15

The following table sets forth certain information with respect to the Company’s loan portfolio delinquencies by loan class and amount at June 30, 2012 and 2011 (dollars in thousands):

Age Analysis of Past Due Loans (by class)
As of June 30, 2012

							Recorded
			Greater				Investment
	30-59 Days	60-89 Days	Than	Total		Total	90 Days or more
	Past Due	Past Due	90 Days	Past Due	Current	Loans	and Accruing

Church loans:
Wholly-Owned First	$5,470	$959	$814	$7,243	$95,344	$102,587	$-
Wholly-Owned Junior	3,812	-	-	3,812	6,230	10,042	-
Participation First	-	-	2,611	2,611	45,973	48,584	-
Participation Junior	-	-	-	-	1,006	1,006	-

Total	$9,282	$959	$3,425	$13,666	$148,553	$162,219	$-

Age Analysis of Past Due Loans (by class)
As of June 30, 2011

							Recorded
			Greater				Investment
	30-59 Days	60-89 Days	Than	Total		Total	90 Days or more
	Past Due	Past Due	90 Days	Past Due	Current	Loans	and Accruing

Church loans:
Wholly-Owned First	$6,038	$-	$4,235	$10,273	$98,642	$108,915	$-
Wholly-Owned Junior	3,887	-	722	4,609	11,936	16,545	-
Participation First	-	-	6,546	6,546	46,556	53,102	-
Participation Junior	-	-	-	-	1,006	1,006	-

Total	$9,925	$-	$11,503	$21,428	$158,140	$179,568	$-

F-16

The following table is a summary of impaired loans by loan class at June 30, 2012 and December 31, 2011.  The recorded investment in impaired loans reflects the balances in the financials statements, whereas the unpaid principal balance reflects the balances before discounts and partial chargeoffs (dollars in thousands):

Impaired Loans (by class)
As of June 30, 2012

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no related allowance recorded:
Church loans:
Wholly-Owned First	$4,112	$4,489	$-	$4,162	$57
Wholly-Owned Junior	217	223	-	217	6
Participation First	2,611	2,744	-	2,633	-
Participation Junior	-	-	-	-	-

With an allowance recorded:
Church loans:
Wholly-Owned First	8,402	8,796	2,531	8,417	97
Wholly-Owned Junior	3,601	3,671	345	3,595	67
Participation First	235	254	19	609	-
Participation Junior	-	-	-	-	-

Total:
Church loans	$19,178	$20,177	$2,895	$19,633	$227

Impaired Loans (by class)
For the Year Ended December 31, 2011

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no related allowance recorded:
Church loans:
Wholly-Owned First	$1,678	$1,685	$-	$1,691	$98
Wholly-Owned Junior	-	434	-	-	-
Participation First	2,655	2,655	-	2,699	-
Participation Junior	-	-	-	-	-

With an allowance recorded:
Church loans:
Wholly-Owned First	11,893	12,587	1,773	12,053	254
Wholly-Owned Junior	4,511	4,603	1,111	4,520	146
Participation First	978	978	180	983	-
Participation Junior	-	-	-	-	-

Total:
Church loans	$21,715	$22,942	$3,064	$21,946	$498

F-17

A summary of nonaccrual loans by loan class at June 30, 2012 and December 31, 2011 is as follows (dollars in thousands):

Loans on Nonaccrual Status (by class)
As of June 30, 2012

Church loans:
Wholly-Owned First	$13,004
Wholly-Owned Junior	3,663
Participation First	2,847
Participation Junior	-

Total	$19,514

Loans on Nonaccrual Status (by class)
As of December 31, 2011

Church loans:
Wholly-Owned First	$14,272
Wholly-Owned Junior	5,037
Participation First	3,633
Participation Junior	-

Total	$22,942

The following are summaries of troubled debt restructurings by loan class that were modified during the period ended June 30 (dollars in thousands):

Troubled Debt Restructurings (by class)
As of June 30, 2012

		Pre-Modification Outstanding	Post-Modification Outstanding	Recorded
	Number of Loans	Recorded Investment	Recorded Investment	Investment At Period End

Church loans:
Wholly-Owned First	1	$2,096	$2,096	$2,078
Wholly-Owned Junior	1	430	430	426
Participation First	-	-	-	-
Participation Junior	-	-	-	-

Total	2	$2,526	$2,526	$2,504

F-18

Troubled Debt Restructurings (by class)
As of June 30, 2011

		Pre-Modification Outstanding	Post-Modification Outstanding	Recorded
	Number of Loans	Recorded Investment	Recorded Investment	Investment At Period End

Church loans:
Wholly-Owned First	2	$4,849	$4,849	$4,809
Wholly-Owned Junior	1	433	433	433
Participation First	-	-	-	-
Participation Junior	-	-	-	-

Total	3	$5,282	$5,282	$5,242

For 11 of the 13 restructured loans in our portfolio, unpaid accrued interest at the time of the loan restructure was added to the principal balance.  The amount of interest added was also recorded as a loan discount, thus it did not increase our net loan balance. Another restructured loan represents the modified loan balance upon foreclosure on two of three underlying properties.  In addition, for each of the 13 restructured loans, the interest rate was lowered.  Each borrower involved in a troubled debt restructuring was experiencing financial difficulties at the time the loan was restructured.

A summary of troubled debt restructurings that defaulted during the periods ended June 30, 2012 and 2011 is as follows (dollars in thousands):

Troubled Debt Restructurings Defaulted (by class)
During the three months ended June 30, 2012

	Number of	Recorded
	Loans	Investment

Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	1	$2,078
Wholly-Owned Junior	1	426
Participation First	-	-
Participation Junior	-	-
Total:
Church loans	2	$2,504

F-19

Troubled Debt Restructurings Defaulted (by class)
During the six months ended June 30, 2012

	Number of	Recorded
	Loans	Investment

Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	1	$2,078
Wholly-Owned Junior	1	426
Participation First	1	236
Participation Junior	-	-
Total:
Church loans	3	$2,740

Troubled Debt Restructurings Defaulted (by class)
During the three months ended June 30, 2011

	Number of	Recorded
	Loans	Investment

Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	2	$3,963
Wholly-Owned Junior	-	-
Participation First	-	-
Participation Junior	-	-
Total:
Church loans	2	$3,963

Troubled Debt Restructurings Defaulted (by class)
During the six months ended June 30, 2011

	Number of	Recorded
	Loans	Investment

Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	5	$8,617
Wholly-Owned Junior	2	1,121
Participation First	-	-
Participation Junior	-	-
Total:
Church loans	7	$9,738

F-20

Loans modified in a troubled debt restructuring are closely monitored for delinquency as an early indicator for future default.  If loans modified in a troubled debt restructuring subsequently default, the Company evaluates such loans for potential further impairment.  As a result of this evaluation, specific reserves may be increased or adjustments may be made in the allocation of reserves.

No additional funds were committed to be advanced in connection with impaired loans as of June 30, 2012.

4.  Foreclosed Assets

Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost.  After foreclosure, valuations are periodically performed by management, and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal.  Any write-down to fair value at the time of foreclosure is charged to the allowance for loan losses.  The Company’s real estate assets acquired through foreclosure or other proceedings are evaluated regularly to ensure that the recorded amount is supported by its current fair value and that valuation allowances to reduce the varying amount to fair value less estimated costs of disposal are recorded as necessary.  Revenue and expense from the operation of the Company’s foreclosed assets and changes in the valuation allowance are included in net expenses from foreclosed assets.

Foreclosed assets consist of three properties.  One property was acquired during 2011 in satisfaction of a secured loan.  The property had a carrying value of $1.4 million at June 30, 2012, and no valuation allowance has been required for this property.  The other two properties were acquired in February 2012 in partial satisfaction of a secured loan.  The properties had a carrying value of $717.2 thousand at June 30, 2012, and no valuation allowance has been required for these properties.  The Company held $2.1 million and $1.4 million of foreclosed assets at June 30, 2012 and June 30, 2011, respectively.

5.  Loan Participation Sales

During the year ended December 31, 2011, the Company sold participations in two church loans totaling $5.4 million but retained servicing responsibilities for these loans.  As a result, we recorded servicing assets totaling $146.9 thousand, which are being amortized using the interest method.  The amortization of servicing assets is recorded as an adjustment to interest income and totaled  $13.6 thousand for the six months ended June 30, 2012.  We did not sell participations in any loans during the six months ended June 30, 2012.

A summary of servicing assets for the six months ended June 30, 2012 and the year ended December 31, 2011 is as follows:

	2012	2011
Balance, beginning of period	$138	$--
Additions:
Servicing obligations from sale of loan participations	--	147
Subtractions:
Amortization	14	9
Balance, end of period	$124	$138

6.  Line of Credit and Other Borrowings

Members United Facilities

On October 12, 2007, the Company entered into two note and security agreements with Members United, a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement was for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other was for a secured $50 million revolving line of credit.  The latter was amended on May 8, 2009 to allow the Company to borrow up to $100 million through the revolving line of credit. The Company refers to this as the “$100 Million CUSO Line.” Both credit facilities were secured by certain mortgage loans. The Company utilized the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for mortgage loan investments.

F-21

On August 27, 2008, the Company borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%.  As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011 and we paid off this facility in 2011.

Pursuant to the terms of the Company’s promissory note with Members United, once the loan was fully drawn, the total outstanding balance was termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate was specified by Members United and was re-priced to a market fixed or variable rate determined at the time the loan is restructured.  We used our $100 million Members United credit facility to assist us in financing our business.  For 2011, the weighted average interest rate we paid on the Members United facility was 3.98%.

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union (“Lender”) entered into an $87.3 million credit facility refinancing transaction (the “MU Credit Facility”).  The MU Credit Facility replaces the original $100 million CUSO Line entered into by and between the Company and Members United Corporate Federal Credit Union on May 7, 2008.  Unless the principal amount of the indebtedness due is accelerated under the terms of the MU Credit Facility loan documents, the principal balance and any interest due on the MU Credit Facility will mature on October 31, 2018.  Accrued interest is due and payable monthly in arrears on the MU Credit Facility on the first day of each month at the lesser of the maximum interest rate permitted by applicable law under the loan documents or 2.525%.  The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the MU Credit Facility may not be re-borrowed.  The balance of the MU Credit Facility was $85.1 million and $86.9 million at June 30, 2012 and December 31, 2011, respectively.

The MU Credit Facility includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the Lender with interim or annual financial statements and annual and periodic reports filed with the U.S. Securities and Exchange Commission and maintain a minimum collateralization ratio of at least 128%.  If at any time the Company fails to maintain its required minimum collateralization ratio, it will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable it to meet its obligation to maintain a minimum collateralization ratio.  As of December 31, 2011, the collateral securing the MU Credit Facility had an aggregate principal balance of $111.4 million which satisfied the minimum collateralization ratio for this facility.  As of June 30, 2012, the collateral securing the MU Credit Facility had an aggregate principal balance of $108.1 million, which represents a deficiency of $854 thousand.  On August 6, 2012, we made a principal payment of $854 thousand in order to satisfy the minimum collateralization ratio.

In addition to the minimum collateralization requirement, the MU Credit Facility also includes covenants which prevent the Company from renewing or extending a loan pledged as collateral under this facility unless certain conditions have been met and requiring the borrower to deliver current financial statements to the Company.  Under the terms of the MU Credit Facility, the Company has established a lockbox maintained for the benefit of Lender that will receive all payments made by collateral obligors.  The Company’s obligation to repay the outstanding balance on this facility may be accelerated upon the occurrence of an “Event of Default” as defined in the MU Credit Facility.  Such Events of Default include, among others, failure to make timely payments due under the MU Credit Facility, or the Company's breach of any of its covenants.  As of June 30, 2012 and December 31, 2011, the Company was in compliance with its covenants under the MU Credit Facility.

WesCorp Facility

On November 30, 2009, the Company entered into a Loan and Security agreement with Western Corporate Federal Credit Union (“WesCorp”), a federally chartered credit union located in San Dimas, California.  The agreement provided for a secured $28 million term loan, referred to as the “WesCorp Facility.”  We used $24.6 million of the proceeds from the WesCorp credit facility to pay-off our Bank of Montreal credit facility.  The WesCorp credit facility had a fixed interest rate of 3.95% and was initially secured by approximately $59.2 million of mortgage loans we previously pledged to secure a credit facility we had established with the Bank of Montreal but has been subsequently paid off. Thus, the loan was initially secured by excess collateral of approximately $30.8 million.

On March 20, 2009, the NCUA assumed control of WesCorp under a conservatorship proceeding initiated by the NCUA under regulations adopted under the Federal Credit Union Act.  Effective as of October 1, 2010, WesCorp was placed into liquidation by the NCUA.  Pursuant to a letter dated October 25, 2010, we were advised that our WesCorp credit facility had been transferred to the Asset Management Assistance Center (“AMAC”), a facility established by the NCUA.

F-22

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Western Corporate Federal Credit Union (previously herein defined as “Lender”) entered into a $23.5 million credit facility refinancing transaction (the “WesCorp Credit Facility Extension”).  The WesCorp Credit Facility Extension amends, restates and replaces the WesCorp Facility entered into by and between the Company and Western Corporate Federal Credit Union on November 30, 2009.  Unless the principal amount due on the WesCorp Credit Facility Extension is accelerated under the terms of the loan documents evidencing such credit facility, the principal balance and any interest due on the facility will be payable in full on October 31, 2018.  Accrued interest on the WesCorp Credit Facility Extension is due monthly in arrears on the first day of each month at the lesser of the maximum rate permitted by applicable law under the loan documents or 2.525%.  The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the WesCorp Credit Facility Extension may not be re-borrowed.  As of June 30, 2012 and December 31, 2011, $22.9 and $23.4 million, respectively, was outstanding on the WesCorp Credit Facility Extension.

The WesCorp Credit Facility Extension includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the Lender with interim or annual financial statements and annual and periodic reports filed with the U.S. Securities and Exchange Commission and maintain a minimum collateralization ratio of at least 150%.  If at any time the Company fails to maintain its required minimum collateralization ratio, it will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable it to meet its obligation to maintain a minimum collateralization ratio.  As of June 30, 2012 and December 31, 2011, the collateral securing the WesCorp Credit Facility Extension had an aggregate principal balance of $34.5 million and $35.3 million, respectively, which satisfies the minimum collateralization ratio for this facility.  As of June 30, 2012 and December 31, 2011, the Company was in compliance with its covenants under the Wescorp Credit Facility Extension.

Both the MU Credit Facility and WesCorp Credit Facility Extension are secured by certain of the Company’s mortgage loans previously held as collateral under the $100 Million CUSO Line and the WesCorp Facility.  Future estimated principal pay downs of our bank borrowings during the twelve month periods ending June 30 are as follows:

2013	$3,288
2014	3,379
2015	3,466
2016	3,547
2017	3,645
Thereafter	90,652
$107,977

In addition to regular principal payments, we also made $685 thousand in principal payments during the six months ended June 30, 2012 in order to remain in compliance with the collateralization requirements of our borrowings.

7.  Notes Payable

We also rely on our investor notes to make investments in mortgage loan assets and fund our general operations. Except for our private offering of secured notes, the notes are unsecured and are payable to investors who have purchased the securities, including individuals, churches, and Christian ministries, many of whom are members of ECCU. Notes pay interest at stated spreads over an index rate that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of these notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.  We have offered our investor notes under registered offerings with the SEC and in private placements that are exempt under the provisions of the Securities Act of 1933, as amended.  Our Alpha Class Notes were initially registered with the SEC in July 2001 and an additional $75.0 million of new Alpha Notes were registered with the SEC in May 2007.  The sale of our Alpha Class Notes was discontinued in April 2008.

F-23

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness.  The Alpha Class Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Loan and Standby Trust Agreement, of not less than $4.0 million.  The Company’s other indebtedness, as defined in the Loan and Standby Trust Agreement, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding.  The Company is in compliance with these covenants as of June 30, 2012.  At June 30, 2012 and December 31, 2011, $3.8 million and $4.4 million of Alpha Class Notes were outstanding, respectively.

In addition to the Alpha Class Notes, the Company registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series.  An additional $100 million of Class A Notes were registered with the SEC in June 2010.  On June 24, 2011, we filed a Registration Statement with the SEC seeking to register an additional $75 million of the Company’s Class A Notes.  All of the Class A Notes are unsecured.  The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations.  The interest rates the Company pays on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months.  The interest rates the Company pays on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%.  Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate.

The Class A Notes also contain restrictive covenants pertaining to paying dividends, making redemptions, acquiring, purchasing or making certain payments, requiring the maintenance of minimum tangible net worth, limitations on the issuance of additional notes and incurring of indebtedness.  The Class A Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Class A Notes Trust Indenture Agreement, of not less than $4.0 million.  The Company is not permitted to issue any Class A Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million.  The Company’s other indebtedness, as defined in the Class A Notes Trust Indenture Agreement, and subject to certain exceptions enumerated therein, may not exceed $20.0 million outstanding at any time while any Class A Notes are outstanding.  The Company was in compliance with these covenants as of June 30, 2012.

The Class A Notes were issued under a Trust Indenture between the Company and U.S. Bank National Association (US Bank).  The Class A Notes are part of up to $200 million of Class A Notes the Company may issue pursuant to the US Bank Indenture.  At June 30, 2012 and December 31, 2011, $46.2 million and $46.5 million of these notes were outstanding, respectively.

Effective as of May 15, 2012, the Company discontinued the sale of the Class A Notes and deregistered the securities remaining unsold under the Company’s Registration Statement on Form S-1, initally filed with the SEC on December 23, 2009 and declared effective on June 3, 2010.  The Company has subsequently filed a Registration Statement seeking to register $75 million of its Class A Notes with the SEC.  Once this Registration Statement is declared effective, the Company intends to resume the sale of its Class A Notes.

Historically, most of the Company’s unsecured notes have been renewed by investors upon maturity.  Because the Company has discontinued its sale of Alpha Class Notes effective as of April 18, 2008, all holders of such notes that mature in the future may reinvest such sums by purchasing Class A Notes that have been registered with the Securities and Exchange Commission.  For matured notes that are not renewed, the Company funds the redemption in part through proceeds from the repayment of loans, and issuing new notes payable.

F-24

We have the following notes payable at June 30, 2012 (dollars in thousands):

SEC Registered Public Offerings:	Amount	Weighted Average Interest Rate
Class A Offering	$46,156	4.01%
National Alpha Offering	3,767	5.66%

Private Offerings:
Special Offering	8,866	4.53%
Special Subordinated Note	6	5.45%
Secured Note	55	2.49%
International Offering	207	4.27%

Total	$59,057	4.20%

 From time to time, we have also sold unsecured general obligation notes having various terms to ministries and ministry related organizations in private offerings under the Securities Act of 1933, as amended.  Except for a small number of investors (in total not exceeding 35 persons), the holders of these notes are accredited investors within the  meaning of Regulation D under the Securities Act.  During the quarter ended June 30, 2012, the Company launched the sale of its 2012 Secured Investment Certificates pursuant to a limited offering to qualified investors that meet the requirements of Rule 506 of Regulation D.  The secured investment certificates have been offered with maturity terms of 36, 60 and 84 months at an interest rate fixed on the date of issuance, as determined by the then current seven-day average rate reported by the U.S. Federal Reserve Board for interest rate swaps.  Wilmington Savings Fund Society, FSB, serves as the trustee for the secured investment certificates.  Under the terms of the Trust Indenture entered into with Wilmington Savings Fund Society, FSB, the Company has established a mortgage loan investment fund for the benefit of investors and is required to maintain a minimum collateralization ratio equal to at least 105% of the principal amount of secured investment certificates that are issued and outstanding.

The Trust Indenture enetered into with Wilimington Savings Fund Society , FSB, also contains standard covenants which require the Company to refrain from permitting any other senior lien to be created or maintained on the collateral securing the certificates, refrain from paying any dividends on the Company’s equity units if there is an uncured event of default with respect to the certificates, make timely payments of interest and principal due on the certificates and secure the assets of the fund.  The Company is in compliance with these covenants as of June 30, 2012.  At June 30, 2012, $55 thousand of these secured certificates were outstanding,.  $57.8 thousand in cash was pledged as collateral on these notes.  There were no secured certificates outstanding as of December 31, 2011.

F-25

Future maturities for the Company’s investor notes during the twelve month period ending June 30 are as follows (dollars in thousands):

2013	$27,569
2014	8,585
2015	10,116
2016	6,550
2017	5,140
Thereafter	1,097
$59,057

8.  Preferred and Common Units Under LLC Structure

On December 31, 2008, both our Class I Preferred Stock and Class II Preferred Stock were converted into Series A Preferred Units pursuant to a Plan of Conversion adopted by our shareholders. The Series A Preferred Units are entitled to a cumulative preferred return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the preferred return is paid (“Preferred Return”).  In addition, the Series A Preferred Units are entitled to an annual preferred distribution, payable in arrears, equal to 10% of our profits less the Preferred Return (“Preferred Distribution”).

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at our election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Series A Preferred Units have priority as to earnings and distributions over our Class A Common Units.  We have a right of first refusal in the event that one of our Class A Common Unit or Series A Preferred Unit holders proposes to sell or transfer such units.  If we fail to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

On December 31, 2008, upon conversion from a corporation to an limited liability company, our common stock was converted into Class A Common Units under the Plan of Conversion that was adopted by our shareholders.  In accordance with the terms of the Plan of Conversion and Operating Agreement approved by our shareholders and managers, all voting rights are held by the holders of our Class A Common Units.

9.  Retirement Plans

401(k)

Employees who are at least 21 years of age are eligible to participate in the Insperity 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, the amount and percentage of which is annually determined by the managers. Matching contributions for the six months ended June 30, 2012 and June 30, 2011 were $27.5 thousand and $20.3 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the managers, and is calculated as a percentage of the eligible employee's annual earnings. Plan forfeitures are used to reduce the our annual contribution. We did not make any contributions for the plan during the year ended December 31, 2011.  No profit sharing contribution has been made or approved for the six months ended June 30, 2012.

F-26

10.  Loan Commitments

Unfunded Commitments

Unfunded commitments are commitments for possible future extensions of credit to our customers or existing customers of ECCU. Unfunded commitments totaled $75.0 thousand at June 30, 2012 and $181.8 thousand at December 31, 2011.

11.  Fair Value Measurements

Fair Value Measurements Using Fair Value Hierarchy

Measurements of fair value are classified within a hierarchy based upon inputs that give the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

•	Level 3 inputs are unobservable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of our financial instruments at June 30, 2012 and December 31, 2011, are as follows:

	Fair Value Measurements at June 30, 2012 using

		Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Carrying Value	Level 1	Level 2	Level 3	Fair Value
FINANCIAL ASSETS:
Cash	$16,367	$16,367	$-	$-	$16,367
Loans, net	157,454	-	-	160,954	160,954
Accrued interest receivable	697	-	-	697	697
FINANCIAL LIABILITIES:
Notes payables	$59,057	$-	$	$60,820	$60,820
Bank borrowings	107,977	-		110,823	110,823
Other financial liabilities	102	-		102	102

F-27

	December 31, 2011
	Carrying Amount	Estimated Fair Value

Financial assets:
Cash	$11,167	$11,167
Loans receivable	165,355	168,383
Accrued interest receivable	863	863
Financial liabilities:
Notes payable	59,030	60,833
Bank borrowings	110,280	111,371
Other financial liabilities	104	104

Management uses judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at June 30, 2012 and December 31, 2011.

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash – The carrying amounts reported in the balance sheets approximate fair value for cash.

Loans – Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable – The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.  The discount rate is estimated by Company management by using market rates which reflect the interest rate risk inherent in the notes.

Borrowings from Financial Institutions – The fair value of borrowings from financial institutions are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements. The discount rate is estimated Company management by using market rates which reflect the interest rate risk inherent in the notes.

Derivative Financial Instruments – The fair values for interest rate swap agreements and interest rate caps are based upon the amounts required to settle the contracts.

Off-Balance Sheet Instruments – The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining term of the agreements and the counterparties' credit standing. The fair value of loan commitments is insignificant at June 30, 2012 and December 31, 2011.

F-28

Fair Value Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents such assets carried on the balance sheet by caption and by level within the valuation hierarchy:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets at June 30, 2012:
Impaired loans (net of allowance and discount)	$-	$-	$8,431	$8,431
Foreclosed assets	-	-	2,091	2,091
	$-	$-	$10,522	$10,522

Assets at December 31, 2011:
Impaired loans (net of allowance and discount)	$-	$-	$11,887	$11,887
Foreclosed assets	-	-	1,374	1,374
	$-	$-	$13,261	$13,261

Impaired Loans

Collateral-dependent impaired loans are carried at the fair value of the collateral less estimated costs to sell, incorporating assumptions that experienced parties might use in estimating the value of such collateral. The fair value of collateral is determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement. Otherwise, collateral-dependent impaired loans are categorized under Level 2.

F-29

Foreclosed Assets

Real estate acquired through foreclosure or other proceedings (foreclosed assets) is initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost. After foreclosure, valuations are periodically performed, and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal. The fair values of real properties initially are determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market or in the collateral. Subsequent valuations of the real properties are based on management estimates or on updated appraisals. Foreclosed assets are categorized under Level 3 when significant adjustments are made by management to appraised values based on unobservable inputs. Otherwise, foreclosed assets are categorized under Level 2 if their values are based solely on appraisals.

The valuation methodologies used to measure the fair value adjustments for Level 3 assets recorded at fair value on a nonrecurring basis at June 30, 2012 are summarized below:

Assets	Fair Value	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired Loans	8,431	Discounted appraised value	Selling cost	10% (10%)
		Internal evaluations	Discount due to age of appraisal	0% - 5% (0.13%)

Foreclosed assets	2,091	Discounted appraised value	Selling cost	10% (10%)
		Internal evaluations	Discount due to age of appraisal	0% - 5% (1.72%)

F-30

Report of Independent Registered Public Accounting Firm

To The Members

Ministry Partners Investment Company, LLC

Brea, California

We have audited the accompanying consolidated balance sheets of Ministry Partners Investment Company, LLC (the “Company”) and subsidiaries as of December 31, 2011 and 2010 and the related consolidated statements of operations, equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ministry Partners Investment Company, LLC and subsidiaries as of December 31, 2011 and 2010 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Hutchinson and Bloodgood LLP

Glendale, California

March 30, 2012

F-31

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Balance Sheets

December 31, 2011 and 2010

(Dollars in Thousands except for Unit Data)

Assets	2011	2010
Cash	$11,167	$7,078
Loans, net of allowance for loan losses of $4,127 and $3,997 at December 31, 2011 and 2010, respectively	165,355	187,005
Accrued interest receivable	725	742
Property and equipment, net	303	400
Debt issuance costs	104	279
Foreclosed assets	1,374	--
Other assets	253	114
Total assets	$179,281	$195,618

Liabilities and Equity
Liabilities
Borrowings from financial institutions	$110,280	$121,809
Notes payable	59,030	62,103
Accrued interest payable	15	355
Other liabilities	478	489
Total liabilities	169,803	184,756

Commitments and contingencies (Note 9)
Members' equity
Series A preferred units, 1,000,000 units authorized, 117,100 units issued and outstanding at December 31, 2011 and 117,600 units issued and outstanding at December 31, 2010 (liquidation preference of $100 per unit)	11,715	11,760
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at December 31, 2011 and 2010
Accumulated deficit	(3,746)	(2,327)
Accumulated other comprehensive loss	--	(80)
Total equity	9,478	10,862
Total liabilities and equity	$179,281	$195,618

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

F-32

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Operations

Years Ended December 31, 2011 and 2010

(Dollars in Thousands)

	2011	2010
Interest income
Loans	$10,989	$11,918
Interest on interest-bearing accounts	88	118

Total interest income	11,077	12,036

Interest expense
Borrowings from financial institutions	4,560	5,370
Notes payable	2,597	2,836

Total interest expense	7,157	8,206

Net interest income	3,920	3,830

Provision for loan losses	1,487	2,377

Net interest income after provision for loan losses	2,433	1,453

Non-interest income	199	61

Non-interest expenses
Salaries and benefits	1,555	1,363
Marketing and promotion	119	44
Office occupancy	115	136
Office operations and other expenses	1,170	975
Legal and accounting	701	597

Total non-interest expenses	3,660	3,115

Loss before provision for income taxes and state fees	(1,028)	(1,601)

Provision for income taxes and state fees	16	15

Net loss	$(1,044)	$(1,616)

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

F-33

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Equity

Years Ended December 31, 2011 and 2010

(Dollars in Thousands)

	Series A Preferred Units		Class A Common Units
	Number of Units	Amount	Number of Units	Amount	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Loss	Total

Balance, December 31, 2009	117,600	$11,760	146,522	$1,509	$(343)	$(72)	$12,854
Comprehensive income (loss):
Net loss	--	--	--	--	(1,616)	--	(1,616)
Change in value of interest rate caps	--	--	--	--	--	(73)	(73)
Total comprehensive income (loss)							(1,689)
Reclassification of comprehensive income related to interest rate caps	--	--	--	--	(35)	65	30
Dividends on preferred units	--	--	--	--	(333)	--	(333)

Balance, December 31, 2010	117,600	11,760	146,522	1,509	(2,327)	(80)	10,862
Comprehensive income (loss):
Net loss	--	--	--	--	(1,044)	--	(1,044)
Total comprehensive income (loss)							(1,044)
Reclassification of comprehensive income related to interest rate caps	--	--	--	--	(48)	80	32
Purchase of preferred units	(500)	(45)	--	--	--	--	(45)
Dividends on preferred units	--	--	--	--	(327)	--	(327)

Balance, December 31, 2011	117,100	$11,715	146,522	$1,509	$(3,746)	$--	$9,478

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

F-34

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended December 31, 2011 and 2010

(Dollars in Thousands)

	2011	2010
Cash Flows from Operating Activities
Net loss	$(1,044)	$(1,616)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation	119	75
Provision for loan losses	1,487	2,377
Amortization of deferred loan fees	(158)	(110)
Amortization of debt issuance costs	352	197
Accretion of allowances for loan losses on
restructured loans	(78)	(64)
Accretion of loan discount	(17)	(27)
Gain on sale of loans	(132)	--
Net change in:
Accrued interest receivable	17	214
Other assets	(106)	180
Other liabilities and accrued interest payable	(373)	191
Net cash provided by operating activities	67	1,417

Cash Flows from Investing Activities
Loan purchases	(1,955)	(925)
Loan originations	(4,273)	(7,364)
Loan sales	9,698	375
Loan principal collections, net	15,716	15,591
Purchase of property and equipment	(23)	(228)
Net cash provided by investing activities	19,163	7,449

Cash Flows from Financing Activities
Net change in borrowings from financial institutions	(11,529)	(3,950)
Net change in notes payable	(3,073)	(7,424)
Debt issuance costs	(178)	(57)
Dividends paid on preferred units	(316)	(337)
Purchase of preferred units	(45)	--

Net cash used in financing activities	(15,141)	(11,768)
Net increase (decrease) in cash	4,089	(2,902)

Cash at beginning of year	7,078	9,980
Cash at end of year	$11,167	$7,078
Supplemental Disclosures of Cash Flow Information
Interest paid	$7,311	$7,993
Income taxes paid	15	3
Non-cash activities:
Change in value of market cap	--	73
Transfer of loans to foreclosed assets	1,374	--

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

F-35

Note 1.	Summary of Significant Accounting Policies

Nature of Business

Ministry Partners Investment Company, LLC (the “Company”) was incorporated in California in 1991 as a C corporation and converted to a limited liability company on December 31, 2008. The Company is owned by a group of 12 federal and state chartered credit unions, none of which owns a majority of the voting equity units of the Company. One credit union owns only preferred units, while the others own both common and preferred units. Offices of the Company are located in Brea, California. The Company provides funds for real property secured loans for the benefit of evangelical churches and church organizations. The Company funds its operations primarily through the sale of debt and equity securities and through other borrowings. Historically, most of the Company’s loans have been purchased from its largest equity investor, the Evangelical Christian Credit Union (“ECCU”), of Brea, California. The Company also purchases loans from other credit unions. In addition, the Company originates church and ministry loans independently. Nearly all of the Company’s business and operations currently are conducted in California and its mortgage loan investments cover approximately 33 states, with the largest number of loans made to California borrowers.

In 2007 the Company created a wholly-owned special purpose subsidiary, Ministry Partners Funding, LLC (“MPF”), for the purpose of warehousing church and ministry mortgages purchased from ECCU or originated by the Company for later securitization.  MPF’s loan purchasing activity continued through early 2010, after which its operations ceased and its assets, including loans, were transferred to the Company.  All liabilities of MPF were paid off and MPF has been inactive effective as of November 30, 2009. The Company plans to maintain MPF for possible future use as a financing vehicle to effect securitized debt transactions.  MPF did not securitize any of its loans.

On November 13, 2009, the Company formed a wholly-owned subsidiary, MP Realty Services, Inc., a California corporation (“MP Realty”). MP Realty will provide loan brokerage and other real estate services to churches and ministries in connection with the Company’s mortgage financing activities. On February 23, 2010, the California Department of Real Estate issued MP Realty a license to operate as a corporate real estate broker.

On April 26, 2010, the Company formed Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”).  Effective as of July 14, 2010, MP Securities was qualified to transact business in the State of California.  Effective as of March 2, 2011, MP Securities’ application for membership in the Financial Industry Regulatory Authority (“FINRA”) was approved.  MP Securities has been formed to provide financing solutions for churches, charitable institutions and faith-based organizations and act as a selling agent for securities offered by such entities. MP Securities has requested that FINRA approve its request to act as a selling agent for the Company’s Class A Notes offering that will be sold under a registration statement filed with the U.S. Securities and Exchange Commission.  MP Securities will act as a selling agent for the Company’s debt securities and provide securities brokerage services to other credit unions and credit union service organizations and the customers and institutions the Company serves.

F-36

Conversion to LLC

Effective December 31, 2008, the Company converted its form of organization from a corporation organized under California law to a limited liability company organized under the laws of the State of California.  With the filing of Articles of Organization-Conversion with the California Secretary of State, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC.

By operation of law, the converted entity continued with all of the rights, privileges and powers of the corporate entity and is managed by a group of managers that previously served as the Board of Directors.  The executive officers and key management team remained intact.  The converted entity by operation of law possessed all of the properties and assets of the converted corporation and remains responsible for all of the notes, debts, contract claims and obligations of the converted corporation.

With the conversion to the limited liability company form of organization, the Company has combined in a single entity the best features of other organizational structures, thereby permitting the owners to obtain the benefit of a corporate limited liability shield, the pass-through tax and distribution benefits of a partnership, the avoidance of a corporate level tax and the flexibility of making allocations of profit, loss and distributions offered by  partnership treatment under the Internal Revenue Code.

Since the conversion became effective, the Company is managed by a group of managers that provides oversight of the affairs and carries out their duties similar to the role and function that the Board of Directors performed under the previous bylaws.  Operating like a Board of Directors, the managers have full, exclusive and complete discretion, power and authority to oversee the management of Company affairs.  Instead of Articles of Incorporation and Bylaws, management structure and governance procedures are now governed by the provisions of an Operating Agreement that has been entered into by and between the Company’s managers and members.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiaries, MPF, MP Realty and MP Securities. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to, but are not limited to, the determination of the allowance for loan losses and the valuation of foreclosed real estate.

Loans Receivable

Loans that management has the intent and ability to hold for the foreseeable future are reported at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs, and loan discounts. Interest income on loans is accrued on a daily basis using the interest method. Loan origination fees and costs are deferred and recognized as an adjustment to the related loan yield using the straight-line method, which results in an amortization that is materially the same as the interest method. Loan discounts represent an offset against interest accrued and unpaid which has been added to loans that have been restructured. Loan discounts are accreted to interest income over the restructured term of the loans using the straight-line method, which approximates the interest method.

F-37

The accrual of interest is discontinued at the time the loan is 90 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on nonaccrual or charged off are reversed against interest income. The interest on these loans is accounted for on the cash basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The Company sets aside an allowance or reserve for loan losses through charges to earnings, which are shown in the Company’s Consolidated Statements of Operations as a provision for loan losses. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of general and specific components. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. In establishing the allowance for loan losses, management considers significant factors that affect the collectability of the Company’s loan portfolio. While historical loss experience provides a reasonable starting point for the analysis, such experience by itself does not form a sufficient basis to determine the appropriate level of the allowance for loan losses. Management also considers qualitative (or environmental) factors that are likely to cause estimated credit losses associated with our existing portfolio to differ from historical loss experience, including:

-	Changes in lending policies and procedures, including changes in underwriting standards and collection;
-	Changes in national, regional and local economic and business conditions and developments that affect the collectability of the portfolio;
-	Changes in the volume and severity of past due loans, the volume of nonaccrual loans, and the volume and severity of adversely classified loans;
-	Changes in the value of underlying collateral for collateral-dependent loans; and
-	The effect of credit concentrations.

These factors are adjusted on an on-going basis and have been increased in recent years in light of the economic recession and credit crisis. The specific component of the Company’s allowance for loan losses relates to loans that are classified as impaired. For such loans, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan.

F-38

All loans in the loan portfolio are subject to impairment analysis. The Company reviews its loan portfolio monthly by examining delinquency reports and information related to the financial condition of its borrowers and collateral value of its loans. Through this process, the Company identifies potential impaired loans. A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting future scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. A loan is generally deemed to be impaired when it is 90 days or more past due, or earlier when facts and circumstances indicate that it is probable that a borrower will be unable to make payments in accordance with the loan contract.

Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the obtainable market price, or the fair value of the collateral if the loan is collateral dependent. When the Company modifies the terms of a loan for a borrower that is experiencing financial difficulties, a troubled debt restructuring is deemed to have occurred and the loan is classified as impaired. Loans or portions thereof are charged off when they are determined by management to be uncollectible. Uncollectability is evaluated periodically on all loans classified as “Loans of Lesser Quality.” As the Company has an established practice of working to explore every possible means of repayment with its borrowers, it has historically not charged off a loan until foreclosure is completed. Among other variables, management will consider factors such as the financial condition of the borrower, and the value of the underlying collateral in assessing uncollectability.

Troubled Debt Restructurings

A troubled debt restructuring is a loan which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to a borrower that the Company would not otherwise consider. A loan restructuring may take the form of a reduction in the stated interest rate, an extension of the maturity at an interest rate below market, or a reduction in the face amount of the debt or accrued interest, among others. Loans that are renewed at below-market terms are considered to be troubled debt restructurings if the below-market terms represent a concession due to the borrower’s troubled financial condition. Troubled debt restructurings are classified as impaired loans and are measured at the present value of estimated future cash flows using the loan's effective rate at inception of the loan. The change in the present value of cash flows attributable to the passage of time is reported as interest income.  If the loan is considered to be collateral dependent, impairment is measured based on the fair value of the collateral.

Loan Portfolio Segments and Classes

Management segregates the loan portfolio into portfolio segments for purposes of evaluating the allowance for loan losses. A portfolio segment is defined as the level at which the Company develops and documents a systematic method for determining its allowance for loan losses. The portfolio segments are segregated based on loan types and the underlying risk factors present in each loan type. Such risk factors are periodically reviewed by management and revised as deemed appropriate.

F-39

Company’s loan portfolio consists of one segment – church loans. The loan portfolio is segregated into the following portfolio classes:

Wholly-Owned First Collateral Position. This portfolio class consists of the wholly owned loans for which the Company possesses a senior lien on the collateral underlying the loan.

Wholly-Owned Junior Collateral Position. This portfolio class consists of the wholly owned loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  This class also contains any loans that are not secured. These loans present higher credit risk than loans for which the Company possesses a senior lien due to the increased risk of loss should the loan default.

Participations First Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a senior lien on the collateral underlying the loan. Loan participations present higher credit risk than wholly owned loans because the Company does not maintain full control over the disposition and direction of actions regarding the management and collection of the loans.  The lead lender directs most servicing and collection activities, and major actions must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with those of the Company.

Participations Junior Collateral Position. This portfolio class consists of the participated loans for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral.  Loan participations in the junior collateral position loans have higher credit risk than wholly owned loans and participated loans where the Company possesses a senior lien on the collateral.  The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Credit Quality Indicators

The Company’s policies provide for the classification of loans that are considered to be of lesser quality as watch, substandard, doubtful, or loss assets. An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those assets characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard with the added characteristic that the weaknesses make collection or liquidation in full highly questionable and improbable, based on currently existing facts, conditions and values. Assets (or portions of assets) classified as loss are those considered uncollectible and of such little value that their continuance as assets is not warranted. Assets that do not expose the Company to risk sufficient to warrant classification in one of the aforementioned categories, but which possess potential weaknesses that deserve close attention, are designated as watch.

Foreclosed Assets

Assets acquired through foreclosure or other proceedings are initially recorded at fair value at the date of foreclosure less estimated costs of disposal, which establishes a new cost.  After foreclosure, valuations are periodically performed by management, and foreclosed assets held for sale are carried at the lower of cost or fair value, less estimated costs of disposal.  Any write-down to fair value at the time of transfer to foreclosed assets is charged to the allowance for loan losses.  The Company’s real estate assets acquired through foreclosure or other proceedings are evaluated regularly to ensure that the recorded amount is supported by its current fair value and that valuation allowances to reduce the varying amount to fair value less estimated costs of disposal are recorded as necessary.  Revenue and expense from the operation of the Company’s foreclosed assets and changes in the valuation allowance are included in net expenses from foreclosed assets.

F-40

Interest Rate Swaps and Caps

For asset/liability management purposes, the Company uses interest rate swaps and caps to hedge various exposures or to modify interest rate characteristics of various balance sheet accounts. Interest rate swaps are contracts in which a series of interest rate flows are exchanged over a prescribed period. Interest rate caps are option contracts that protect the Company from increases in short-term interest rates by entitling the Company to receive a payment when an underlying interest rate exceeds a specified strike rate. The notional amount on which the interest payments are based is not exchanged. These agreements are derivative instruments that convert a portion of the Company’s variable rate debt and variable rate preferred units to a fixed rate (cash flow hedges).

The effective portion of the gain or loss on a derivative designated and qualifying as a cash flow hedging instrument is initially reported as a component of other comprehensive income and subsequently reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. The ineffective portion of the gain or loss on the derivative instrument, if any, is recognized currently in earnings.

For cash flow hedges, the net settlement (upon close-out or termination) that offsets changes in the value of the hedged debt is deferred and amortized into net interest income over the life of the hedged debt. The portion, if any, of the net settlement amount that did not offset changes in the value of the hedged asset or liability is recognized immediately in non-interest income.

Interest rate derivative financial instruments receive hedge accounting treatment only if they are designated as a hedge and are expected to be, and are, effective in substantially reducing interest rate risk arising from the assets and liabilities identified as exposing the Company to risk. Those derivative financial instruments that do not meet specified hedging criteria would be recorded at fair value with changes in fair value recorded in income. If periodic assessment indicates derivatives no longer provide an effective hedge, the derivative contracts would be closed out and settled, or classified as a trading activity.

Cash flows resulting from the derivative financial instruments that are accounted for as hedges of assets and liabilities are classified in the cash flow statement in the same category as the cash flows of the items being hedged.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to have been surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

F-41

The Company, from time to time, sells participation interests in mortgage loans it has originated or acquired. In order to recognize the transfer of a portion of a financial asset as a sale, the transferred portion and any portion that continues to be held by the transferor must represent a participating interest, and the transfer of the participating interest must meet the conditions for surrender of control. To qualify as a participating interest (i) each portion of a financial asset must represent a proportionate ownership interest in an entire financial asset, (ii) from the date of transfer, all cash flows received from the entire financial asset must be divided proportionately among the participating interest holders in an amount equal to their share of ownership, (iii) the transfer must be made on a non-recourse basis (other than standard representations and warranties made under the loan participation sale agreement) to, or subordination by, any participating interest holder, and (iv) no party has the right to pledge or exchange the entire financial asset. If the participating interest or surrender of control criteria is not met, the transaction is accounted for as a secured borrowing arrangement.

Under some circumstances, when the Company sells participations in wholly owned loans receivable that it services, it retains a servicing asset that is initially measured at fair value. As quoted market prices are generally not available for these assets, the Company estimates fair value based on the present value of future expected cash flows associated with the loan receivable. The Company amortizes servicing assets over the life of the associated receivable using the interest method. Any gain or loss recognized on the sale of loans receivable depends in part on both the previous carrying amount of the financial assets involved in the sale, allocated between the assets sold and the interests that continue to be held by the Company based on their relative fair value at the date of transfer, and the proceeds received.

Property and Equipment

Furniture, fixtures, and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets, which range from three to five years.

Debt Issuance Costs

Debt issuance costs are related to borrowings from financial institutions as well as public offerings of unsecured notes, and are amortized into interest expense over the contractual terms of the debt.

Income Taxes

Effective December 31, 2008, the Company converted from a C corporation to a California limited liability company (LLC). As a result, the stockholders of the Company became members of the LLC on the conversion date. The LLC is treated as a partnership for income tax purposes; therefore, the Company will no longer be a tax-paying entity for federal or state income tax purposes, and thus no federal or state income tax will be recorded in the financial statements after the date of conversion. Income and expenses of the Company are passed through to the members of the LLC for tax reporting purposes. The Company is subject to a California gross receipts fee of approximately $12,000 per year for years ending on and after December 31, 2009. The Company’s subsidiaries are LLCs except for MP Realty, a California corporation. MP Realty incurred a tax loss for the year ended December 31, 2011 and recorded a provision of $800 for the state minimum income tax.

Although the Company is no longer a federal or state income tax-paying entity beginning in 2009, it is nonetheless subject to Financial Accounting Standards Board (”FASB”) Accounting Standards Codification for Income Taxes, for all “open” tax periods for which the statute of limitations has not yet run. The Company uses a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken in a tax return. Benefits from tax positions are recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met.

F-42

Comprehensive Income (Loss)

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains and losses be included in net income (loss).  Although certain changes in assets and liabilities, such as derivatives classified as cash flow hedges, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income (loss).  Changes in the value of derivatives classified as cash flow hedges are included in interest expense as a yield adjustment in the same period in which the related interest on the hedged item affects earnings.

Employee Benefit Plan

Contributions to the qualified employee retirement plan are recorded as compensation cost in the period incurred.

Recent Accounting Pronouncements

In April 2011, the FASB amended existing guidance for assisting a creditor in determining whether a restructuring is a troubled debt restructuring. The amendments clarify the guidance for a creditor’s evaluation of whether it has granted a concession and whether a debtor is experiencing financial difficulties. This guidance is effective for interim and annual reporting periods beginning after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. For purposes of measuring impairment on newly identified troubled debt restructurings, the amendments should be applied prospectively for the first interim or annual period beginning on or after June 15, 2011. The adoption of this guidance had no significant impact on the financial statements.

In May, 2011, the FASB issued an amendment to achieve common fair value measurement and disclosure requirements between U.S. and International accounting principles. Overall, the guidance is consistent with existing U.S. accounting principles; however, there are some amendments that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. The amendments in this guidance are effective during interim and annual periods beginning after December 15, 2011. Management is currently evaluating the impact of this amendment on the financial statements.

In June 2011, the FASB amended existing guidance and eliminated the option to present the components of other comprehensive income as part of the statement of changes in members’ equity. The amendment requires that comprehensive income be presented in either a single continuous statement or in a two separate consecutive statement approach. The adoption of this amendment will change the presentation of the components of comprehensive income as part of the consolidated statement of stockholder’s equity. This amendment is effective for fiscal and interim periods beginning after December 15, 2011. Other than a presentation change, the adoption of this guidance will not have any impact on the financial statements.

F-43

Note 2.	Related Party Transactions

The Company maintains most of its cash at ECCU. Total funds held with ECCU were $10.9 million and $5.6 million at December 31, 2011 and 2010, respectively. Interest earned on these funds totaled approximately $86.7 thousand and $111.2 thousand for the years ended December 31, 2011 and 2010, respectively.

The Company leases physical facilities from ECCU pursuant to an Office Lease dated November 4, 2009, and purchases other services from ECCU. Charges of approximately $116.0 thousand and $216.4 thousand for the years ended December 31, 2011 and 2010, respectively, were made for these services. All of these charges are included in Office Occupancy or Office Operations expense. The method used to arrive at the periodic charge is based on the fair market value of services provided. Management believes that such method is reasonable.

In accordance with a mortgage loan purchase arrangement between the Company and ECCU, the Company purchased $925 thousand of loans from ECCU during the year ended December 31, 2010. The Company did not purchase any loans from ECCU during the year ended December 31, 2011. The Company recognized $7.3 million and $9.9 million of interest income on loans purchased from ECCU during the years ended December 31, 2011 and 2010, respectively. ECCU currently acts as the servicer for 96 of the 128 loans in the Company’s loan portfolio. Per the loan servicing agreement with ECCU, a servicing fee of 50 to 65 basis points is deducted from the interest payments the Company receives on the wholly-owned loans ECCU services for the Company. In lieu of a servicing fee, loan participations the Company purchases from ECCU generally have pass-through rates which are 50 to 75 basis points lower than the loan’s contractual rate. On a limited number of loan participation interests purchased from ECCU, representing $16.3 million of loans at December 31, 2011, the pass-through rate is between 88 and 238 basis points lower than the contractual rate. The Company negotiates the pass-through interest rates with ECCU on a loan by loan basis. At December 31, 2011, the Company’s investment in wholly-owned loans serviced by ECCU totaled $78.6 million, while the Company’s investment in loan participations serviced by ECCU totaled $46.9 million. From time to time, the Company pays fees for additional services ECCU provides for servicing these loans. These fees amounted to $3.8 and $36.3 thousand during the years ended December 31, 2011 and 2010, respectively.

ECCU has from time to time repurchased from the Company fractional participations in the loan investments which ECCU already services, usually around 1% of the loan balance, to facilitate compliance with NCUA rules when participations in those loans were sold to federal credit unions. Each sale or purchase of a mortgage loan investment or participation interest with ECCU was consummated under a Related Party Transaction Policy adopted by the Company’s Board. No gain or loss was incurred on these sales. On December 28, 2011, the Company entered into a Loan Purchase Agreement with ECCU. ECCU agreed to repurchase two mortgage loan interests for a cash purchase price of $4.5 million and transfer a 1% participation interest in a first deed of trust and all of a second deed of trust in a third loan, which resulted in the Company holding a 100% interest in the loan. Pursuant to the terms of the Loan Purchase Agreement, the Company agreed to grant a partial release, waiver, and discharge of certain claims. No whole loans or loan participations were sold to ECCU during the year ended December 31, 2010.

F-44

On December 14, 2007, the Board of Directors appointed R. Michael Lee to serve as a Company director. Mr. Lee serves as Vice President Member Relations, Midwest Region, of Members United Corporate Federal Credit Union (“Members United”). See Note 6 for information regarding the Company’s borrowings from Members United. The Company has $116 thousand on deposit with Members United as of December 31, 2011.

From time to time, managers and management have purchased investor notes from the Company. Investor notes payable to related parties total $317 thousand and $318 thousand at December 31, 2011 and 2010, respectively.

Note 3. Loans

All of the loans are made to various evangelical churches and related organizations, primarily to purchase, construct or improve facilities. Loan maturities extend through 2021. The loans earn interest at rates between 3.60% and 10.50%, with a weighted average yield of 6.43% as of December 31, 2011. A summary of loans as of December 31 follows:

	2011	2010
Loans to evangelical churches and
related organizations:
Real estate secured	$170,455	$190,928
Unsecured	465	849

Total Loans	$170,920	$191,777

Deferred loan fees, net	(188)	(175)
Loan discount	(1,250)	(600)
Allowance for loan losses	(4,127)	(3,997)

Loans, net	$165,355	$187,005

The Company’s loan portfolio is comprised of one segment – church loans. The loans fall into four classes: whole loans for which the Company possesses the first collateral position, whole loans that are either unsecured or for which the Company possesses a junior collateral position, participated loans for which the Company possesses the first collateral position, and participated loans for which the Company possesses a junior collateral position.

Loans by portfolio segment (church loans) and the related allowance for loan losses are presented below. Loans and the allowance for loan losses are further segregated by impairment methodology (dollars in thousands).

F-45

Loans and Allowance for Loan Losses (by segment)
As of

	December 31, 2011	December 31, 2010

Loans:

Balance	$170,920	$191,777

Individually evaluated
for impairment	$22,942	$27,007

Collectively
evaluated for impairment	$147,978	$164,770

Allowance for loan losses:

Balance	$4,127	$3,997

Individually evaluated
for impairment	$3,064	$3,274

Collectively
evaluated for impairment	$1,063	$723

Allowance for Loan Losses

During the year ended December 31, 2011, the Company recorded $1.3 million partial charge off on one loan. Management believes that the allowance for loan losses as of December 31, 2011 and 2010 is appropriate. Changes in the allowance for loan losses by loan portfolio segment (church loans) as of and for the years ended December 31 are summarized as follows:

	2011	2010
Balance, beginning of year	$3,997	$1,701
Provisions for loan losses	1,487	2,377
Charge offs	(1,279)	-
Accretion of allowance related to
restructured loans	(78)	(81)

Balance, end of year	$4,127	$3,997

The Company has established a standard loan grading system to assist management and review personnel in their analysis and supervision of the loan portfolio.  The loan grading system is as follows:

Pass: The borrower generates sufficient cash flow to fund debt services.  The borrower may be able to obtain similar financing from other lenders with comparable terms.  The risk of default is considered low.

Watch: These loans exhibit potential or developing weaknesses that deserve extra attention from credit management personnel. If the developing weakness is not corrected or mitigated, there may be deterioration in the ability of the borrower to repay the debt in the future.  Loans graded Watch must be specially reported to executive management and the Board of Managers.  Potential for loss under adverse circumstances is elevated, but not foreseeable.

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Substandard: Loans and other credit extensions bearing this grade are considered to be inadequately protected by the current sound worth and debt service capacity of the borrower or of any pledged collateral. These obligations, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, ministry, or environmental conditions which have clearly jeopardized repayment of principal and interest as originally intended. Furthermore, there is the possibility that some future loss will be sustained if such weaknesses are not corrected.

Doubtful: This classification consists of loans that display the properties of substandard loans with the added characteristic that the severity of the weaknesses makes collection or liquidation in full highly questionable or improbable based upon currently existing facts, conditions, and values. The probability of some loss is very high, but because of certain important and reasonably specific factors, the amount of loss cannot be exactly determined. Such pending factors could include merger or liquidation, additional capital injection, refinancing plans, or perfection of liens on additional collateral.

Loss: Loans in this classification are considered uncollectible and cannot be justified as a viable asset. This classification does not mean the loan has absolutely no recovery value, but that it is neither practical nor desirable to defer writing off this loan even though partial recovery may be obtained in the future.

The following table is a summary of the loan portfolio credit quality indicators by loan class at December 31, 2011 and 2010, which is the date on which the information was updated for each credit quality indicator:

Credit Quality Indicators (by class) As of December 31, 2011

	Wholly Owned First	Wholly Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$89,597	$8,173	$32,782	$-	$130,552
Watch	4,616	3,448	7,210	-	15,274
Substandard	3,237	3,883	4,089	1,006	12,215
Doubtful	8,091	1,155	3,633	-	12,879
Loss	-	-	-	-	-
Total	$105,541	$16,659	$47,714	$1,006	$170,920

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Credit Quality Indicators (by class)
As of December 31, 2010

	Wholly Owned First	Wholly Owned Junior	Participation First	Participation Junior	Total

Grade:
Pass	$98,774	$14,106	$47,586	$1,621	$162,087
Watch	4,883	3,411	-	-	8,294
Substandard	8,320	1,159	2,682	-	12,161
Doubtful	-	-	9,235	-	9,235
Loss	-	-	-	-	-
Total	$111,977	$18,676	$59,503	$1,621	$191,777

The following table sets forth certain information with respect to the Company’s loan portfolio delinquencies by loan class and amount at December 31, 2011 and 2010:

Age Analysis of Past Due Loans (by class)
As of December 31, 2011

							Recorded
			Greater				Investment
	30-59 Days	60-89 Days	Than	Total		Total	90 Days or more
	Past Due	Past Due	90 Days	Past Due	Current	Loans	and Accruing

Church loans:
Wholly Owned First	$6,537	$613	$7,522	$14,672	$90,869	$105,541	$-
Wholly Owned Junior	3,448	-	1,159	4,607	12,052	16,659	-
Participation First	-	-	3,633	3,633	44,081	47,714	-
Participation Junior	-	-	-	-	1,006	1,006	-

Total	$9,985	$613	$12,314	$22,912	$148,008	$170,920	$-

F-48

Age Analysis of Past Due Loans (by class)
As of December 31, 2010

							Recorded
			Greater				Investment
	30-59 Days	60-89 Days	Than	Total		Total	90 Days or more
	Past Due	Past Due	90 Days	Past Due	Current	Loans	and Accruing

Church loans:
Wholly Owned First	$7,105	$1,097	$4,132	$12,334	$99,642	$111,976	$-
Wholly Owned Junior	433	-	216	649	18,027	18,676	-
Participation First	5,315	-	9,235	14,550	44,953	59,503	-
Participation Junior	-	-	-	-	1,622	1,622	-

Total	$12,853	$1,097	$13,583	$27,533	$164,244	$191,777	$-

Non-Performing Loans

Non-performing loans include non-accrual loans, loans 90 days or more past due and still accruing, and restructured loans.  Non-accrual loans represent loans on which interest accruals have been discontinued.  Restructured loans are loans in which the borrower has been granted a concession on the interest rate or the original repayment terms due to financial distress. Non-performing loans are closely monitored on an ongoing basis as part of management’s loan review and work-out process.  The potential risk of loss on these loans is evaluated by comparing the loan balance to the fair value of any underlying collateral or the present value of projected future cash flows.

The Company had fifteen nonaccrual loans as of December 31, 2011, up from fourteen nonaccrual loans at December 31, 2010. In June 2011, the Company completed foreclosure proceedings on a loan participation interest it acquired from ECCU. Prior to this foreclosure sale, the Company had never foreclosed on or taken a charge-off on a mortgage loan investment it had acquired. Additionally, at December 31, 2011, there were four loans totaling $6.4 million that were subject to foreclosure proceedings. Management has established a reserve totaling $535 thousand for these four loans. As of December 31, 2011 the Company did not have any loans past due 90 days and still accruing.

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The following table is a summary of impaired loans by loan class at December 31, 2011.  The recorded investment in impaired loans reflects the balances in the financial statements, whereas the unpaid principal balance reflects the balances before partial charge-offs:

Impaired Loans (by class)
For the Year Ended December 31, 2011

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no related allowance recorded:
Church loans:
Wholly Owned First	$1,678	$1,685	$-	$1,691	$98
Wholly Owned Junior	-	434	-	-	-
Participation First	2,655	2,655	-	2,699	-
Participation Junior	-	-	-	-	-

With an allowance recorded:
Church loans:
Wholly Owned First	11,893	12,587	1,773	12,053	254
Wholly Owned Junior	4,511	4,603	1,111	4,520	146
Participation First	978	978	180	983	-
Participation Junior	-	-	-	-	-

Total:
Church loans	$21,715	$22,942	$3,064	$21,946	$498

Impaired Loans (by class)
For the Year Ended December 31, 2010

		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no related allowance recorded:
Church loans:
Wholly Owned First	$1,694	$1,701	$-	$1,694	$137
Wholly Owned Junior	-	-	-	-	-
Participation First	2,744	2,744	-	2,744	-
Participation Junior	-	-	-	-	-

With an allowance recorded:
Church loans:
Wholly Owned First	10,957	11,502	925	10,947	532
Wholly Owned Junior	4,534	4,569	383	4,465	267
Participation First	6,492	6,491	1,966	6,496	37
Participation Junior	-	-	-	-	-

Total:
Church loans	$26,421	$27,007	$3,274	$26,346	$973

F-50

A summary of nonaccrual loans by loan class at December 31, 2011 and 2010 is as follows:

Loans on Nonaccrual Status (by class)
As of December 31, 2011

Church loans:
Wholly Owned First	$14,272
Wholly Owned Junior	5,037
Participation First	3,633
Participation Junior	-

Total	$22,942

Loans on Nonaccrual Status (by class)
As of December 31, 2010

Church loans:
Wholly Owned First	$13,203
Wholly Owned Junior	4,569
Participation First	9,235
Participation Junior	-

Total	$27,007

A summary of troubled debt restructurings by loan class as of December 31, 2011 is as follows:

Troubled Debt Restructurings (by class)
As of December 31, 2011

		Pre-Modification	Post-Modification	Recorded
	Number of Loans	Outstanding Recorded Investment	Outstanding Recorded Investment	Investment At Period End

Church loans:
Wholly-Owned First	7	$11,295	$11,316	$11,078
Wholly-Owned Junior	4	4,512	4,540	4,511
Participation First	-	-	-	-
Participation Junior	-	-	-	-

Total	11	$15,807	$15,856	$15,589

F-51

For each of the 11 restructured loans, unpaid accrued interest at the time of the loan restructure was added to the principal balance.  The amount of interest added was also recorded as a loan discount, and so did not increase our net loan balance.  In addition, for each of the 11 restructured loans, the interest rate was temporarily decreased.  Each borrower involved in a troubled debt restructuring was experiencing financial difficulties at the time the loan restructured.

A summary of troubled debt restructurings that defaulted during the year ended December 31, 2011 is as follows:

Troubled Debt Restructurings Defaulted (by class)
For the year ended December 31, 2011

	Number of	Recorded
	Loans	Investment

Troubled debt restructurings that subsequently defaulted:
Church loans:
Wholly-Owned First	4	$7,194
Wholly-Owned Junior	3	4,293
Participation First	-	-
Participation Junior	-	-
Total:
Church loans	7	$11,487

No additional funds were committed to be advanced in connection with impaired loans, including restructured loans, as of December 31, 2011 or 2010.

Note 4.   Foreclosed Assets

Foreclosed assets consist of one property acquired during 2011 in satisfaction of a secured loan.  The property had a carrying value of $1.4 million at December 31, 2011, and no valuation allowance.  No expenses or charge-offs were recorded against the foreclosed property.  There were no foreclosed assets held at December 31, 2010.

Note 5.   Loan Participation Sales

During the year ended December 31, 2011, the Company sold participations in two church loans totaling $5.4 million.  The Company retained servicing responsibilities in these loans.  As a result, the Company recorded servicing assets totaling $146.9 thousand, which are being amortized using the interest method.  The amortization of servicing assets is recorded as an adjustment to interest income and totaled $9.4 thousand for the year ended December 31, 2011.  There were no servicing assets as of December 31, 2010.

F-52

A summary of servicing assets for the year ended December 31, 2011 and 2010 is as follows:

Servicing Assets For the years ended December 31,
	2011	2010
Balance, beginning of year	$--	$--
Additions:
Servicing obligations from sale of loan participations	147	--
Subtractions:
Amortization	9	--
Balance, end of year	$138	$--

For the year ended December 31, 2011, the Company recognized gains of $132.2 thousand on the sales of loan participations.  There were no gains on loan sales for the year ended December 31, 2010.

F-53

Note 6.    Premises and Equipment

Premises and equipment consist of the following at December 31:

	2011	2010

Furniture and office equipment	$317	$294
Computer system	221	221
Leasehold improvements	25	25

	563	540
Less accumulated depreciation and amortization	(260)	(140)

	$303	$400

Depreciation and amortization expense for the years ended December 31, 2011 and 2010 amounted to $119 thousand and $75 thousand, respectively.

Note 7.	Borrowings from Financial Institutions

Members United Facilities

On October 12, 2007, the Company entered into two note and security agreements with Members United. Members United is a federally chartered credit union located in Warrenville, Illinois, which provides financial services to member credit unions. One note and security agreement was for a secured $10 million revolving line of credit, which is referred to as the “$10 Million LOC,” and the other was for a secured $50 million revolving line of credit. The latter was amended on May 8, 2009 to allow the Company to borrow up to $100 million through the revolving line of credit. The Company refers to this as the “$100 Million CUSO Line.” Both credit facilities were secured by certain mortgage loans. The Company utilized the $10 Million LOC for short-term liquidity purposes and the $100 Million CUSO Line for mortgage loan investments.

On August 27, 2008, the Company borrowed the entire $10 million available on the $10 Million LOC at a rate of 3.47%. As a result of this financing, the $10 Million LOC was converted to a term loan with a maturity date of August 26, 2011. The loan bore interest payable monthly at a floating rate based on the one month LIBOR plus 100 basis points. As of December 31, 2010, the balance on the $10 Million LOC was $8.0 million. The remaining outstanding balance of this $10 million LOC was paid off on the maturity date and the facility was terminated.

As of December 31, 2010, the balance on the $100 Million CUSO Line was $87.3 million, and the weighted average interest rate on the Company’s borrowings under this facility was 4.32%.  Pursuant to the terms of the Company’s promissory note with Members United, once the loan was fully drawn, the total outstanding balance was termed out over a five year period with a 30 year amortization payment schedule.  In addition, the term loan interest rate was specified by Members United and was re-priced to a market fixed or variable rate determined at the time the loan is restructured.

Both credit facilities were recourse obligations secured by designated mortgage loans. The Company maintained collateral in the form of eligible mortgage loans, as defined in Member United line of credit agreements, of at least 111% of the outstanding balance on the lines, after the initial pledge of $5 million of mortgage loans. As of December 31, 2010, approximately $106.6 million of loans were pledged as collateral for the $100 Million CUSO Line and the $10 Million Members United term loan.

F-54

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union (“Lender”) entered into an $87.3 million credit facility refinancing transaction (the “MU Credit Facility”). The MU Credit Facility replaces the original $100 million CUSO Line entered into by and between the Company and Members United Corporate Federal Credit Union on May 7, 2008. Unless the principal amount of the indebtedness due is accelerated under the terms of the MU Credit Facility loan documents, the principal balance and any interest due on the MU Credit Facility will mature on October 31, 2018. Accrued interest is due and payable monthly in arrears on the MU Credit Facility on the first day of each month at the lesser of the maximum interest rate permitted by applicable law under the loan documents or 2.525%. The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the MU Credit Facility may not be re-borrowed. The balance of the MU Credit Facility was $86.9 million at December 31, 2011.

The MU Credit Facility includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the Lender with interim or annual financial statements and annual and periodic reports filed with the U.S. Securities and Exchange Commission and maintain a minimum collateralization ratio of at least 128%. If at any time the Company fails to maintain its required minimum collateralization ratio, it will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable it to meet its obligation to maintain a minimum collateralization ratio. As of December 31, 2011, the collateral securing the MU Credit Facility had an aggregate principal balance of $111.4 million, which satisfies the minimum collateralization ratio for this facility.

The MU Credit Facility also includes covenants which prevent the Company from renewing or extending a loan pledged as collateral under this facility unless certain conditions have been met and requiring the borrower to deliver current financial statements to the Company. Under the terms of the MU Credit Facility, the Company has established a lockbox maintained for the benefit of Lender that will receive all payments made by collateral obligors. The Company’s obligation to repay the outstanding balance on this facility may be accelerated upon the occurrence of an “Event of Default” as defined in the MU Credit Facility. Such Events of Default include, among others, failure to make timely payments due under the MU Credit Facility, or the Company's breach of any of its covenants.

WesCorp Facility

On November 30, 2009, the Company entered into a Loan and Security agreement with WesCorp.  WesCorp is a federally chartered credit union located in San Dimas, California.  The agreement provided for a secured $28 million term loan, referred to as the “WesCorp Facility.”

The WesCorp Facility carried a fixed interest rate of 3.95% per year.  Interest on the outstanding balance of the loan was payable on the last day of each month, along with a fixed principal payment of $116.7 thousand.  The balance of the principal, $24.7 million, was due in full when the Facility matures on March 30, 2012.  The Company had the option to prepay any or all of the principal balance at any point prior to the maturity date subject to a prepayment penalty.  The loan was secured by certain loans.  These loans totaled $56.7 million at December 31, 2011.  As of December 31, 2010 there was $26.5 million outstanding on the WesCorp Facility.

F-55

On March 20, 2009, the NCUA assumed control of WesCorp under a conservatorship proceeding initiated by the NCUA under regulations adopted under the Federal Credit Union Act.  Effective as of October 1, 2010, WesCorp was placed into liquidation by the NCUA.  Pursuant to a letter dated October 25, 2010, the Company advised that the WesCorp facility had been transferred to the AMAC, a facility established by the NCUA.  The transfer of the WesCorp Facility will not affect or change any of the terms and conditions of the loan agreement the Company entered into with WesCorp.

On November 4, 2011, the Company and the National Credit Union Administration Board As Liquidating Agent of Western Corporate Federal Credit Union (previously herein defined as “Lender”) entered into a $23.5 million credit facility refinancing transaction (the “WesCorp Credit Facility Extension”).  The WesCorp Credit Facility Extension amends, restates and replaces the WesCorp Facility entered into by and between the Company and Western Corporate Federal Credit Union on November 30, 2009.  Unless the principal amount due on the WesCorp Credit Facility Extension is accelerated under the terms of the loan documents evidencing such credit facility, the principal balance and any interest due on the facility will be payable in full on October 31, 2018.  Accrued interest on the WesCorp Credit Facility Extension is due monthly in arrears on the first day of each month at the lesser of the maximum rate permitted by applicable law under the loan documents or 2.525%.  The term loan may be repaid or retired without penalty, but any amounts repaid or prepaid under the WesCorp Credit Facility Extension may not be re-borrowed.  As of December 31, 2011, $23.4 million was outstanding on the WesCorp Credit Facility Extension.

The WesCorp Credit Facility Extension includes a number of borrower covenants, including affirmative covenants to maintain the collateral free of liens, to timely pay the amounts due on the facility, to provide the Lender with interim or annual financial statements and annual and periodic reports filed with the U.S. Securities and Exchange Commission and maintain a minimum collateralization ratio of at least 150%.  If at any time the Company fails to maintain its required minimum collateralization ratio, it will be required to deliver cash or qualifying mortgage loans in an amount sufficient to enable it to meet its obligation to maintain a minimum collateralization ratio.  As of December 31, 2011, the collateral securing the WesCorp Credit Facility Extension had an aggregate principal balance of $35.3 million, which satisfies the minimum collateralization ratio for this facility.

Both the MU Credit Facility and WesCorp Credit Facility Extension are secured by certain of the Company’s mortgage loans previously held as collateral under the $100 Million CUSO Line and the WesCorp Facility.

Outstanding balances of borrowings from financial institutions are summarized by lender at December 31 as follows:

Lender	2011	2010

Members United	$--	$95,325
WesCorp	--	26,484
NCUA	110,280	--
	$110,280	$121,809

Future principal paydowns of borrowings from financial institutions are as follows at December 31:

2012	$3,222
2013	3,320
2014	3,404
2015	3,491
2016	3,574
Thereafter	93,269
$110,280

F-56

Note 8.  Interest Rate Caps

Derivative instruments are generally either negotiated over-the-counter (OTC) contracts or standardized contracts executed on a recognized exchange. Negotiated OTC derivative contracts are generally entered into between two counterparties that negotiate specific agreement terms, including the underlying instrument, amount, exercise prices and maturity.

Risk Management Policies – Hedging Instruments

The primary focus of the asset/liability management program is to monitor the sensitivity of the Company’s net portfolio value and net income under varying interest rate scenarios to take steps to control the Company’s risks. The Company evaluates the effectiveness of entering into any derivative instrument agreement by measuring the cost of such an agreement in relation to the reduction in net portfolio value and net income volatility within an assumed range of interest rates.

The Company had stand-alone derivative financial instruments in the form of interest rate cap agreements, which derived their value from underlying interest rates. These transactions involved both credit and market risk. The notional amounts are amounts on which calculations, payments, and the value of the derivative are based. Notional amounts do not represent direct credit exposures. Direct credit exposure was limited to the net difference between the calculated amounts to be received and paid, if any. Such differences, which represented the fair value of the derivative instruments, were reflected on the Company’s consolidated balance sheet as other assets and other liabilities.

The Company was exposed to credit-related losses in the event of nonperformance by the counterparties to these agreements. The Company controlled the credit risk of its financial contracts through credit approvals, limits and monitoring procedures. No counterparties failed their obligations. The Company dealt only with primary dealers.

Interest Rate Risk Management – Cash Flow Hedging Instruments

The Company has used long-term variable rate debt and variable rate preferred units as sources of funds for use in its lending and investment activities and other general business purposes.  These debt obligations expose the Company to variability in interest payments due to changes in interest rates.  If interest rates increase, interest expense increases.  Conversely, if interest rates decrease, interest expense decreases.  To limit the variability of a portion of the Company’s interest payments, management hedged a portion of the Company’s variable rate interest payments.

One way to hedge exposure to variable interest rates is through the purchase of interest rate caps.  An interest rate cap is an option contract that protects the holder from increases in short-term interest rates by making a payment to such holder when an underlying interest rate (the "index" or "reference" interest rate) exceeds a specified strike rate (the "cap rate"). Similar to an interest rate swap, the notional amount on which the payment is made is never exchanged. Interest rate caps are purchased for a premium and typically have expirations between 1 and 7 years. With the purchase of an interest rate cap, payments are made to the holder on a monthly, quarterly or semiannual basis, with the period generally set equal to the maturity of the index interest rate.  In essence, the financial exposure to the holder of an interest rate cap is limited to the initial purchase price.  The objective of this type of instrument is to mitigate the exposure to rising interest rates by “capping” the rate (the strike price) for a specific period of time.

F-57

These agreements provided for the Company to receive payments at a variable rate determined by a specified index (one month London Inter-Bank Offered Rate (“LIBOR”)) when the index interest rate exceeds 1.50%. This rate was 0.26% at December 31, 2010.

At December 31, 2010, the fair value of interest rate caps was recorded in other assets.  Changes in the fair value of interest rate caps and preferred units designed as hedging instruments of the variability of cash flows associated with long-term debt and preferred units are reported in other comprehensive income (loss).  These amounts subsequently are reclassified against income available to common unit holders in the same period in which the related interest on the long-term debt affects earnings.  The interest rate caps outstanding at December 31, 2010 matured in June 2011.  There are no interest rate caps outstanding at December 31, 2011.

The Company reclassified $80.2 thousand of comprehensive income related to interest rate caps against retained earnings during the year ended December 31, 2011.

Note 9.	Commitments and Contingencies

Credit-Related Financial Instruments

The Company is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include unadvanced lines of credit, and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments. At December 31, 2011 and December 31, 2010, the following financial instruments were outstanding whose contract amounts represent credit risk:

	Contract Amount (in thousands)
	December 31, 2011	December 31, 2010
Undisbursed loans	$182	$143
Standby letter of credit	$--	$1,000

Undisbursed loans are commitments for possible future extensions of credit to existing customers. These loans are sometimes unsecured and may not necessarily be drawn upon to the total extent to which the Company is committed.  Commitments to extend credit are generally at variable rates.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers.

F-58

Note 10.	Notes Payable

The notes are unsecured and are payable to investors who have purchased the securities, including individuals, churches, and Christian ministries, many of whom are members of ECCU. Notes pay interest at stated spreads over an index rate that is adjusted every month. Interest can be reinvested or paid at the investor's option. The Company may repurchase all or a portion of notes at any time at its sole discretion, and may allow investors to redeem their notes prior to maturity at its sole discretion.

The Alpha Class Notes contain covenants pertaining to limitations on restricted payment, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness. The Alpha Class Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Loan and Standby Trust Agreement, of not less than $4.0 million. The Company is not permitted to issue any Alpha Class Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million. The Company’s other indebtedness, as defined in the Loan and Standby Trust Agreement, and subject to certain exceptions enumerated therein, may not exceed $10.0 million outstanding at any time while any Alpha Class Note is outstanding. The Company is in compliance with these covenants as of December 31, 2011. Effective April 18, 2008, the Company discontinued the sale of Alpha Class Notes.

The Class A Notes also contain restrictive covenants pertaining to paying dividends, making redemptions, acquiring, purchasing or making certain payments, requiring the maintenance of minimum tangible net worth, limitations on the issuance of additional notes and incurring of indebtedness. The Class A Notes require the Company to maintain a minimum tangible adjusted net worth, as defined in the Class A Notes Trust Indenture Agreement, of not less than $4.0 million. The Company is not permitted to issue any Class A Notes if, after giving effect to such issuance, the Alpha Class Notes then outstanding would have an aggregate unpaid balance exceeding $100.0 million. The Company’s other indebtedness, as defined in the Class A Notes Trust Indenture Agreement, and subject to certain exceptions enumerated therein, may not exceed $20.0 million outstanding at any time while any Class A Notes are outstanding. The Company was in compliance with these covenants as of December 31, 2011.

Historically, most of the Company’s unsecured notes have been renewed by investors upon maturity. Because the Company has discontinued its sale of Alpha Class Notes effective April 18, 2008, all holders of such notes that mature in the future may reinvest such sums by purchasing Class A Notes that have been registered with the Securities and Exchange Commission (see Note 10 below). For matured notes that are not renewed, the Company funds the redemption in part through proceeds from the repayment of loans, and issuing new notes payable.

In July 2001, the Company registered with the Securities and Exchange Commission (the SEC) the sale of $25.0 million of Alpha Class Notes issued pursuant to a Loan and Standby Trust Agreement authorizing the issuance of up to $50.0 million of such notes. In April 2003, the Company registered with the SEC the sale of an additional $25.0 million of Alpha Class Notes. In April 2005, the Company registered with the SEC the sale of up to $50.0 million of a new Alpha Class Notes issued pursuant to a Trust Indenture authorizing the issuance of up to $200.0 million of such notes. In May 2007, the Company registered with the SEC the sale of an additional $75.0 million of the new Alpha Class Notes. With the registration of its Class A Notes, the Company has discontinued the sale of the Alpha Class Notes effective as of April 18, 2008. At December 31, 2011 and December 31, 2010, $4.4 million and $5.6 million of Alpha Class Notes were outstanding, respectively.

F-59

In April 2008, the Company registered with the SEC $80.0 million of new Class A Notes in three series, including a Fixed Series, Flex Series and Variable Series. This is a "best efforts" offering and continued through April 30, 2010. The Company registered an additional $100.0 million of Class A notes on both June 3, 2010 and May 4, 2011. The offering includes three categories of notes, including a fixed interest note, a variable interest note, and a flex note, which allows borrowers to increase their interest rate once a year with certain limitations. The interest rates the Company pays on the Fixed Series Notes and the Flex Series Notes are determined by reference to the Swap Index, an index that is based upon a weekly average Swap rate reported by the Federal Reserve Board, and is in effect on the date they are issued, or in the case of the Flex Series Notes, on the date the interest rate is reset. These notes bear interest at the Swap Index plus a rate spread of 1.7% to 2.5% and have maturities ranging from 12 to 84 months. The interest rates the Company pays on the Variable Series Notes are determined by reference to the Variable Index in effect on the date the interest rate is set and bear interest at a rate of the Swap Index plus a rate spread of 1.50% to 1.80%. Effective as of January 5, 2009, the Variable Index is defined under the Class A Notes as the three month LIBOR rate. The Notes were issued under a Trust Indenture between the Company and U.S. Bank National Association (US Bank). The Notes are part of up to $200 million of Class A Notes the Company may issue pursuant to the US Bank Indenture. The Trust Indenture covering the Class A Notes contains covenants pertaining to a minimum fixed charge coverage ratio, maintenance of tangible net worth, limitation on issuance of additional notes and incurrence of indebtedness. At December 31, 2011 and 2010, $46.5 million and $44.7 million of these notes were outstanding, respectively.

A summary of notes payable at December 31 is as follows:
			Weighted Average Interest Rate at December 31,
	2011	2010	2011	2010

National Alpha Offering (Note 10)	$4,432	$5,617	5.73%	5.75%
Class A Offering (Note 10)	46,520	44,663	4.11%	4.03%
Special offering notes	7,902	8,991	4.56%	3.50%
Special Subordinated notes	6	2,631	5.45%	7.00%
International notes	$170	$201	4.77%	4.52%

	$59,030	$62,103

The following are maturities of notes payable for each of the next five years:

Year Ending December 31,

2012	$23,282
2013	10,428
2014	9,587
2015	8,321
2016	5,054
Thereafter	2,358

$59,030
F-60

Note 11.	Preferred and Common Units Under LLC Structure

On December 31, 2008, the Company’s Class I Preferred Stock and Class II Preferred Stock were converted into Series A Preferred Units. The Series A Preferred Units are entitled to a cumulative Preferred Return, payable quarterly in arrears, equal to the liquidation preference times a dividend rate of 190 basis points over the 1-year LIBOR rate in effect on the last day of the calendar month in which the Preferred Return is paid. In addition, the Series A Preferred Units are entitled to an annual Preferred Distribution, payable in arrears, equal to 10% of the Company’s profits, after subtracting from profits the Preferred Return.

The Series A Preferred Units have a liquidation preference of $100 per unit; have no voting rights; and are subject to redemption in whole or in part at the Company’s election on December 31 of any year, for an amount equal to the liquidation preference of each unit, plus any accrued and unpaid Preferred Return and Preferred Distribution on such units. The Preferred Units have priority as to earnings and distributions over the Common Units. The resale of the Company’s Preferred Units and Common Units are subject to the Company’s first right of refusal to purchase units proposed to be transferred. Upon the Company’s failure to pay a Preferred Return for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers.

On December 31, 2008, the Company’s Common Stock was converted into the Class A Common Units. The Class A Common Units have voting rights.

Note 12.         Comprehensive Income (Loss)

Comprehensive income (loss) consists of net income (loss) and other comprehensive income or loss.  The components of other comprehensive income (loss) are shown below for the years ended December 31.  No tax effect is recognized since the Company is not a tax-paying entity.

	2011	2010

Change in fair value of derivatives used for cash flow hedges
Interest rate caps	$--	$(73)
Reclassification of comprehensive income related to interest rate caps	$80	$65

	$80	$(8)

Note 13.	Retirement Plans

401(k)

Employees who are at least 21 years of age are eligible to participate in the Insperity 401(k) plan upon the hire date. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 60% of salary, subject to certain limits based on Federal tax law. The plan has a matching program, the percent of which is annually determined by the managers. Matching contributions for the plan years ended December 31, 2011 and 2010 were $45.1 and $35.8 thousand, respectively.

F-61

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The amount annually contributed on behalf of each qualified employee is determined by the managers, and is calculated as a percentage of the eligible employee's annual earnings. There were no contributions to the profit sharing plan for the years ended December 31, 2011 and 2010.

Note 14.	Fair Value

Fair Value of Financial Instruments

The carrying amounts and estimated fair values of financial instruments at December 31 are as follows:

	2011		2010
	Carrying	Estimated	Carrying	Estimated
	Amount	Fair Value	Amount	Fair Value
Financial Assets:
Cash	$11,167	$11,167	$7,078	$7,078
Loans	165,355	168,383	187,005	189,072
Other financial assets	863	863	742	742

Financial Liabilities:
Notes payable	59,030	60,883	62,103	63,580
Borrowings from financial
institutions	110,280	111,371	121,809	121,054
Other financial liabilities	104	104	435	435

Management uses judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at December 31, 2011 and 2010.

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash – The carrying amounts reported in the consolidated balance sheets approximate fair value for cash.

Loans – Fair value is estimated by discounting the future cash flows using the current average rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

Notes Payable – The fair value of fixed maturity notes is estimated by discounting the future cash flows using the rates currently offered for notes payable of similar remaining maturities.

Borrowings from Financial Institutions – The fair values of borrowings from financial institutions are estimated using discounted cash flow analyses based on current incremental borrowing rates for similar types of borrowing arrangements.

Derivative Financial Instruments – The fair values for interest rate swap agreements and interest rate caps are based upon the amounts required to settle the contracts.

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Off-Balance Sheet Instruments – The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing. The fair value of loan commitments is insignificant at December 31, 2011 and 2010.

Fair Value Measurements Using Fair Value Hierarchy

The following section describes the valuation methodologies used for assets measured at fair value as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair value hierarchy for valuation gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in inactive markets, inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.), or inputs that are derived principally from or corroborated by observable market data by correlation or by other means.

•	Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The following section describes the valuation methodologies used for assets measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Fair Value Measured on a Nonrecurring Basis

Certain assets are measured at fair value on a nonrecurring basis; that is, the assets are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents such assets carried on the balance sheet by caption and by level within the valuation hierarchy:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Assets at December 31, 2011:
Impaired loans (net of allowance and discount)	$-	$-	$18,652	$18,652
Foreclosed assets	-	-	1,374	1,374
	$-	$-	$20,026	$20,026

Assets at December 31, 2010:
Impaired loans (net of allowance and discount)	$-	$10,569	$12,577	$23,146
Foreclosed assets	-	-	-	-
	$-	$10,569	$12,577	$23,146

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Impaired Loans

Collateral-dependent impaired loans are carried at the fair value of the collateral less estimated costs to sell. The fair value of collateral is determined based on appraisals. In some cases, adjustments were made to the appraised values for various factors including age of the appraisal, age of comparables included in the appraisal, and known changes in the market and in the collateral. When significant adjustments were based on unobservable inputs, the resulting fair value measurement has been categorized as a Level 3 measurement. Otherwise, collateral-dependent impaired loans are categorized under Level 2.  Because of the uncertain market, fair value for collateral-dependent loans based on appraisals more than 30 days old were deemed to involve significant adjustments based on unobservable inputs.

Impaired loans that are not collateral dependent are carried at the present value of expected future cash flows discounted at the loan’s effective interest rate. Troubled debt restructurings are also carried at the present value of expected future cash flows. However, expected cash flows for troubled debt restructurings are discounted using the loan’s original effective interest rate rather than the modified interest rate. Since fair value of these loans is based on management’s projection of future cash flows, the fair value measurements are categorized as Level 3 measurements.

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Note 15. Condensed Financial Statements of Parent Company

Financial information pertaining only to the parent company, Ministry Partners Investment Company, LLC, is as follows:

Balance Sheets	December 31,
	2011	2010
Assets
Cash	$11,035	$6,774
Loans, net of allowance for loan losses	165,355	187,005
Accrued interest receivable	725	742
Property and equipment, net	303	400
Investment in subsidiaries	(179)	177
Due from subsidiaries	297	128
Debt issuance costs	104	279
Foreclosed assets	1,374	--
Other assets	253	241

Total assets	$179,267	$195,746

	December 31,
	2011	2010
Liabilities and equity
Borrowings from financial institutions	$110,280	$121,809
Notes payable	59,030	62,103
Accrued interest payable	15	355
Other liabilities	464	617

Total liabilities	169,789	184,884

Equity	9,478	10,862

Total liabilities and equity	$179,267	$195,746

Statements of Income	Years Ended December 31,
	2011	2010
Income:
Interest income	$11,077	$12,036
Other income	199	8

Total income	11,276	12,044

Interest expense:
Interest on lines of credit	4,560	5,370
Interest on notes payable	2,597	2,836

Total interest expense	7,157	8,206

Provision for loan losses	1,487	2,377

Other operating expenses	3,306	2,988
Loss before provision for income taxes	(674)	(1,527)

Provision for income taxes and state fees	15	15

	(689)	(1,542)

Equity in undistributed net loss of subsidiaries	(355)	(74)

Net loss	$(1,044)	$(1,616)

F-65

Statements of Cash Flows	Years Ended December 31,
	2011	2010
Cash Flows from Operating Activities
Net loss	$(1,044)	$(1,616)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Equity in undistributed net loss of subsidiaries	355	74
Depreciation	119	75
Provision for loan losses	1,487	2,377
Amortization of deferred loan fees	(158)	(110)
Amortization of debt issuance costs	352	197
Accretion of allowance for loan losses on
restructured loans	(77)	(64)
Accretion of loan discount	(17)	(27)
Net change in:
Gain on sale of loans	(132)	--
Accrued interest receivable	18	214
Other assets	(108)	(53)
Other liabilities and accrued interest payable	(556)	46

Net cash provided by operating activities	239	1,113

Cash Flows from Investing Activities
Loan purchases	(1,955)	(925)
Loan originations	(4,273)	(7,364)
Loan sales	9,698	375
Loan principal collections, net	15,716	15,591
Purchase of property and equipment	(23)	(228)

Net cash provided by investing activities	19,163	7,449

Cash Flows from Financing Activities
Net change in borrowings from financial institutions	(11,529)	(3,950)
Net change in notes payable	(3,073)	(7,424)
Debt issuance costs	(178)	(57)
Dividends paid on preferred units	(316)	(337)
Purchase of preferred units	(45)	--

Net cash used in financing activities	(15,141)	(11,768)

Net increase (decrease) in cash	4,261	(3,206)

Cash at beginning of year	6,774	9,980

Cash at end of year	$11,035	$6,774

F-66

Supplemental Disclosures of Cash Flow Information

Interest paid	$7,311	$7,993
Income taxes paid	15	3
Non-cash activities:
Change in value of market cap	—	73
Transfer of loans to foreclosed assets	1,374	—

F-67

EXHIBIT A

CLASS A NOTES

TRUST INDENTURE

THIS TRUST INDENTURE, dated as of April 18, 2008, is entered into by Ministry Partners Investment Corporation, a California corporation, the “Company”, and U.S. Bank National Association, the “Trustee”, pursuant to the terms hereof.

WHEREAS, the Company desires to issue up to an aggregate of $200,000,000 of the Notes to investors; and

WHEREAS, the Company desires to enter into this Indenture Agreement with the Trustee whereby the Company hereby appoints Trustee, and Trustee agrees to act as, Trustee for the Holders under the Notes;

NOW, THEREFORE, each of the Company and the Trustee agrees as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein, whether or not capitalized, and not otherwise defined in this section have the meaning assigned to them in the Prospectus and include the plural as well as the singular. Any term not otherwise defined herein have the meanings assigned to them in the Prospectus.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities and Exchange Act of 1934.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“Adjusted Net Worth” means the sum of (i) the consolidated equity of the common stockholders of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity’s most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of any Subordinated Loan, whether or not then funded.  For purposes of computing Adjusted Net Worth, any Subordinated Loan included in Adjusted Net Worth as provided in the foregoing that is from an Affiliate shall be treated as a transaction with an unaffiliated third-party under GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” “controlling” and “controlled,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Alpha Class Notes” means any Alpha Class Note issued by the Company pursuant to that certain Alpha Class Notes Loan and Standby Trust Agreement dated May 14, 2001, or the Alpha Class Loan and Trust Agreement dated April 20, 2005, as supplemented.

 “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

“Capital Stock” means any class or series of equity security, including but not limited to, in the case of the Company, its common stock and Fixed Series Preferred Stock.

“Cash Flow” means with respect to any period, Consolidated Net income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent such provisions for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the Subordinated Loan and any other Indebtedness which is subordinated to the Notes, plus (f) the unused amount of any Subordinated Loan available to the Company on the date the determination of Cash Flow is made.

A-1

“Category” means a subseries of a Class A Note as so designated by the Company.

“Class A Notes” means the up to $200 million in aggregate Principal Amount of the Class A Notes which the Company issues to the Holders on or after the Effective Date under this Indenture. The Class A Notes may be issued in one or more series or subseries as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Fixed Series, Flex Series and Variable Series as defined in this Indenture.

“Default” means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

“ECCU” means the Evangelical Christian Credit Union, 955 West Imperial Highway, Brea, California, 92821.

“Effective Date” means April 18, 2008.

“Events of Default” means those Events of Default defined under “Events of Default” herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

“Fixed Charge Coverage Ratio” means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than any Subordinated Loan) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

 “Fixed Charges” means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated in right of payment to amounts due and payable with respect to the Class A Notes.

“Fixed Series Note” means any Note designated as a Fixed Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Fixed Series Notes may be issued in one or more of the following Categories.

“Fixed 1” Notes which require an initial investment of at least $1,000 but less than $5,000;

“Fixed 5” Notes which require an initial investment of at least $5,000 but less than $10,000.

“Fixed 10” Notes which require an initial investment of at least $10,000 but less than $25,000.

“Fixed 25” Notes which require an initial investment of at least $25,000 but less than $50,000.

“Fixed 50” Notes which require an initial investment of at least $50,000 but less than $100,000.

“Fixed 100” Notes which require an initial investment of at least $100,000.

A-2

Each Category of Fixed Note shall pay interest at the rate designated for its respective Category designated on the Rate Schedule effective on the date the Fixed Series Note is issued. The Fixed Series Notes shall have a term (“maturity”) of not less than twelve (12) months nor more than sixty (60) months.

“Flex Series Note” means any Note designated as a Flex Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Flex Series Notes may be issued in one or more of the following Categories:

“Flex 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Flex 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Flex 100 Notes” which require an initial investment of at least $100,000, but less than $250,000.

“Flex 250 Notes” which require an initial investment of at least $250,000.

Each Category of Flex Note shall pay interest at the rate for the respective Category designated by the Company on the Rate Schedule effective on the date the Flex Note is issued. The Holder of the Flex Note may elect to reset the interest rate on the Flex Note once during each 12-month period next following the date of issuance to the then current Flex Note interest rate for that Category. All Flex Notes shall have a Maturity Date of eighty-four (84) months from the Issuance Date and may withdraw up to ten percent (10%) of the principal at any time or from time to time without penalty or reduction during any 12-month period following the first anniversary date of the Issuance Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Holder” means the Person or Persons in whose name a Class A Note is registered on the books and records of the Company as a holder of Class A Notes.

“Indebtedness” means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

“Indenture” means this Agreement as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof.

“Issuance Date” means the date the Note is first issued on the Company’s books and records.

“Majority in Interest” means, as of the date of determination, a majority of the unpaid principal amount of all Outstanding Notes plus all unpaid interest due thereon (as reflected on the books and records of the Company).  In determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

“Maturity Date” means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective Class A Note. The Maturity Date of the Fixed Series Notes may be six (6), twelve (12), twenty-four (24), thirty (30) or sixty (60) months from the Issuance Date. The Maturity Date of the Flex Series Notes is eighty-four (84) months from the Issuance Date. The Maturity Date of the Variable Series Notes shall have a Maturity Date of seventy-two (72) months from the Issuance Date.

A-3

“Net Income” means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

“Net Tangible Assets” means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates, including ECCU, shall be treated as if the transactions had been entered into with an unaffiliated third-party except to the extent GAAP would require any different treatment.

“Holder Representative” means the person who may be designated by a Majority in Interest of the Holders to act on behalf of the Holders as provided in Section 10.02.

“Notes” means the Class A Notes.

“Other Indebtedness” means any Indebtedness of the Company outstanding, except any balance owing on the Alpha Class Notes or the Class A Notes, including any extension, refinancing, refunding, renewal, substitution or replacement of any such Notes, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the principal amount of the Note being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

“Outstanding Notes” when used with respect to Class A Notes means, as of the date of determination, all Class A Notes theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means, for the purposes of determining the amount of the Class A Notes issued or at any time outstanding, the unpaid aggregate advances to principal of the Class A Notes made by the holders thereof, whether upon issuance or subsequent thereto, except “Principal Amount” shall not include any unpaid interest, penalties or other charges added to principal of the Notes under the terms of the Class A Notes or otherwise.

“Prospectus” means, at any time determined, the final Prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Notes, as it may be amended or supplemented.

“Rate Schedule” means the schedule of interest rates payable on the Class A Notes as the Company may from time to time designate.

“Responsible Officer” means in the case of the Trustee, any officer within the Trustee’s Corporate Trust Department (or successor group) or in the case of the Company or any non-individual Holder Representative, the Chief Executive Officer, President, Vice President, Chief Financial Officer or Secretary.

“SEC” means the U.S. Securities and Exchange Commission.

“Subordinated Loan” means any loan, credit line or other credit facility, whether or not then funded, to the extent the Company’s obligation to repay such loan, credit line or other credit facility is expressly subordinated in right to payment on a current basis to the Class A Notes.

“Subsidiary” means any corporation, limited liability company or partnership over which the Company may exercise majority control.

  “Tangible Adjusted Net Worth” means the Adjusted Net Worth of the Company less the Company’s intangible assets, if any.

A-4

“Trustee” means U.S. Bank National Association or a successor Trustee approved pursuant to the applicable provisions of this Indenture.

“Variable Series Note” means any Note designated as a Variable Series Note and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Variable Series Notes may be issued in one or more of the following Categories:

“Variable 10 Notes” which require an initial investment of at least $10,000, but less than $25,000.

“Variable 25 Notes” which require an initial investment of at least $25,000, but less than $50,000.

“Variable 50 Notes” which require an initial investment of at least $50,000, but less than $100,000.

“Variable 100 Notes” which require an initial investment of at least $100,000.

Each Category of Variable Note shall pay interest at the variable rate designated by the Company for the respective Category designated on the Rate Schedule effective on the date of issuance of the Note and shall have term or maturity of seventy-two (72) months from the date of issuance.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

Section 2.01. Limitation on Restricted Payment.  While any Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company’s capital stock or the capital stock of any subsidiary (other than dividends or distributions payable (a) in capital stock of the Company or the capital stock of the subsidiary or (b) to the Company or any subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any capital stock of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the Class A Notes (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”) unless, at the time of such Restricted Payment:

(a)    no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)    such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

(i)    50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company’s most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus

(ii)    100% of the aggregate net cash proceeds received by the Company from the issue or sale of capital stock of the Company (other than capital stock sold to a subsidiary of the Company), debt securities or capital stock convertible into capital stock of the Company upon such conversion, or any funds advanced or loaned to the Company pursuant to any Subordinated Loan; plus

(iii)    100% of the cash, if any, contributed to the capital of the Company, as additional paid in capital by any stockholder of the Company.

(c)    The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

(i)    the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

A-5

(ii)    the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Alpha Class Notes; or

(iii)    (a) the redemption, repurchase, retirement or other acquisition of any capital stock of the Company, (b) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (c) the making of any investment in the Company or any subsidiary of the Company in each case of (a), (b) and (c) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, capital stock of the Company.

Section 2.02. Limitation on Outstanding Class A Notes.  The Company shall not issue any Class A Note if, after giving effect to such issuance, the unpaid Principal Amount of the Class A Notes outstanding at any time would have an aggregate unpaid balance exceeding $100,000,000.

Section 2.03. Limitation on Incurrence of Indebtedness. While any Class A Note is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company’s most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Provided, however, that notwithstanding the foregoing, the Company may incur Indebtedness that constitutes one or more of the following: (i) is evidenced by a Note issued pursuant to this Indenture; (ii) any Alpha Class Note or any Indebtedness which was existing on the last day of the calendar quarter last ending before the Effective Date, as such Indebtedness may be later renewed, extended or modified; (iii) is incurred in the Company’s ordinary course of business for the funding of its mortgage loan investments, including, but not limited to warehouse lines of credit and gestation or repurchase credit facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by the Company in its ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of twenty million dollars ($20,000,000) outstanding immediately after the Indebtedness is incurred.

Section 2.04. Merger, Consolidation or Sale of Assets. While any Class A Note is outstanding, the Company shall not consolidate or merge with or into any other person or entity (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company’s mortgage banking operations) in one or more related transactions to, another corporation, person or entity, unless, immediately after such transaction no Default or Event of Default exists, and either: (i) the Company is the entity surviving such transaction, or (ii) if the entity surviving such transaction is not the Company, such entity assumes, by contract or operation of law, the Company’s obligations under the Class A Notes and under this Agreement.

Section 2.05. Maintenance of Tangible Adjusted Net Worth.  In the event that, while any Class A Note is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company’s Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the “Minimum Tangible Adjusted Net Worth”), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

Section 2.06. Payment of Trustee’s Compensation and Expenses. The Company shall pay the Trustee’s compensation and expenses provided for in Section 3.08, and the Trustee shall look only to the Company for such payment except as the Holders may from time to time otherwise agree.

Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or 15(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 314(a) of the 1939 Act.

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Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Notes, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Notes.

Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Class A Notes and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Notes as the Trustee may reasonably request and which is in the Company’s possession.

ARTICLE III

TRUSTEE

Section 3.01. Appointment of Trustee; Acceptance.  The Company hereby appoints U.S. Bank National Association as Trustee hereunder. The Trustee shall signify its acceptance of the duties and obligations imposed upon it by this Indenture, by executing this Indenture.

Section 3.02. Certain Duties and Responsibilities of Trustee.

(a)    The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b)    If an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and subject to subsection (c)(iii), use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, in each case, as finally adjudicated by a court of law, except that

(i)    this subsection shall not be construed to limit the effect of subsection (a);

(ii)    the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Holder Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it in its sole discretion.

(d)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 3.02.

(e)    The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates of the Company’s officers and/or opinions of the Company’s legal counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(f)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

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(g)    The rights of the Trustee and limitations of liability enumerated herein and in Section 3.04 shall extend to actions taken or omitted in its role as assignee of the Company under any other documents or instruments relating to or arising from or as a result of this Indenture (“Note Documents”).

Section 3.03. Notice of Defaults.  Upon the occurrence of any Event of Default hereunder and provided that a Responsible Officer of the Trustee is aware of or has received notice of the existence of such Event of Default, promptly with respect to the Company and the Holder Representative, and within 30 days with respect to any other Holder, the Trustee shall transmit by mail to the Company and the Holder Representative, and to the Holders, notice of such Event of Default known to the Trustee pursuant to Section 3.03, unless such Event of Default shall have been cured or waived.

Section 3.04. Certain Rights of Trustee.  Except as otherwise provided in Section 3.01:

(a)    the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    any request or direction of the Company mentioned herein shall be sufficiently evidenced by a certificate or order executed by a Responsible Officer;

(c)    whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate of the Company;

(d)    the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holder Representative pursuant to this Indenture, unless the Holder Representative shall have offered to the Trustee in writing security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this subparagraph (d) shall be construed to require such security or indemnity for the performance by the Trustee of its obligations under this Indenture;

(e)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney after reasonable notice and during normal business hours;

(f)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and pay reasonable compensation thereto and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Trustee may act, or refrain from acting, upon the advise of counsel of its choice concerning all matters of the trusts hereof and the Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken in reliance upon said advice; and

(g)    the Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default except for Events of Default specified in Section 4.01, unless a Responsible Officer of the Trustee shall be specifically notified by a notice of such Default or Event of Default by the Company, the Holder Representative, or by any Holder, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered in writing to a Responsible Officer of the Trustee at the Office of the Trustee, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default or Event of Default as aforesaid.

Section 3.05. Not Responsible for Recitals.  The recitals contained herein and in the Notes, except the certificate of authentication on the Notes, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Notes, or as to any security which may be afforded thereby, or as to the validity or sufficiency of this Indenture or of the Notes.

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Section 3.06. May Hold Notes.  The Trustee in its individual or any other capacity may become the Owner or pledgee of the Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

Section 3.07. Money Held in Trust.  Any money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly provided in this Indenture.

Section 3.08. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

(a)    To pay the compensation set forth in Exhibit A hereto;

(b)    To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee’s gross negligence or bad faith;

(c)    To indemnify the Trustee for, and to hold it harmless against any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligations of the Company hereunder shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

Section 3.09. Trustee Required; Eligibility.  Any successor Trustee shall at all times be a trust company, a state banking corporation or a national banking association with the authority to exercise trust powers in the State and (a) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; or (b) be a wholly-owned subsidiary of a bank holding company, or a wholly-owned subsidiary of a company that is a wholly-owned subsidiary of a bank holding company, having a combined capital surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, or having at least $50,000,000 of trust assets under management and have a combined capital surplus of at least $2,000,000 as set forth in its most recent published annual report of condition; or (c) is otherwise acceptable to the Holder Representative in its sole and absolute discretion.

Section 3.10. Resignation and Removal; Appointment of Successor.

(a)    No resignation or removal of the Trustee hereunder and no appointment of a successor Trustee pursuant to this Article III shall become effective until the written acceptance by the successor Trustee of such appointment.

(b)    The Trustee may resign at any time by giving 30 days’ notice thereof to the Company and the Holder Representative. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)    The Company or the Holder Representative may remove the Trustee at any time with 30 days’ notice delivered to the Trustee, the Company, and the Holder Representative.

(d)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Holder Representative shall promptly appoint a successor Trustee. If, within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, no successor Trustee shall have been appointed by the Holder Representative and accepted appointment in the manner hereinafter provided, any Holder or retiring Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)    The retiring Trustee shall cause notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to be mailed by first-class mail, postage prepaid, to the Holders. Each notice shall include the name of the successor Trustee and the address of the successor Trustee.

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Section 3.11. Acceptance of Appointment by Successor.

(a)    Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; notwithstanding the foregoing, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)    No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article III, to the extent operative.

Section 3.12. Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article III, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 3.13. Requirements for Holder Consent and Instruction to the Trustee.

(a)    Notwithstanding anything to the contrary contained in this Indenture, except for any provision of Article IX regarding the consent or approval of all Holders to any supplement or amendment to this Indenture, the Notes, or to any of the other documents relating to the Notes, the following provisions shall govern and control with respect to any consents, determinations, elections, approvals, waivers, acceptances, satisfactions or expression of opinion of or the taking of any discretionary act or the giving of any instructions or the taking of actions by the Holder Representative or the Holders under this Indenture.

(b)    The Company and the Trustee acknowledge that the Holders by a Majority in Interest may designate a successor Holder Representative. Except as otherwise provided in this Indenture, the Holder Representative shall have the authority to bind the Holders for all purposes under this Indenture and under any Note Documents, including, without limitation, for purposes of exercising the rights of the Holder Representative under Section 9.05. The Trustee shall be entitled to rely upon the acts of any such Holder Representative as binding upon the Holder Representative and the Holders.

(c)    Until the Trustee receives notice signed by the Holder Representative that a new Holder Representative has been appointed by a Majority in Interest of the Holders, the Holder Representative shall continue to act in such capacity and the Trustee shall continue to rely on the actions of such Holder Representative for all purposes under this Indenture.

Section 3.14. Appointment of Co-Trustee.

(a)    It is the purpose of this Indenture that there shall be no violation of any laws of any jurisdiction (including particularly the laws of the State) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of litigation as a result of any Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee, in trust, as herein provided, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 3.14 are adopted to these ends.

(b)    The Trustee is hereby authorized to appoint an additional individual or institution as a separate or co-trustee hereunder, upon notice to the Company and with the consent of the Company and the Holder Representative, but without the necessity of further authorization or consent, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

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(c)    Should any instrument in writing from the Company be required by the separate trustee or co-trustee appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request of the Trustee, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

Section 3.15. Loan Servicing.  The Company and the Trustee acknowledge that the Company shall service the Notes directly but may, in its discretion, appoint a Paying Agent as provided in Section 8.04.

Section 3.16. No Recourse Against Officers or Employees of Trustee.  No recourse with respect to any claim related to any obligation, duty or agreement contained in this Indenture or any Note Document shall be had against any officer, shareholder, director or employee, as such, of the Trustee, it being expressly understood that the obligations, duties and agreements of the Trustee contained in this Indenture and any Note Documents are solely corporate in nature.

Section 3.17. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Notes (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

Section 3.18. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.03, or a suit by Holders of more than 10% in principal amount of the Notes.

Section 3.19. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act.  A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

Section 3.20. Rights to Settle or Compromise. Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

Section 3.21. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

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Section 3.22. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)    a statement that the person making such certificate or opinion has read such covenant or condition;

(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)    a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Notes:

(a)    default for thirty (30) days in the payment when due of interest or penalty on any Note;

(b)    default for thirty (30) days in the payment when due of principal of any Note;

(c)    if not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Notes or set forth under Article II hereof required to be performed by it;

(d)    if not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default

(i)    is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a “Payment Default”) or

(ii)   results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the principal amount of any such Other Indebtedness, together with the principal amount of any other such Other Indebtedness under which there has been a Payment default or the maturity of which has been so accelerated, aggregates $250,000 or more;

(e)    the Company fails to comply with any of its other agreements in the Notes or this Indenture and the Default continues;

(f)    the Company pursuant to or within the meaning of any Bankruptcy Law:

(i)       commences a voluntary case,

(ii)      consents to the entry of an order for relief against it in an involuntary case,

(iii)     consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)      makes a general assignment for the benefit of its creditors; or

(g)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)       is for relief against the Company in an involuntary case,

(ii)     appoints a Custodian of the Company or for all or substantially all of its property, or

(iii)    orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for 60 days.

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Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable.  Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Note. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereof.

Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)    the Holder gives to the Trustee notice of a continuing Event of Default;

(b)    the Holders of at least a Majority in Interest in principal amount of the Notes make a request to the Trustee to pursue the remedy;

(c)    such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e)    during such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

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(a)    To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)    To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder.

Section 4.08. Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Notes, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

(a)    First: To the payment of all unpaid amounts due to the Trustee hereunder;

(b)    Second: To the payment of the whole amount then due and unpaid on the Outstanding Notes, for principal and interest and any penalties which may be due under the terms of the Notes, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Notes, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

(c)    Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 ½%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Class A Notes until the date it actually is mailed, deposited or credited.

Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Indenture, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Indenture, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

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Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Notes, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS INDENTURE, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

(a)    Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)    The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)    Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and provided security therefor reasonably acceptable to the Trustee;

(d)    The Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)    No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

It being understood and intended that no one or more Holders of the Notes shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Indenture to affect, disturb or prejudice the rights created under this Indenture or the rights of any other Holders of the Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Notes, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Indenture.

ARTICLE VI

NOTEHOLDER LISTS, REPORTS BY THE

TRUSTEE AND THE COMPANY

Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the “reporting date”), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act.  The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

SECTION VII

SATISFACTION OF NOTES

Section 7.01. Payment of Notes, Satisfaction and Discharge of Indenture. Whenever the Company has paid or caused to be paid all amounts then currently due and payable pursuant to the terms of the Notes then this Indenture and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Notes herein or therein provided for and except as otherwise stated in the next paragraph) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Indenture.

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ARTICLE VIII

THE NOTES

Section 8.01. Form and Dating. The Notes shall be substantially in the forms included in Exhibit A, which is part of this Indenture.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Notes.

(a)    A Note shall not be valid until authenticated by the manual signature of the Company. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(b)    At least one Officer shall sign the Notes for the Company by manual or facsimile signature.

(c)    If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and/or an office or agency where Notes may be presented for payment (“Paying Agent”). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Notes. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.

Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Notes. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

Section 8.06. Transfer and Exchange. Where Notes are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Notes at the Registrar’s request. The Company may charge a reasonable fee for any registration of transfer or exchange.

Section 8.07. Replacement Notes. If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Note if the Company’s requirements are met. If required by the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Section 8.08. Outstanding Notes. The Notes outstanding at any time are all the authenticated Notes except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Note is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If Notes are considered paid under Section 7.01, they cease to be outstanding and interest on them ceases to accrue.

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Section 8.09. Treasury Notes. A Note does not cease to be outstanding because the Company or an Affiliate holds the Note. However, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.

Section 8.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Notes as the Company determines. The Company may not issue new Notes to replace Notes that it has paid or delivered for cancellation.

Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Holders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS;

AMENDMENT OF ANY NOTE DOCUMENTS

Section 9.01. Supplemental Trust Agreements without Holders’ Consent.  The Company and the Trustee from time to time may enter into a Supplemental Agreement, without the consent of any Holders, but with the consent of the Holder Representative, as are necessary or desirable to:

(a)    cure any ambiguity or formal defect or omission or correct or supplement any provision herein that may be inconsistent with any other provision herein;

(b)    grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)    amend any of the provisions of this Indenture to the extent required to maintain the exclusion of interest on the Notes from gross income for federal income tax purposes;

(d)    add to the covenants and agreements of the Company in this Indenture other covenants and agreements thereafter to be observed by the Company or to surrender any right or power herein reserved to or conferred upon the Company;

(e)    make any change herein which may be required by any Rating Agency in order to obtain a rating by such Rating Agency on the Notes;

(f)    amend, alter, modify or supplement this Indenture in a manner necessary or desirable in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)    make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders. The Trustee will provide the Holder Representative with at least ten Business Days’ notice of any proposed Supplemental Agreement. Immediately after the execution of any Supplemental Agreement for any of the purposes of this Section 9.01, the Trustee shall cause a notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. A failure on the part of the Trustee to mail the notice required by this Section 9.01 shall not affect the validity of such Supplemental Agreement.

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Section 9.02. Supplemental Trust Agreements with Holders’ Consent.

(a)    Except as otherwise provided in Section 9.01, subject to the terms and provisions contained in this Section 9.02 and Section 9.03, the Holder Representative shall have the right, anything contained in this Indenture to the contrary notwithstanding, to consent to and approve the execution by the Company and the Trustee, of each Supplemental Agreement as shall be deemed necessary or desirable by the Company or the Holder Representative for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Agreement; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent of the Holders of all of the Notes affected by such Supplemental Agreement, (i) an extension in the payment with respect to any Note issued hereunder, or (ii) a reduction in any payment payable under or with respect to any Note, or the rate of interest on any Note, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Note over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to such Supplemental Agreement or to any amendment, change or modification to this Indenture as provided in this Article IX, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with any Note issued hereunder. Nothing herein contained, however, shall be construed as making necessary the approval of Holders (other than the Holder Representative) of the execution of any Supplemental Agreement authorized in Section 9.01.

(b)    If at any time the Company shall request the Trustee to enter into a Supplemental Agreement for any of the purposes of this Section 9.02, the Trustee, at the expense of the Company, shall cause notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.02, and any such failure shall not affect the validity of such Supplemental Agreement when consented to and approved as provided in this Section 9.02.

(c)    Whenever, at any time within one year after the date of mailing of such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative which instrument or instruments shall refer to the proposed Supplemental Agreement described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Trustee may, subject to the provisions of the subsection (a), execute such Supplemental Agreement in substantially such form.

(d)    Subject to subsection (a), if, at the time of the execution of such Supplemental Agreement, the Holder Representative shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Supplemental Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03. Supplemental Agreements Part of Indenture.  Any Supplemental Agreement executed in accordance with the provisions of this Article IX shall thereafter form a part of this Indenture, and all of the terms and conditions contained in any such Supplemental Agreement as to any provision authorized to be contained therein shall be, and be deemed to be part of the terms and conditions of this Indenture for any and all purposes. This Indenture shall be, and be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and Holders shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments. Express reference to any Supplemental Agreement may be made in the text of any Notes authenticated after the execution of such Supplemental Agreement, if deemed necessary or desirable by the Trustee.

Section 9.04. Discretion of Trustee to Execute Supplemental Agreement.  Except in the case of a direction from the Holder Representative (unless the Trustee determines, in its reasonable discretion, that such Supplemental Agreement increases its duties or adversely affects its rights, privileges or indemnities), the Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement if such Supplemental Agreement is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s Counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Holders.

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Section 9.05. Consents and Opinions.  Subject to Section 9.01, any Supplemental Agreement entered into under this Article IX shall not become effective unless and until the Holder Representative shall have approved the same in writing, each in its sole discretion. No Supplemental Agreement shall be effective until the Company, the Holder Representative and the Trustee shall have received a favorable Opinion of the Company’s Counsel. The Trustee and the Company shall receive, at the expense of the Company, or, if such Supplemental Agreement is requested by the Holder Representative, at the expense of the Holder Representative, an Opinion of the Company’s Counsel to the effect that any such proposed Supplemental Agreement is authorized and complies with the provisions of this Indenture.

Section 9.06. Notation of Modification on Notes; Preparation of New Notes. Notes authenticated and delivered after the execution of any Supplemental Agreement pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee and the Company, as to any matter provided for in such Supplemental Agreement, and if such Supplemental Agreement shall so provide, new Notes, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Agreement, may be prepared by the Company, at the expense of the Company, or, if such amendment is requested by the Holder Representative, at the expense of the Holder Representative, authenticated by the Trustee and delivered without cost to the Holders of the Notes then outstanding, upon surrender for cancellation of such Notes in equal aggregate principal amounts.

Section 9.07. Amendments to a Note Document Not Requiring Consent of Holders.  The Company and the Trustee may, without the consent of or notice to the Holders, consent to any amendment, change or modification of this Indenture or any Note Document as is necessary or desirable to:

(a)    cure any ambiguity or formal defect or omission, correct or supplement any provision therein;

(b)    grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)    amend any of the provisions therein to the extent required to maintain the exclusion from gross income of interest on the Notes for federal income tax purposes;

(d)    add to the covenants and agreements of the Company therein other covenants and agreements thereafter to be observed by the Company or to surrender any right or power therein reserved to or conferred upon the Company;

(e)    make any change that is required by any Rating Agency in order to obtain or maintain a rating by such Rating Agency on the Notes;

(f)    amend, alter, modify or supplement such document in a manner required in connection with either the use or maintenance of a Book-Entry System for the Notes, or the issuance of certificated Notes following the termination of a Book-Entry System for the Notes; or

(g)    make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders of the Notes.

Section 9.08. Amendments to Note Documents Requiring Consent of Holders.

(a)    Except for the amendments, changes or modifications corresponding to those provided in Section 9.07, neither the Company nor the Trustee shall consent to any other amendment, change or modification of any Note Document (other than this Indenture) without the consent of the Holder Representative; provided, however, that nothing herein shall permit or be construed as permitting, without the consent of the Holders of all of the Notes, (i) an extension of the time of payment of any amounts payable under the Notes, or (ii) a reduction in the amount of any payment to be made with respect to the Notes, or the rate of interest on the Notes, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Notes hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Notes over any other Notes, or (v) a reduction in the aggregate principal amount of the Notes required for consent to any such amendment, change or modification as provided herein, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with the Notes issued hereunder. If at any time the Company requests consent to any such proposed amendment, change or modification of any of such documents, other than an amendment, change, or modification permitted by Section 9.07, the Trustee shall, at the expense of the Company, cause notice of such proposed amendment, change or modification to be mailed, postage prepaid, to Holders. Such notice shall briefly set forth the nature of such proposed amendment, change or modification and shall state that copies of the amendment to such document embodying the same are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.08, and any such failure shall not affect the validity of such supplement or amendment to such document when consented to and approved as provided in this Section 9.08.

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(b)    Whenever, at any time within one year after the date of mailing such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative, which instrument or instruments shall refer to the proposed amendment or supplement to the document described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Company and/or the Trustee may execute such amendment in substantially the form on file as provided above, without liability or responsibility to any Holder, whether or not such Holder has consented thereto.

Section 9.09. Consents and Opinions.  Subject to Section 9.01, any amendment, change or modification otherwise permitted under this Article IX shall not become effective unless the Holder Representative shall have approved the same in writing, in its sole discretion. The Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any supplement or amendment as provided in this Section 9.09 if such supplement or amendment is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s Counsel that such supplement or amendment is contrary to law or materially adverse to the rights of the Holders or the liabilities or indemnities of the Trustee. No such supplement or amendment shall be effective until the Company and the Trustee shall have received an Opinion of the Company’s Counsel to the effect that any such proposed supplement or amendment complies with the provisions of this Indenture, and any other opinion that may be required by the Trustee or the Holder Representative.

ARTICLE X

PROVISIONS OF GENERAL APPLICATION

Section 10.01. Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by an instrument duly executed and delivered by the Holder Representative, or if there is then none, by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.

(b)    The ownership of the Notes shall be conclusively proven by the books and records of the Company.

(c)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.02. Holder Representative.

(a)    In the event of a default, Holders shall appoint a Holder Representative to act on their behalf.  The Holder Representative shall provide written notice to the Trustee designating particular individuals authorized to execute any consent, waiver, approval, direction or other instrument on behalf of the Holder Representative and such notice may be amended or rescinded by the Holder Representative at any time.  The Holder Representative may be removed and a successor appointed by a written notice given by a Majority in Interest of the Holders to the Trustee, and the Company.  The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee.  A Majority in Interest of the Holders may appoint any Person to act as Holder Representative.

(b)    If for any reason, no Holder Representative shall then be appointed, all references to Holder Representative herein shall be deemed to refer to a Majority in Interest of the Holder.

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(c)    Whenever pursuant to this Indenture or any other Note Document the Holder Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Holder Representative, the decision of the Holder Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein or therein provided) be in the sole discretion of the Holder Representative, and shall be final and conclusive.

(d)    Whenever this Indenture or any Note Document requires the consent, determination, election, approval, waiver, acceptance, satisfaction or expression of opinion of, or the taking of any discretionary act by the Trustee (all of the foregoing being referred to as “Consent” in this Section 10.02), the right, power, privilege and option of the Trustee to withhold or grant its Consent shall be deemed to be the right, power, privilege and option of the Holder Representative to withhold or grant such Consent, and the Trustee shall have no responsibility for any action or inaction with respect thereto, except as may be otherwise set forth in this Indenture.

Section 10.03. Notices. Any notice, request, demand, authorization, direction, consent, waiver or Act of Holders or other direction, demand, notice or document provided or permitted by this Indenture to be made upon, given or furnished to, given, delivered or filed under this Indenture shall, unless otherwise expressly permitted in this Indenture, be in writing and shall be delivered as required to:

(a)    The Trustee, U.S. Bank National Association, at 633 W. Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Corporate Trust Services;

(b)    The Company, Ministry Partners Investment Corporation, at 955 West Imperial Highway, Brea, California 92821, Attention: the President;

(c)    To each Holder of such Notes, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

(d)    Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Note register kept by the Company. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

(e)    Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other’s address stated in this Section 10.03 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 10.04. Computations. All computations herein provided for shall be made in accordance with generally accepted accounting principles consistently applied. In determining generally accepted accounting principles, the Company may conform to any other rule or regulation of any regulatory authority having jurisdiction over the Company.

Section 10.05. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Indenture.

Section 10.06. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.07. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.08. Benefits of Indenture. Nothing in this Indenture or in the Class A Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

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Section 10.09. Governing Law. This Indenture and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles.

Section 10.10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of or interest on said Class A Note and for all other purposes whatsoever, whether or not such Note is overdue.

Section 10.11. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the 1939 Act, the required provision shall control.

Section 10.12. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(c) of the 1939 Act.

Section 10.13. Counterparts. This Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

THE COMPANY

MINISTRY PARTNERS INVESTMENT CORPORATION,

a California corporation

By:          _______________________________

THE TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:           _______________________________

Title:        _______________________________

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EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

FIXED SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20 _______
Name 2 :__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FIXED SERIES NOTE: ____________
DEFERRED INTEREST ELECTION MADE : _________________________________ [See Section 5 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FIXED SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.          Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Fixed Spread and the Swap Index in effect on the Issuance Date.

2.          Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.          Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

4.          Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

5.           Deferred Interest Election. If the Holder makes this election, payment of accrued interest on this Note will be deferred and Maker shall defer all interest payable on this Note until the Payment Date by increasing the Principal Amount by an amount equal to each accrued interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

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6.        Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

7.        Early Presentment.  Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

8.        Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

9.        Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.      California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

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EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

FLEX SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20 _______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address :__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FLEX SERIES NOTE: ____________
DEFERRED INTEREST ELECTION MADE: _________________________________ [See Section 6 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS FLEX SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.        Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the sum of the Flex Spread plus the Swap Index in effect on the Issuance Date.

2.        Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

3.        Interest Reset Election. Commencing with each consecutive twelve month period commencing on the first anniversary date of the Issuance Date, Holder may, in Holder’s sole discretion, request Maker to reset the Interest Rate to the rate for a Flex Note of the Category and term in effect on the date of such request. Such reset request must be in writing dated and promptly delivered to Maker in person, via fax or electronic delivery, or by U.S. mail postmarked no later than the date of the request. Provided, however, Holder may make such a reset request only once during each such twelve month period and the interest rate may not be increased by more than one percent (1.0%) by any single adjustment or by more than a total of three percent (3.0%) by all adjustments over the term of the Note.

4.        Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

5.        Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

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6.       Deferred Interest Election. If the Holder makes this election, payment of accrued interest on this Note will be deferred and Maker shall defer all interest payable on this Note until the Payment Date by increasing the Principal Amount by an amount equal to each accrued interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

7.       Holder’s Right to Prepayment.  Commencing on the first anniversary date of the Issuance Date, Holder has the right to receive prepayment during any consecutive twelve-month period of up to a maximum of ten percent (10%) of the then outstanding balance of this Note, upon written notice to Maker.

8.        Prepayment of Note. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.        Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

10.        Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.        Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.        California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

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EXHIBIT D

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

CLASS A

VARIABLE SERIES NOTE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20 _______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address :__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF VARIABLE SERIES NOTE: ____________
DEFERRED INTEREST ELECTION MADE : _________________________________ [See Section 7 Below]	TERM:______________________________ NOTE NO.:__________________________

THIS VARIABLE SERIES CLASS A NOTE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated April 18, 2008 (the “Indenture”), which authorizes the issuance of up to $200,000,000 of Class A Notes.

1.        Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Note (“Holder”), at such address of Holder, as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the above-stated Principal Amount, plus any additional advances by Holder and accepted by Maker which are added to the above-stated Initial Principal Amount, together with interest accrued thereon at the Interest Rate stated above. The Interest Rate equals the Variable Spread plus the Variable Index in effect on the Issuance Date.

2.        Interest Rate Adjustments. On the ___ day of each month, commencing with the month next following the month of the Issuance Date (an “Adjustment Date”) and continuing until the Note is repaid in full, the Interest Rate paid on this Note shall be adjusted to equal the Interest Rate which Maker would pay on the Category of this Variable Series Note had it been issued on the respective Adjustment Date.

3.        Manner and Form of Payment. This Note shall be payable interest only, in arrears, commencing on the Payment Date of the month next following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of principal and accrued interest shall be due and payable. All Principal and interest shall be payable in lawful money of the United States of America. All payments made hereunder shall be applied first to the payment of accrued interest and the balance remaining to the payment of Principal.

4.        Holder’s Call for Payment. Anything else in this Note to the contrary notwithstanding, the Holder may call the entire unpaid balance of Principal and Interest on this Note due and payable upon written notice to Maker at any time after the unpaid principal balance on the Note has equaled $10,000 or more for at least ninety consecutive (90) days.

5.        Subject to the Indenture. This Note is issued subject to the terms and conditions of the Indenture.

6.        Events of Default and Remedies. This Note shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Note until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of not less than a Majority in Principal Amount of the Notes (a Majority of the Holders) may direct the Trustee to act for all the Holders as provided in the Indenture and the Trustee will act at the direction of the Majority of the Holders and take any action allowed by law to collect payment on the Notes. No Holder shall have the right to institute or continue any proceeding, judicial or otherwise, with respect to the Notes except pursuant to the Indenture.

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7.      Deferred Interest Election. If the Holder makes this election, payment of accrued interest on this Note will be deferred and Maker shall defer all interest payable on this Note until the Payment Date by increasing the Principal Amount by an amount equal to each accrued interest payment otherwise payable on this Note, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

8.        Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days prior written notice to the Holder, elect to prepay the Principal Amount in whole or in part, by delivering to the Holder payment equal to such amount of prepayment plus accrued and unpaid interest thereon through such date of prepayment. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Note is prepaid, Maker shall prepay all Notes of the Series on a pro rata basis. In the event of such prepayment, a new Note in Principal Amount equal to the unpaid Principal Amount of the original Note shall be issued in the name of Holder and the original Note shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Notes on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Note on a voluntary basis agreed to by the holder thereof, including any prepayment of the Note prior to maturity as described below.

9.        Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Note by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Note. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Note shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Note, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on Principal Amount of the Note prepaid.

10.       Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11.       Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.       California Law; Jurisdiction. This Note is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Note may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Note, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Note or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

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EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

RETAIL PURCHASE APPLICATION

CLASS A NOTES

This Retail Purchase Application ("Application") constitutes your offer, as a natural person and Purchaser, to purchase the Class A Note(s) you identify in Section IV below. The Forms to purchase the Note(s) are set forth as Exhibit B (Fixed Series Note), Exhibit C (Flex Series Note) and Exhibit D (Variable Series Note), respectively, in the prospectus dated _____________, 2012 (the "Prospectus"). Unless otherwise expressly stated, the capitalized terms used in this Application have the respective meanings set forth in the Prospectus.

This Application is subject to the following terms and conditions.

PAYMENT. This Application must be accompanied by payment in full for the Total Notes Purchased stated in Section IV below. Unless otherwise preauthorized, payment must be made by check payable to “Ministry Partners Investment Company, LLC”.

SUITABILITY REQUIREMENTS. We will not accept this Application unless you represent to us that you satisfy one of the suitability requirements below by initialing on the appropriate line. For the purposes of the following requirements, "net worth" means the estimated fair market value of your assets, excluding your personal residence.

______ Initial	Your investment in the Note(s) does not exceed ten percent (10%) of your net worth and you have either (i) a minimum annual gross income of at least $40,000 and a net worth of $40,000, or (ii) a net worth of at least $70,000; OR

______ Initial	Your investment in the Note(s) does not exceed twenty percent (20%) of your net worth and you have either (i) a minimum annual gross income of at least $70,000 and a net worth of $70,000, or (ii) a net worth of at least $250,000.

Your broker or financial advisor will ask you for information to determine your ability to meet these suitability standards. You must verify that you have reviewed these suitability standards and that you meet the above-stated suitability standards.

We may, however, waive this concentration requirement for an investor who possesses sufficient means or sophistication, either alone or with the advice of a qualified financial advisor, to understand and tolerate the risks inherent in a concentrated investment in the Notes, provided they acknowledge in writing their understanding of the concentration and illiquidity risks posed by their investment.

ACCEPTANCE. We may accept or reject your offer in this Application, in our sole and absolute discretion. In the event we reject this Application, we will promptly return your payment to you, without interest or reduction. If we accept this Application, we will open an account in our records (your "Account") in your name and you will become the holder of the Note(s) as of the date we accept this Application.

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.

Deliver this Purchase Application to your securities broker, who is to deliver it on your behalf to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

915 West Imperial Highway, Suite 120

Brea, CA 92821

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I. Registration Type (Only one Note registration type per purchase application)

☐	Individual	☐	Transfer on Death - Individual

☐	Joint Tenant	Tenancy State:	Number of Tenants:	Are the tenants married to each other?	Yes	☐	No	☐

Tenancy Clause (select one):	o	W/Right of	o	In Common	o	By Entirety

o	Community Property	o	Community Property w/ Right of Survivorship

☐	Custodian for Minor (select one):	o	Uniform Gift to Minor Act (UGMA)	o	Uniform Transfer to Minor Act (UTMA)

☐	Custodian’s Name (only one):

Note: Enter minor’s information in Section II and Custodian’s contact information in Section III.

☐	Retirement	Name of IRA Custodian:
Type (select one):	o	Traditional IRA	o	ROTH IRA	o	SEP IRA	o	Simple IRA

Note: Enter your information in Section II and Custodian’s contact information in Section III.

II. Purchaser Information

Contact Information

☐	Mr.	☐	Mrs.	☐	Ms.	☐	Dr.	Suffix	☐	Sr.	☐	Jr.

First Name	Middle Name	Last Name

Mailing Address

City	State	Zip

Work Phone	Home Phone	Cell Phone	E-mail Address

If your mailing address is a PO Box please provide a physical address below.

Physical Address

City	State	Zip

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth	Social Security or Taxpayer ID No.	Country of Citizenship

	Select One:	☐	Driver’s License	☐	Passport	☐	State ID	☐	Other Government-Issued ID
ID No.

Issue Date	Expiration Date	Place/Country of Issuance

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III. Additional Purchaser Information

Select One:	☐	Joint Tenant	☐	Custodian	☐	IRA Custodian

Contact Information

☐	Mr.	☐	Mrs.	☐	Ms.	☐	Dr.	Suffix	☐	Sr.	☐	Jr.

First Name	Middle Name	Last Name

☐ Use the same contact information that is listed in Section II.

Mailing Address

City	State	Zip

Work Phone	Home Phone	Cell Phone	E-mail Address

If your mailing address is a PO Box please provide a physical address below.

Physical Address

City	State	Zip

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth	Social Security or Taxpayer ID No.	Country of Citizenship

	Select One:	☐	Driver’s License	☐	Passport	☐	State ID	☐	Other Government-Issued ID
ID No.

Issue Date	Expiration Date	Place/Country of Issuance

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IV. Purchase

Fixed Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Fixed 1	months		%	$1,000

$		Fixed 5	months		%	$5,000

$		Fixed 10	months		%	$10,000

$		Fixed 25	months		%	$25,000

$		Fixed 50	months		%	$50,000

$		Fixed 100	months		%	$100,000

$		Fixed Series Total

Flex Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Flex 25	84 months		%	$25,000

$		Flex 50	84 months		%	$50,000

$		Flex 100	84 months		%	$100,000

$		Flex 250	84 months		%	$250,000

$		Flex Series Total

Variable Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Variable 10	72 months		%	$10,000

$		Variable 25	72 months		%	$25,000

$		Variable 50	72 months		%	$50,000

$		Variable 100	72 months		%	$100,000

$		Variable 250	72 months		%	$250,000

$		Variable Series Total

$		Total Amount Purchased
		Make check payable to “Ministry Partners Investment Company, LLC”

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V. Interest Payment Options (select a payment option for each type of series purchased)

Fixed Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Fixed Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Current Payment Election: I elect to receive all payments of interest on my Note
			☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

Flex Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Flex Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Current Payment Election: I elect to receive all payments of interest on my Note
			☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

Variable Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Variable Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Current Payment Election: I elect to receive all payments of interest on my Note
			☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

*	If no option is selected, interest will be payable monthly. We will pay no commissions or other fees with respect to interest invested under this option.

VI. Payment Method (select a payment method for each type of series purchased)

Note: If no option is selected all principal and interest payments will be mailed to the address of record.

Fixed Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Flex Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Variable Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Note: ACH Interest Payment Authorization form and voided check is required for ACH.

VII. Relationships with Evangelical Christian Community

Please provide the name and address of the evangelical church, church organization or ministry of which you are a member, with which you are associated, or of which you have chosen to support with your investment in the Note(s).

Name of Church, Organization or Ministry

Address of Church, Organization or Ministry

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VIII. Certain Acknowledgements, Representations and Agreements

You acknowledge and agree to each of the following:

(a)	The information, acknowledgments and representations you provide to us in this Application, and may otherwise provide to us in writing, are true and correct as of the date of this Application and, should any material information you provide us change after the date of this Application, you will promptly provide us with the updated information.

(b)	We will rely on the information, acknowledgments, representations and agreements in this Application in making a determination as to whether to accept you as a Purchaser in the Note(s). To the best of your information and belief, the above information you supply us is true and correct in all respects. You agree that your representations will survive our acceptance of this Application.

(c)	You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Note(s).

(d)	You have received a copy of the Prospectus and you have had the opportunity to review the Prospectus, which includes, among other things, a description of the Company, its business, its most recent year end and quarterly financial statements, and the material risks involved in the Company's business.

(e)	You acknowledge that it may not be possible to liquidate, sell or redeem the Note(s) in case of emergency. You are purchasing the Note(s) with the understanding and intent to hold the Note(s) until they are due and payable in accordance with their terms.

(f)	You have determined that you are capable of bearing the high economic risks of this investment, including the loss of your entire investment in the Note(s).

(g)	You have the means of providing for your current financial needs and contingencies and have no need for liquidity in this investment.

IX. Signatures

By executing this PURCHASE APPLICATION, I (we), as Purchaser(s), acknowledge and represent to you (the “Company”) that: (1) I (we) have received and reviewed the current Prospectus, (2) each of my (our) questions concerning this offering has been answered to my (our) satisfaction, (3) I (we) adopt and agree to be bound by the terms and conditions of the Trust Indenture, (4) I (we) have read and understand the prepayment terms and conditions as set forth in my (our) Note(s), (5) I am (each of us is) a natural person 21 years or older, (6) I (we) have the power and authority to execute this Application, and (7) I (we) understand that the purchase of the Note(s) is subject to the Company’s acceptance of this Application and if so accepted, I (we) agree to purchase the Note(s) identified in Section IV. (Sign below exactly as printed in Sections II and III. For joint registrations, each registered Purchaser must sign.)

Under penalty of perjury, I (we) certify with my (our) signature(s) below that the number(s) shown in Section II and III is (are) my (our) correct taxpayer identification number(s). Also, I (we) have not been notified by the Internal Revenue Service that I (we) am (are) currently subject to backup withholding unless otherwise indicated.

Signature	Print Name	Date

Signature	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER. THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

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EXHIBIT E

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

COMMERCIAL PURCHASE APPLICATION

CLASS A NOTES

This Commercial Purchase Application ("Application") constitutes your offer, as Purchaser, who is not a natural person, to purchase the Class A Note(s) you identify in Section V below. The Forms to purchase the Note(s) are set forth as Exhibit B (Fixed Series Note), Exhibit C (Flex Series Note) and Exhibit D (Variable Series Note), respectively, in the prospectus dated _____________, 2012 (the "Prospectus"). Unless otherwise expressly stated, the capitalized terms used in this Application have the respective meanings set forth in the Prospectus. Unless otherwise stated, “you” or “your” refers to the entity or other non-natural person making this offer.

This Application is subject to the following terms and conditions.

PAYMENT. This Application must be accompanied by payment in full for the Total Notes Purchased stated in Section V below. Unless otherwise preauthorized, payment must be made by check payable to “Ministry Partners Investment Company, LLC”.

SUITABILITY REQUIREMENTS. We will not accept this Application unless you represent to us that you satisfy one of the suitability requirements below by initialing on the appropriate line. For the purposes of the following requirements, "net worth" means the estimated fair market value of your assets, excluding your personal residence.

______ Initial	Your investment in the Note(s) does not exceed ten percent (10%) of your liquid assets and you have either (i) liquid assets of at least $50,000, or (ii) total gross assets of at least $500,000; OR

______ Initial	Your investment in the Note(s) does not exceed twenty percent (20%) of your liquid assets and you have either (i) liquid assets of at least $100,000, or (ii) total gross assets of at least $1,000,000.

Your broker or financial advisor will ask you for information to determine your ability to meet these suitability standards. You must verify that you have reviewed these suitability standards and that you meet the above-stated suitability standards.

We may, however, waive this concentration requirement for an investor who possesses sufficient means or sophistication, either alone or with the advice of a qualified financial advisor, to understand and tolerate the risks inherent in a concentrated investment in the Notes, provided they acknowledge in writing their understanding of the concentration and illiquidity risks posed by their investment.

ACCEPTANCE. We may accept or reject your offer in this Application, in our sole and absolute discretion. In the event we reject this Application, we will promptly return your payment to you, without interest or reduction. If we accept this Application, we will open an account in our records (your "Account") in your name and you will become the holder of the Note(s) as of the date we accept this Application.

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you: When you purchase a note, we will ask for your name, address, date of birth and other information that will allow us to identify you.

Deliver this Purchase Application to your securities broker, who is to deliver it on your behalf to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

915 West Imperial Highway, Suite 120

Brea, CA 92821

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I. Registration Type (Only one Note registration type per purchase application)

☐	Trust	Date Established:	Number of Trustees	Can Trustees act independently?	☐	Yes	☐	No

Trust type (select one):	o	Charitable	o	Family	o	Living	o	Revocable	o	Irrevocable

☐	Corporation	☐	Limited Liability Company	☐	Partnership	☐	Other:

II. Purchaser Information

Entity Information

Legal Entity or Trust Name	Tax ID Number

Mailing address (if your mailing address is a PO Box please provide a physical address below)

City	State	Zip	Country

Phone Number	Fax Number	Website Address

☐ Please check if your entity has been at the current address for less than one year.

Physical Address

City	State	Zip

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III. Authorized Person (1)

Primary Contact Information

☐	Mr.	☐	Mrs.	☐	Ms.	☐	Dr.	Suffix	☐	Sr.	☐	Jr.

First Name	Middle Name	Last Name	Relationship to Entity

☐ Use the same contact information that is listed in Section II.

Mailing Address

City	State	Zip

Work Phone	Home Phone	Cell Phone	E-mail Address

If your mailing address is a PO Box please provide a physical address below.

Physical Address

City	State	Zip

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth	Social Security or Taxpayer ID No.	Country of Citizenship

	Select One:	☐	Driver’s License	☐	Passport	☐	State ID	☐	Other Government-Issued ID
ID No.

Issue Date	Expiration Date	Place/Country of Issuance

IV. Authorized Person (2)

Secondary Contact Information

☐	Mr.	☐	Mrs.	☐	Ms.	☐	Dr.	Suffix	☐	Sr.	☐	Jr.

First Name	Middle Name	Last Name	Relationship to Entity

☐ Use the same contact information that is listed in Section II.

Mailing Address

City	State	Zip

Work Phone	Home Phone	Cell Phone	E-mail Address

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IV. Authorized Person (2) (Continue)

If your mailing address is a PO Box please provide a physical address below.

Physical Address

City	State	Zip

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth	Social Security or Taxpayer ID No.	Country of Citizenship

	Select One:	☐	Driver’s License	☐	Passport	☐	State ID	☐	Other Government-Issued ID
ID No.

Issue Date	Expiration Date	Place/Country of Issuance

V. Purchase

Fixed Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Fixed 1	months		%	$1,000

$		Fixed 5	months		%	$5,000

$		Fixed 10	months		%	$10,000

$		Fixed 25	months		%	$25,000

$		Fixed 50	months		%	$50,000

$		Fixed 100	months		%	$100,000

$		Fixed Series Total

Flex Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Flex 25	84 months		%	$25,000

$		Flex 50	84 months		%	$50,000

$		Flex 100	84 months		%	$100,000

$		Flex 250	84 months		%	$250,000

$		Flex Series Total

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V. Purchase (Continue)

Variable Series

	Amount Purchased	Category	Maturity (Term)	Interest Rate		Minimum Purchase

$		Variable10	72 months		%	$10,000

$		Variable 25	72 months		%	$25,000

$		Variable 50	72 months		%	$50,000

$		Variable 100	72 months		%	$100,000

$		Variable 250	72 months		%	$250,000

$		Variable Series Total

$		Total Amount Purchased
		Make check payable to “Ministry Partners Investment Company, LLC”

VI. Interest Payment Options (select a payment option for each type of series purchased)

Fixed Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Fixed Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Current Payment Election: I elect to receive all payments of interest on my Note
			☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

Flex Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Flex Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Current Payment Election: I elect to receive all payments of interest on my Note
			☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

Variable Series	☐	Deferred Interest Election: Defer payment of all accrued interest on each of the Purchaser’s Variable Series Notes and add the interest so deferred to the Note’s principal balance.*	☐	Current Payment Election: I elect to receive all payments of interest on my Note
			☐	Monthly	☐	Quarterly	☐	Semi- Annually	☐	Annually

*	If no option is selected, interest will be payable monthly. We will pay no commissions or other fees with respect to interest invested under this option.

VII. Payment Method (select a payment method for each type of series purchased)

Note: If no option is selected all principal and interest payments will be mailed to the address of record.

Fixed Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Flex Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Variable Series	☐	Mail to the address of record.	☐	ACH	☐	Deposit to ECCU Account #:

Note: ACH Interest Payment Authorization form and voided check is required for ACH.

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VIII. Certain Acknowledgements, Representations and Agreements

You acknowledge and agree to each of the following:

(a)	The information, acknowledgments and representations you provide to us in this Application, and may otherwise provide to us in writing, are true and correct as of the date of this Application and, should any material information you provide us change after the date of this Application, you will promptly provide us with the updated information.

(b)	We will rely on the information, acknowledgments, representations and agreements in this Application in making a determination as to whether to accept you as a Purchaser in the Note(s). To the best of your information and belief, the above information you supply us is true and correct in all respects. You agree that your representations will survive our acceptance of this Application.

(c)	You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Note(s).

(d)	You have received a copy of the Prospectus and you have had the opportunity to review the Prospectus, which includes, among other things, a description of the Company, its business, its most recent year end and quarterly financial statements, and the material risks involved in the Company's business.

(e)	You acknowledge that it may not be possible to liquidate, sell or redeem the Note(s) in case of emergency. You are purchasing the Note(s) with the understanding and intent to hold the Note(s) until they are due and payable in accordance with their terms.

(f)	You have determined that you are capable of bearing the high economic risks of this investment, including the loss of your entire investment in the Note(s).

(g)	You have the means of providing for your current financial needs and contingencies and have no need for liquidity in this investment.

 IX. Signatures

By executing this PURCHASE APPLICATION, each person executing this Application (each a “signatory”) acknowledges and represents that: (1) they have received and reviewed the current Prospectus, (2) each of their questions concerning this offering has been answered to their satisfaction, (3) the entity Purchaser identified in Section II above (the “Entity”) adopts and agrees to be bound by the terms and conditions of the Trust Indenture, (4) they have read and understand the prepayment terms and conditions as set forth in the Note(s), (5) the Entity has been duly organized according to the laws of its state and is duly authorized and has the power and authority to purchase the Note(s) identified in Section V, (6) each signatory is a natural person 21 years or older, has been duly elected and is legally holding the office set forth opposite their name, (7) each signatory has the power and authority to execute this Application, and (8) the purchase of the Note(s) is subject to the Company’s acceptance of this Application and if so accepted, the signatories on behalf of the Entity agree to purchase the Note(s) identified in Section V. (Sign below exactly as printed in Sections III and IV.)

Under penalty of perjury, the signatories below certify that the number shown in Section II above is the correct taxpayer identification number of the entity mentioned in Section II and that none of the signatories has been notified by the Internal Revenue Service that the Entity is currently subject to backup withholding unless otherwise indicated.

Signature	Title	Print Name	Date

Signature	Title	Print Name	Date

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER. THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

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No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.	MINISTRY PARTNERS INVESTMENT COMPANY, LLC $75,000,000 CLASS A NOTES PROSPECTUS October 15, 2012

[Outside Back Cover of Prospectus]